Exhibit 10.1

EXECUTION VERSION

FRAMEWORK AGREEMENT

by and among

ALIBABA GROUP HOLDING LIMITED,

SOFTBANK CORP.,

YAHOO! INC.,

(ALIPAY.COM CO., LTD.),

APN LTD.,

Jack Ma Yun,

Joseph Chung Tsai,

(ZHEJIANG ALIBABA E-COMMERCE CO., LTD.)

and

the Joinder Parties

DATED JULY 29, 2011

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EXHIBITS
Exhibit A:	Form of IPCo Promissory Note
Exhibit B:	Form of Legal Mortgage of Alibaba Shares
Exhibit C:	Form of Legal Mortgage of IPCo Shares
Exhibit D:	Form of IPCo Asset Charge
Exhibit E:	Form of Release Agreement
Exhibit F:	Form of IPCo Organizational Documents
Exhibit G:	Form of Alibaba Board Resolution
Exhibit H:	Form of PRC Enforceability Opinion
Exhibit I:	Form of Cayman Islands Enforceability Opinion
Exhibit J:	Form of Solvency Certificate

SCHEDULES

Schedule 1.01:	Management Group
Schedule 2.01(a):	Alibaba Restructuring
Schedule 2.01(b):	Transferred Entity
Schedule 2.02(b):	Retained Business Assets
Schedule 2.04:	Assumed Business Liabilities
Schedule 2.08(a):	Transferred Employees
Schedule 2.10:	Cross-License Terms
Schedule 6.04:	Litigation

ANNEXES

Annex A:	JMY Account Pledge Collateral Agreement
Annex B:	JT Account Pledge Collateral Agreement
Annex C:	Joinder Agreement
Annex D:	Shortfall Amount Mortgage

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FRAMEWORK AGREEMENT

This Framework Agreement, dated as of July 29, 2011 (this “Agreement”) is made and entered into by and among Alibaba Group Holding Limited, a company organized under the laws of the Cayman Islands (“Alibaba”), SOFTBANK CORP., a Japanese corporation and shareholder of Alibaba (“Softbank”), Yahoo! Inc., a Delaware corporation and shareholder of Alibaba (“Yahoo!”),支付宝（中国）网络技术有限公司(Alipay.com Co., Ltd.), a limited liability company organized under the laws of the People’s Republic of China (“OpCo”), APN Ltd., a company organized under the laws of the Cayman Islands (“IPCo”),浙江阿里巴巴电子商务有限公司(Zhejiang Alibaba E-Commerce Co., Ltd.), a limited liability company organized under the laws of the People’s Republic of China (“HoldCo”), the Joinder Parties and, solely with respect to the Sections referred to in Section 10.05, Jack Ma Yun (“JMY”) and Joseph Chung Tsai (“JT”). Alibaba, Softbank, Yahoo!, OpCo, IPCo, HoldCo, the Joinder Parties and, with respect to the referenced Sections, JMY and JT are herein referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, this Agreement contemplates the transfer of certain assets and certain employees between Alibaba and its subsidiaries, and HoldCo, OpCo and their respective subsidiaries, in each case as specified herein;

WHEREAS, this Agreement contemplates certain payments, as specified herein, to be made by HoldCo to Alibaba or Alibaba’s subsidiaries, which payments (excluding the repayment of the IPCo Promissory Note (defined below)) serve as consideration in part for the restructuring of the OpCo business resulting in the deconsolidation of OpCo by Alibaba;

WHEREAS, subject to the terms and conditions of this Agreement, IPCo has agreed to issue to Alibaba an interest-free note due seven (7) years after the Effective Time, or sooner or later under certain circumstances, in the principal amount of Five Hundred Million Dollars (US$500,000,000), substantially in the form attached hereto as Exhibit A (the “IPCo Promissory Note”), the payment of which shall serve as consideration for the transfer of certain intellectual property held by Alibaba to OpCo or certain Persons designated by OpCo pursuant to Section 2.10;

WHEREAS, subject to the terms and conditions of this Agreement, JMY and JT have agreed to transfer in the aggregate Fifty Million (50,000,000) Alibaba Shares owned directly or indirectly by them (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations, reclassifications and the like) (collectively, the “Alibaba Share Collateral”) to IPCo;

WHEREAS, subject to the terms and conditions of this Agreement, IPCo shall pledge and mortgage the Alibaba Share Collateral to serve as collateral and secure certain payment obligations pursuant to a Legal Mortgage of Shares, substantially in the form attached hereto as Exhibit B (the “Legal Mortgage of Alibaba Shares”);

WHEREAS, subject to the terms and conditions of this Agreement, JMY and JT shall pledge and mortgage, or cause to be pledged and mortgaged, all of the authorized share capital of IPCo (the “IPCo Share Collateral”) to serve as collateral and secure certain payment obligations pursuant to a Legal Mortgage of Shares, substantially in the form attached hereto as Exhibit C (the “Legal Mortgage of IPCo Shares”, together with the Legal Mortgage of Alibaba Shares, the “Legal Mortgages”);

WHEREAS, subject to the terms and conditions of this Agreement, IPCo shall pledge all of its Assets to serve as collateral to secure certain payment obligations pursuant to a fixed and floating charge, substantially in the form attached hereto as Exhibit D (the “IPCo Asset Charge”);

WHEREAS, concurrently with the execution of this Agreement, Alibaba and OpCo have entered into a commercial agreement, pursuant to which Alibaba and its subsidiaries will have the right to receive services from OpCo and its subsidiaries on the terms specified therein, effective as of the Effective Time (the “Commercial Agreement”);

WHEREAS, concurrently with the execution of this Agreement, Alibaba has entered into an agreement to license to OpCo certain technology and other intellectual property and to perform various software technology services for OpCo, effective as of the Effective Time (the “Intellectual Property License and Software Technology Services Agreement”);

WHEREAS, concurrently with the execution of this Agreement, Alibaba and HoldCo have entered into a shared services agreement, pursuant to which Alibaba and HoldCo will provide certain administrative and support services to each other and their respective affiliates, in each case, on the terms set forth therein, effective as of the Effective Time (the “Shared Services Agreement”);

WHEREAS, concurrently with the execution of this Agreement, Alibaba has entered into an option agreement with HoldCo, pursuant to which HoldCo shall be granted an option exercisable by HoldCo to acquire (or to designate any of its Affiliates to acquire) certain real estate or the equity interest in certain special purpose vehicles holding such real estate owned by Alibaba or Alibaba’s Subsidiaries, effective as of the Effective Time (the “Real Estate Option Agreement”); and

WHEREAS, subject to the terms and conditions of this Agreement, Alibaba, Yahoo! and Softbank shall execute a release agreement in favor of JMY, JT, SX, HoldCo and other parties referred to therein, which shall include a ratification of certain prior transactions of Alibaba, substantially in the form attached hereto as Exhibit E (the “Release Agreement” together with this Agreement, the IPCo Promissory Note, the Security Documents (as defined below), Commercial Agreement, Intellectual Property License and Software Technology Services Agreement, Shared Services Agreement, and the Real Estate Option Agreement, and together with the schedules, annexes and exhibits thereto, the “Transaction Documents”);

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein and for other good and valuable

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consideration, the receipt and adequacy of which are acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS AND TERMS

Section 1.01 Definitions.

(a) As used herein, the following terms shall have the following meanings:

“Account Pledge Agreements” means (a) the Account Collateral Pledge Agreement made between JMY, as pledgor, and a collateral agent for Alibaba, in the form attached as Annex A hereto, together with the “Control Agreements” referenced therein, and (b) the Account Collateral Pledge Agreement made between JT, as pledgor, and a collateral agent for Alibaba, in the form attached as Annex B hereto, together with the “Control Agreements” referenced therein.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Securities, by Contract or otherwise.

“Alibaba Business” means the business of Alibaba and its Subsidiaries (excluding, for the avoidance of doubt, the Business) as such businesses are conducted as of the date hereof, together with any and all logical extensions of the business of Alibaba and its Subsidiaries (other than extensions into the Business in the PRC).

“Alibaba Competitor” means any entity or person that directly or indirectly competes with Alibaba or any of its Subsidiaries in the Alibaba Business (or any portion thereof) in the Business Area at any time during the Restricted Period and/or whose business is or includes the Alibaba Business (or any portion thereof) in the Business Area; provided that for purposes of this definition, the “Alibaba Business” shall not include the provision of financing products, the issuance of benefits, discounts and virtual currency provided under loyalty programs (other than, in each case, group buying and online coupons related to group buying) and the provision of foreign exchange services.

“Alibaba Costs” means the consolidated pre-tax costs and expenses incurred by OpCo IT and its Subsidiaries in the course of providing the Software Technology Services.

“Alibaba Independent Actions” means: (i) under this Agreement and under each other Transaction Document (other than the Commercial Agreement, the Intellectual Property License and Software Technology Services Agreement and the Shared Services Agreement), all actions, consents, determinations, decisions, directions, approvals, enforcement of rights,

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authorizations, registrations, declarations and filings to be taken or made by Alibaba, or that are specified to be made or approved by the Independent Directors, and (ii) under the Commercial Agreement, the Intellectual Property License and Software Technology Services Agreement and the Shared Services Agreement, all actions, consents, determinations, decisions, directions, approvals, enforcement of rights, authorizations, registrations, declarations and filings specified in such agreements to be taken by, or with the unanimous approval of, the Independent Directors.

“Alibaba Shares” means ordinary shares of Alibaba, par value $0.000025 per share.

“Assets” means all assets, properties and rights (including Intellectual Property Rights) of every nature, kind and description, whether tangible or intangible (including goodwill), whether real, personal or mixed, whether accrued, contingent or otherwise, and whether now existing or hereinafter acquired, and whether or not carried, reflected or specifically referred to, or of a nature that would be carried, reflected or specifically referred to, in a balance sheet.

“Beneficial Owner” of any Security means any Person who (i) directly or indirectly owns all or any part of such Security, (ii) has the ability to derive a financial benefit from such Security, (iii) has the ability to direct the voting or Transfer of all or any part of such Security (including any Person who is part of a larger committee or group that collectively has such ability), or (iv) has the right (present, contingent or otherwise, and with or without the passage of time, the occurrence of an event or upon one or more other conditions) to become a Person described in any of clauses (i), (ii) and (iii) of this definition.

“Business” means the business of providing payment and escrow services, including but not limited to the provision of payment accounts, processing, clearing, settlement, network and merchant acquisition services; pre-paid, credit or debit cards or accounts; escrow accounts and processing; and cash on delivery services, whether provided through online, mobile, electronic or physical means.

“Business Area” means the entire world.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions located in Beijing, Hong Kong or the Cayman Islands are authorized or obligated by Laws to close.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under IFRS and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with IFRS.

“Cash and Cash Equivalents” means cash, checks, money orders, marketable Securities, short-term instruments and other cash equivalents, funds in time and demand deposits or similar accounts, and any evidence of Indebtedness issued or guaranteed by the United States or the PRC.

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“Collateral” means, collectively, all the property (whether personal, real, mixed or otherwise) which is subject or is intended to become subject to the security interests or Liens granted by any of the Security Documents, including the Pledged Assets.

“Confidential Information” means information delivered by or on behalf of a Party to another Party or its Representatives (i) in connection with the Transactions that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Party as being confidential information of such delivering Party, or (ii) pursuant to Section 7.09, provided that such term does not include information that (a) was publicly known or otherwise known to such receiving Party prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such receiving Party or any of its Representatives (and, in the case of JMY, JT, IPCo, HoldCo or OpCo, through no act or omission of any potential investor of OpCo or HoldCo), or (c) otherwise becomes known to such receiving Party other than through disclosure by the delivering Party or any Person with a duty to keep such information confidential.

“Contingent Consideration” means the aggregate value of any purchase price adjustment, earnout or other contingent consideration in respect of a Liquidity Event or Later Event, as applicable, paid to HoldCo, OpCo, any Subsidiary of OpCo or HoldCo or any Beneficial Owner of Securities of HoldCo, when paid.

“Contract” means any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease, supply agreement, license agreement, development agreement or other contract, agreement, obligation, commitment or instrument, including all amendments thereto.

“Distribution” means the transfer of Cash and Cash Equivalents or other Assets or rights by a Person to the Security owners of such Person with respect to their Securities, whether by dividend, distribution, capital decrease, or otherwise.

“Dollars” and “US$” shall each mean lawful money of the United States, and payments of Dollars or US$ described in this Agreement, when due, shall be made by wire transfer of immediately available funds.

“Enterprise Value of OpCo” means the Equity Value of OpCo plus its consolidated outstanding Indebtedness, less Cash and Cash Equivalents.

“Equity Value of OpCo” means, in the case of a Liquidity Event or Later Event, (a) the value of all Securities of OpCo outstanding immediately prior to consummation of such Liquidity Event or Later Event implied by the consideration for which the Securities or Assets are Transferred in such Liquidity Event or Later Event plus (b) Contingent Consideration; (provided that (i) any portion of the consideration described in foregoing clauses (a) and (b) consisting of marketable Securities traded on a securities exchange shall be valued at Fair Market Value and (ii) any portion of the items described in foregoing clauses (a) and (b) consisting of consideration other than marketable Securities traded on a securities exchange or cash, shall be valued according to the Valuation Procedure); provided, that if the Liquidity Event is a Qualified IPO, the Equity Value of OpCo shall be the pre-money valuation of all Securities of OpCo implied by the offering price in such Qualified IPO.

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“Estate Planning Vehicles” means trusts formed by a Person for the sole benefit of such Person or such Person’s Family Members (including any holding company directly or indirectly held by such trusts), family limited partnerships and other Persons formed for the sole benefit of such Person and such Person’s Family Members.

“Fair Market Value” means (a) with respect to publicly traded Securities, the volume weighted average trading price of such Securities for the last thirty (30) consecutive trading days prior to the date on which the Fair Market Value is being measured, as reported by Bloomberg L.P., (b) with respect to cash in a currency other than Dollars, the value of such cash in Dollars based on the average spot exchange note for the last thirty (30) consecutive trading days prior to the date on which the Fair Market Value is being measured, as reported by Bloomberg L.P., or (c) with respect to any other Securities or other Assets, the fair market value, as of the date on which Fair Market Value is being measured, determined by the Valuation Procedure.

“Family Members” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a person, and shall include adoptive relationships of the same type.

“Final Payment Date” means the date that the Liquidity Event Payment, Increase Payment and the IPCo Promissory Note have been paid in full.

“Governmental Authority” means any instrumentality, subdivision, court, administrative agency, commission, official or other authority of any country, state, province, prefect, municipality, locality or other government or political subdivision thereof, or any stock or securities exchange, or any multi-national, quasi-governmental or self-regulatory or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award of any Governmental Authority.

“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent,

(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,

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(iii) to purchase property, Securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or

(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof.

“HoldCo Liquidity Event” means any of:

(a) a public offering covering the offer and sale of Securities of HoldCo;

(b) a Transfer of Beneficial Ownership of thirty-seven and one-half percent (37.5%) or more of the Securities of HoldCo, with such percentage determined on a fully-diluted basis, using the treasury stock method, with respect to either voting or economic rights, whether in a single transaction or in a series of transactions (whether related or unrelated); or

(c) a Transfer, whether in a single transaction or in a series of transactions (whether related or unrelated), of all or substantially all of the Assets of HoldCo (including, for the avoidance of doubt, shares or Assets of HoldCo’s Subsidiaries).

“HoldCo Shareholder” means each of JMY and each other Person who (i) is or becomes a “beneficial owner” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of any Securities of HoldCo or (ii) has the right (present, contingent or otherwise, and with or without the passage of time, the occurrence of an event or upon one or more other conditions) to become a Person described in clause (i) of this definition.

“IFRS” shall mean International Financial Reporting Standards.

“Impact Payment” means a payment amount calculated as set forth in Schedule 7.1 to the Commercial Agreement.

“Indebtedness” of any Person at any date, means, without duplication,

(a) all indebtedness of such Person for borrowed money,

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(b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business),

(c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,

(d) all indebtedness created or arising under any conditional sale or other title retention agreement,

(e) all Capital Lease Obligations of such Person,

(f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements,

(g) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above,

(h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and

(i) all obligations of such Person in respect of Swap Agreements.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity.

“Independent Directors” means the members of the Alibaba board of directors designated by Yahoo! and Softbank and elected pursuant to the Shareholders Agreement (and not designated by any non-Affiliate of Yahoo! or Softbank who is a transferee of either of their Alibaba shares) taking action as described in Section 7.11; provided that if neither Yahoo! nor Softbank has a director designated and elected pursuant to the Shareholders Agreement, then the sole Independent Director shall be an individual designated by a single holder, or group of related holders acting together, of at least a majority of the outstanding Alibaba Shares.

“Intellectual Property” means all

(a) patents, patent applications, and patent disclosures, including all provisionals, reissuances, continuations, continuations-in-part divisions, revisions, extensions, reexaminations and counterparts thereof, inventions (whether patentable or unpatentable and whether or not reduced to practice) and all improvements thereto;

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(b) trademarks, service marks, trade dress, logos, brand names, trade names, domain names and corporate names, and all goodwill associated therewith and all applications, registrations, and renewals in connection therewith;

(c) copyrights, works of authorship and copyrightable works, including software, data and databases, website and other content, documentation and all applications, registrations, and renewals in connection therewith; and

(d) trade secrets, know-how, information and/or technology of any kind (including processes, procedures, research and development, ideas, concepts, formulas, algorithms, compositions, production processes and techniques, technical data, designs, drawings, specifications, research records and records of inventions).

“Intellectual Property Rights” means any and all rights with respect to Intellectual Property, throughout the world.

“Interest Rate” means two percent (2%) plus the two (2)-year U.S. Treasury rate as published in The Wall Street Journal New York edition on the date in the United States that the Initial Liquidity Event Payment is made or if such rate ceases to be available or is not published, the most closely comparable rate.

“IPCo Note Amount” means, at any date of determination, the total amount of principal outstanding and accrued unpaid interest under the IPCo Promissory Note as of such date.

“Joinder Parties” means those Persons who have executed a Joinder Agreement.

“Laws” means any federal, state, territorial, foreign or local law, common law, statute, ordinance, rule, regulation, code, measure, notice, circular, opinion or executive order of any Governmental Authority.

“Liabilities” means any and all Indebtedness, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable.

“Liens” means any mortgage, deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement or rights of preemption of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Liquidity Event” means the earliest to occur of:

(a) a Qualified IPO;

(b) a Transfer of thirty-seven and one-half percent (37.5%) or more of the Securities of OpCo, with such percentage determined on a fully-diluted basis, using the treasury stock method, with respect to either voting or economic rights, whether in a single

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transaction or in a series of transactions (whether related or unrelated), to an Unrelated Third Party or to Unrelated Third Parties, pursuant to one or more bona fide arms-length negotiated agreements; and

(c) a bona fide sale and exit from the Business through a sale of all or substantially all of the Assets of OpCo (including, for the avoidance of doubt, shares or Assets of OpCo’s Subsidiaries), to an Unrelated Third Party or to Unrelated Third Parties, whether in a single transaction or in a series of transactions (whether related or unrelated), pursuant to one or more bona fide arms-length negotiated agreements.

“Management Group” means the specified or described management employees of Alibaba or OpCo listed on Schedule 1.01; provided that JMY shall not be deemed a member of the Management Group.

“MOFCOM” means the Ministry of Commerce of the People’s Republic of China.

“OpCo Competitor” means any entity or person that directly or indirectly competes with OpCo or any of its Subsidiaries in the Business (or any portion thereof) in the PRC at any time during the Restricted Period and/or whose business is or includes the Business (or any portion thereof) in the PRC; provided, that for purposes of this definition, the “Business” shall not include the activities described in Section 7.13(a)(iii).

“OpCo Group” means OpCo and its Subsidiaries.

“OpCo IT” means Alipay (China) Information Technology Co. Ltd.

“Other Group” means Subsidiaries of HoldCo or other Persons in which HoldCo directly or indirectly owns Securities or other economic interests but excluding the OpCo Group.

“PBOC” means the headquarters of the People’s Bank of China located in Beijing and not, for the avoidance of doubt, any regional or local office of the People’s Bank of China.

“Person” means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, a group, a Governmental Authority or any other type of entity.

“PRC” means the People’s Republic of China (for the purpose of this Agreement, not including Hong Kong Special Administrative Region, Macao Special Administrative Region or Taiwan).

“PRC Antitrust Laws” means the Antimonopoly Laws of the People’s Republic of China, and various regulations and rules promulgated by the China State Council and various ministerial level government departments that are relevant for the implementation and enforcement of the Antimonopoly Laws.

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“Proceeding” means any action, suit, claim, hearing, proceeding, arbitration, mediation, audit, inquiry, or investigation (whether civil, criminal, administrative or otherwise) by any Person or Governmental Authority.

“Qualified IPO” means an initial public offering, covering the offer and sale of Securities of OpCo, provided that: (i) the aggregate gross proceeds to OpCo and HoldCo are not less than Seven Hundred Fifty Million Dollars (US$750,000,000) and (ii) immediately following such offering, the Securities of OpCo sold in the offering are listed on the largest capitalization listing tier of any of the following: New York Stock Exchange, NASDAQ, London Stock Exchange, Hong Kong Stock Exchange, Shenzhen Stock Exchange or Shanghai Stock Exchange (for example, as of the date of this Agreement, for NASDAQ, the NASDAQ Global Select Market or for the London Stock Exchange, Main Market Primary Listing).

“Related Party” of any Person means:

(a) any Person who, individually or as part of a group, Beneficially Owns more than five percent (5%) of the Securities of such Person, determined on a fully-diluted basis, using the treasury stock method,

(b) any officer or director, or individual performing an equivalent function, of such Person or any Person named in clause (a),

(c) any Family Member of any such Person or any Person named in clause (a) or (b), or

(d) any other Person in which any Person named in clauses (a), (b) or (c) Beneficially Owns more than twenty percent (20%) of the Securities of such Person, determined on a fully-diluted basis, using the treasury stock method.

“Related Party Transaction” means any transaction or Contract between (a) HoldCo, OpCo, IPCo or any Person in which HoldCo, OpCo, or IPCo Beneficially Owns more than twenty percent (20%) of the Securities of such Person, determined on a fully-diluted basis, using the treasury stock method, on the one hand, and (b) HoldCo, OpCo, IPCo or any Related Party of HoldCo, OpCo or IPCo on the other hand, other than (x) as required by the Transaction Documents or (y) any transaction or Contract between the Other Group and any Person who is a Related Party of HoldCo (disregarding for this purpose clause (d) of the definition of “Related Party”).

“Representatives” means a Person’s Affiliates, directors, managers, officers, employees, agents, attorneys, consultants, advisors or other representatives.

“Royalty” has the meaning set forth for such term in the Intellectual Property License and Software Technology Services Agreement.

“SAFE” means the State Administration of Foreign Exchange of the People’s Republic of China.

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“Securities” means any equity capital or equity security, and rights, options or warrants or other Contracts to purchase any equity capital or equity security, and any equity capital or equity securities or Contracts of any type whatsoever that are, or may become, convertible into or exchangeable for such equity capital or equity security or that derive value, in whole or in part, from any equity capital or equity security (including Swap Agreements), or represent the right to share in the profits, income or revenues of the relevant Person.

“Security Documents” means the Legal Mortgages, the IPCo Asset Charge and, upon its execution, any Shortfall Security Document; provided, that for purposes of Sections 4.13, 7.15(n), 8.02(c) and 8.03(f) this definition shall not include a Shortfall Amount Mortgage.

“Shareholders Agreement” means Alibaba’s Shareholders Agreement, dated as of October 24, 2005, as amended.

“Software Technology Services Fee” has the meaning set forth for such term in the Intellectual Property License and Software Technology Services Agreement.

“Solvent” means, with respect to any Person, that:

(i) the property of such Person, at a present fair saleable valuation, exceeds the sum of its Liabilities (including the present value of contingent and unliquidated Liabilities),

(ii) the present fair saleable value of the property of such Person exceeds the amount that will be required to pay such Person’s probable Liabilities as they become absolute and matured,

(iii) such Person has adequate capital to carry on its business, and

(iv) such Person has not incurred Liabilities beyond its ability to pay such Liabilities as they mature.

In computing the amount of contingent or unliquidated Liabilities at any time, such Liabilities will be computed at the amount which, in light of all the facts and circumstances known at such time, represents the amount that can reasonably be expected to become actual or matured Liabilities.

“Subsequent Liquidity Event” means, following a First Event, the earliest to occur of:

(a) a Qualified IPO;

(b) a Transfer of thirty-seven and one-half percent (37.5%) or more of the Securities of OpCo, with such percentage determined on a fully-diluted basis, using the treasury stock method, with respect to either voting or economic rights, whether in a single transaction or in a series of related transactions (whether related or unrelated), to an Unrelated

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Third Party or to Unrelated Third Parties, pursuant to one or more bona fide arms-length negotiated agreements;

(c) a bona fide sale and exit from the Business through a sale of all or substantially all of the Assets of OpCo, to an Unrelated Third Party or to Unrelated Third Parties, whether in a single transaction or in a series of related transactions (whether related or unrelated), pursuant to one or more bona fide arms-length negotiated agreements; and

(d) a HoldCo Liquidity Event.

“Subsidiary” means, with respect to any Person, each other Person in which the first Person (i) owns or controls, directly or indirectly, share capital or other equity interests representing more than fifty percent (50%) of the outstanding voting stock or other equity interests, (ii) holds the rights to more than fifty percent (50%) of the economic interest of such other Person, including interest held through a VIE Structure or other contractual arrangements, or (iii) has a relationship such that the financial statements of the other Person may be consolidated into the financial statements of the first Person under applicable accounting conventions.

“Swap Agreement” means any agreement with respect to any swap, hedge, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or Securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“SX” means Xie Shihuang.

“Tax” or “Taxes” means any federal, state, county, national, provincial, local, or foreign tax (including transfer taxes), charge, fee, levy, impost, duty, or other assessment, including income, gross receipts, excise, employment, sales, use, transfer, recording, license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, highway use, commercial rent, customs duty, capital stock, paid-up capital, profits, withholding, social security, single business, unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by any Governmental Authority, including any estimated payments relating thereto, any interest, penalties, and additions imposed thereon or with respect thereto.

“Transaction Expenses” means all expenses incurred in connection with the applicable transaction, including underwriting fees as applicable, provided that such expenses are customary and within a reasonable range.

“Transactions” means the transactions contemplated by the Transaction Documents.

“Transfer” means and includes any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including but not limited to transfers to receivers, levying

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creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, or by forward or reverse merger, directly or indirectly; provided, that in no event shall a Transfer of any HoldCo Securities (other than a HoldCo Security that disproportionately derives its value from the value of OpCo (including tracking stock)) be deemed to be a Transfer of any OpCo Securities.

“United States” means the United States of America.

“Unrelated Third Party” means any Person that is not a Related Party.

“VIE Structure” means the investment structure a non-PRC investor uses when investing in a PRC company or business that typically operates in a regulated industry. Under such investment structure, the onshore PRC operating entity and its PRC shareholders enter into a number of Contracts with the non-PRC investor (or a foreign invested enterprise incorporated in the PRC) and/or its onshore WFOE pursuant to which the non-PRC investor achieves control of the onshore PRC operating entity and also consolidates the financials of the onshore PRC entity with those of the offshore non-PRC investor.

“WFOE” means wholly foreign owned enterprise formed under the Laws of the PRC.

Each of the following terms is defined in the Section set forth opposite of such term:

TERM	SECTION

6th Anniversary	Section 2.09(f)
7th Anniversary	Section 2.09(f)
Additional Alibaba Shares	Section 7.15(l)
Agreement	Preamble
Alibaba	Preamble
Alibaba Bank	Section 10.16
Alibaba Share Collateral	Recitals
Alibaba Share Pledge	Section 7.15(k)
beneficially own	Section 7.13(a)(i)
Benefit	Section 7.08
Benefiting Party	Section 7.08
Ceiling Amount	Section 2.09(b)(ii)
Ceiling Amount Increase	Section 2.09(f)
Claimant	Section 10.09(b)
Closing	Section 2.13
Collateral Agent	Section 7.15(j)
Commercial Agreement	Recitals
Cross-License Agreement	Section 2.10(c)
Detriment	Section 7.08
Directors’ Appointee	Section 7.12
Disclosure Letter	ARTICLE IV

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Effective Time	Section 2.13
Excluded Assets	Section 2.02(a)
Existing IP Agreements	Section 7.15(p)
Fee Letter	Section 7.15(j)
First Event	Section 2.09(c)
Floor Amount	Section 2.09(b)(i)
Floor Amount Increase	Section 2.09(f)
HoldCo	Preamble
HoldCo Bank	Section 10.16
HoldCo Permitted Operations	Section 7.03(d)
ICC	Section 10.09(a)
Increase Payment	Section 2.09(f)
Initial Banks	Section 10.16
Initial Liquidity Event Payment	Section 2.09(d)(ii)
Initial Make-Whole Payment	Section 2.09(d)(iv)
Intellectual Property License and Software Technology Services Agreement	Recitals
IPCo	Preamble
IPCo Asset Charge	Recitals
IPCo Promissory Note	Recitals
IPCo Share Collateral	Recitals
IPO Transfer	Section 2.10(b)
JMY	Preamble
JT	Preamble
Later Event	Section 2.09(c)
Legal Mortgage of Alibaba Shares	Recitals
Legal Mortgage of IPCo Shares	Recitals
Legal Mortgages	Recitals
Liquidity Event Payment	Section 2.09(a)
Make-Whole Payment	Section 2.09(c)
Management Group Schedule	Section 7.05(a)
Meeting Notice	Section 7.11(b)
Non-Benefiting Party	Section 7.08
OpCo	Preamble
Outside Date	Section 9.01(a)(ii)
Parties	Preamble
Party	Preamble
Pledged Assets	Section 7.15(l)
PwC	Section 8.03(m)
Real Estate Option Agreement	Recitals
Regulatory Approvals	Section 7.02(a)
Release Agreement	Recitals
Request	Section 10.09(b)
Respondent	Section 10.09(b)
Restricted Period	Section 7.13(a)
Retained Business Assets	Section 2.02(b)
Retained Business Liabilities	Section 2.05

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Retained Entity	Section 2.02(b)
Retained Equity Interests	Section 2.02(b)
Shared Services Agreement	Recitals
Shortfall Amount	Section 7.15(l)
Shortfall Amount Mortgage	Section 7.15(l)
Shortfall Security Documents	Section 7.15(l)
Softbank	Preamble
Substitution	Section 7.15(l)
Third Bank	Section 10.16
Total Taxes	Section 2.09(h)
Transaction Documents	Recitals
Transaction Meeting	Section 7.11(a)
Transferred Entity	Section 2.01(b)
Transferred Equity Interests	Section 2.01(b)
US Collateral	Section 7.15(l)
Valuation Procedure	Section 10.16
Yahoo!	Preamble

Section 1.02 Construction. In this Agreement, unless the context otherwise requires:

(a) any reference in this Agreement to “writing” or comparable expressions includes a reference to facsimile transmission or comparable means of communication (but excluding e-mail communications);

(b) words expressed in the singular number shall include the plural and vice versa, and words expressed in the masculine shall include the feminine and neutral genders and vice versa;

(c) references to Articles, Sections, Exhibits, Schedules and Recitals are references to articles, sections, exhibits, schedules and recitals of this Agreement;

(d) references to “day” or “days” are to calendar days;

(e) references to this “Agreement” or any other agreement or document shall be construed as references to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

(f) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(g) the table of contents to this Agreement and all section titles or captions contained in this Agreement or in any Schedule or Exhibit annexed hereto or referred to herein are for convenience only and shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement;

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(h) “include,” “includes,” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import;

(i) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(j) references to a Person are also to its permitted successors and assigns and, in the case of an individual, to his or her heirs and estate, as applicable.

Section 1.03 Schedules, Annexes and Exhibits. The Schedules, Annexes and Exhibits to this Agreement are incorporated into and form an integral part of this Agreement. If an Annex or Exhibit is a form of agreement, such agreement, when executed and delivered by the parties thereto, shall constitute a document independent of this Agreement.

ARTICLE II

TRANSFERS AND PAYMENT

Section 2.01 Transfers Prior to the Effective Time; Transfer of the Transferred Equity Interests to OpCo.

(a) Prior to the Closing, Alibaba shall undertake, and cause its Subsidiaries to undertake, the internal restructuring steps set forth on Schedule 2.01(a), provided that such restructuring steps may be effected after the Closing if any regulatory approvals required in connection with the steps set forth on Schedule 2.01(a) have not been obtained prior to the Closing.

(b) Upon the terms and subject to the conditions set forth herein, at the Closing, Alibaba and its Subsidiaries shall convey, assign and transfer to OpCo, and OpCo shall acquire and accept from Alibaba and its Subsidiaries, all of Alibaba’s right, title and interest in and to all of the outstanding equity of the entity set forth on Schedule 2.01(b) (such entity, the “Transferred Entity,” and the equity in such entity, collectively, the “Transferred Equity Interests”), provided that the transfer of the Transferred Equity Interests pursuant to this Section 2.01(b) may be effected after the Closing if any regulatory approvals required in connection with the transfer of the Transferred Equity Interests have not been obtained prior to the Closing.

Section 2.02 Excluded Assets of the Business.

(a) Notwithstanding any provision in this Agreement to the contrary, OpCo shall not acquire from Alibaba or any of its Subsidiaries at the Closing any assets of the Business or of Alibaba or any of its Subsidiaries other than the Transferred Equity Interests (the “Excluded Assets”).

(b) Subject to Section 2.10 but notwithstanding any other provision in this Agreement to the contrary, OpCo shall not acquire from Alibaba or any of its Subsidiaries any asset or right to the outstanding equity of the entities set forth on Schedule 2.02(b) (each such entity, a “Retained Entity,” and the equity in such entities, collectively, the “Retained

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Equity Interests”) or to any other assets set forth and described on Schedule 2.02(b) (collectively, including the Retained Equity Interests, the “Retained Business Assets”). Alibaba (and any of its applicable Subsidiaries) shall solely and exclusively own and continue to own all right, title and interest in and to the Retained Business Assets until such time when the Retained Business Assets shall be transferred to OpCo pursuant to Section 2.10.

(c) After the Effective Time, HoldCo and OpCo shall take all actions (or shall cause their respective Affiliates to take all actions) reasonably requested by Alibaba to effect the provisions of this Section 2.02, including the prompt return of any Excluded Assets and/or Retained Business Assets, that were owned by Alibaba or any of its Subsidiaries and were transferred at any time prior to the Closing or inadvertently at Closing (which Excluded Assets and/or Retained Business Assets HoldCo and OpCo or their respective Affiliates shall be deemed to hold in trust for the benefit of Alibaba or its Subsidiaries until returned to Alibaba or its Subsidiaries).

Section 2.03 [Reserved].

Section 2.04 Assumption of Certain Obligations of the Business. Upon the terms and subject to the conditions of this Agreement, OpCo agrees, effective as of the Closing, to assume from Alibaba and its Subsidiaries, any Liabilities (known or unknown) not already assumed, primarily related to the conduct of the Business including without limitation those set forth on Schedule 2.04 other than the Retained Business Liabilities.

Section 2.05 Retained Liabilities of the Business. Notwithstanding any provision in this Agreement to the contrary, Alibaba and its Subsidiaries shall retain and be responsible only for the Liabilities relating to the business of the Retained Entities (the “Retained Business Liabilities”). The Retained Business Liabilities shall remain the sole and exclusive obligation of Alibaba or any of its Subsidiaries until such time when the Retained Equity Interests shall be transferred to OpCo pursuant to Section 2.10.

Section 2.06 HoldCo IP Assets. As soon as reasonably practical following the Effective Time but no sooner than OpCo has received an internet content provider license, HoldCo shall convey, assign and transfer to OpCo, and OpCo shall acquire and accept from HoldCo, HoldCo’s right title and interest in and to all of HoldCo’s trademarks and domain names relating to the Business.

Section 2.07 [Reserved]

Section 2.08 Transfer of Employees.

(a) At or prior to the Closing, Alibaba agrees to engage in the internal transfers of employees of Alibaba and its Subsidiaries set forth on Schedule 2.08(a).

(b) At or prior to the Final Payment Date, each of Alibaba and OpCo agrees that, from time to time, if HoldCo notifies them that such transfer is necessary in connection with HoldCo’s regulatory compliance, OpCo shall transfer to OpCo IT any employees of itself and/or its Subsidiaries and Alibaba shall cause OpCo IT to transfer to OpCo any employees of OpCo IT and/or OpCo IT's Subsidiaries, that (i) prior to such transfer are

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primarily dedicated to the Business and (ii) HoldCo designates for such transfer. All transfer, severance, Taxes or other costs and expenses associated with such transfers under this Section 2.08(b) shall be borne by HoldCo (or reimbursed by HoldCo to OpCo IT or Alibaba).

(c) In the case of each transfer described in Sections 2.08(a) and (b) above, such transfer will be subject to the consent of each affected employee, and the failure to procure the consent of any employee to such transfer will not constitute a breach of this Section 2.08 by Alibaba or OpCo. Alibaba and OpCo shall use reasonable efforts to encourage employees to consent to such transfers, provided that, without limitation, “reasonable efforts” shall not, for purposes of this sentence, require any party to offer any payment or increase in compensation. Except with respect to the transfer, severance, Taxes or other costs and expenses associated with transfers pursuant to Section 2.08(b), OpCo shall reimburse Alibaba and its Subsidiaries for any expense or liability incurred in connection with such transfers.

Section 2.09 Liquidity Event Payment Right.

(a) Upon the occurrence of a Liquidity Event, HoldCo shall immediately become obligated, at the times and in the manner provided for herein, to pay to Alibaba an amount (as adjusted herein, the “Liquidity Event Payment”) equal to:

(i) Thirty-seven and one-half percent (37.5%) of the Equity Value of OpCo less

(ii) Five Hundred Million Dollars (US$500,000,000).

For the avoidance of doubt, HoldCo shall not be required to pay the Liquidity Event Payment more than once.

(b) Irrespective of the Equity Value of OpCo in a Liquidity Event, in no circumstances shall the Liquidity Event Payment plus Five Hundred Million Dollars (US$500,000,000) be:

(i) less than Two Billion Dollars (US$2,000,000,000) (as increased by any Floor Amount Increase, the “Floor Amount”), or

(ii) greater than Six Billion Dollars (US$6,000,000,000) (as increased by any Ceiling Amount Increase, the “Ceiling Amount”).

For the avoidance of doubt, it is understood that the Floor Amount and the Ceiling Amount shall not limit the amount of the Impact Payment, if any.

(c) If, following a Liquidity Event described solely by clause (b) of the definition thereof that represents a Transfer of thirty-seven and one-half percent (37.5%) or more (but less than one hundred percent (100%)) of the Securities of OpCo (a “First Event”), a Subsequent Liquidity Event occurs within three (3) years after the date of the First Event (a “Later Event”), then as soon as reasonably practicable and in any event within ninety (90) days following the consummation of the Later Event, HoldCo shall (and in a Later Event constituting a HoldCo Liquidity Event, the HoldCo Shareholders shall or shall cause HoldCo to, provided

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that each HoldCo Shareholder other than JMY shall be severally but not jointly liable for the obligations set forth in this parenthetical, pro rata in accordance with the proportion of the amount of HoldCo Securities owned by such HoldCo Shareholder to the amount of all HoldCo Securities held by all HoldCo Shareholders who are obligated under this parenthetical; and provided further that JMY shall be jointly and severally liable for the obligations set forth in this parenthetical) pay to Alibaba an amount (the “Make-Whole Payment”) equal to the excess, if any, of (i) thirty-seven and one-half percent (37.5%) of the Equity Value of OpCo in the Later Event less Five Hundred Million Dollars (US$500,000,000), over (ii) the Liquidity Event Payment from the First Event; provided, that no more than one Later Event shall trigger a Make-Whole Payment. For the avoidance of doubt, in no event shall a Make-Whole Payment be made if the Liquidity Event Payment, had it been calculated with reference to the Later Event rather than the First Event, plus Five Hundred Million Dollars (US$500,000,000), would have been less than the Floor Amount. The foregoing notwithstanding, the Make-Whole Payment shall be reduced as necessary to ensure that the sum of the Liquidity Event Payment plus the Make-Whole Payment plus Five Hundred Million Dollars (US$500,000,000) does not exceed the Ceiling Amount. For the avoidance of doubt, the Make-Whole Payment shall not be required to be paid more than once.

(d) (i) In the event of a Liquidity Event the proceeds of which (net of Transaction Expenses and applicable taxes payable by OpCo or HoldCo) are in excess of or equal to the Liquidity Event Payment amount plus the associated Impact Payment amount, if any, plus the IPCo Note Amount, if any, HoldCo will pay the Liquidity Event Payment, the associated Impact Payment, if any, and HoldCo (on behalf of IPCo) or IPCo will pay the IPCo Note Amount, if any, in each case to Alibaba as soon as reasonably practicable and in any event within ninety (90) days following the consummation of such Liquidity Event; provided, that any portion of the Liquidity Event Payment arising due to any Contingent Consideration shall be paid by HoldCo to Alibaba as soon as reasonably practicable following the payment of such Contingent Consideration and in any event within ninety (90) days of the payment of such Contingent Consideration.

(ii) In the event of a Liquidity Event the proceeds of which (net of Transaction Expenses and applicable taxes payable by OpCo or HoldCo) are less than the Liquidity Event Payment amount plus the associated Impact Payment amount, if any, plus the IPCo Note Amount, if any, HoldCo will pay all of the proceeds of the Liquidity Event (net of Transaction Expenses and applicable taxes payable by OpCo or HoldCo) to Alibaba (the “Initial Liquidity Event Payment”) as soon as reasonably practicable and in any event within ninety (90) days following the consummation of such Liquidity Event, with the remainder of the Liquidity Event Payment plus the associated Impact Payment, if any, plus the IPCo Note Amount after giving effect to the Initial Liquidity Event Payment, if any, to be paid in three (3) equal installments due twelve (12), eighteen (18) and twenty-four (24) months after the date of such Liquidity Event; provided, that any portion of the Initial Liquidity Event Payment and the remainder of the Liquidity Event Payment arising in each case due to any Contingent Consideration shall be paid to Alibaba as soon as reasonably practicable following the payment of such Contingent Consideration and in any event within ninety (90) days of the payment of such Contingent Consideration. HoldCo shall apply the Initial Liquidity Event Payment, in the discretion of HoldCo, either (x) to the satisfaction of the IPCo Note Amount (which may be accomplished by the contribution or loan to IPCo of the funds resulting from the Liquidity Event,

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provided that IPCo shall promptly deliver all of such funds to Lender (as defined in the IPCo Promissory Note) as payments to be applied toward the satisfaction of the IPCo Note Amount), prior to the satisfaction of the other payments due hereunder or (y) ratably to the satisfaction of the IPCo Note Amount, Impact Payment, if any, and the Liquidity Event Payment; provided, that any amount applied to the satisfaction of the IPCo Note Amount shall be deemed paid on behalf of IPCo pursuant to the IPCo Promissory Note; provided, further, that Holdco shall be deemed to have elected to apply the Initial Liquidity Event Payment pursuant to the foregoing clause (x), and IPCo shall accordingly be deemed to be in payment default in respect of the IPCo Promissory Note to the extent of the lesser of the IPCo Note Amount and the Initial Liquidity Event Payment, if Holdco shall not have applied the Initial Liquidity Event Payment as set forth above within ninety (90) days of the occurrence of a Liquidity Event. IPCo shall pay the IPCo Note Amount, after giving effect to the foregoing election, ratably with the other applicable obligations on the installment dates referred to above; provided, that in any event IPCo shall pay the IPCo Note Amount in full no later than the twenty-fourth (24th) month following the date of said Liquidity Event.

(iii) In the event of a Later Event the proceeds of which (net of Transaction Expenses and applicable taxes payable by OpCo or HoldCo) are in excess of or equal to the Make-Whole Payment amount plus the associated Impact Payment amount, if any, HoldCo will pay the Make-Whole Payment plus the associated Impact Payment, if any, to Alibaba as soon as reasonably practicable and in any event within ninety (90) days following the consummation of such Later Event; provided, that any portion of the Make-Whole Payment arising due to any Contingent Consideration shall be paid to Alibaba as soon as reasonably practicable following the payment of such Contingent Consideration and in any event within ninety (90) days of the payment of such Contingent Consideration.

(iv) In the event of a Later Event the proceeds of which (net of Transaction Expenses and applicable taxes payable by OpCo or HoldCo) are less than the Make-Whole Payment amount plus the associated Impact Payment amount, if any, HoldCo will pay all of the proceeds of the Later Event (net of Transaction Expenses and applicable taxes payable by OpCo or HoldCo) to Alibaba (the “Initial Make-Whole Payment”) as soon as reasonably practicable and in any event within ninety (90) days following the consummation of such Later Event, with the remainder of the Make-Whole Payment plus the associated Impact Payment, if any, to be paid in three (3) equal installments due twelve (12), eighteen (18) and twenty-four (24) months after the date of such Later Event; provided, that any portion of the Initial Make-Whole Payment and remainder of the Make-Whole Payment arising in each case due to any Contingent Consideration shall be paid to Alibaba as soon as reasonably practicable following the payment of such Contingent Consideration and in any event within ninety (90) days of the payment of such Contingent Consideration.

(v) Following a Liquidity Event or Later Event, interest shall (A) accrue daily at an annual rate equal to the Interest Rate on the aggregate unpaid amount of the Liquidity Event Payment and/or Make-Whole Payment, associated Impact Payment, if any, and the IPCo Note Amount, if any, (B) compound monthly (provided, that the monthly rate will be calculated so that the effective annual rate remains the rate set forth in clause (A)), (C) be paid by HoldCo in arrears on each date on which payment is made, and (D) be computed on the basis of a three hundred sixty (360)-day year comprised of twelve (12) thirty (30)-day months.

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(e) If the full Liquidity Event Payment is not made immediately upon such Liquidity Event, and if the Intellectual Property License and Software Technology Services Agreement remains in effect following the Liquidity Event pursuant to its terms, then all fees paid thereunder (including the Royalty and Software Technology Services Fee, but excluding the Alibaba Costs) shall then and thereafter be applied to and credited towards the Liquidity Event Payment then due and interest thereon.

(f) If a Liquidity Event does not occur within six (6) years of the Effective Time (the “6th Anniversary”), the Floor Amount shall be increased by ten percent (10%) on the 6th Anniversary, and shall be increased by ten percent (10%) on each subsequent anniversary thereafter until a Liquidity Event occurs (the “Floor Amount Increase”). If a Liquidity Event does not occur within seven (7) years of the Effective Time (the “7th Anniversary”), the Ceiling Amount shall be increased by five percent (5%) on the 7th Anniversary, and shall be increased by five percent (5%) on each subsequent anniversary thereafter until a Liquidity Event occurs (the “Ceiling Amount Increase”). The Floor Amount Increase and the Ceiling Amount Increase shall be non-compounding and calculated as the prescribed percentage of the original Floor Amount or the original Ceiling Amount, as the case may be, net of any amounts paid under the IPCo Promissory Note prior to each relevant anniversary. On the 7th Anniversary, HoldCo shall pay to Alibaba the Floor Amount Increase for the 6th Anniversary and the 7th Anniversary, if any. On each subsequent anniversary following the 7th Anniversary, HoldCo shall pay to Alibaba the Floor Amount Increase occurring on such anniversary, if any (each such payment, an “Increase Payment”). Any Increase Payment paid by HoldCo to Alibaba (or Alibaba’s designated Subsidiaries, if applicable) shall be credited against HoldCo’s obligation to make the Liquidity Event Payment and shall reduce the aggregate amount of the Liquidity Event Payment otherwise payable by HoldCo.

(g) All payments to be made to Alibaba pursuant to this Section 2.09, as well as the Impact Payment, shall be made (x) to Alibaba or, if permitted by Law, one or more of Alibaba’s designated Subsidiaries, at Alibaba’s direction, in Dollars (or, at Alibaba’s direction and if permitted by Law, PRC currency) or (y) if the payment directed by Alibaba in clause (x) is not permitted by Law, then as mutually agreed upon in writing by HoldCo and Alibaba, such agreement not to be unreasonably withheld, conditioned or delayed by either party.

(h) If the total Taxes required by any Laws to be deducted, withheld, paid, or incurred by any Person, in connection with any payment to be made to Alibaba or any of its Subsidiaries pursuant to this Section 2.09 (“Total Taxes”) exceed the Taxes under PRC Law that would have been imposed if such payment had been paid by HoldCo directly to Alibaba and subject to Tax at the then-applicable withholding, income or similar Tax rate on capital gains with respect to sales of equity in PRC companies by foreign investors, then the payment shall be increased so that Alibaba receives (and is entitled to retain), after deduction, withholding or payment for or on account of such Total Taxes as the case may be (including deduction, withholding or payment applicable to additional sums payable under this sentence), the full amount of the payment that would have been received if such payment had been paid by HoldCo directly to Alibaba and subject to Tax under PRC Law at the then-applicable withholding, income, or similar Tax rate on capital gains with respect to sales of equity in PRC companies by foreign investors.

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Section 2.10 Transfers Upon Final Payment Date.

(a) On or as soon as reasonably practicable after the Final Payment Date, Alibaba and its Subsidiaries shall convey, assign and transfer to OpCo or to another Person designated by OpCo, and OpCo or such other Person shall acquire and accept from Alibaba and its Subsidiaries, the Retained Business Assets (subject to Section 2.10(c)).

(b) Notwithstanding Section 2.10(a), if the relevant stock exchange or securities regulatory authority requires, in order to obtain its approval for a Qualified IPO, that any of the Retained Business Assets or Retained Business Liabilities, including Retained Equity Interests or some but not all of the assets and/or liabilities of one or more Retained Entities, must be transferred to OpCo prior to the Final Payment Date, such Retained Business Assets and Retained Liabilities (including, if necessary, some but not all of the assets and/or liabilities of one or more Retained Entities) will be transferred to OpCo (subject to Section 2.10(c), in the case of the Retained Business Assets) within the time such transfer is required by such Governmental Authority to be completed in order to approve such Qualified IPO (the “IPO Transfer”), in which case, however, the Royalty and Software Technology Services Fee (excluding Alibaba Costs incurred by any of the Retained Entities from and after the date that such Retained Entities have been transferred to OpCo) will continue to be paid (and not credited against the Liquidity Event Payment) until the closing of the Qualified IPO; provided, that if OpCo would not be permitted by applicable Laws to continue paying the Royalty or the Software Technology Services Fee (excluding Alibaba Costs incurred by any of the Retained Entities from and after the date that such Retained Entities have been transferred to OpCo) following the IPO Transfer, then it shall be a condition of the Parties’ obligation to effect the IPO Transfer that the Parties’ shall have negotiated a mutually agreeable prepayment by HoldCo of the estimated Royalty and Software Technology Services Fee (but excluding the Alibaba Costs incurred by any of the Retained Entities from and after the date that such Retained Entities have been transferred to OpCo) for the fifteen (15) month period following the IPO Transfer and, if the Qualified IPO closed prior to the end of such fifteen (15) month period, the recipients of such prepayment shall refund a portion of such amount proportional to the percentage of such fifteen (15) month period remaining; provided, however, that if the Qualified IPO does not close within fifteen (15) months of the IPO Transfer, OpCo shall, at Alibaba’s request, transfer all such Retained Business Assets and Retained Business Liabilities back to Alibaba and/or the Alibaba Subsidiaries designated by Alibaba as the recipients of all or a portion of such transfer. For the avoidance of doubt, OpCo shall have no obligation to transfer such Retained Business Assets and Retained Business Liabilities back to Alibaba and/or Alibaba’s Subsidiaries if the Final Payment Date has occurred within the fifteen (15) month period following the IPO Transfer.

(c) The conveyance, assignment or transfer of any Retained Business Assets to OpCo or any other Person pursuant to this Section 2.10 will be conditioned on the execution and delivery by Alibaba, on the one hand, and OpCo and such other Person, on the other hand, of a cross-license agreement (the “Cross-License Agreement”), to become effective contemporaneously with the effectiveness of such conveyance, assignment or transfer, pursuant to which each of Alibaba and OpCo will receive a license to such Intellectual Property and Intellectual Property Rights as is set forth in such cross-license agreement which (i) as of the effective date of such conveyance, assignment or transfer, are owned or licensable by the licensor party and (ii) were used in the course of the licensee’s business under and in accordance

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with a license from the licensor party, or owned by the licensee party, during the term of the Intellectual Property License and Software Technology Services Agreement. Alibaba and OpCo shall agree to a mutually acceptable form of Cross-License Agreement at or prior to the Effective Time on substantially the terms set forth in Schedule 2.10 and on such other mutually agreed terms that are customary for agreements of this type and consistent with the terms set forth in Schedule 2.10.

Section 2.11 Demand Liquidity Event. At any time following the 10th anniversary of the Effective Time, in the event that no Liquidity Event has yet occurred, Alibaba will have the right, upon written direction to HoldCo, to cause HoldCo and OpCo to use their best efforts to effect a Liquidity Event as soon as practicable but in any event no later than one hundred eighty (180) days from HoldCo’s receipt of such written notice, and the controlling HoldCo Shareholders shall use all reasonable efforts to facilitate such Liquidity Event, provided that HoldCo and OpCo have no obligation to effect a Liquidity Event (and the HoldCo Shareholders shall have no obligation to facilitate) unless the Equity Value of OpCo or the Enterprise Value of OpCo in such Liquidity Event would be in excess of One Billion Dollars (US$1,000,000,000). In the circumstance of a Liquidity Event pursuant to this Section 2.11, the Chief Executive Officer of HoldCo shall determine in his sole discretion which form of Liquidity Event to effect, provided, that if the Chief Executive Officer of HoldCo fails to so elect within ninety (90) days of notice by Alibaba, then Alibaba shall have the right to so elect the Liquidity Event in its sole discretion. The Floor Amount will not apply to any Liquidity Event requested by Alibaba under this Section 2.11 (except in the case where the Liquidity Event is effected by means of a Transfer of more than thirty-seven and one-half percent (37.5%) but less than one hundred percent (100%) of the Securities of OpCo, with such percentage determined on a fully-diluted basis, using the treasury stock method to an Unrelated Third Party or to Unrelated Third Parties, pursuant to one or more bona fide arms-length negotiated agreements, in which case the Floor Amount will apply), but otherwise the provisions of this Agreement regarding a Liquidity Event shall apply.

Section 2.12 Commercial Agreement. Concurrently with the execution of this Agreement, the Commercial Agreement will be entered into pursuant to which OpCo agrees to provide payment processing services to Alibaba and its Subsidiaries (including Taobao Marketplace and Taobao Mall) on preferential terms. The fees to be paid by Alibaba and its Subsidiaries to OpCo for the services provided under the Commercial Agreement will take into account Alibaba and its Subsidiaries’ status as large volume customers and will be approved on an annual basis by the Independent Directors. The Commercial Agreement will be non-exclusive and will remain in effect for an auto-renewing fifty (50)-year term, subject to Alibaba’s right to terminate upon one year’s prior written notice. If in connection with a public offering of OpCo, the Commercial Agreement is required by applicable regulatory authorities to be modified, a one-time payment, the Impact Payment, may be payable by HoldCo to Alibaba to compensate Alibaba for the overall impact of such adjustment.

Section 2.13 Intellectual Property License and Software Technology Services Agreement. Concurrently with the execution of this Agreement, the Intellectual Property License and Software Technology Services Agreement will be entered into pursuant to which Alibaba will license to OpCo certain intellectual property and technology and provide certain software technology services to OpCo and its Subsidiaries. OpCo will pay to Alibaba (a) a

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royalty equal to a certain percentage of the consolidated revenue of OpCo and its subsidiaries and (b) a software technology services fee. The royalty and the software technology services fee consist of an expense reimbursement and a 49.9% share of the consolidated pre-tax income of OpCo and its Subsidiaries. This percentage reflects the existing relative function, risk and asset profiles of the parties, and such percentage will decrease upon certain dilutive equity issuances by OpCo and HoldCo; provided, however, that such percentage shall not be reduced below 30%. The Intellectual Property License and Software Technology Services Agreement shall terminate upon the earlier to occur of (i) such time as it may be required to be terminated by applicable regulatory authorities in connection with a Qualified IPO and (ii) the Final Payment Date.

Section 2.14 Closing. All transactions described herein (except any components of which are explicitly provided to be effected at a later time) shall be effective at the same time upon the satisfaction of conditions precedent to this Agreement and the other Transaction Documents (the “Closing”), and all such transactions (except any components of which are explicitly provided to be effected at a later time) must be effective as a condition for any transaction described herein to be deemed effective. The Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP located at 42nd Floor, Edinburgh Tower, The Landmark, 15 Queen’s Road Central, Hong Kong, at 10:00 A.M. (Hong Kong time), no later than the second (2nd) Business Day following the satisfaction or waiver of the conditions precedent specified in Article VIII and the other Transaction Documents (other than the conditions to be satisfied at the Effective Time, but subject to the waiver or satisfaction of such conditions), or at such other times and places as the Parties may mutually agree in writing. The time and date on which the Closing occurs is called the “Effective Time”.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ALIBABA

Alibaba hereby represents and warrants to each of the other Parties as of the date hereof as follows:

Section 3.01 Authority; Binding Effect.

(a) Alibaba has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Alibaba of this Agreement, and the performance by Alibaba of its obligations hereunder, have been duly authorized by all requisite corporate action on the part of Alibaba. The execution and delivery by Alibaba (or those of its Affiliates that are parties to such agreements) of the other Transaction Documents, and the performance by Alibaba (or those of its Affiliates that are parties to such agreements) of its obligations thereunder, have been duly authorized by all requisite corporate or other action on the part of Alibaba (or those of its Affiliates that are parties to such agreements).

(b) The Transaction Documents, when executed and delivered by Alibaba (or, in the case of certain Transaction Documents, those of Alibaba’s Affiliates that are parties to such agreements), assuming due execution and delivery hereof by each of the other

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parties hereto and thereto, constitute valid and binding obligations of Alibaba (or such Affiliates) enforceable against Alibaba (or such Affiliates) in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or reorganization.

Section 3.02 Land Holding Company. Alibaba is not a land holding corporation for the purposes of the Land Holding Companies Share Transfer Tax Law of the Cayman Islands.

Section 3.03 Exclusivity of Representations. The representations and warranties made by Alibaba in this Article III are the exclusive representations and warranties made by Alibaba with respect to the Transferred Entities and the Transferred Equity Interests. Alibaba hereby disclaims any other express or implied representations or warranties, and the Transferred Equity Interests shall be “as is,” “where is” and “with all faults.” Notwithstanding anything to the contrary in this Agreement, Alibaba is not, directly or indirectly, making any representations or warranties regarding any financial information, financial projections or other forward looking statements with respect to Alibaba or the Transferred Entities.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF

HOLDCO, OPCO AND IPCO

Except as set forth in the disclosure letter, dated as of the date hereof and delivered to Alibaba, Yahoo! and Softbank by HoldCo, OpCo and IPCo in connection with the execution and delivery of this Agreement (the “Disclosure Letter”), each of HoldCo, OpCo and IPCo jointly and severally represents and warrants to Alibaba, Yahoo! and Softbank as of the date hereof as follows:

Section 4.01 Organization and Qualification. Each of HoldCo, OpCo and IPCo is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization with all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted.

Section 4.02 Authority; Binding Effect.

(a) Each of HoldCo, OpCo and IPCo has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder. The execution and delivery by each of HoldCo, OpCo and IPCo of this Agreement and the other Transaction Documents, and the performance by each of them of their respective obligations hereunder and thereunder, have been duly authorized by all requisite corporate action on the part of HoldCo, OpCo and IPCo, respectively. HoldCo, OpCo and IPCo have duly executed this Agreement and each of the other Transaction Documents to which it is a party.

(b) The Transaction Documents, when executed and delivered by HoldCo, OpCo and IPCo, assuming due execution and delivery hereof by each of the other parties hereto, constitutes valid and binding obligations of HoldCo, OpCo and IPCo enforceable

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against each of them in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or reorganization.

Section 4.03 No Conflicts, Consents and Approvals. The execution and delivery of the Transaction Documents and the performance by each of HoldCo, OpCo and IPCo of its respective obligations hereunder and thereunder will not violate or conflict with, or constitute a default or breach (either alone or with the giving of notice and/or the passage of time) under or accelerate or permit the acceleration of the performance required by, or result in or require the creation or imposition of any Lien under, any of the terms or provisions of (i) the Business License and the Articles of Association of HoldCo, OpCo or IPCo or their other organizational or charter documents, (ii) any Contract to which HoldCo, OpCo, IPCo or any of their respective Affiliates is a party or any of their respective properties or other Assets is subject; or (iii) any approval, license, permit, Laws or judgment, order or decree of a Governmental Authority applicable to HoldCo, OpCo, or IPCo or any of their respective properties or Assets; except, in the case of clauses (ii) or (iii), for any such default, breach, acceleration or imposition as would not materially impair the ability of HoldCo, OpCo, or IPCo to perform its obligations under the Transaction Documents or to operate the Business after the Closing in substantially the same manner as operated by Alibaba immediately prior to the Closing. No material filing or registration with or approval, consent or authorization of, or notice to any Governmental Authority or third party is required for HoldCo, OpCo, or IPCo to enter into and to perform its obligations under the Transaction Documents or to operate the Business after the Closing in substantially the same manner as operated by Alibaba immediately prior to the Closing.

Section 4.04 [Reserved]

Section 4.05 No Litigation. As of the date prior to the date hereof, there is no Proceeding pending or, to the knowledge of HoldCo, threatened against HoldCo, OpCo or IPCo, by or before any Governmental Authority or arbitration court or panel that (a) challenges or calls into question HoldCo, OpCo or IPCo’s authority to enter into any of the Transaction Documents or consummate the Transactions, (b) challenges or calls into question the enforceability of any of the Transaction Documents, or (c) would, if not resolved in favor of HoldCo, OpCo or IPCo, as applicable, have a material adverse effect on the operation of the Business or on Alibaba or Alibaba’s Subsidiaries after the Effective Time as contemplated herein.

Section 4.06 Creditors. None of HoldCo, OpCo and IPCo is entering into the Transactions with actual intent to hinder, delay or defraud either present or future creditors. As of the date hereof, as of immediately prior to the Closing and as of immediately after the Closing (but in each case excluding any Liability for the Liquidity Event Payment, the Make-Whole Payment, the Impact Payment and the Increase Payment), HoldCo, OpCo, IPCo and their respective Subsidiaries will be Solvent and will have adequate capital to carry on their respective businesses.

Section 4.07 HoldCo Operations. HoldCo has no Liabilities or obligations (including the expected value of contingent obligations), other than Liabilities or obligations incurred pursuant to this Agreement, in excess of Twenty-Five Million Dollars (US$25,000,000). HoldCo has no more than fifty (50) employees.

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Section 4.08 No Related Party Transactions. There are no Related Party Transactions by HoldCo, OpCo, IPCo or any OpCo Subsidiaries.

Section 4.09 Business Assets.

(a) Immediately after the Effective Time, except for the Retained Business Assets and the Retained Business Liabilities (including the assets and liabilities of the Retained Entities), Alibaba and its Subsidiaries will not own any material assets, properties or rights that are used in the conduct of the Business as conducted as of the date hereof. Immediately after the Effective Time, HoldCo and its Subsidiaries and the Retained Entities will not own any material assets, properties or rights that are used in the conduct of the Alibaba Business. Immediately after the Effective Time, HoldCo and HoldCo’s Subsidiaries will not own any Intellectual Property not used exclusively in the Business and/or the business of the Other Group. Immediately after the Effective Time, the OpCo Group and the Retained Entities will not own any Intellectual Property or Intellectual Property Rights not used exclusively in the Business.

(b) Section 4.09(b) of the Disclosure Letter sets forth a summary, as of the date hereof, of (i) all of the material Assets of HoldCo and its Subsidiaries and the Transferred Entity relating to the Business and (ii) all of the material Contracts to which HoldCo or any of its Subsidiaries or the Transferred Entity is a party. HoldCo and its Subsidiaries (other than members of the Other Group) and the Transferred Entity do not have any employees who are not primarily dedicated to the Business.

(c) Section 4.09(c) of the Disclosure Letter sets forth a summary, as of the date hereof, of (i) all of the material Assets of the Retained Entities relating to the Business and (ii) all of the material Contracts to which any of the Retained Entities is a party. Neither the OpCo Group nor the Retained Entities have any employees who are not primarily dedicated to the Business.

(d) Section 4.09(d) of the Disclosure Letter sets forth, as of the date hereof, a true and correct list of all Intellectual Property and Intellectual Property Rights owned or held by HoldCo, OpCo and their respective Subsidiaries (other than the Other Group). As of the date hereof, HoldCo, OpCo and their respective Subsidiaries (other than the Other Group) do not own Intellectual Property or Intellectual Property Rights other than as necessary for the conduct of the Business. As of the date hereof, the Other Group does not own any Intellectual Property or Intellectual Property Rights that are used in the conduct of the Business or the Alibaba Business as conducted as of the date hereof. As of the date hereof, the Other Group only owns Intellectual Property (or Intellectual Property Rights therein) that are exclusively used by the Other Group.

Section 4.10 Ownership of Alibaba Share Collateral. As of the Effective Time, IPCo has good and marketable title to the Alibaba Share Collateral free and clear of all Liens other than the Legal Mortgage of Alibaba Shares.

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Section 4.11 Ownership of IPCo Share Collateral.

(a) The authorized capital of IPCo consists of US$50,000 divided into 50,000 shares, par value US$1.00. As of the date hereof, all issued and outstanding shares of IPCo are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens. As of the Effective Time, all issued and outstanding shares of IPCo shall be duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than the Legal Mortgage of IPCo Shares. There shall be no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any shares of IPCo. As of the date hereof, JMY owns one hundred percent (100%) of the issued and outstanding shares of IPCo and has good and marketable title to all of the issued and outstanding shares of IPCo free and clear of all Liens. As of the Effective Time, JMY and JT shall collectively own one hundred percent (100%) of the issued and outstanding shares of IPCo and shall have good and marketable title to the IPCo Share Collateral free and clear of all Liens other than the Legal Mortgage of IPCo Shares. There are no other Securities of IPCo outstanding.

(b) IPCo:

(i) has not created, issued, incurred, assumed, become liable in respect of or suffered to exist any, and has no, Liabilities except Liabilities pursuant to the Transaction Documents and Liabilities incident to the maintenance of its existence,

(ii) has not created, incurred, assumed or suffered to exist, and is not subject to, any Lien upon any of its Assets other than (A) as of the Effective Time, the Legal Mortgage of Alibaba Shares, (B) as of the Effective Time, the IPCo Asset Charge and (C) inchoate Liens imposed by Law incurred in the ordinary course of business (on Assets other than the Alibaba Shares) not yet due and payable and which do not relate to Indebtedness,

(iii) has not Transferred any of its Assets, directly or indirectly,

(iv) has not declared or made or resolved to declare or make any Distributions, either directly or indirectly,

(v) has not made any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution to, or purchased any capital stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person,

(vi) other than entering into the Transaction Documents and incident to the maintenance of its existence, has not entered into, engaged in, or undertaken any activity, business or transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Person other than as expressly permitted by the Transaction Documents, and

(vii) has not entered into any transaction with an Affiliate other than the Transaction Documents or incident to its creation and the maintenance of its existence.

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Section 4.12 Ownership of OpCo Share Capital. HoldCo is the legal owner of all of the issued and outstanding capital stock of OpCo, free and clear of all Liens. There are no other Securities of OpCo outstanding. There is no outstanding call on any of HoldCo’s equity interests in OpCo and all of its equity interests in OpCo are fully paid in compliance with the requirements of PRC Laws.

Section 4.13 Security. (a) The execution and delivery of the Security Documents, together with the actions taken on or prior to the Effective Time pursuant to Section 8.03(j) and any actions required to be taken pursuant to Section 7.15(l), will be effective to create in favor of Alibaba’s collateral agent under each such Security Document, as applicable, a valid and perfected first priority Lien on the Collateral; (b) as of the Effective Time, no filing, recordation, re-filing or re-recording will be necessary to perfect the Liens of the Security Documents; and (c) no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for either (i) the pledge or grant by IPCo of the Liens purported to be created in favor of Alibaba’s collateral agent under each such Security Document, as applicable, pursuant to the Security Documents or (ii) the exercise by Alibaba’s collateral agent under each such Security Document, as applicable, of any rights or remedies in respect of the Collateral (whether specifically granted or created pursuant to the Security Documents or created or provided for by applicable Laws).

Section 4.14 Choice of Law; Jurisdiction. In any Proceeding in the PRC or the Cayman Islands to enforce this Agreement or any other Transaction Document, the choice of New York and Cayman Islands law (for enforcement in the PRC) as the governing law hereof and thereof will be recognized and such Laws will be applied. The agreement by HoldCo, OpCo, IPCo, JMY and JT to resolve disputes arising under the Transaction Documents in Singapore under the rules of the ICC is legal, valid, binding and enforceable in the PRC and the Cayman Islands, and any arbitral award made pursuant to such arbitration will be recognized and enforceable against each of HoldCo, OpCo, IPCo, JMY and JT and its respective Assets in the PRC and the Cayman Islands, provided that there is no manifest defect in the procedure of such arbitration Proceeding. Each of the Transaction Documents is in such legal form under the Laws of the PRC and the Cayman Islands that it is capable of enforcement under the Laws of the PRC and the Cayman Islands.

Section 4.15 Compliance with Laws. Each of HoldCo, OpCo and IPCo is in material compliance with all applicable Laws in respect of the conduct of its business and the ownership of its Assets.

Section 4.16 Indebtedness. IPCo does not have any Liabilities other than in respect of the Transaction Documents.

Section 4.17 Taxes. IPCo has filed all Tax returns required to be filed by it and has paid all income Taxes payable by it which have become due pursuant to such Tax returns and all other Taxes and assessments payable by it which have become due, other than those not yet delinquent and those contested in good faith and for which adequate reserves have been established.

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Section 4.18 Ownership of Assets; Liens. IPCo has good, valid and marketable title to all of its Assets. None of the Assets of IPCo are subject to any Liens, other than (a) the Legal Mortgage of Alibaba Shares, (b) the IPCo Asset Charge and (c) inchoate Liens imposed by Law incurred in the ordinary course of business (on Assets other than the Alibaba Shares) not yet due and payable which do not relate to Indebtedness.

Section 4.19 No Default. No Default or Event of Default has occurred under the IPCo Promissory Note.

Section 4.20 IPCo Organizational Documents. As of the date hereof, the organizational documents of IPCo are in the form provided to Yahoo! and Softbank and the directors of IPCo consist solely of JMY and JT. As of the Effective Time, the organizational documents of IPCo are substantially in the form attached hereto as Exhibit F and the directors of IPCo consist solely of a designee of Softbank, a designee of Yahoo!, JMY and JT.

Section 4.21 Employees. IPCo has no employees.

Section 4.22 Land Holding Company. IPCo is not a land holding corporation for the purposes of the Land Holding Companies Share Transfer Tax Law of the Cayman Islands.

Section 4.23 Special Purpose Vehicle Ownership. Each of the entities set forth in Section 4.23 of the Disclosure Letter has no material assets or material liabilities other than (a) with respect to those entities that are categorized therein as direct property holders, (i) the property described therein, (ii) incidental personal property and other assets necessary for the ownership or operation of the applicable property and (iii) incidental liabilities arising in connection with the ownership and operation of the applicable property, and (b) with respect to those entities that are categorized therein as holding companies, the equity interests described therein.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF JMY AND JT

To induce Alibaba, Yahoo! and Softbank to enter into this Agreement, except as set forth in the Disclosure Letter, each of JMY and JT hereby jointly and severally represents and warrants to each of Yahoo!, Softbank and Alibaba as of the date hereof as follows:

Section 5.01 Authority; Binding Effect. The Transaction Documents, when executed and delivered by each of JMY and JT, assuming due execution and delivery hereof by each of the other parties hereto, constitutes valid and binding obligations of JMY and JT enforceable against each of JMY and JT in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or reorganization.

Section 5.02 No Conflicts, Consents and Approvals. The execution and delivery of the Transaction Documents and the performance by each of JMY and JT of his respective obligations hereunder and thereunder will not violate or conflict with, or constitute a default or breach (either alone or with the giving of notice and/or the passage of time) under or

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accelerate or permit the acceleration of the performance required by, or result in or require the creation or imposition of any Lien under, any of the terms or provisions of (i) any Contract to which JMY or JT is a party or any of their respective properties or other assets is subject; or (ii) any approval, license, permit, Laws or judgment, order or decree of a Governmental Authority applicable to JMY or JT or any of their respective properties or assets; except, in the case of clauses (i) or (ii), for any such default, breach, acceleration or imposition as would not materially impair the ability of JMY or JT to perform his obligations under the Transaction Documents. Except as listed in Section 5.02 of the Disclosure Letter, no material filing or registration with or approval, consent or authorization of, or notice to any Governmental Authority or third party is required for JMY or JT to enter into and to perform his respective obligations under the Transaction Documents.

Section 5.03 Creditors. Neither JMY nor JT is entering into the Transactions with actual intent to hinder, delay or defraud either present or future creditors. As of the date hereof, as of immediately prior to the Closing and as of immediately after the Closing (but in each case excluding any Liability for the Liquidity Event Payment, the Make Whole Payment, the Impact Payment and the Increase Payment), JMY and JT will be Solvent.

Section 5.04 Ownership of HoldCo. JMY and SX own all of the issued and outstanding share capital of HoldCo.

Section 5.05 Ownership of IPCo. As of the date hereof, JMY owns one hundred percent (100%) of the issued and outstanding shares of IPCo and has good and marketable title to the issued and outstanding shares of IPCo free and clear of all Liens. As of the Effective Time, JMY and JT shall collectively own one hundred percent (100%) of the issued and outstanding shares of IPCo and shall have good and marketable title to the IPCo Share Collateral free and clear of all Liens other than the Legal Mortgage of IPCo Shares.

Section 5.06 Representations and Warranties of HoldCo, OpCo and IPCo. To the knowledge of JMY and JT as of the date hereof, the representations and warranties of HoldCo, OpCo and IPCo set forth in Article IV are true and correct.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF YAHOO! AND SOFTBANK

To induce HoldCo, OpCo, IPCo, JMY and JT to enter into this Agreement, each of Yahoo! and Softbank hereby severally, and not jointly, as to itself, represents and warrants to each of HoldCo, OpCo, IPCo, JMY and JT as of the date hereof as follows:

Section 6.01 Authority; Binding Effect.

(a) Each of Yahoo! and Softbank has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by each of Yahoo! and Softbank, and the performance by each of them of their

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respective obligations thereunder, have been duly authorized by all requisite corporate or other action on the part of Yahoo! and Softbank, respectively.

(b) This Agreement and the Release Agreement, when executed and delivered by each of Yahoo! and Softbank assuming due execution and delivery hereof by each of the other parties hereto, constitutes valid and binding obligations of Yahoo! and Softbank enforceable against each of Yahoo! and Softbank in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or reorganization.

Section 6.02 No Conflicts, Consents and Approvals. The execution and delivery of this Agreement and the Release Agreement and the performance by each of Yahoo! and Softbank of its respective obligations hereunder and thereunder will not violate or conflict with, or constitute a default or breach (either alone or with the giving of notice and/or the passage of time) under or accelerate or permit the acceleration of the performance required by, any of the terms or provisions of (i) the organizational or charter documents of each of Yahoo! and Softbank, (ii) any material Contract to which Yahoo! and Softbank or any of their respective Affiliates is a party or any of their respective properties or other Assets is subject or (iii) any approval, license, permit, Laws or judgment, order or decree of a Governmental Authority applicable to Yahoo! and Softbank or any of their respective properties or Assets; or except, in the case of clauses (ii) and (iii), for any such default, breach, acceleration or imposition as would not materially impair the ability of Yahoo! or Softbank to perform its obligations under this Agreement and the Release Agreement. No material filing or registration with or approval, consent or authorization of, or notice to any Governmental Authority or third party is required for Yahoo! or Softbank to enter into and to perform its obligations under this Agreement and the Release Agreement.

Section 6.03 Organization and Qualification. Each of Yahoo! and Softbank is a corporation duly organized, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its organization with all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted.

Section 6.04 No Litigation. Except as listed on Schedule 6.04, as of the date prior to the date hereof, there is no litigation pending against Yahoo! or Softbank that relates to OpCo.

ARTICLE VII

COVENANTS

Section 7.01 Confidentiality. Each Party, and each Party’s Representatives who receive Confidential Information as permitted hereunder, shall maintain the confidentiality of Confidential Information in accordance with the procedures adopted by such Party in good faith to protect confidential information of third parties generally delivered to such Party, provided that such Party may deliver or disclose Confidential Information to:

(a) such Party’s Representatives, and Persons related thereto (including, with respect to HoldCo and OpCo, potential investors therein) who are informed of

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the confidentiality obligations of this Section 7.01, provided that such Party shall be responsible for any violation of such Party’s applicable procedures made by any such Person,

(b) any Governmental Authority having jurisdiction over such Party to the extent required by applicable Laws,

(c) any other Person to which such delivery or disclosure may be required (i) to effect compliance with any Laws applicable to such Party, or (ii) in response to any subpoena or other legal process, or

(d) as permitted under Section 10.06;

provided that, in the cases of clauses (b) and (c), the disclosing Party shall provide each other Party with prompt written notice thereof so that the appropriate Party may seek (with the cooperation and reasonable efforts of the disclosing party) a protective order, confidential treatment or other appropriate remedy, and in any event shall furnish only that portion of the information which is reasonably necessary for the purpose at hand and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any other Party.

Section 7.02 Commercially Reasonable Efforts; Certain Governmental Matters.

(a) Each of Alibaba, OpCo, IPCo, JMY, JT and HoldCo shall cooperate and use its respective commercially reasonable efforts to fulfill or cause to be fulfilled as promptly as practicable the conditions precedent to the other Parties’ obligations hereunder, including securing as promptly as practicable all consents, approvals, registrations, waivers and authorizations required in connection with the Transactions. Without limiting the generality of the foregoing, HoldCo, OpCo, IPCo and Alibaba shall make all filings and submissions (if required) by the:

(i) PRC Antitrust Laws,

(ii) regulations by the PBOC with respect to licensing requirements and other compliance matters,

(iii) regulations of MOFCOM with respect to technology import registration,

(iv) regulations by SAFE with respect to foreign currency payment obligations, and

(v) Intellectual Property related laws and regulations and the requirements thereunder with respect to registration, filing and approval by the PRC State Intellectual Property Office, the China Trademark Office and the National Copyright Administration and any other Laws (collectively, to the extent required, the “Regulatory Approvals”) as promptly as practicable after the date hereof and promptly file any additional information requested as soon as practicable after receipt of such request therefor.

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(b) Each of Alibaba, OpCo, IPCo, JMY, JT and HoldCo shall cooperate with each other and shall furnish to the other Parties all information necessary or desirable in connection with requesting and obtaining the Regulatory Approvals, and in connection with resolving any investigation or other inquiry by any Governmental Authority under any Laws with respect to the Transactions. Each of the Parties shall promptly inform each other Party of any communication with, and any proposed understanding, undertaking or agreement with, any Governmental Authority regarding the foregoing. No Party shall participate in any meeting with any Governmental Authority in respect of any filings, investigations or other inquiries to the extent relating to a Regulatory Approval without giving the other Parties prior notice of such meeting, and reasonable opportunity to participate, if permitted by the Governmental Authority. The Parties shall consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with all meetings, actions and proceedings to the extent relating to the Regulatory Approvals (including, with respect to making a particular filing, by providing copies of all such documents to the non-filing Party and their advisors at least two (2) Business Days prior to filing and, if requested, giving due consideration to all reasonable additions, deletions or changes suggested in connection therewith).

(c) In furtherance of this Section 7.02, and notwithstanding anything herein to the contrary, Alibaba, OpCo, IPCo, JMY, JT and HoldCo shall each use commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the Transactions in connection with the Regulatory Approvals as promptly as reasonably practicable.

(d) In the event any Proceeding is commenced which threatens or questions the validity or legality of the Transaction Documents or the Transactions or seeks damages in connection therewith, the Parties agree to cooperate and use all reasonable efforts to defend against such Proceeding and, if an injunction or other order is issued in any such Proceeding, to use all reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the Transactions.

Section 7.03 Restrictions on Operations.

(a) Other than (i) its ownership of the OpCo Group and the Other Group and (ii) the HoldCo Permitted Operations (as defined below), HoldCo will have no other businesses, Assets or Liabilities except as permitted by this Section 7.03.

(b) IPCo will have no business, Assets or Liabilities other than as expressly specified in the Transaction Documents or customary obligations incidental to the maintenance of its existence.

(c) The Business will be operated exclusively by the OpCo Group (other than (i) until such time as they are transferred to OpCo pursuant to Section 2.10, the operations of the Business associated with the Retained Business Assets and Retained Business Liabilities and (ii) merchant acquisition, customer service and software development services

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provided to facilitate the Business, which may be subcontracted pursuant to one or more arms-length, market rate agreements).

(d) HoldCo may have operations necessary or incidental to the management of HoldCo’s ownership of the Other Group, which operations will be limited to (i) a staff of up to fifty (50) employees and (ii) total Liabilities, other than Liabilities or obligations incurred pursuant to this Agreement, not to exceed Twenty-Five Million Dollars (US$25,000,000), which Liabilities may be incurred in transactions with or in respect of the Other Group (such operations and Liabilities, the “HoldCo Permitted Operations”); provided, however, that HoldCo may incur Indebtedness (only in an approved Related Party Transaction or to an Unrelated Third Party or to Unrelated Third Parties, pursuant to one or more bona fide arms-length negotiated agreements) where all of the proceeds from such Indebtedness (net of Transaction Expenses) are (x) simultaneously paid or contributed to OpCo or (y) used to pay the IPCo Note Amount, the Increase Payment, the Liquidity Event Payment, the Make-Whole Payment or the Impact Payment without regard to the Twenty-Five Million Dollars (US$25,000,000) limit set forth above, and any such Indebtedness shall not be counted against such limit. HoldCo may not provide guarantees for the benefit of the Other Group or any other Person, including in connection with its micro-finance deposit taking and lending business, if any such guarantee would cause HoldCo’s Liabilities to exceed the amount referred to in clause (ii) above. The Other Group shall not be restricted in any manner by this Agreement; provided, that this sentence does not limit any Party’s obligations hereunder with respect to the Other Group, including the restrictions on Related Party Transactions with the Other Group.

Section 7.04 IPCo Covenants.

(a) IPCo shall, and, to the extent not inhibited or prevented from doing so by the other directors of IPCo, JMY and JT shall cause IPCo to, file or cause to be filed all Tax returns that are required to be filed by it and pay all Taxes payable by it which have become due pursuant to such Tax returns and pay all other Taxes, charges and assessments imposed upon it or its Assets or in relation to its franchise, income or businesses which have become due, except for those whose amount or validity is being contested in good faith by proper proceedings and for which adequate reserves are maintained on the books of IPCo in accordance with applicable accounting rules.

(b) IPCo shall not, and, to the extent not inhibited or prevented from doing so by the other directors of IPCo, JMY and JT shall cause IPCo not to,

(i) create, issue, incur, assume, become liable in respect of or suffer to exist any Liabilities except Liabilities pursuant to the Transaction Documents or Liabilities owed to an Affiliate and incurred by IPCo for the sole purpose of prepayment or repayment of the IPCo Promissory Note in accordance with the terms thereof, provided that if the IPCo Promissory Note is not prepaid or repaid in full, such Indebtedness shall be subordinated to the Indebtedness under the IPCo Promissory Note on subordination terms and conditions subject to prior approval by the Independent Directors,

(ii) create, incur, assume or suffer to exist any Lien upon any of its Assets other than (A) the Legal Mortgage of Alibaba Shares, (B) the IPCo Asset Charge

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and (C) inchoate Liens imposed by Law incurred in the ordinary course of business (on Assets other than the Alibaba Shares) not yet due and payable and which do not relate to Indebtedness,

(iii) Transfer any of its Assets, directly or indirectly,

(iv) declare or make or resolve to declare or make any Distributions, either directly or indirectly, other than payments to Alibaba under the IPCo Promissory Note,

(v) make any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution to, or purchase any capital stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person except marketable securities, short-term instruments and other cash equivalents and Indebtedness issued or guaranteed by the United States or the PRC,

(vi) other than entering into the Transaction Documents, enter into, engage in, or undertake any activity, business or transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Person other than as expressly permitted by the Transaction Documents,

(vii) enter into any transaction with an Affiliate other than the Transaction Documents,

(viii) employ, directly or indirectly, any Person or

(ix) amend or modify its organizational documents without approval of the Independent Directors.

Notwithstanding the foregoing, this Section 7.04 shall not prohibit or otherwise restrict IPCo from taking, or (subject to the terms of the Legal Mortgage of IPCo Share and the Articles of Association of IPCo) JMY and JT from causing IPCo to take, customary actions to maintain its existence or performing, or JMY and JT from causing IPCo to perform, its obligations under the Transaction Documents. Each of JMY and JT shall cause the board of directors of IPCo from and after the Effective Time to consist solely of (i) JY and MS (and each such individual JY or MS may designate to serve as a director of IPCo in lieu of JY or MS), and (ii) JMY and JT; provided, however, that upon an Event of Default (as defined in the Legal Mortgage of IPCo Shares), JMY and JT shall resign as directors of IPCo.

Section 7.05 Restrictions on Transfers and Issuances.

(a) JMY or SX shall be permitted to Transfer HoldCo shares (x) to members of the Management Group set forth on Schedule 1.01 (the “Management Group Schedule”) which Transfers may be made to and through a Person (other than an individual) established for the benefit of employees of HoldCo and its Subsidiaries and senior management of Alibaba and (y) to those Persons that have a right to require that HoldCo shares be transferred to them pursuant to a Contract in existence on the date of this Agreement, on terms set forth in Section 7.05 of the Disclosure Letter; provided, that any consideration received by JMY or a

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JMY Related Party (other than OpCo or any of its Subsidiaries) in any such Transfers (other than consideration in the form of an assumption of, or obligation to indemnify JMY for, all or a portion of the IPCo Promissory Note or consideration consisting solely of a release of JMY and/or SX from their existing obligations to the Persons described in subclause (y)) shall be applied promptly following such Transfer to prepay the IPCo Promissory Note, and no Transfers to members of the Management Group shall be made for consideration if Four Hundred Seventy-Five Million Dollars (US$475,000,000) or more of the IPCo Promissory Note has been repaid. Any Transfer or issuance of HoldCo Securities to be agreed or effected prior to the Final Payment Date and not included on the Management Group Schedule will be subject to Alibaba’s consent, except as set forth below:

(i) HoldCo may issue Securities and may invest the proceeds in the OpCo Group and the Other Group. Subject to the permitted Transfers described on the Management Group Schedule,

(1) HoldCo may not:

(A) incur any Indebtedness (unless (x) (I) approved as a Related Party Transaction pursuant to this subsection or (II) to an Unrelated Third Party or to Unrelated Third Parties, pursuant to one or more bona fide arms-length negotiated agreements, and in either case all of the proceeds from such Indebtedness (net of Transaction Expenses) are (i) simultaneously paid or contributed to OpCo or (ii) used to pay the IPCo Note Amount, the Increase Payment, the Liquidity Event Payment, the Make-Whole Payment or the Impact Payment or (y) such incurrence does not create total Liabilities for HoldCo in excess of those permitted by Section 7.03(d)),

(B) make any Distributions, or

(C) repurchase HoldCo or OpCo Securities or enter into any Related Party Transactions (other than for this clause (C) in connection with direct or indirect share repurchases from terminated employees of HoldCo, OpCo, Alibaba or any of their Subsidiaries within sixty (60) days of termination of employment in a manner materially consistent with the general applicable policies of Alibaba) without Alibaba’s consent, and

(2) JMY and the other HoldCo Shareholders may not Transfer HoldCo Securities except that (A) any such Person may Transfer HoldCo Securities to Estate Planning Vehicles and Family Members and (B) members of the Management Group may Transfer HoldCo Securities to other members of the Management Group.

(ii) OpCo may issue Securities and incur Indebtedness (in each case only as a result of a bona fide, arms-length negotiated agreement where OpCo receives all of the proceeds of such issuance or incurrence) and may invest the proceeds (net of Transaction Expenses) in the OpCo Group. Except to repay (or to provide HoldCo with funds to repay) the

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IPCo Note Amount, make an Increase Payment, the Liquidity Event Payment, the Make-Whole Payment or the Impact Payment,

(1) OpCo may not:

(A) make any Distributions, or

(B) repurchase Securities or enter into any Related Party Transactions (other than for this clause (1) from employees of OpCo or its Subsidiaries or of OpCo IT or its Subsidiaries whose employment terminates or is terminated within sixty (60) days of termination of employment, in an aggregate amount not to exceed Ten Million Dollars (US$10,000,000) per fiscal year and in a manner materially consistent with the general applicable policies of Alibaba, provided, that if Alibaba’s policy does not provide for share repurchases upon termination of employment (other than for cause), OpCo may adopt and follow a policy permitting the issuer to repurchase Securities from an employee upon such employee’s termination upon terms customary in OpCo’s employment market) and

(2) HoldCo and HoldCo Shareholders may not Transfer OpCo Securities except (A) that any such Person may Transfer OpCo Securities to Estate Planning Vehicles and Family Members, (B) that members of the Management Group may Transfer OpCo Securities to other members of the Management Group and (C) for a Transfer that is a Liquidity Event. Notwithstanding the foregoing, (aa) the initial public offering of OpCo Securities, if any, shall be a Qualified IPO, and JMY, JT, HoldCo and OpCo shall not agree to, effect or permit an initial public offering of OpCo Securities that is not a Qualified IPO and (bb) JMY, JT, HoldCo and OpCo shall not agree to, effect or permit an initial public offering of Securities of any Subsidiary of OpCo.

(iii) Notwithstanding the permitted issuances described above, at all times prior to the Final Payment Date,

(A) JMY will retain a greater than fifty percent (50%) of the right to vote upon selection of the board of directors and management of HoldCo and any other matter that may be submitted to a vote of HoldCo’s equity holders,

(B) JMY and the Management Group will collectively retain a greater than fifty percent (50%) economic interest in HoldCo,

(C) HoldCo will retain a greater than fifty percent (50%) voting and economic interest in OpCo through direct ownership of OpCo equity capital and

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(D) OpCo will maintain a greater than fifty percent (50%) voting and economic interest in each of its direct and indirect subsidiaries.

(b) Notwithstanding anything to the contrary above, OpCo may pay dividends, HoldCo may, subject to Section 7.03(d), incur Indebtedness, and JMY and other HoldCo Shareholders may Transfer HoldCo shares, in each case to an Unrelated Third Party or to Unrelated Third Parties, pursuant to one or more bona fide arms-length negotiated agreements, if all of the proceeds of such Transfer, incurrence or dividend (net of Transaction Expenses) are (i) simultaneously contributed to OpCo or (ii) used to pay the IPCo Note Amount, the Increase Payment, the Liquidity Event Payment, the Make-Whole Payment or the Impact Payment.

(c) It shall be a condition precedent to each issuance of Securities by HoldCo or OpCo to, and to each Transfer permitted by this Agreement to, any member of the Management Group, any Family Members or Estate Planning Vehicles of JMY and the other HoldCo Shareholders and any approved Related Parties who would become Security holders of HoldCo or OpCo, that, and no such issuance or Transfer shall be effective unless and until, such member of the Management Group, Family Member, Estate Planning Vehicle or Related Party shall have executed and delivered to Alibaba a Joinder Agreement substantially in the form attached hereto as Annex C.

(d) JMY, JT and IPCo may not issue or Transfer any IPCo Securities, and, to the extent not inhibited or prevented from doing so by the other directors of IPCo, JMY and JT shall cause IPCo not to issue or Transfer any IPCo Securities in each case except as necessary to perform its obligations under this Agreement.

(e) Any purported Transfer or issuance made in violation of any provision of this Agreement shall be invalid, null and void.

Section 7.06 Non-Circumvention. From the date of this Agreement until the Final Payment Date, no Party shall, directly or indirectly, take, omit to take, or permit any action having a purpose of circumventing or having an effect of circumventing or rendering inapplicable, in whole or in part, the rights or obligations of any Party under the Transaction Documents.

Section 7.07 Non-Disparagement. From the date hereof until the Effective Time, other than as a Party may determine is necessary to respond to any legal or regulatory process or proceeding or to give appropriate testimony or file any necessary documents in any legal or regulatory process or proceeding or as may be required by Law, each Party to this Agreement shall not make any public statements or any private statements that disparage, denigrate or malign the other Parties concerning the subject matter of the Transaction Documents, the Released Claims (as defined in the Release Agreement, as if it were in effect) or the Release Transactions (as defined in the Release Agreement, as if it were in effect).

Section 7.08 Tax Matters. To the extent permitted by applicable Laws, each Party shall cooperate with each other Party, and consider recommendations from outside legal counsel, in good faith in order to consummate the transactions contemplated by Section 2.09 or Section 2.11 in a manner which minimizes the tax liabilities incurred by the Parties, or

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maximizes the Tax benefits recognized by the Parties, in connection with such transactions. If (i) pursuant to the immediately preceding sentence, the Parties agree upon consummating such transactions in a manner that differs from that otherwise contemplated herein, and (ii) as a result, one or more Parties (each, a “Benefiting Party”) incurs less of a Tax liability, or recognizes a greater Tax benefit, in connection with such transactions (such decrease in Tax liability or increase in Tax benefit, a “Benefit”), and one or more other Parties (each, a “Non-Benefiting Party”) incurs a greater Tax liability, or recognizes less of a Tax benefit, in connection with such transactions (such increase in Tax liability or decrease in Tax benefit, a “Detriment”), then the Benefiting Parties shall pay to the Non-Benefiting Parties the value of the Benefits; provided, that no Non-Benefiting Party shall be entitled to receive any amount pursuant to this sentence in excess of the value of such Non-Benefiting Party’s Detriment.

Section 7.09 Information and Review Rights.

(a) OpCo shall (and shall cause each Subsidiary of OpCo to) afford to the Independent Directors, the Directors’ Appointee, as representative of the Independent Directors, or Representatives (limited to attorneys, accountants or personnel of Yahoo! and Softbank, of reasonably appropriate stature) designated by either of the Independent Directors or the Directors’ Appointee subject to two (2) Business Day prior written notice, access during reasonable and normal business hours to the following:

(i) the books, records, accounts, management personnel, personnel of the auditors and accountants, and facilities of OpCo and the Subsidiaries of OpCo for the purpose of monitoring OpCo’s compliance with the Transaction Documents (including furnishing copies thereof as reasonably requested); and

(ii) the financial and operating data and information concerning the costs and cost structure of OpCo and the Subsidiaries of OpCo for the purpose of the Independent Directors’ review and approval of the Approved Fee Rate (including furnishing copies thereof as reasonably requested).

(b) OpCo shall furnish to the Directors’ Appointee copies of any and all meeting minutes and such other information and materials given or presented to the board of directors and committees of the board of directors of OpCo as are reasonably requested by the Directors’ Appointee.

(c) Subject to the sole discretion of the Independent Directors, Alibaba shall have the right to appoint (i) a firm of independent certified public accountants of recognized international standing (which shall initially be PricewaterhouseCoopers LLP), and (ii) an internationally-recognized independent consulting firm with appropriate qualifications and experience in the PRC conducting reviews of this nature, and to cause such firms to review the accounts, books, records, financial and operating data and other related information of OpCo and its Subsidiaries to confirm the calculations of the payments due to and by OpCo under the Intellectual Property License and Software Technology Services Agreement and the Commercial Agreement and compliance with the covenants in such agreements; provided, however, so long as there has not been any non-compliance or breach, there shall be a maximum of one (1) such review for each fiscal year. The Parties understand, agree and acknowledge their intention that

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such firm of independent certified public accountants of recognized international standing shall review the accounts of OpCo and its Subsidiaries and shall have access to the work papers of OpCo’s independent auditors (to the extent permitted by such independent auditors, provided that OpCo and its Subsidiaries must use commercially reasonable efforts to obtain the consent of their respective independent auditors to give Alibaba access to their work papers) as described in this Subsection (c), and shall advise the board of directors of Alibaba in connection therewith, while a separate, internationally recognized independent certified public accounting firm (which shall initially be Ernst & Young) shall audit the periodic financial statements of OpCo under IFRS.

(d) HoldCo shall afford to either of the Independent Directors, the Directors’ Appointee, or Representatives (limited to attorneys, accountants or personnel of Yahoo! and Softbank, of reasonably appropriate stature) designated by either of the Independent Directors or the Directors’ Appointee for the purpose of monitoring HoldCo’s compliance with the Transaction Documents and subject to two (2) Business Day prior written notice, access during reasonable and normal business hours to the books, records, accounts, management personnel, personnel of the auditors and accountants, and facilities of HoldCo (including furnishing copies of documents as reasonably requested).

(e) OpCo shall have the right to cause a designated Representative of OpCo to review the accounts, books, records, financial and operating data and other related information of OpCo IT and its Subsidiaries to confirm the calculations of the payments due to and by OpCo under the Intellectual Property License and Software Technology Services Agreement and compliance with the covenants in such agreement; provided, however, so long as there has not been any non-compliance or breach, there shall be a maximum of one (1) such review for each fiscal year. The Parties understand, agree and acknowledge their intention that OpCo’s accountants shall review the accounts of OpCo IT and its Subsidiaries and shall have access to the work papers of Alibaba’s independent auditors (to the extent permitted by such independent auditors, provided that Alibaba and its Subsidiaries must use commercially reasonable efforts to obtain the consent of their respective independent auditors to give OpCo access to their work papers) as described in this Subsection (e).

(f) All such rights pursuant to Section 7.09(a), (b), (c), (d) and (e) shall terminate and be of no further force or effect as of the Final Payment Date or, for rights relating to the Intellectual Property License and Software Technology Services Agreement, such earlier time as such agreements are terminated as required pursuant to regulatory or listing requirements in connection with a Qualified IPO; provided, however, that in the event of a Qualified IPO, Alibaba shall continue to be entitled to all rights pursuant to this Section 7.09 solely with respect to all periods prior to and as of such Qualified IPO in a manner consistent with this Section 7.09. Notwithstanding the foregoing, the information rights of Alibaba and its Subsidiaries related to the Commercial Agreement shall not terminate until such time as Alibaba agrees in writing to receive services from OpCo pursuant to a pricing structure where the calculations contemplated by the Commercial Agreement are irrelevant.

(g) For the avoidance of doubt, the rights pursuant to this Section 7.09 shall not (i) include any specifically identifiable information of OpCo’s customers or other information that third parties would not be permitted to access under applicable privacy laws or

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regulations or under the ordinary course of OpCo’s customer-related privacy policies, (ii) require OpCo to disclose any information if such disclosure would violate any Laws, including Laws of the PRC and (iii) require HoldCo or OpCo to disclose any information if such disclosure would, upon the written advice of HoldCo’s or OpCo’s independent outside legal counsel, as applicable, jeopardize any attorney-client privilege or attorney work product; provided, however, that HoldCo or OpCo shall furnish and shall exercise all reasonable efforts to furnish and provide full access to any and all portions of such information or material that is not subject to any attorney-client privilege and that OpCo does not reasonably expect to impose a material risk of a material liability on OpCo. Any information shared pursuant to this Section 7.09 shall be shared subject to Section 7.01.

Section 7.10 Restrictions on HoldCo Liquidity Event. From the date of this Agreement until the Final Payment Date, JMY, JT, HoldCo Shareholders and HoldCo shall not agree to effect or permit a HoldCo Liquidity Event.

Section 7.11 Actions by Alibaba.

(a) The Parties agree that for so long as this Agreement or any of the other Transaction Documents remains in effect, all Alibaba Independent Actions shall be taken or made solely by the unanimous decision of the Independent Directors. Prior to or contemporaneously with the execution of this Agreement, the Alibaba board of directors has passed an irrevocable resolution in the form of Exhibit G hereto specifically confirming, authorizing, and delegating the authority set forth in this Section 7.11 to the Independent Directors. All Alibaba Independent Actions shall be determined by the Independent Directors either at a meeting (a “Transaction Meeting”) or, solely in accordance with the last three sentences of subsection (b), by written consent, in each case in accordance with the procedures set forth in this Section 7.11 and such resolution.

(b) A Transaction Meeting may be called by any Independent Director or any member of the board of directors of Alibaba by giving written notice (a “Meeting Notice”) to each Independent Director and each member of the Alibaba board of directors, all of whom shall be invited to participate in such Transaction Meeting. The Meeting Notice shall specify the date of the meeting, which date shall not be earlier than three (3) Business Days after the date of the Meeting Notice, the time of the meeting, and the place of the meeting. The Meeting Notice shall also specify the purpose of such Transaction Meeting and the proposed Alibaba Independent Action(s) to be determined and enclose any relevant written materials. The Transaction Meeting shall be held on the date and at such time and place as specified in the Meeting Notice; provided that the meeting may be delayed to an alternate date and time and place if requested by any member of the board of directors of Alibaba so long as the Independent Directors and members of the Alibaba board of directors are able to mutually agree on an alternate date and time and place for the Transaction Meeting which is no later than ten (10) Business Days following the date of Transaction Meeting set forth in the Meeting Notice. If a Transaction Meeting is not held within ten (10) Business Days of the date specified in the Meeting Notice due to the action or inaction by any member of the Alibaba board of directors (other than an Independent Director), then the Independent Directors or sole Independent Director, as applicable, may act by unanimous written consent without a Transaction Meeting with respect to the Alibaba Independent Action(s) set forth in the Meeting Notice.

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Notwithstanding anything herein to the contrary, the Independent Directors may act by unanimous written consent without a Transaction Meeting if, in the Independent Directors’ judgment, immediate action is required under the circumstances in order to avoid material harm or loss to Alibaba, provided that prior to taking such action by unanimous written consent, the Independent Directors advise the members of the Alibaba board of directors of such Alibaba Independent Action(s) and the rationale for taking such Alibaba Independent Action(s) without a Transaction Meeting. Prior to taking such action by written consent, the Independent Directors, either individually or together, will designate times that they can be available to participate in a conference call to discuss the matter to be acted upon, and shall participate in such a conference call, if the other members of the Alibaba board make themselves available during such designated times.

(c) All Meeting Notices shall be deemed to have been received (i) if by personal delivery, on the day delivered, (ii) if by courier services or overnight mail or delivery, on the day delivered, and (iii) if by facsimile or electronic mail, on the day on which such facsimile or electronic mail was received, provided that it is followed immediately by confirmation by personal delivery, courier service or overnight mail.

(d) All Meeting Notices shall be delivered to the addresses set forth in Section 10.01, and such addresses may be updated with the secretary of Alibaba from time to time by the Independent Directors and the members of the Alibaba board of directors. A Meeting Notice need not be given to any Independent Director or any member of the board of directors of Alibaba who signs a waiver of such Meeting Notice or a consent to holding the Transaction Meeting, whether before or after the Transaction Meeting, or who attends (by whatever permitted means) the Transaction Meeting without protesting, prior to its commencement, the validity of the Meeting Notice to such Independent Director or other member of the board of directors of Alibaba.

(e) An Independent Director or other member of the board of directors of Alibaba may participate in any Transaction Meeting by means of telephone, video conference or similar communication equipment by way of which all persons participating in such Transaction Meeting can hear each other and such participation shall be deemed to constitute presence in person at the Transaction Meeting.

(f) The unanimous decision of the Independent Directors or sole Independent Director, as applicable, taken at a duly called Transaction Meeting or, solely in accordance with the last three sentences of subsection (b), by the unanimous written consent of such Independent Directors or sole Independent Director, as applicable, shall be binding on Alibaba, the other Parties or any third-party with respect to such Alibaba Independent Action(s). Alibaba shall promptly implement the decision of the Independent Directors (acting unanimously) or sole Independent Director, as applicable, with respect to any Alibaba Independent Action. Any purported Alibaba Independent Action taken by Alibaba (including by the Alibaba board of directors or management) other than as described in this Section 7.11 shall be invalid, null and void and of no effect whatsoever.

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(g) For the avoidance of doubt, this Section 7.11 and the resolution set forth in Exhibit G shall have no effect on any actions of the Company or the Directors other than with respect to the Alibaba Independent Actions.

(h) For so long as the Framework Agreement or any of the other Transaction Documents remains in effect, Section 7.11 and the resolution set forth in Exhibit G shall not be revoked, rescinded, varied or amended without the unanimous consent of the Independent Directors or sole Independent Director, as applicable, and of the board of directors of Alibaba.

Section 7.12 Independent Directors’ Staff Support. The Independent Directors shall be entitled to appoint a single individual of appropriate stature and qualifications to assist them in their activities with respect to the Actions and other matters contemplated under the Transaction Documents and Shareholders Agreement, including review of proposals to the Independent Directors and development of appropriate background information supporting the Independent Directors’ consideration thereof (the “Directors’ Appointee”). The Directors’ Appointee shall be provided, as reasonably requested and at Alibaba’s expense, with space to work at Alibaba’s facilities in Hong Kong when the Directors’ Appointee is visiting Alibaba’s offices, and shall be entitled to attend meetings of Alibaba’s board of directors in an observer capacity. The salary of the Directors’ Appointee shall be borne by Yahoo! and Softbank, and any removal, replacement or change in employment conditions of such appointee shall constitute an Alibaba Independent Action under this Agreement.

Section 7.13 Non-Competition.

(a) During the period commencing on the Effective Time and ending on the Final Payment Date (the “Restricted Period”), Alibaba agrees and covenants that it and its Subsidiaries shall not, within the PRC, directly or indirectly engage in the Business, enter into or participate in the Business as an owner, partner or principal or otherwise compete with the Business within the PRC; provided, however, Alibaba may:

(i) own, directly or indirectly, solely as a passive investment, Securities of any OpCo Competitor traded on any securities exchange, provided that Alibaba is not a controlling person of, or a member of a group which controls, such entity and does not, directly or indirectly, “beneficially own” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) one percent (1%) or more of any class of Securities of such OpCo Competitor;

(ii) continue to conduct the Business to the extent necessary to fulfill its obligations under each of the Intellectual Property License and Software Technology Services Agreement and Commercial Agreement, until the termination of the Intellectual Property License and Software Technology Services Agreement and Commercial Agreement (as applicable); and

(iii) engage in the provision of financing products; the issuance of benefits, discounts and virtual currency provided under loyalty programs; group buying and

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online coupons related to group buying; the provision of a directory of merchants; and the provision of foreign exchange services.

Notwithstanding any provision in this Agreement to the contrary, nothing herein shall interfere with Alibaba’s right to Contract with independent third Persons for the provision or procurement of Business services or products and to undertake any activities in connection therewith pursuant to Section 2.6 of the Commercial Agreement.

(b) During the Restricted Period, each of HoldCo and OpCo shall not and shall cause their respective Subsidiaries not to, anywhere in the Business Area directly or indirectly engage in the Alibaba Business, enter into or participate in the Alibaba Business as an owner, partner or principal or otherwise compete with the Alibaba Business anywhere in the Business Area; provided, however, each of HoldCo, OpCo and their respective Subsidiaries may:

(i) own, directly or indirectly, solely as a passive investment, Securities of any Alibaba Competitor traded on any securities exchange, provided that HoldCo, OpCo, and their respective Subsidiaries are not individually or collectively a controlling person of, or a member of a group which controls, do not, directly or indirectly, “beneficially own” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) one percent (1%) or more of any class of Securities of such Alibaba Competitor; and

(ii) engage in the provision of financing products; the issuance of benefits, discounts and virtual currency provided under loyalty programs, provided that group buying and online coupons related to group buying shall be deemed a part of the Alibaba Business and not excepted under this clause (ii); the provision of a directory of merchants providing OpCo’s services, provided that “directory of merchants” shall not be interpreted to mean any business of the kind conducted by Alibaba (e.g., Alibaba.com, TaoBao, etc.); and the provision of foreign exchange services.

Section 7.14 Employees and Employee Benefits. Alibaba, HoldCo and OpCo intend that there shall be continuity of employment with respect to employees as follows, to the extent permitted by applicable Law:

(a) Transfer of Employees from Alibaba to OpCo. In case of transfer of employees from Alibaba or its Subsidiaries to OpCo or its Subsidiaries, the employees so transferred shall sign a termination agreement to terminate their existing labor contact with Alibaba (or its Subsidiaries or PRC registered Affiliates) and sign a new labor Contract with OpCo or its Subsidiaries. The terms and conditions in the new labor Contract shall be no less favorable to such employees than those in the labor Contract with Alibaba (or its Subsidiaries or PRC registered Affiliates), and the service period of such employees with Alibaba or its Subsidiaries shall be recognized in the new labor Contract with OpCo or its Subsidiaries.

(b) Transfer of Employees from OpCo to Alibaba. In case of transfer of employees from OpCo or its Subsidiaries to Alibaba (or its Subsidiaries or PRC registered Affiliates), the employees so transferred shall sign a termination agreement to terminate their employment with OpCo or its Subsidiaries and sign a new labor Contract with Alibaba or its Subsidiaries. The terms and conditions in the new labor Contract shall be no less favorable to

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such employees than those in the labor Contract with OpCo or its Subsidiaries, and the service period of such employees with OpCo or its Subsidiaries shall be recognized in the new labor Contract with Alibaba or its Subsidiaries.

(c) Severance and Termination Matters. In connection with any transfer of employees under Section 2.08(a), if severance is required to be paid to the employee, the transferor entity shall pay one-half (1/2) of such cost and the transferee entity shall pay one-half (1/2) of such cost. In connection with any transfer of employees under Section 2.08(b), if severance is required to be paid to the employee, HoldCo shall pay all of such cost.

(d) Market Compensation. Until the Final Payment Date, HoldCo shall ensure that compensation of management employees of OpCo shall be reasonable and consistent with industry standards in the PRC.

Section 7.15 Further Covenants.

(a) Maintenance of Existence; Compliance. Until the occurrence of the Final Payment Date, each of HoldCo, OpCo and IPCo shall take all reasonable action to (i) preserve, renew and keep in full force and effect its organizational existence and (ii) maintain all rights, privileges, business licenses, and franchises, and comply with all Contracts, in each case as is necessary or desirable in the normal conduct of its business; and (iii) comply in all material respects with all Laws and judgments, orders and decrees of any Governmental Authority.

(b) Books and Records. So long as any relevant obligation is owing by it under any Transaction Document, each of HoldCo, OpCo and IPCo shall and Alibaba shall cause OpCo IT and OpCo IT’s Subsidiaries to keep proper books of records and account in which full, true and correct entries in conformity with IFRS and all applicable Laws shall be made of all dealings and transactions in relation to its business and activities.

(c) Notices. Until the occurrence of the Final Payment Date, each of HoldCo and IPCo shall promptly give notice to Yahoo! and Softbank of the occurrence of any Default or Event of Default under the IPCo Promissory Note.

(d) Payment Obligations. So long as any payment obligation is owing by it under any Transaction Document, each of HoldCo, OpCo and IPCo shall with respect to itself, each of HoldCo and OpCo shall cause each of its Subsidiaries that is in the OpCo Group, and Alibaba shall cause OpCo IT to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with IFRS with respect thereto have been provided on its books or on the books of the relevant entity in Alibaba, the OpCo Group or IPCo.

(e) Liens. Until the occurrence of the Final Payment Date, HoldCo shall not create, incur, assume or suffer to exist any Lien upon any of its Assets other than to secure total Liabilities, other than Liabilities or obligations incurred pursuant to this Agreement, not to exceed Twenty-Five Million Dollars (US$25,000,000); provided, however, that HoldCo may create, incur, assume or suffer to exist Liens in connection with the incurrence of Indebtedness (in an approved Related Party Transaction, or to an Unrelated Third Party or

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Unrelated Third Parties pursuant to one or more bona fide arms-length negotiated agreements) where all of the proceeds from such Indebtedness (net of Transaction Expenses) are used to pay the IPCo Note Amount, the Increase Payment, the Liquidity Event Payment, the Make-Whole Payment or the Impact Payment without regard to the Twenty-Five Million Dollars (US$25,000,000) limit set forth above, and any such Lien shall not be counted against such limit.

(f) Fundamental Changes. Until the occurrence of the Final Payment Date, none of HoldCo, OpCo or IPCo shall enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself.

(g) Negative Pledge. Until the occurrence of the Final Payment Date, IPCo shall not enter into or suffer to exist or become effective any Contract that prohibits or limits the ability of it to create, incur, assume or suffer to exist any Lien upon any of its Assets, whether now owned or hereafter acquired, to secure its obligations under the IPCo Promissory Note.

(h) Senior Payments. Until the occurrence of the Final Payment Date, each of HoldCo and IPCo shall ensure that its obligations and liabilities under the Transaction Documents constitute its unconditional and general obligations that at all times rank senior to all of its other existing or future Indebtedness; provided, however, that the foregoing requirement that such obligations rank senior to existing or future Indebtedness shall not apply with respect to any Indebtedness incurred where all of the proceeds from such Indebtedness (net of Transaction Expenses) are used to pay the IPCo Note Amount, the Increase Payment, the Liquidity Event Payment, the Make-Whole Payment or the Impact Payment and which Indebtedness is not secured by any Lien on Collateral unless such Lien is subordinated to the Liens of the Security Documents on terms satisfactory to Yahoo! and Softbank.

(i) Rights against IPCo. Until the occurrence of the Final Payment Date, none of HoldCo, OpCo, JMY or JT shall exercise, or permit its direct and indirect Subsidiaries to exercise, any rights or remedies under Law or in equity that it or its Subsidiaries has or may otherwise acquire against IPCo (in any way whatsoever) arising out of, or in connection with, the Transaction Documents, including any rights of subrogation, contribution, indemnification, restitution, reimbursement or suretyship until the payment in full of the IPCo Promissory Note.

(j) Further Assurances. Until the occurrence of the Final Payment Date, each of HoldCo, OpCo, IPCo, JMY and JT agree, that from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary, or that Alibaba, Softbank or Yahoo! may reasonably request, in order to perfect and protect the security interest granted, ensure the continued perfection of, purported or intended to be granted in favor of Alibaba pursuant to the Security Documents or to enable Alibaba to exercise and enforce its rights and remedies thereunder with respect to any Collateral.

(k) Pledge of Alibaba Shares. Until the occurrence of the Final Payment Date, each of JMY and JT hereby covenant and agree to, prior to Closing, transfer or cause to be transferred to IPCo legal and beneficial interest in an aggregate of Fifty Million

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(50,000,000) Alibaba Shares owned directly or indirectly by JMY and JT free and clear of all Liens, which shares shall be mortgaged at Closing by IPCo pursuant to the Legal Mortgage of Alibaba Shares (the “Alibaba Share Pledge”). Each of JMY and JT hereby covenant and agree to execute and deliver, or cause to be executed and delivered, all such documentation required to effect such transfer.

(l) Shortfall. JMY and JT covenant and agree that, upon the occurrence of a Liquidity Event, or if HoldCo is obligated under this Agreement to make an Impact Payment or Make-Whole Payment, if (x) the aggregate amount (i) that will be paid in cash by the end of the ninety (90)-day period referenced in Section 2.09(d) to Alibaba in respect of any or all of the Liquidity Event Payment, Increase Payment, if any, Impact Payment, if any, Make-Whole Payment, if any, and the IPCo Promissory Note plus (ii) the Fair Market Value of the Alibaba Share Collateral is less than (y) the aggregate amount of the Liquidity Event Payment, Increase Payment, if any, Impact Payment, if any, Make-Whole Payment, if any, and the amount outstanding under the IPCo Promissory Note (the difference between (x) and (y) being the “Shortfall Amount”), JMY and JT shall, and in connection with any Substitution (as defined below) JMY and JT shall:

(A) execute and deliver a Cayman Islands law governed legal mortgage, in substantially the form attached hereto as Annex D (the “Shortfall Amount Mortgage”) in respect of shares of Alibaba held by them (the “Additional Alibaba Shares”), and/or

(B) transfer Cash and Cash Equivalents (provided, that such Cash Equivalents shall not include publicly traded Securities that are not traded on a securities exchange in the United States or Hong Kong) held by them to one or more of the accounts subject to Liens of the Account Pledge Agreements (the “US Collateral”). The Additional Alibaba Shares and the US Collateral (collectively, the “Pledged Assets”) shall have an aggregate Fair Market Value equal to or greater than the Shortfall Amount (or, in the case of any Substitution, equal to the Fair Market Value of any Pledged Assets being substituted calculated as of the date of such Substitution). Each of JMY and JT shall otherwise take all actions necessary or required under the Shortfall Amount Mortgage and the Account Pledge Agreements (collectively, the “Shortfall Security Documents”) to perfect the Liens intended to be created under such documents with respect to the Pledged Assets. All necessary transfers (including any certificate transfers), deposits, filings, registrations, re-registrations and annotations necessary or required under the Shortfall Security Documents will be effected by JMY, JT and Alibaba prior to the Liquidity Event and each Substitution permitted by this Section 7.15(l), and as of the Liquidity Event and any Substitution, and in each case as a condition precedent to the consummation thereof,

(i) legal and beneficial title to the Additional Alibaba Shares shall be transferred to Alibaba’s security agent under the Shortfall Amount Mortgage (or, in respect of Additional Alibaba Shares mortgaged pursuant to a Substitution, an additional Shortfall Amount Mortgage),

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(ii) the Account Pledge Agreements shall be effective to create in favor of Alibaba’s security agent thereunder a valid and perfected first priority Lien on the US Collateral,

(iii) each Shortfall Security Document shall be binding and enforceable against JMY or JT, or both of them, as the case may be, and

(iv) Alibaba, Yahoo! and Softbank shall each have received legal opinions from counsel to JMY and JT, which opinions and counsel shall be reasonably satisfactory to Alibaba, Yahoo! and Softbank, addressing, among other things, the enforceability of the Shortfall Security Documents and the perfection of the transfer and/or Liens on the Pledged Assets pursuant to the Shortfall Security Documents.

The Liens to be granted in accordance with this Section 7.15 shall secure full payment of the Shortfall Amount when due, irrespective of whether payment of the Shortfall Amount is at any time restricted or prohibited by PRC law or otherwise. If requested by JMY and JT, which request will include a reasonable proposal for financing the Shortfall Amount, the consent to which request shall not be unreasonably withheld, delayed or conditioned by Alibaba, JMY and JT may execute the Shortfall Security Documents on a date within ninety (90) days following the occurrence of a Liquidity Event, or following the date on which HoldCo becomes obligated to make an Impact Payment or Make-Whole Payment. JMY and JT may elect to substitute any of the Pledged Assets with other Pledged Assets having equivalent Fair Market Value calculated as of the date of such substitution (a “Substitution”); provided, further, that with respect to any substituted Pledged Assets, all of the procedures with respect to Pledged Assets set forth in this Section 7.15(l) are complied with.

(m) Effect under Shareholders Agreement. For the avoidance of doubt, it is agreed that other than with respect to any shares of Alibaba that have been foreclosed upon,

(i) the transfer of the Alibaba Share Pledge and Pledged Assets pursuant to Section 7.15(k) and (l) above, respectively, will not constitute a “Transfer” under the Shareholders Agreement,

(ii) for all purposes relating to the governance, operation and management of Alibaba (whether under law, the Shareholders Agreement or any governing documents of Alibaba or any of its Affiliates), JMY, JT and the other management members will retain all rights incident to the ownership of such shares, including voting rights and all rights relating to specific levels of ownership, in all cases as if the legal mortgages and related documentation had not occurred or been executed, and

(iii) if the effects described in clauses (i) and (ii) cannot be accomplished without an amendment to the Shareholders Agreement or the Memorandum and Articles of Association of Alibaba, JMY, JT, Yahoo! and Softbank shall effect such amendments as soon as practicable in order to permit the Transfer of such shares or Pledged Assets without assurance of any of the negative effects referred to in clauses (i) and (ii).

In the event that Alibaba forecloses upon any shares pledged pursuant to this Section 7.15, Alibaba shall be free to Transfer such shares (or, if such shares are retired, issue

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new shares as approved by the Independent Directors in an amount not to exceed the number of shares so retired as a result of such foreclosure) without restriction under the Shareholders Agreement.

(n) Transaction Documents. At or prior to the Effective Time, the Parties will, or will cause their applicable Affiliates to enter into and execute the Transaction Documents.

(o) No Intellectual Property Transfers. From the date of this Agreement until the Effective Time, there shall be no Transfers of Intellectual Property between Alibaba or any of its Subsidiaries (other than the Retained Entities) and HoldCo, IPCo, the Retained Entities or any of their respective Subsidiaries.

(p) Termination of Existing Agreements. At or prior to the Effective Time, Alibaba and its Subsidiaries on the one hand and the OpCo Group on the other hand shall take any and all action to terminate any and all agreements by and between them (other than the Transaction Documents or any agreement contemplated thereby), including (i) the Software Service Agreement between TaoBao (China) Software, Ltd. and OpCo, dated September 16, 2009 and (ii) the Client Service Agreement between Alipay Software (Shanghai) Co., Ltd. and OpCo, dated June 20, 2008 (together, the “Existing IP Agreements”).

(q) IPCo. On or prior to the Effective Time, JMY and JT shall cause IPCo to amend its organizational documents substantially in the form of Exhibit F. By the Effective Time, JMY and JT shall cause a designee of Yahoo! and a designee of Softbank to each have been appointed to the board of directors of IPCo, such that the only directors of IPCo as of the Effective Time are a designee of Yahoo!, a designee of Softbank, JMY and JT.

(r) Compliance. Solely in their capacities officers or directors of HoldCo, OpCo and IPCo, JMY and JT shall take such actions as are within their authority (including by voting in their capacity as director) to cause HoldCo, OpCo or IPCo to take such corporate actions and make such corporate approvals as may be necessary (including seeking any necessary shareholder approvals) for any of HoldCo, OpCo or IPCo to comply with any of its obligations under this Section 7.15; and solely in their capacities, if any, as Beneficial Owners of Securities of HoldCo, OpCo or IPCo, JMY and JT shall vote or cause to be voted such Securities in favor of any corporate actions and or approvals as may be necessary for any of HoldCo, OpCo or IPCo to comply with any of its obligations under this Section 7.15.

ARTICLE VIII

CONDITIONS

Section 8.01 Conditions to Each Party’s Obligation to Effect the Transaction. The obligation of each Party to effect the Closing shall be subject to the satisfaction or waiver of the following conditions precedent (any of which may be waived by agreement of the Parties, in whole or in part, in writing):

(a) Legal Matters. No Governmental Order or other Laws, rule, legal restraint or prohibition, in each case of a Governmental Authority of competent jurisdiction, shall

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have been issued to prohibit or shall otherwise be in effect to prevent the consummation of the Transactions in any material respect.

(b) PBOC Payment License. At the Effective Time, no order, decision, notice or any other government document have been issued (or pending or imminent) by PBOC to withdraw the PBOC payment license issued to OpCo, or to prohibit or otherwise prevent OpCo from conducting the Business as approved under the PBOC payment license.

(c) Foreign Exchange. The approvals by, registrations with or filings with SAFE or its local counterparts described in Section 8.01(c) of the Disclosure Letter have been obtained.

(d) Cross-License Agreement. Alibaba and OpCo shall have agreed in writing to a mutually acceptable form of Cross-License Agreement substantially on the terms set forth on Schedule 2.10.

Section 8.02 Conditions to Obligations of HoldCo, OpCo and IPCo. The obligations of HoldCo, OpCo and IPCo to affect the Closing shall be subject to the satisfaction or waiver of the following conditions precedent (any of which may be waived by agreement of the Parties, in whole or in part, in writing):

(a) Accuracy of Representations and Warranties. Each of the representations and warranties of Alibaba, Yahoo! and Softbank (i) set forth in this Agreement (other than those in Section 3.01 and 6.01) shall be true and correct in all respects (except for such inaccuracies or breaches which do not, individually or in the aggregate, materially decrease the benefits of the Transactions to HoldCo, OpCo and IPCo) as of the Effective Time as if made as of the Effective Time (except for such representations and warranties that are made as of a specific date which shall speak only as of such date), and (ii) the representations and warranties set forth in Section 3.01 and Section 6.01 shall be true and correct in all respects as of the Effective Time as if made as of the Effective Time. Each of Alibaba, Yahoo! and Softbank shall deliver to HoldCo a certificate signed by an executive officer thereof to the effect that the conditions set forth in this Section 8.02(a) have been satisfied.

(b) Performance of Obligations by Alibaba, Yahoo! and Softbank. Each of Alibaba Yahoo! and Softbank shall have performed, in all material respects, its agreements and obligations contained in this Agreement required to be performed by it at or before the Closing. Each of Alibaba, Yahoo! and Softbank shall deliver to HoldCo a certificate signed by an executive officer thereof to the effect that the conditions set forth in this Section 8.02(b) have been satisfied.

(c) Transaction Documents. Except as set forth in this Section 8.02(c) of the Disclosure Letter, each Transaction Document shall have been validly executed and delivered by the applicable Parties (other than HoldCo, OpCo, IPCo, JMY, JT and their applicable Affiliates) and shall be in full force and effect as of the Effective Time.

Section 8.03 Conditions to Obligations of Alibaba, Yahoo! and Softbank. The obligations of Alibaba, Yahoo! and Softbank to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver of the following conditions

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precedent (any of which may be waived by agreement of the Parties, in whole or in part, in writing):

(a) Accuracy of Representations and Warranties of HoldCo, OpCo and IPCo. Each of the representations and warranties of HoldCo, OpCo and IPCo (i) set forth in this Agreement (other than those in Section 4.01 and 4.02) shall be true and correct in all respects (except for such inaccuracies or breaches which do not, individually or in the aggregate, materially decrease the benefits of the Transactions to Alibaba, Yahoo! or Softbank) as of the Effective Time as if made on and as of the Effective Time (except for such representations and warranties that are made as of a specific date which shall speak only as of such date), and (ii) the representations and warranties set forth in Section 4.01 and Section 4.02 shall be true and correct in all respects as of the Effective Time as if made as of the Effective Time. Each of HoldCo, OpCo and IPCo shall deliver to each of Alibaba, Yahoo! and Softbank a certificate signed by an executive officer thereof to the effect that the conditions set forth in this Section 8.03(a) have been satisfied.

(b) Accuracy of Representations and Warranties of JMY and JT. Each of the representations and warranties of JMY and JT set forth in this Agreement shall be true and correct in all respects (except for such inaccuracies or breaches which do not, individually or in the aggregate, materially decrease the benefits of the Transactions to Alibaba, Yahoo! or Softbank) as of the Effective Time as if made as of the Effective Time (except for such representations and warranties that are made as of a specific date which shall speak only as of such date). JMY and JT shall deliver to each of Alibaba, Yahoo! and Softbank a certificate to the effect that the conditions set forth in this Section 8.03(b) have been satisfied.

(c) Performance of Obligations by HoldCo, OpCo and IPCo. Each of HoldCo, OpCo and IPCo shall have performed, in accordance with the terms hereof, in all material respects, its agreements and obligations contained in this Agreement required to be performed by it at or before the Closing, and no Default or Event of Default shall have occurred under the IPCo Promissory Note. Each of HoldCo, OpCo and IPCo shall deliver to Alibaba a certificate signed by JMY and JT as executive officers of HoldCo, OpCo and IPCo, respectively, to the effect that the conditions set forth in this Section 8.03(c) have been satisfied.

(d) Performance of Obligations by JMY and JT. Each of JMY and JT shall have performed, in accordance with the terms hereof, in all material respects, his respective agreements and obligations contained in this Agreement required to be performed by him at or before the Closing. Each of JMY and JT shall deliver to Alibaba a certificate to the effect that the conditions set forth in this Section 8.03(d) have been satisfied.

(e) Alibaba Share Pledge. The Alibaba Share Pledge shall have been effected at or before the Effective Time.

(f) Transaction Documents. Except as set forth in this Section 8.03(f) of the Disclosure Letter, each Transaction Document shall have been validly executed and delivered by the applicable Parties (other than Alibaba, Yahoo!, Softbank and their applicable Affiliates) and shall be in full force and effect as of the Effective Time.

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(g) Enforceability Opinions. Alibaba, Yahoo! and Softbank shall each have received an enforceability opinion dated the Effective Time from (i) Fangda Partners, PRC counsel to HoldCo and (ii) Maples and Calder, Cayman Islands counsel to IPCo, in each case addressed to Alibaba, Yahoo! and Softbank in the agreed upon form provided to each of Alibaba, Yahoo! and Softbank prior to the date hereof and attached in the form of Exhibit H and Exhibit I hereto, addressing, among others, enforceability of the Transaction Documents and the creation of a perfected security interest in and to the Collateral pursuant to the Security Documents.

(h) IPCo Organization. IPCo shall have amended its organizational documents substantially in the form of Exhibit F and shall have delivered a true and correct copy of such organizational documents to Alibaba, Softbank and Yahoo!, and the designees of Softbank and Yahoo! shall have been appointed to the board of directors of IPCo such that the only directors of IPCo as of the Effective Time shall be the designee of Softbank, the designee of Yahoo!, JMY and JT. IPCo shall have the same Assets, liabilities, and capitalization as on the date of this Agreement, except (a) that IPCo’s Assets shall include the Alibaba Share Collateral and (b) for any changes made with the prior written consent of Yahoo! and Softbank or as required by the Transaction Documents.

(i) Solvency Certificates. Alibaba, Yahoo! and Softbank shall each have received a Solvency Certificate from IPCo and HoldCo dated the Effective Time, substantially in the form of Exhibit J and with appropriate attachments and otherwise reasonably satisfactory to Alibaba, Yahoo! and Softbank, in each case demonstrating that as of immediately prior to the Closing and as of immediately after the Closing (but in each case excluding any Liability for the Liquidity Event Payment, the Make-Whole Payment, the Impact Payment and the Increase Payment), IPCo and HoldCo and their respective Subsidiaries will be Solvent and will have adequate capital to carry on their respective businesses.

(j) Perfection. Each of JMY and JT (with respect to the Legal Mortgage of IPCo Shares, and the Account Pledge Agreements), HoldCo and IPCo (with respect to the Legal Mortgage of Alibaba Shares and the IPCo Asset Charge) shall have delivered evidence reasonably satisfactory to Alibaba, Softbank and Yahoo! that JMY, JT and IPCo, respectively, shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings that may be necessary or, in the reasonable opinion of Alibaba, Yahoo! or Softbank, desirable in order to create in favor of Alibaba’s Collateral Agent (as defined below), a valid and (upon such filing and recording) perfected first priority security interest in the Collateral, including, as set forth in Section 4.1 of the Legal Mortgage of IPCo Shares, Section 4.1 of the Legal Mortgage of Alibaba Shares and Section 4.1 of the IPCo Asset Charge and delivery to Alibaba, Softbank and Yahoo! of proper Uniform Commercial Code financing statements (and acknowledgement copies) duly filed in the Recorder of Deeds of the District of Columbia on or before the Effective Time creating a perfected security interest over the Collateral. To that end and without limiting the foregoing, (i) a collateral agency agreement in form and substance satisfactory to Alibaba shall have been executed and delivered between Alibaba and a reputable international financial institution with operations in each of United States and the Cayman Islands (which institution shall be acceptable to Alibaba, the “Collateral Agent”), (ii) HoldCo and/or IPCo or another Person on their behalf, shall have agreed to pay all reasonable fees and expenses of the Collateral Agent (including the

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reasonable fees and expenses of the Collateral Agent’s legal counsel), and otherwise indemnify the Collateral Agent, in connection with the Security Documents, pursuant a fee letter in form and substance satisfactory to each of Alibaba and the Collateral Agent (the “Fee Letter”), (iii) HoldCo and/or IPCo shall have paid or caused to be paid all such reasonable fees and expenses of the Collateral Agent (including the reasonable fees and expenses of the Collateral Agent’s legal counsel) that are required to be paid prior to or at Closing, (iv) JMY and JT shall have opened such accounts in New York City (with a reputable financial institution acceptable to Alibaba) as are required for purposes of giving effect to the Liens of the Account Pledge Agreements, (v) JMY and JT shall have paid all reasonable fees and expenses that are required to be paid in connection with such accounts prior to or at Closing, and (vi) JMY and JT shall have executed and delivered “Control Agreements” in respect of such accounts (as contemplated by the Account Pledge Agreements), each in form and substance satisfactory to Alibaba.

(k) Existing IP Agreement Termination. Each of the Existing IP Agreements shall have terminated and evidence of such termination shall have been delivered to each of Yahoo! and Softbank.

(l) Stop Notice. IPCo has not received a stop notice under Order 50 r.11 of the Grand Court Rules of the Cayman Islands with respect to the shares which are the subject of the security interest mortgaged by each of JMY and JT pursuant to the Legal Mortgage of IPCo Shares (and Alibaba hereby undertakes that neither it nor the Mortgagee (as defined in the Legal Mortgage of IPCo Shares) shall serve such a stop notice on IPCo at any time prior to Closing).

(m) Payment Processing Fee Calculation Method. (i) Yahoo! and Softbank shall have received and reviewed a report setting forth the conclusions of PricewaterhouseCoopers LLP (“PwC”) regarding OpCo’s calculation method and payment processing fee rates based on financial information for fiscal year 2010 and the first half of fiscal year 2011 provided by OpCo and (ii) in such report PwC has confirmed to Yahoo!’s and Softbank’s reasonable satisfaction that OpCo’s calculation of the Approved Fee Rate (as defined in the Commercial Agreement) based on actual financial records is consistent with the method for calculating the Approved Fee Rate as set forth in the Auditor’s Review Instructions (as defined in the Commercial Agreement).

ARTICLE IX

TERMINATION

Section 9.01 Termination.

(a) This Agreement may be terminated at any time prior to the Closing:

(i) by unanimous written agreement of the Parties;

(ii) by either HoldCo (by giving written notice of such termination to Alibaba) or Alibaba (by giving written notice of such termination to HoldCo), if the Closing shall not have occurred on or prior to December 31, 2011 (the “Outside Date”),

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provided, that the Outside Date shall automatically be extended by sixty (60) days if all of the conditions set forth in Article VIII are satisfied as of December 31, 2011 but for Section 8.01(c) (excluding any conditions which by their nature are to be satisfied only upon the Closing and which are capable of being satisfied), and provided further that the right to terminate this Agreement under this Section 9.01(a)(ii) shall not be available to any Party whose breach of this Agreement shall have been the primary cause of the failure of the Closing to occur on or before the Outside Date;

(iii) by either HoldCo or Alibaba if any court of competent jurisdiction or other competent Governmental Authority shall have issued a Governmental Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions and such Governmental Order or other action shall have become final and non-appealable;

(iv) by either HoldCo or Alibaba if PBOC issues a final order, decision, notice or any other official government document to withdraw the PBOC payment license issued to OpCo, or to prohibit or otherwise prevent OpCo from conducting the Business as approved under the PBOC payment license, or to narrow the scope of businesses that OpCo is permitted to conduct under the PBOC payment license;

(v) by either HoldCo or Alibaba if any approvals by, registrations with or filings with SAFE or its local counterparts described in Section 8.01(c) of the Disclosure Letter is failed to be obtained, and such failure shall have become final and non-appealable;

(vi) by HoldCo if any of the representations or warranties of Alibaba, Yahoo! or Softbank contained in this Agreement are inaccurate or untrue to the extent that any such inaccuracy or untruth would cause the failure of the condition set forth in Section 8.02(a) or if Alibaba, Yahoo! or Softbank has failed to discharge and fulfill any of its covenants or agreements contained in this Agreement to the extent that any such failure would cause the failure of the condition set forth in Section 8.02(b), in each case only to the extent such inaccuracy or failure cannot be cured by the Outside Date; provided, that if such inaccuracy or breach by Alibaba, Yahoo! or Softbank is curable, through the exercise of commercially reasonable efforts, within twenty (20) days after receipt of written notice from HoldCo of such breach hereunder, then HoldCo may terminate this Agreement under this Section 9.01(a)(vii) at any time following the end of such twenty (20)-day period but not earlier, provided, that Alibaba, Yahoo! or Softbank, as applicable, continues to exercise commercially reasonable efforts to cure such inaccuracy or breach through such twenty (20)-day period (it being understood that HoldCo may not terminate this Agreement pursuant to this Section 9.01(a)(vii) if HoldCo shall have materially breached this Agreement or if such inaccuracy or breach by Alibaba, Yahoo! or Softbank, as applicable, is cured prior to termination); or

(vii) by Alibaba, if any of the representations or warranties of HoldCo, OpCo, IPCo, JMY or JT contained in this Agreement are inaccurate or untrue to the extent that any such inaccuracy or untruth would cause the failure of the condition set forth in Section 8.03(a) or Section 8.03(b), or if HoldCo, OpCo, IPCo, JMY or JT has failed to discharge and fulfill any of its covenants or agreements contained in this Agreement to the extent that any

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such failure would cause the failure of the condition set forth in Section 8.03(b) or Section 8.03(d), and such inaccuracy or failure cannot be cured by the Outside Date; provided, that if such inaccuracy or breach by HoldCo, OpCo, IPCo, JMY or JT is curable, through the exercise of commercially reasonable efforts, within twenty (20) days after receipt of written notice from Alibaba of such breach hereunder, then Alibaba may terminate this Agreement under this Section 9.01(a)(vii) at any time following the end of such twenty (20)-day period but not earlier, provided, that HoldCo, OpCo, IPCo, JMY or JT, as applicable, continues to exercise commercially reasonable efforts to cure such inaccuracy or breach through such twenty (20)-day period (it being understood that Alibaba may not terminate this Agreement pursuant to this Section 9.01(a)(vii) if Alibaba shall have materially breached this Agreement or if such inaccuracy or breach by HoldCo, OpCo, IPCo, JMY or JT, as applicable, is cured prior to termination).

(b) This Agreement shall automatically terminate upon the occurrence of the Final Payment Date.

Section 9.02 Effect of Termination.

(a) In the event of the termination of this Agreement in accordance with Section 9.01(a), then this Agreement and the other Transaction Documents shall thereafter become void and have no effect, and no Party shall have any Liability under the Transaction Documents to the other Parties or their respective Affiliates, directors, officers or employees, except for the obligations of the Parties contained in this Section 9.02(a), Section 7.01, Section 10.01, Section 10.06, Section 10.07 and Section 10.08, and except that nothing herein will relieve any Party from (i) Liability for any breach of this Agreement (including, subject to Section 10.12, any inaccuracy contained in any representation or warranty) prior to such termination, or (ii) Liability extinguished by the Release Agreement.

(b) In the event of termination of this Agreement in accordance with Section 9.01(b), the Transaction Documents (other than (i) the Security Documents, to the extent that any obligations of OpCo, IPCo, HoldCo, JMY or JT (as determined in the IPCo Promissory Note) survives the Final Payment Date, in each case as provided for in such Security Document, (ii) the Release Agreement and (iii) the Commercial Agreement) shall thereafter become void and have no effect, and no Party shall have any Liability hereunder or thereunder to the other Parties or their respective Affiliates, directors, officers or employees, except for the obligations of the Parties contained in Section 1.01, Section 2.09, Section 2.10, Section 7.01, Section 7.02, Section 7.09 (to the extent stated therein), Section 7.11, Section 7.13 (to the extent stated therein), Section 7.15(b), Section 7.15(d), Section 7.15(l), Section 7.15(m), Section 7.15(r), Section 10.01, Section 10.06, Section 10.07, Section 10.08, Section 10.09 and Section 10.12, and any other provision of this Agreement or any other Transaction Document that calls for performance after the date of the Final Payment Date (including the Make-Whole Payment and the Impact Payment), and except that nothing herein will relieve any Party from Liability for any breach (including, subject to Section 10.12, any inaccuracy contained in any representation or warranty) of this Agreement prior to such termination.

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ARTICLE X

MISCELLANEOUS

Section 10.01 Notices. All notices and other communications hereunder shall be in writing and shall be deemed received (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt if delivered by a nationally recognized courier service (or, the first (1st) Business Day following such receipt if (a) the date is not a Business Day or (b) receipt occurs after 5:00 p.m., local time of the recipient) or (iii) on the date of receipt of transmission by facsimile or electronic mail, provided that it is followed immediately by confirmation of receipt of delivery by personal delivery or a nationally recognized courier service that is received pursuant to subclause (i) or (ii) (or, the first (1st) Business Day following such receipt if (a) the date is not a Business Day or (b) receipt occurs after 5:00 p.m., local time of the recipient), to the Parties at the following address or facsimile numbers (or at such other address or facsimile number for a Party as shall be specified by like notice):

To Alibaba:

c/o Alibaba Group Services Limited

24th Floor, Jubilee

18 Fenwick Street

Wanchai

Hong Kong

Attention:  General Counsel

Facsimile No.: +852 2215 5200

with a copy to the Independent Directors at the addresses for Yahoo! and Softbank, respectively, as set forth below.

To Yahoo!:

Yahoo! Inc.

701 First Avenue

Sunnyvale, CA 94089

Attention: General Counsel

Facsimile No: (408) 349-3650

with a copy (not notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite 1100

Palo Alto, CA 94301

Attention:   Kenton J. King

Leif B. King

Facsimile No.: (650) 470-4570

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To Softbank:

SOFTBANK CORP.

1-9-1 Higashi-shimbashi, Minato-ku

Tokyo 105-7303, Japan

Attention: Mr. Katsumasa Niki, Finance

Facsimile No: +81-3-6215-5001

with a copy (not notice) to:

Morrison & Foerster LLP

Shin-Marunouchi Building 29F, 1-5-1 Marunouchi, Chiyoda-ku

Tokyo 100-6529, Japan

Attention: Kenneth Siegel

Facsimile No: +81-3-3214-6512

To HoldCo, OpCo, IPCo, JMY or JT:

c/o Alibaba Group Services Limited

24th Floor, Jubilee

18 Fenwick Street

Wanchai

Hong Kong

Attention: General Counsel

Facsimile No.: +852 2215 5200

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with a copy (not notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10023

Attention: Mark Gordon

Facsimile No: (212) 403-2343

and

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, CA 94041

Attention: Larry Granatelli

Facsimile No.: (650) 938-5200

and

Fangda Partners

20/F, Kerry Center

1515 Nan Jing West Road

Shanghai 200040, China

Attention: Jonathan Zhou

Facsimile No: +8621-5298-5577

Section 10.02 Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Parties (or, as to Alibaba, the Independent Directors, and as to the Joinder Parties, JMY), or in the case of a waiver, by the Party against whom the waiver is to be effective (or, as to Alibaba, the Independent Directors, and as to the Joinder Parties, JMY). No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 10.03 Assignment. No Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the Parties (in the case of Alibaba, approved by the Independent Directors).

Section 10.04 Entire Agreement. This Agreement (including all Schedules and Exhibits), the Disclosure Letter and the other Transaction Documents contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters; provided, that for the avoidance of doubt, this Agreement (including all Schedules and Exhibits), the Disclosure Letter and the other Transaction Documents do not amend or act as a waiver of any rights under (except as expressly set forth in the Release Agreement, if and when executed and delivered) any of the following agreements:

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(a) the Shareholders Agreement, except that:

(i) no Alibaba Independent Action taken in accordance with Section 7.11 shall be subject to any other consent right of directors, members or otherwise set forth in the Shareholders Agreement;

(ii) in no event shall any right of the Independent Directors to take any Alibaba Independent Action (or any Alibaba Independent Action taken by the Independent Directors) be deemed to conflict with the Shareholders Agreement or any party’s rights or obligations thereunder, including for the purposes of Sections 2.1 and 2.2 thereof; and

(iii) the provisions of Section 7.11 supersede Sections 3.5 and 3.6 of the Shareholders Agreement to the extent of any conflict or inconsistency therewith;

(b) the Technology and Intellectual Property Agreement by and between Yahoo! and Alibaba, dated October 24, 2005,

(c) the Non-Competition Agreement by and among Alibaba, Yahoo!, JMY and JT, dated October 24, 2005,

(d) the Registration Rights Agreement by and among Alibaba, JMY, Softbank and Yahoo!, dated October 24, 2005,

(e) the Yahoo! Investment Agreement by and between Yahoo! and Alibaba, dated October 24, 2005,

(f) the Patent License Agreement by and between Yahoo! and Alibaba, dated October 24, 2005,

(g) the Network Security Agreement by and between Yahoo! and Alibaba, dated October 24, 2005 (each such agreement listed in clauses (a) through (g), inclusive as has been amended to date, together with any ancillary agreements thereto), and

(h) any written agreement of the Parties that expressly provides that it is not superseded by this Agreement.

Section 10.05 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns in accordance with this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Yahoo!, Softbank, OpCo, JMY, JT, HoldCo, IPCo, Alibaba, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement. JMY and JT shall be parties to this Agreement solely with respect to Article I, V, VI, VIII, IX, X and Section 2.09(c), 2.11, 2.14, 7.01, 7.02, 7.04, 7.05, 7.06, 7.07, 7.08, 7.10, 7.11, 7.15(i), 7.15(j), 7.15(k), 7.15(l), 7.15(m), 7.15(n) and 7.15(r).

Section 10.06 Public Disclosure. Each of Yahoo!, Softbank, OpCo, JMY, JT, HoldCo, IPCo and Alibaba agree that no press release or similar public announcement, disclosure or communication shall be made concerning the terms of the Transactions, except if

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(a) solely to the extent requested or required to comply with the requirements of any applicable Laws, or (b) all Parties have consulted in advance with respect thereto, approved such public statement in advance and in writing, and each Party is provided a reasonable advance opportunity to review and provide comments with respect to any public disclosure. The Parties acknowledge and agree that notwithstanding anything in this Agreement to the contrary, Yahoo! will be required to file with the U.S. Securities and Exchange Commission a Form 8-K summarizing the material terms of this Agreement and the other Transaction Documents and including a copy of this Agreement as an exhibit to such Form 8-K. Yahoo! will provide a draft of such Form 8-K to the other Parties at a reasonable time in advance of the filing in order to allow the other Parties to review, and propose any reasonable changes to, the disclosure contained in such 8-K, and Yahoo! will consider in good faith any such proposed changes.

Section 10.07 Expenses. Except as otherwise expressly provided in this Agreement, if the Closing occurs, all costs and expenses of external legal counsel incurred by the Parties in connection with the negotiation and execution of the Transaction Documents shall be paid by Alibaba. If this Agreement is terminated before the Closing occurs, each Party shall bear the costs and expenses of its own external legal counsel. All other costs and expenses incurred by any Person in connection with this Agreement and the Transactions shall be borne by the Person incurring such expenses. Notwithstanding the foregoing, HoldCo and OpCo shall promptly pay (a) to the Collateral Agent (or any successor agent), all fees, expenses and other amounts payable pursuant to the Fee Letter, and (b) to Alibaba, any fees, expenses and other expenses required to be paid by HoldCo or OpCo to the Collateral Agent, any successor thereof or their legal counsel, to the extent previously paid by Alibaba.

Section 10.08 Governing Laws; Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN.

Section 10.09 Arbitration.

(a) Any dispute, controversy or claim arising out of, relating to, or in connection with this Agreement, or the breach, termination or validity hereof, shall be finally settled exclusively by arbitration. The arbitration shall be administered by, and conducted in accordance with the rules of the International Chamber of Commerce (the “ICC”) in effect at the time of the arbitration, except as they may be modified by mutual agreement of the parties. The seat of the arbitration shall be Singapore, provided, that, the arbitrators may hold hearings in such other locations as the arbitrators determine to be most convenient and efficient for all of the parties to such arbitration under the circumstances. The arbitration shall be conducted in the English language.

(b) The arbitration shall be conducted by three arbitrators. The Party (or the Parties, acting jointly, if there are more than one) initiating arbitration (the “Claimant”) shall appoint an arbitrator in its request for arbitration (the “Request”). The other Party (or the other Parties, acting jointly, if there are more than one) to the arbitration (the “Respondent”) shall appoint an arbitrator within thirty (30) days of receipt of the Request and shall notify the Claimant of such appointment in writing. If within thirty (30) days of receipt of the Request by

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the Respondent, either Party has not appointed an arbitrator, then that arbitrator shall be appointed by the ICC. The first two arbitrators appointed in accordance with this provision shall appoint a third arbitrator within thirty (30) days after the Respondent has notified Claimant of the appointment of the Respondent’s arbitrator or, in the event of a failure by a Party to appoint, within thirty (30) days after the ICC has notified the parties and any arbitrator already appointed of the appointment of an arbitrator on behalf of the Party failing to appoint. When the third arbitrator has accepted the appointment, the two arbitrators making the appointment shall promptly notify the parties of the appointment. If the first two arbitrators appointed fail to appoint a third arbitrator or so to notify the parties within the time period prescribed above, then the ICC shall appoint the third arbitrator and shall promptly notify the parties of the appointment. The third arbitrator shall act as Chair of the tribunal.

(c) The arbitral award shall be in writing, state the reasons for the award, and be final and binding on the parties. The award may include an award of costs, including, without limitation, reasonable attorneys’ fees and disbursements. In addition to monetary damages, the arbitral tribunal shall be empowered to award equitable relief, including, but not limited to, an injunction and specific performance of any obligation under this Agreement. The arbitral tribunal is not empowered to award damages in excess of compensatory damages, and each Party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any dispute, except insofar as a claim is for indemnification for an award of punitive damages awarded against a Party in an action brought against it by an independent third party. The arbitral tribunal shall be authorized in its discretion to grant pre-award and post-award interest at commercial rates. Any costs, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by Laws, be charged against the Party resisting such enforcement. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant Party or its assets.

(d) In order to facilitate the comprehensive resolution of related disputes, and upon request of any Party to the arbitration proceeding, the arbitration tribunal may, within ninety (90) days of its appointment, consolidate the arbitration proceeding with any other arbitration proceeding involving any of the Parties relating to the Transaction Documents. The arbitration tribunal shall not consolidate such arbitrations unless it determines that (i) there are issues of fact or law common to the proceedings, so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) no Party would be prejudiced as a result of such consolidation through undue delay or otherwise. In the event of different rulings on this question by the arbitration tribunal constituted hereunder and any tribunal constituted under these Transaction Documents, the ruling of the tribunal constituted under this Agreement will govern, and that tribunal will decide all disputes in the consolidated proceeding.

(e) The Parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed beyond the tribunal, the ICC, the parties, their counsel and any person necessary to the conduct of the proceeding, except as may be lawfully required in judicial proceedings relating to the arbitration or otherwise, or as required by NASDAQ rules or the rules of any other quotation system or exchange on which the disclosing Party’s Securities are listed or applicable Laws.

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(f) The costs of arbitration shall be borne by the losing Party unless otherwise determined by the arbitration award.

(g) All payments made pursuant to the arbitration decision or award and any judgment entered thereon shall be made in Dollars (or, if a payment in Dollars is not permitted by Law and if mutually agreed upon by the Parties, in PRC currency), free from any deduction, offset or withholding for Taxes.

(h) Notwithstanding this Section 10.09 or any other provision to the contrary in this Agreement, no Party shall be obligated to follow the foregoing arbitration procedures where such Party intends to apply to any court of competent jurisdiction for an interim injunction or similar equitable relief against any other Party, provided there is no unreasonable delay in the prosecution of that application.

Section 10.10 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

Section 10.11 Rules of Construction. Each Party represents and acknowledges that, in the negotiation and drafting of this Agreement and the other instruments and documents required or contemplated hereby, it has been represented by and has relied upon the advice of counsel of its choice. Each Party hereby affirms that its counsel has had a substantial role in the drafting and negotiation of this Agreement and such other instruments and documents. Therefore, each Party agrees that no rule of construction to the effect that any ambiguities are to be resolved against the drafter shall be employed in the interpretation of this Agreement and such other instruments and documents and in the event an ambiguity or question of intent or interpretation arises, the Agreement shall be construed as if drafted jointly by the Parties.

Section 10.12 Representations and Warranties. The representations and warranties in this Agreement shall survive the Closing for a period of three (3) years after the Closing, provided that no Party shall have any Liability to any other Person for monetary damages in connection with any such representation or warranty (including breach or inaccuracy thereof) unless such breach or inaccuracy is a material breach or inaccuracy. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the three (3) year anniversary of the Effective Time except with respect to any claim initiated prior to the expiration of such three (3) year period.

Section 10.13 Non-Severability.

(a) Each provision of the Transaction Documents shall be deemed a material and integral part hereof. Except as otherwise provided in this Section 10.13, in the event of a final determination of invalidity, illegality or unenforceability of any provision of any of the Transaction Documents, the Parties shall negotiate in good faith to amend this Agreement (and any of the other Transaction Documents, as applicable) or to enter into new agreements to replace such invalid, illegal or unenforceable provision(s) with valid, legal and enforceable

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provisions providing the Parties with benefits, rights and obligations that are equivalent in all material respects as provided by the Agreement (and any of the other Transaction Documents, as applicable) as if the invalid, illegal or unenforceable provision(s) had been valid, legal and enforceable. In the event the Parties are not able to reach agreement on such amendments or new agreements, then the ICC arbitrators (pursuant to the procedures set forth in Section 10.09 hereof) shall determine, as part of their arbitral award, such amendments or new agreements such to provide the Parties with benefits, rights and obligations that are equivalent in all material respects as provided by the Agreement (and any of the other Transaction Documents, as applicable) as if the stricken provision(s) had been valid, legal and enforceable.

(b) No Party shall, or shall permit any of its Related Parties or Representatives to, directly or indirectly assert that any provision of any Transaction Document is invalid, illegal or unenforceable. Without limiting the Parties’ remedies for breach of the immediately preceding sentence and notwithstanding anything to the contrary herein, if (i) HoldCo, OpCo, IPCo, JMY, JT, any HoldCo Shareholder or any Related Party or Representative of any of the foregoing asserts in any dispute, controversy or claim arising out of, relating to, or in connection with any Transaction Document, that any provision of any Transaction Document is invalid, illegal or unenforceable and (ii) the ICC or any other arbitral body of competent jurisdiction or any Governmental Authority of competent jurisdiction holds any of the following obligations to be invalid, illegal or unenforceable: (x) the obligations to make the Liquidity Event Payment, the Make-Whole Payment, the Increase Payment or the Impact Payment, (y) to repay the IPCo Promissory Note, or (z) to provide the services specified for the fees specified under the Commercial Agreement, then all of the Transaction Documents shall, unless such consequences are waived by the Independent Directors, be deemed null and void in all jurisdictions as if they had not occurred.

(c) In any event, the invalidity, illegality or unenforceability of any provision of any Transaction Document in any jurisdiction shall not affect the validity or enforceability of any Transaction Document, including that provision, in any other competent jurisdiction.

Section 10.14 English Language Only. This Agreement is in the English language only, which language will be controlling in all respects, and all versions hereof in any other language will be for accommodation only and will not be binding upon the parties hereto. All communications to be made or given pursuant to this Agreement will be in the English language.

Section 10.15 Valuation Procedure for FMV. In order to determine the Fair Market Value of Assets or Securities other than publicly traded Securities or cash, the following procedure shall be used: the Fair Market Value of the Assets or Securities shall be determined by internationally recognized investment banking firms, one firm appointed by Alibaba (“Alibaba Bank”) and one firm appointed by HoldCo (“HoldCo Bank”, together with Alibaba Bank, the “Initial Banks”), and if a third is necessary as provided below, the Initial Banks shall appoint a third investment bank (“Third Bank”). Each Initial Bank’s determination shall be made and delivered to Alibaba and HoldCo within thirty (30) days following the date on which the second Initial Bank was appointed. If the determinations of the Fair Market Value of the Assets or Securities made by the Initial Banks are within ten percent (10%) of each other

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(i.e., the difference between the two determined Fair Market Value is equal to or less than ten percent (10%) of the higher determined Fair Market Value), then the average of the Alibaba Bank-determined Fair Market Value and the HoldCo Bank-determined Fair Market Value shall be used as the final Fair Market Value of the Assets or Securities. If the determinations of the Fair Market Value of the Assets or Securities made by the Initial Banks are not within ten percent (10%) of each other, then the determination of the Third Bank shall be delivered to Alibaba and HoldCo within thirty (30) days after the appointment of the Third Bank. The determination of the Fair Market Value of the Assets or Securities by such Third Bank, together with such determinations provided by the Initial Banks, will be used to determine the final Fair Market Value of the Assets or Securities as follows: (i) if the determination made by the Third Bank falls within the middle third of the range between the determinations made by the two Initial Banks (i.e., if the Third Bank determination is (1) greater than the sum of the lower determined Fair Market Values of the Initial Banks plus one-third (1/3) of the difference between the two determined Fair Market Values of the Initial Banks and (2) less than the sum of the lower determined Fair Market Value of the Initial Banks plus two-thirds (2/3) of the difference between the two determined Fair Market Values of the Initial Banks), then the final Fair Market Value of the Assets or Securities shall be the Fair Market Value determined by the Third Bank; and (ii) if the Fair Market Value of the Assets or Securities determined by the Third Bank falls outside the middle third of the range between the determinations of the Initial Banks, then the final Fair Market Value of the Assets or Securities shall be the Fair Market Value of the Assets or Securities determined by the Initial Bank that is closer to the Fair Market Value of the Assets or Securities determined by the Third Bank (the “Valuation Procedure”).

Section 10.16 Time of the Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time hereby is made expressly of the essence.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties have executed or caused this Agreement to be executed as of the date first written above.

Alibaba Group Holding Limited		浙江阿里巴巴电子商务有限公司
(Zhejiang Alibaba E-Commerce Co., Ltd.)

By:	/s/ Jack Ma Yun	By:	/s/ Jack Ma Yun
	Name: Jack Ma Yun		Name: Jack Ma Yun
	Title: Chairman & Chief Executive Officer		Title: Legal Representative

Yahoo! Inc.		支付宝（中国）网络技术有限公司
(Alipay.com Co., Ltd.)

By:	/s/ Timothy R. Morse	By:	/s/ Jack Ma Yun
	Name: Timothy R. Morse		Name: Jack Ma Yun
	Title: Chief Financial Officer		Title: Legal Representative

SOFTBANK CORP.		APN Ltd.

By:	/s/ Masayoshi Son	By:	/s/ Jack Ma Yun
	Name: Masayoshi Son		Name: Jack Ma Yun
	Title: Chairman & CEO		Title: Director

/s/ Joseph Chung Tsai		/s/ Jack Ma Yun
Joseph Chung Tsai		Jack Ma Yun
(solely with respect to the Sections referred to in Section 10.05 of the Framework Agreement)		(solely with respect to the Sections referred to in Section 10.05 of the Framework Agreement)

Exhibit A

FORM OF SECURED PROMISSORY NOTE

Principal Amount: $500,000,000	Date of Issuance: [ ]
[City and State of Signing]

This SECURED PROMISSORY NOTE (this “Note”), dated [—], 2011, is made by APN Ltd., a company organized under the laws of the Cayman Islands (the “Borrower”), in favor of Alibaba Group Holding Limited, a company organized under the laws of the Cayman Islands (the “Lender” or “Alibaba”). The Borrower and the Lender are herein referred to individually as a “Party” and collectively as the “Parties.”

Pursuant to the Framework Agreement, dated as of July 29, 2011 (the “Framework Agreement”, which expression shall include the Framework Agreement as from time to time amended, varied, altered, restated, novated or replaced), by and among the Lender, SOFTBANK CORP., a Japanese corporation and shareholder of the Lender (“Softbank”), Yahoo! Inc., a Delaware corporation and shareholder of the Lender (“Yahoo!”), Zhejiang Alibaba E-Commerce Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“HoldCo”), Alipay.com Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“OpCo”), Jack Ma Yun (“JMY”), Joseph Chung Tsai (“JT”), the Joinder Parties party thereto and the Borrower, the Borrower has agreed to issue a note to the Lender upon the terms and subject to the conditions set forth herein, the payment of which shall serve as consideration for the transfer of certain intellectual property held by Lender to OpCo or certain Persons designated by OpCo pursuant to Section 2.10 of the Framework Agreement.

Reference is further made to (1) the Legal Mortgage of Alibaba Shares, dated the date hereof (the “Legal Mortgage of Alibaba Shares”, which expression shall include the Legal Mortgage of Alibaba Shares as from time to time amended, varied, altered, restated, novated or replaced), between the Borrower and [Alibaba’s security agent], as mortgagee (the “Mortgagee”), under which the Borrower creates and grants a security interest over fifty million (50,000,000) ordinary shares of the Lender held by the Borrower (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations, reclassifications and the like) (the “IPCo Collateral”); (2) the Legal Mortgage of IPCo Shares, dated the date hereof (the “Legal Mortgage of IPCo Shares”, which expression shall include the Legal Mortgage of IPCo Shares as from time to time amended, varied, altered, restated, novated or replaced), among JMY, JT and the Mortgagee, under which each of JMY and JT creates and grants a security interest over one hundred percent (100%) of the issued and outstanding ordinary shares of the Borrower (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations, reclassifications and the like); and (3) the Fixed and Floating Charge, dated the date hereof (the “IPCo Asset Charge”, which expression shall include the IPCo Asset Charge as from time to time amended, varied, altered, restated, novated or replaced), between the Borrower and the Mortgagee.

NOW THIS DEED WITNESSETH as follows:

In consideration of the mutual covenants and agreements herein contained and in the Framework Agreement, the Parties covenant and agree as follows:

SECTION 1.    DEFINITIONS

Section 1.1      Defined Terms. As used in this Note (including the recitals hereof), the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“Action”: as defined in Section 6.4 hereof.

“Borrower”: as defined in the Preamble hereof.

“Claimant”: as defined in Section 6.12(b) hereof.

“Change of Control”: means (i) any violation of Section 7.05(a)(ii)(2)(aa), 7.05(a)(ii)(bb), 7.05(a)(iii), 7.05(d) or 7.10 of the Framework Agreement, or (ii) any violation of the first paragraph of Section 7.05 of the Framework Agreement (related to the application of proceeds of Transfers) that is not cured within thirty (30) days after knowledge thereof by any Credit Party.

“Credit Parties”: OpCo, Borrower, HoldCo, JMY and JT (each a “Credit Party”).

“Default”: any of the events specified in Section 5, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Event of Default”: any of the events specified in Section 5, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Framework Agreement”: as defined in the Preamble hereto.

“HoldCo”: as defined in the Preamble hereto.

“ICC”: as defined in Section 6.12(a) hereof.

“Interest Rate”: means two percent (2.00%) plus the two-year U.S. Treasury rate as published in The Wall Street Journal New York edition on the earlier of the Maturity Date or the date of a Liquidity Event, as applicable, or if such rate ceases to be available or is not published, the most closely comparable rate.

“IPCo Asset Charge”: as defined in the Preamble hereto.

“IPCo Collateral”: as defined in the Preamble hereto.

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“Legal Mortgage of Alibaba Shares”: as defined in the Preamble hereto.

“Legal Mortgage of IPCo Shares”: as defined in the Preamble hereto.

“Lender”: as defined in the Preamble hereto.

“Maturity Date”: the date which is seven (7) years following the Effective Time.

“Mortgagee”: as defined in the Preamble hereto.

“Note”: as defined in the Preamble hereto.

“Note Documents”: this Note, the Legal Mortgage of Alibaba Shares, the Legal Mortgage of IPCo Shares, the IPCo Asset Charge, each Shortfall Security Document and all other security documents hereafter delivered to the Lender granting a Lien on any property of any Person to secure the obligations and liabilities of any Credit Party under any Note Document and any amendment, waiver, supplement or other modification to any of the foregoing.

“OpCo”: as defined in the Preamble hereto.

“Other Taxes”: as defined in Section 2.7(b) hereof.

“Party”: as defined in the Preamble hereto.

“Pre-Approved Prepayment Amount”: as defined in Section 2.5 hereof.

“Principal”: as defined in Section 2.1 hereof.

“Request”: as defined in Section 6.12(b) hereof.

“Respondent”: as defined in Section 6.12(b) hereof.

“Taxes”: as defined in Section 2.7(a) hereof.

Section 1.2 Other Definitional Provisions.

(a)      Unless otherwise defined in Section 1.1, all capitalized terms in this Note shall have the defined meanings given to them in the Framework Agreement.

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(b)      The rules of interpretation set forth in Section 1.02 to the Framework Agreement are hereby incorporated by reference and shall apply mutatis mutandis to this Note.

SECTION 2.    AMOUNT AND TERMS OF OBLIGATIONS

Section 2.1      Repayment. For value received, and intending to be legally bound, the Borrower hereby promises to pay to the order of the Lender, in Dollars in immediately available funds, at such account of the Lender as the Lender may, from time to time, designate in writing to the Borrower, the principal sum of Five Hundred Million Dollars ($500,000,000) or such lesser amount as may then constitute the unpaid aggregate principal amount outstanding under this Note (the “Principal”) on the Maturity Date; provided, however, that, if a Liquidity Event occurs prior to the Maturity Date, the Borrower shall pay the Principal in accordance with Section 2.09(d) of the Framework Agreement.

Section 2.2      Interest. No interest shall accrue on the Principal, provided, however, that following the earlier of the Maturity Date or the date of a Liquidity Event, interest shall (a) accrue daily at an annual rate equal to the Interest Rate on the Principal, (b) compound monthly (provided that the monthly rate will be calculated so that the effective annual rate remains the Interest Rate), (c) be paid by the Borrower in arrears on the last Business Day of each calendar month, and (d) be computed on the basis of a three hundred sixty (360)-day year comprised of twelve (12) thirty (30)-day months.

Section 2.3      Security. The Borrower’s obligations are secured as set forth in the Legal Mortgage of Alibaba Shares, the Legal Mortgage of IPCo Shares, the IPCo Asset Charge, any Shortfall Security Document and other documents referred to therein.

Section 2.4      Application of Payments. All payments (including any payments made by or on behalf of the Borrower pursuant to Section 2.09(d) of the Framework Agreement) shall be applied in the following order of priority: (a) first, to the payment in full of any expenses, charges, costs and fees incurred in the collection of any sum due under this Note, including reasonable attorneys’ fees; (b) second, to the payment of interest accrued to the date of such payment, if any; and (c) finally, to the payment of the Principal.

Section 2.5      Optional Prepayments. The Borrower may, upon three (3) Business Days prior written notice to the Lender, at any time and from time to time prepay (a) up to Four Hundred Seventy-Five Million Dollars ($475,000,000) of the principal amounts outstanding under this Note, in whole or in part, without premium or penalty (the “Pre-Approved Prepayment Amount”) and (b) after prepayment of the Pre-Approved Prepayment Amount and subject to the advance written consent of the Lender, the remaining Principal, in whole or in part, without premium or penalty; provided, however, that following a Liquidity Event, such advance written consent of the Lender shall not be required to pay the remaining Principal. Any requests for Lender’s consent shall specify the date and amount of prepayment. If any such notice is given and the Borrower obtains the advance written consent of the Lender, the amount specified in such notice shall be due and payable on the date specified therein.

Section 2.6      [Reserved].

Section 2.7      Payments Free of Taxes.

(a)      (i) Except as otherwise required by law, any and all payments by the Borrower to or for the account of the Lender under this Note or any other Note Documents shall be made free and clear of, and without deduction for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, charges, deductions or withholdings imposed by any Governmental Authority (and all liabilities with respect thereto) (“Taxes”).

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(ii) If any Taxes other than Excluded Taxes (as defined below) shall be required by any Laws to be deducted or withheld under this Note or any other Note Document, the Borrower shall increase the amount paid so that the Lender receives (and is entitled to retain), after deduction or withholding for or on account of such Taxes (including deductions or withholdings applicable to additional sums payable under this Section 2.7), together with applicable interest or penalties, and all costs and expenses, payable or incurred in connection therewith, the full amount of the payment that would have been received if not for the deduction or withholding. In addition, if the Borrower makes any payment in respect of which it is required by applicable Law to make any deduction or withholding, it shall pay the full amount deducted or withheld to the relevant taxation or other Governmental Authority within the time allowed for such payments under applicable Law and promptly thereafter shall furnish to the Lender an original or certified copy of a receipt evidencing payment thereof, together with such other information and documents as the Lender may reasonably request.

(iii) For purposes of this Agreement, “Excluded Taxes” shall mean, with respect to Lender (or any successor) (A) any taxes imposed on or measured by net income (or franchise taxes imposed on it in lieu of net income taxes), (1) which taxes are assessed or levied by a Governmental Authority of the jurisdiction under the Laws of which the Lender (or its successor, as the case may be) is organized or in which its principal executive offices may be located or (2) with respect to any payments received by the Lender under the Note Documents, which taxes are assessed or levied by a Governmental Authority of any jurisdiction as a result of the Lender (or its successor, as the case may be) engaging in a trade or business in (or being resident in) such jurisdiction for tax purposes (other than such tax arising solely from such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any Note Document), (B) any taxes imposed on Borrower by the PRC to the extent that the issuance of or payment under this Note is treated as consideration for the sale by Lender or its subsidiaries of Transferred Equity Interests or Retained Equity Interests, and (C) any Tax imposed on any successor of the Lender by requirements of Law in effect at the time rights under this Note were assigned to such successor, except to the extent that the Lender was entitled, at the time of such assignment, to increased amounts or indemnity for such Tax pursuant to this Section 2.7.

(b)      In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or similar levies, together with any applicable interest or penalties, that arise from any payment made under this Note and the other Note Documents to which it is a party or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Note and the other Note Documents to which it is a party (hereinafter referred to as “Other Taxes”).

(c)      If the Lender is required by Law to make any payment on account of Taxes (other than Excluded Taxes) or Other Taxes, or any liability in respect of any Tax (other than Excluded Taxes) or Other Tax is imposed, levied or assessed against the Lender, the Borrower shall indemnify and hold harmless the Lender for and against such payment or liability, together with any incremental or additional taxes, interest or penalties, and all costs and expenses, payable or incurred in connection therewith, including Taxes or Other Taxes imposed on amounts payable under this Section 2.7, whether or not such payment or liability was correctly or legally asserted. A certificate of the Lender as to the amount of any such payment shall, in the absence of manifest error, be conclusive and binding for all purposes.

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SECTION 3.    [RESERVED]

SECTION 4.    [RESERVED]

SECTION 5.    EVENTS OF DEFAULT

Section 5.1      Events of Default. An “Event of Default” occurs if:

(a)      the Borrower shall fail to pay any amount when due in accordance with the terms of this Note;

(b)      HoldCo or Borrower shall fail to pay any amount when due in accordance with Section 2.09 of the Framework Agreement or any Impact Payment when due in accordance with Schedule 7.1 of the Commercial Agreement;

(c)      (i) any Credit Party shall commence any case, proceeding or other action, as debtor, (A) under any existing or future Law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or a material portion of its assets, or any Credit Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Credit Party any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) any Credit Party shall generally not, or shall admit in writing its inability to, pay its debts as they become due;

(d)      one or more judgments or decrees shall be entered against the Borrower involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $2,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof;

(e)      one or more judgments or decrees shall be entered against HoldCo involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof;

(f)      Borrower or HoldCo (i) fails to make any payment on Indebtedness of $5,000,000 or more when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, if the effect of such failure, event or condition is to cause such Indebtedness to be declared to be due and payable prior to its stated maturity (without regard to any subordination terms with respect thereto), and such Indebtedness is not satisfied, or such declaration is not rescinded, within one (1) Business Day following such declaration;

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(g)      (i) this Note or any other Note Document, or any material rights of the Lender (or its security agent) hereunder or thereunder or under Section 7.15(l) of the Framework Agreement, shall cease, for any reason, to be in full force and effect, provided that, so long as an Event of Default under Section 5.1(c) has not occurred, the Borrower shall have the right to cure a deficiency under this clause (i) within five (5) Business Days of its occurrence, or (ii) any Credit Party or any Affiliate of any Credit Party shall assert that this Note or any other Note Document, or any material rights of the Lender (or its security agent) hereunder or thereunder or under Section 7.15(l) of the Framework Agreement, has ceased, for any reason, to be in full force and effect, or (iii) any security interest created by any of the Note Documents shall cease to be enforceable or cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest, provided that, so long as an Event of Default under Section 5.1(c) has not occurred, the Borrower shall have the right to cure a deficiency under this clause (iii) within five (5) Business Days of its occurrence;

(h)      any Governmental Authority: (i) condemns, nationalizes, seizes, compulsorily acquires or otherwise expropriates all or substantially all of the Assets of the Borrower or any Credit Party (in the case of HoldCo, disregarding the Other Group), or of the business or operations of such Person (in the case of HoldCo, disregarding the Other Group) or of its registered capital, or takes any action that would reasonably be expected to result in the dissolution or disestablishment of such Person, or (ii) assumes custody or control of all or substantially all of the Assets of such Person (in the case of HoldCo, disregarding the Other Group) or of the business or operations of such Person (in the case of HoldCo, disregarding the Other Group), or of its registered capital;

(i)      a Change of Control shall occur; or

(j)      JMY and JT shall fail to comply with their obligations under Section 7.15(l) of the Framework Agreement.

Section 5.2      Remedial Provisions.

(a)      If an Event of Default occurs and is continuing, then, and in any such event, (a) if such event is an Event of Default specified in Section 5.1(c), automatically all amounts owing under this Note shall immediately become due and payable, and (b) if such event is any other Event of Default, the Lender may declare all amounts owing under this Note to be immediately due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 5.2, presentment, demand, protest and all other notices or requirements of any kind are hereby expressly waived by the Borrower. The Borrower shall notify the Lender in writing promptly of the occurrence of an Event of Default.

(b)      Upon the occurrence of an Event of Default, the Lender may exercise any and all rights and remedies available to it under this Note and the other Note Documents and Law, including, without limitation, the right to collect from the Borrower all sums due under this Note.

(c)      The Borrower shall pay all costs and expenses of collection incurred by or on behalf of the Lender as a result of an Event of Default, including, without limitation, reasonable attorneys’ fees.

SECTION 6.    MISCELLANEOUS

Section 6.1      Amendments and Waivers. This Note shall not be amended, supplemented, waived or modified except in a writing signed by the Lender and the Borrower. In the case

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of any waiver, the Borrower and the Lender shall be restored to their former position and rights hereunder, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Section 6.2      Notices. All notices, requests and demands to or upon the respective Parties to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three (3) Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows, or to such other address as may be hereafter notified by the respective Parties:

To the Lender:

Alibaba Group Holding Limited

c/o Alibaba Group Services Limited

24th Floor, Jubilee

18 Fenwick Street

Wanchai

Hong Kong

Attention:	General Counsel
Facsimile No.:	+852 2215 5200

with a copy (not notice) to Yahoo! and Softbank as set below:

To Yahoo!:

Yahoo! Inc.

701 First Avenue

Sunnyvale, CA 94089

Attention:	General Counsel
Facsimile No:	(408) 349-3650

with a copy (not notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite 1100

Palo Alto, CA 94301

Attention:	Kenton J. King Leif B. King
Facsimile No:	+1-650-470-4570

To Softbank:

SOFTBANK CORP.

1-9-1 Higashi Shinbashi, Minato-ku,

Tokyo 105-7303, Japan

Attention:	Mr. Katsumasa Niki, Finance
Facsimile No:	+81-3-6215-5001

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with a copy (not notice) to:

Morrison & Foerster LLP

Shin-Marunouchi Building 29F, 1-5-1 Marunouchi, Chiyoda-ku

Tokyo 100-6529, Japan

Attention:	Kenneth Siegel
Facsimile No:	+81-3-3214-6512

To the Borrower:

APN Ltd.

c/o Alibaba Group Services Limited

24th Floor, Jubilee

18 Fenwick Street

Wanchai

Hong Kong

Attention:	General Counsel
Facsimile No.:	+852 2215 5200

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:	Josh Feltman, Esq.
Facsimile No:	(212) 403-2109

Section 6.3      No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under the other Note Documents or the Framework Agreement shall operate as a waiver of any right, remedy, power or privilege hereunder; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 6.4      Alibaba Board Approval. Lender and Borrower agree that from the date of this Note until the Final Payment Date, any and all actions, consents, determinations, decisions, directions, approvals, enforcement of rights, authorizations, registrations, declarations and filings (“Actions”) to be taken or made by the Lender under this Note shall only be taken or made in accordance with the procedures set forth in Section 7.11 of the Framework Agreement. Any purported Actions taken by the Lender other than as described in this Section 6.4 shall be deemed invalid, null and void and of no effect whatsoever.

Section 6.5      Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Lender for all its out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Note, including the reasonable fees and disbursements of counsel to the Lender and (b) to pay, indemnify, and hold the Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Note and

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the other Note Documents, including the reasonable fees and disbursements of counsel to the Lender. All amounts due under this Section 6.5 shall be payable not later than ten (10) days after written demand therefor. The agreements in this Section 6.5 shall survive repayment of all amounts payable hereunder.

Section 6.6      Successors and Assigns. The provisions of this Note shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns permitted hereby. The Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the Lender’s written consent, and any attempted assignment or transfer by the Borrower other than as provided above shall be null and void. The Lender may not assign or otherwise transfer any of its rights or obligations hereunder without the Borrower’s written consent, provided that the Lender may without consent assign its rights and interests hereunder to any of its wholly-owned subsidiaries.

Section 6.7      Set-off. In addition to any rights and remedies of the Lender provided by Law, the Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by Law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender to or for the credit or the account of the Borrower, as the case may be.

Section 6.8      Counterparts. This Note may be executed by the Parties on separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Note by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof (provided that the Borrower shall in any event supply its original signature of this Note to the Lender).

Section 6.9      Severability. Without prejudice and subject to Section 10.13 of the Framework Agreement, any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.10      Integration. This Note, the other Note Documents and the Framework Agreement represent the entire agreement of the Borrower and the Lender with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Lender relative to the subject matter hereof not expressly set forth or referred to herein, in the other Note Documents or the Framework Agreement.

Section 6.11      GOVERNING LAW. THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS NOTE IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE CAYMAN ISLANDS.

Section 6.12      Disputes.

(a)      Any dispute, controversy or claim arising out of, relating to, or in connection with this Note, or the breach, termination or validity hereof, shall be finally settled exclusively by arbitration. The arbitration shall be administered by, and conducted in accordance with the rules of, the International Chamber of Commerce (the “ICC”) in effect at the time of the arbitration, except as they may be modified by mutual agreement of the Parties. The seat of the arbitration shall be Singapore,

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provided, that, the arbitrators may hold hearings in such other locations as the arbitrators determine to be most convenient and efficient for all of the Parties to such arbitration under the circumstances. The arbitration shall be conducted in the English language.

(b)      The arbitration shall be conducted by three arbitrators. The Party initiating arbitration (the “Claimant”) shall appoint an arbitrator in its request for arbitration (the “Request”). The other Party to the arbitration (the “Respondent”) shall appoint an arbitrator within thirty (30) days of receipt of the Request and shall notify the Claimant of such appointment in writing. If within thirty (30) days of receipt of the Request by the Respondent, either Party has not appointed an arbitrator, then that arbitrator shall be appointed by the ICC. The first two arbitrators appointed in accordance with this provision shall appoint a third arbitrator within thirty (30) days after the Respondent has notified Claimant of the appointment of the Respondent’s arbitrator or, in the event of a failure by a Party to appoint, within thirty (30) days after the ICC has notified the Parties and any arbitrator already appointed of the appointment of an arbitrator on behalf of the Party failing to appoint. When the third arbitrator has accepted the appointment, the two arbitrators making the appointment shall promptly notify the Parties of the appointment. If the first two arbitrators appointed fail to appoint a third arbitrator or so to notify the Parties within the time period prescribed above, then the ICC shall appoint the third arbitrator and shall promptly notify the Parties of the appointment. The third arbitrator shall act as Chair of the tribunal.

(c)      The arbitral award shall be in writing, state the reasons for the award, and be final and binding on the Parties. The award may include an award of costs, including, without limitation, reasonable attorneys’ fees and disbursements. In addition to monetary damages, the arbitral tribunal shall be empowered to award equitable relief, including, but not limited to, an injunction and specific performance of any obligation under this Note. The arbitral tribunal is not empowered to award damages in excess of compensatory damages, and each Party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any dispute, except insofar as a claim is for indemnification for an award of punitive damages awarded against a Party in an action brought against it by an independent third Person. The arbitral tribunal shall be authorized in its discretion to grant pre-award and post-award interest at commercial rates. Any costs, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by Law, be charged against the Party resisting such enforcement. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant Party or its assets.

(d)      In order to facilitate the comprehensive resolution of related disputes, and upon request of any Party to the arbitration proceeding, the arbitration tribunal may, within ninety (90) days of its appointment, consolidate the arbitration proceeding with any other arbitration proceeding involving any of the Parties relating to the Transaction Documents. The arbitration tribunal shall not consolidate such arbitrations unless it determines that (i) there are issues of fact or law common to the proceedings, so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) no Party would be prejudiced as a result of such consolidation through undue delay or otherwise. In the event of different rulings on this question by the arbitration tribunal constituted hereunder and any tribunal constituted under the Transaction Documents, the ruling of the tribunal constituted under this Note will govern, and that tribunal will decide all disputes in the consolidated proceeding.

(e)      The Parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed beyond the tribunal, the ICC, the Parties, their counsel and any person necessary to the conduct of the proceeding, except as may be lawfully required in judicial proceedings relating to the arbitration or otherwise, or as required by NASDAQ rules or the rules of any other quotation system or exchange on which the disclosing Party’s securities are listed or applicable Law.

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(f)      The costs of arbitration shall be borne by the losing Party unless otherwise determined by the arbitration award.

(g)      All payments made pursuant to the arbitration decision or award and any judgment entered thereon shall be made in Dollars (or, if a payment in Dollars is not permitted by Law and if mutually agreed upon by the Parties, in PRC currency), free from any deduction, offset or withholding for Taxes.

(h)      Notwithstanding this Section 6.12 or any other provision to the contrary in this Note, no Party shall be obligated to follow the foregoing arbitration procedures where such Party intends to apply to any court of competent jurisdiction for an interim injunction or similar equitable relief against any other Party, provided there is no unreasonable delay in the prosecution of that application.

Section 6.13      Acknowledgements. The Borrower hereby acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Note.

Section 6.14      WAIVERS OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE AND FOR ANY COUNTERCLAIM THEREIN.

(Remainder of page left blank intentionally.)

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IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered as a Deed by its proper and duly authorized officer as of the day and year first above written.

EXECUTED AS A DEED by APN LTD. in the presence of:-	) )
)
)
	)	Director
)
)
Witness	)
Director/Secretary

ACKNOWLEDGED AND AGREED:

ALIBABA GROUP HOLDING LIMITED, as Lender

By:
Name:
Title:

Exhibit B

Dated this [—] day of [—], 2011

BY:

IPCO

IN FAVOUR OF:

[—]

FORM OF LEGAL MORTGAGE OF ALIBABA SHARES

-i-

THIS IPCO LEGAL MORTGAGE OF SHARES (this “IPCo Mortgage”) is made on the [—] day of [—], 2011.

BY:

APN Ltd., a company organized under the laws of the Cayman Islands and having its [registered/principal] office at [—] (the “Mortgagor”);

IN FAVOUR OF:

a company incorporated under the laws of [—] and having its [registered/principal] office at [—] (the “Mortgagee”) acting as security agent for and on behalf of Alibaba (as defined below).

WHEREAS:

(A)

Reference is made to the Secured Promissory Note dated [—], 2011 (the “IPCo Promissory Note”, which expression shall include the IPCo Promissory Note as from time to time amended, varied, altered, restated, novated or replaced) made by the Mortgagor in favour of Alibaba Group Holding Limited, a company incorporated under the laws of the Cayman Islands (“Alibaba”), in the original principal amount of U.S.$500,000,000.

(B)

Reference is further made to the Framework Agreement dated as of July 29, 2011 (the “Framework Agreement”, which expression shall include the agreement constituted by such Framework Agreement as from time to time amended, varied, altered, restated, novated or replaced) among Yahoo! Inc., a Delaware corporation (“Yahoo!”), SOFTBANK CORP, a Japanese corporation (“Softbank”), Alibaba, Zhejiang Alibaba E-Commerce Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“HoldCo”), Alipay.com Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“OpCo”), the Mortgagor, Jack Ma Yun (“JMY”), Joseph Chung Tsai (“JT”) and the Joinder Parties, as defined therein.

(C)

Reference is further made to (1) the Legal Mortgage of IPCo Shares dated [—], 2011 (the “Legal Mortgage of IPCo Shares”, which expression shall include the Legal Mortgage of IPCo Shares as from time to time amended, varied, altered, restated, novated or replaced) made by JMY and JT in favour of the Mortgagee and (2) the Fixed and Floating Charge dated the date hereof (the “IPCo Asset Charge”, which expression shall include the IPCo Asset Charge as from time to time amended, varied, altered, restated, novated or replaced) made by Mortgagor in favour of the Mortgagee.

(D)

JMY and JT Transferred legal and beneficial ownership in an aggregate of 50,000,000 ordinary shares (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations, reclassifications and the like) of Alibaba to Mortgagor pursuant to [the Instrument of Transfer dated [—], 2011].

(E)

As security for the Secured Obligations (as defined below), the Mortgagor has agreed to mortgage, inter alia, its interest in an aggregate of 50,000,000 ordinary shares (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations, reclassifications and the like) of Alibaba legally and beneficially owned by the Mortgagor in Alibaba.

(F)

The authorized share capital of Alibaba consists of [—] ordinary shares, par value US$0.000025 per share, of which not fewer than 50,000,000 ordinary shares (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations, reclassifications and the like) are legally and beneficially owned by the Mortgagor as set forth in Schedule 1 attached hereto. All outstanding ordinary shares of Alibaba mortgaged hereunder are duly authorized, validly issued, fully paid and non-assessable and registered in the name of the respective shareholder in the register of members of Alibaba.

(G)

It is a condition precedent to the transactions contemplated by the Framework Agreement that the Mortgagor execute this IPCo Mortgage in favour of the Mortgagee and the same is executed by the Mortgagor in consideration of the transactions contemplated by the Framework Agreement and for other good and valuable consideration (the sufficiency of which the Mortgagor hereby acknowledges).

NOW THIS IPCO MORTGAGE WITNESSETH as follows:

1.	INTERPRETATION

1.1	In this IPCo Mortgage, unless the context otherwise requires, the following words and expressions shall have the following meanings:

“Event of Default”

means (i) Event of Default as defined in the IPCo Promissory Note or (ii) any failure to satisfy any of the Secured Obligations as and when the same may become due, after giving effect to any applicable cure period.

“Fair Market Value”

means as of a certain date (a) with respect to publicly traded Securities, the trading price of such Securities on such date, as reported by Bloomberg L.P., (b) with respect to cash, the value of such cash in Dollars, as reported by Bloomberg L.P., or (c) with respect to any other Securities or other Assets, the fair market value determined by the Valuation Procedure.

“Mortgaged Property”

means 50,000,000 ordinary shares of Alibaba (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations, reclassifications and the like) as described in Recital (F) (the “Mortgaged Shares”); all dividends or other distributions, interest and other moneys paid or payable after the date hereof in connection therewith and all interests in and all rights, benefits or advantages accruing at any time to or in respect of all or any of the Mortgaged Shares; any and all other property that may at any time be received or receivable by or otherwise distributed to the Mortgagor in respect of or in substitution for, or in exchange for, or on account of, any of the foregoing, including, without limitation, any shares or other securities resulting from the division, consolidation, change, conversion or reclassification of any of the Mortgaged Shares, or the reorganization, merger or consolidation of Alibaba with any other body corporate, or the occurrence of any event which results in the substitution or exchange or cancellation of the Mortgaged Shares; and on the accrual, offer, issue or receipt of any Mortgaged Property

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or other rights accruing or incidental to any present or future Mortgaged Shares that the Mortgagor may receive instead of the Mortgagee, delivery or payment to the Mortgagee of all such rights with respect to accruing property and other rights.

“Mortgaged Shares”	has the meaning assigned thereto in the definition of Mortgaged Property.

“Parties”	means the parties to this IPCo Mortgage.

“Secured Obligations”

means all obligations and liabilities of the Borrower and each other Credit Party to pay any Liquidity Event Payment, any Impact Payment, any Increase Payment, any Make-Whole Payment, or any payment required to be made under the IPCo Promissory Note, the Legal Mortgage of IPCo Shares, the IPCo Asset Charge, any Top-Up Mortgage, any Shortfall Security Document or this IPCo Mortgage, in each case whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred or otherwise.

“Security Interest”	means any charge, mortgage, pledge, lien, right of set off, security interest or other encumbrance howsoever created or arising.

“Security Period”	means the period commencing on the date of execution of this IPCo Mortgage and terminating upon the Final Payment Date.

“Valuation Procedure”

means the following procedure: the Fair Market Value of the Assets or Securities shall be determined by internationally recognized investment banking firms, one firm appointed by Mortgagee (“Mortgagee Bank”) and one firm appointed by Mortgagor (“Mortgagor Bank”, together with Mortgagee Bank, the “Initial Banks”), and if a third is necessary as provided below, the Initial Banks shall appoint a third investment bank (“Third Bank”). Each Initial Bank’s determination shall be made and delivered to Mortgagee and Mortgagor within thirty (30) days following the date on which the second Initial Bank was appointed. If the determinations of the Fair Market Value of the Assets or Securities made by the Initial Banks are within ten percent (10%) of each other (i.e., the difference between the two determined Fair Market Value is equal to or less than ten percent (10%) of the higher determined Fair Market Value), then the average of the Mortgagee Bank-determined Fair Market Value and the Mortgagor Bank-determined Fair Market Value shall be used as the final Fair Market Value of the Assets or Securities. If the determinations of the Fair Market Value of the Assets or Securities made by the Initial Banks are not within ten percent (10%) of each other, then the determination of the Third Bank shall be delivered to Mortgagee and Mortgagor within thirty (30) days after the appointment of the Third Bank. The determination of the Fair Market Value of the Assets or Securities by such Third Bank, together with such determinations provided by the Initial Banks, will be used to

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determine the final Fair Market Value of the Assets or Securities as follows: (i) if the determination made by the Third Bank falls within the middle third of the range between the determinations made by the two Initial Banks (i.e., if the Third Bank determination is (1) greater than the sum of the lower determined Fair Market Values of the Initial Banks plus one-third (1/3) of the difference between the two determined Fair Market Values of the Initial Banks and (2) less than the sum of the lower determined Fair Market Value of the Initial Banks plus two-thirds (2/3) of the difference between the two determined Fair Market Values of the Initial Banks), then the final Fair Market Value of the Assets or Securities shall be the Fair Market Value determined by the Third Bank; and (ii) if the Fair Market Value of the Assets or Securities determined by the Third Bank falls outside the middle third of the range between the determinations of the Initial Banks, then the final Fair Market Value of the Assets or Securities shall be the Fair Market Value of the Assets or Securities determined by the Initial Bank that is closer to the Fair Market Value of the Assets or Securities determined by the Third Bank.

1.2	In this IPCo Mortgage:

1.2.1	Save as expressly defined in this IPCo Mortgage, capitalized terms defined in the Framework Agreement or the IPCo Promissory Note shall have the same meaning in this IPCo Mortgage.

1.2.2

references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification);

1.2.3

references to sections, clauses and schedules are references to sections, clauses hereof and schedules hereto; references to sub-clauses or paragraphs are, unless otherwise stated, references to sub-clauses of the clauses or paragraphs of the schedule in which the reference appears;

1.2.4	references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine and/or neuter and vice versa;

1.2.5	references to Persons shall include companies, partnerships, associations and bodies of Persons, whether incorporated or unincorporated; and

1.2.6	references to any document are to be construed as references to such document as amended or supplemented from time to time.

2.	MORTGAGOR REPRESENTATIONS AND WARRANTIES

The Mortgagor hereby represents and warrants to the Mortgagee that:

2.1	[Reserved];

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2.2

the Mortgagor is the absolute sole legal and beneficial owner of all of the Mortgaged Shares mortgaged by the Mortgagor hereunder free from any Security Interest (other than those created by this IPCo Mortgage-and the other Transaction Documents);

2.3

the Mortgagor has the necessary capacity, power and authority (i) to be the legal and beneficial owner of the Mortgaged Property mortgaged by the Mortgagor hereunder, (ii) to execute and deliver this IPCo Mortgage and (iii) to comply with the provisions of, and perform all its obligations under, this IPCo Mortgage;

2.4

this IPCo Mortgage constitutes the Mortgagor’s legal, valid and binding obligations enforceable against the Mortgagor in accordance with its terms and is a first priority legal mortgage security interest over the Mortgaged Shares except as such enforcement may be limited by any relevant bankruptcy, insolvency, administration or similar laws affecting creditors’ rights generally or equitable principles, to the extent that such principles may apply in the absence of express contractual provisions;

2.5

the entry into and performance by the Mortgagor of this IPCo Mortgage does not violate (i) any Laws, (ii) any Contract to which the Mortgagor is a party or which is binding upon the Mortgagor or any of its Assets, or (iii) the memorandum of association or articles of association of the Mortgagor, except in the case of clause (i) if such violation would not impair the Security Interest intended to be created hereby;

2.6

all consents, licenses, approvals and authorizations required in connection with the entry into, performance, validity and enforceability of this IPCo Mortgage have been obtained and are in full force and effect, except those the failure to obtain which or have in full force and effect would not impair the Security Interest intended to be created hereby; and

2.7	the Mortgagor has taken all action required for execution, delivery, registration and performance of this IPCo Mortgage.

3.	[RESERVED]

4.	SECURITY

4.1

In consideration of the transactions contemplated by the Transaction Documents and as a continuing security for the payment and discharge of the Secured Obligations, the Mortgagor as absolute sole legal and beneficial owner hereby mortgages, assigns, transfers, grants and charges and agrees to mortgage, assign, transfer, grant and charge in favour of the Mortgagee by way of a first priority legal mortgage all benefits and rights, present and future, actual and contingent accruing in respect of the Mortgaged Property now owned or at any time hereafter acquired by the Mortgagor and all of the Mortgagor’s right, title and interest to and in the Mortgaged Property including (without limitation) all voting and other rights and/or powers and/or discretions attaching or pertaining to the Mortgaged Shares. The Parties hereby acknowledge that the voting rights attached or related to the Mortgaged Shares are subject to the proxy described in Section 5.4 below.

4.2	The Mortgagor hereby agrees to deliver, or cause to be delivered, to the Mortgagee, on or prior to the Effective Time, the following in form and substance satisfactory to the Mortgagee:

4.2.1	duly executed share transfers in respect of the Mortgaged Shares in favour of the Mortgagee or its nominees substantially in the form set out in Schedule 2;

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4.2.2	all share certificates representing the Mortgaged Shares;

4.2.3

a copy of the letter to be issued to the registered office of Alibaba advising the registered office that the Mortgagee or its nominee shall, act as client of record of the registered office in relation to the Mortgaged Shares for the purpose of taking instructions from the Mortgagor and/or Alibaba, substantially in the form of Schedule 3 (Form of Notice to Registered Office);

4.2.4

a certified copy of the Register of Members of Alibaba recording that the Mortgagee is the holder of the Mortgaged Shares and recording the transfer of the Mortgaged Shares by [JMY] and [JT] to the Mortgagor pursuant to [the Instruments of Transfer dated [—], 2011], and by the Mortgagor to the Mortgagee pursuant to this IPCo Mortgage;

4.2.5	a certified copy of the Register of Mortgages and Charges of the Mortgagor showing the entry therein of the prescribed details in respect of this IPCo Mortgage;

4.2.6	certified copies of directors’ resolutions and shareholders’ resolutions of each of the Mortgagor and Alibaba approving the transfers referred to at 4.2.4 above; and

4.2.7	a certified copy of the unanimous consent of all of the shareholders of the Mortgagor, approving this IPCo Mortgage.

4.3	[Reserved].

4.4

The Mortgagor shall, on the accrual, offer, issue or receipt of any Mortgaged Property or other rights accruing or incidental to any present or future Mortgaged Shares that the Mortgagor may receive instead of the Mortgagee, deliver or pay or procure the delivery or payment to the Mortgagee of all such rights in respect of accruing property and other rights, together with such documents listed in Section 4.2 in respect of such accruing property and other rights, as applicable.

4.5

The Mortgagor hereby covenants that during the Security Period it will remain the beneficial owner of the Mortgaged Property (subject only to the Security Interests hereby created) and that it will not:

4.5.1

create or knowingly suffer the creation of any Security Interests (other than those created by this IPCo Mortgage) on or in respect of the whole of any part of the Mortgaged Property or any of its interest therein;

4.5.2	Transfer any of its interest in the Mortgaged Property; or

4.5.3	permit any Person other than the Mortgagee or Mortgagee’s nominee to be registered as, or become the holder of, the Mortgaged Property;

in any such case, without the prior consent in writing of the Mortgagee (acting in its sole discretion).

4.6

The Mortgagor shall remain liable to perform all the obligations assumed by it in relation to the Mortgaged Property and the Mortgagee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Mortgagor to perform its obligations in respect thereof.

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4.7

Upon the satisfaction and discharge in full of the Secured Obligations (including Secured Obligations in respect of expense reimbursements and indemnification obligations then due and owing, but irrespective of any contingent expense reimbursement or indemnification obligation in respect of which no claim has been made) and following a written request therefor from the Mortgagor, the Mortgagee will release and reconvey the security constituted by this IPCo Mortgage, including all Mortgaged Property, to the Mortgagor, execute share transfer forms in respect of the Mortgaged Shares in favor of the Mortgagor (or its nominee or otherwise as the Mortgagor shall direct) and execute such further documents and take such other action as may be necessary or reasonably requested by Mortgagor to transfer the Mortgaged Property to the Mortgagor.

5.	DEALINGS WITH MORTGAGED PROPERTY

5.1

The Mortgagor shall pay all calls, installments or other payments, and shall discharge all other obligations, which may become due in respect of any of the Mortgaged Property and in an Event of Default, the Mortgagee may if it thinks fit make such payments or discharge such obligations on behalf of the Mortgagor. Any sums so paid by the Mortgagee in respect thereof shall be repayable on demand and pending such repayment shall constitute part of the Secured Obligations.

5.2

The Mortgagee shall not have any duty to ensure that any dividends, interest or other moneys and Assets receivable in respect of the Mortgaged Property are duly and punctually paid, received or collected as and when the same become due and payable or to ensure that the correct amounts (if any) are paid or received on or in respect of the Mortgaged Property or, except to the extent that an agreement to that effect between Mortgagor and Mortgagee is then effective (and subject to applicable reasonably satisfactory payment arrangements being in place), to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property paid, distributed, accruing or offered at any time by way of redemption bonus, rights, preference, or otherwise on or in respect of, any of the Mortgaged Property.

5.3

The Mortgagor hereby authorizes the Mortgagee to arrange at any time and from time to time (whether before or after the occurrence of an Event of Default) for the Mortgaged Property or any part thereof to be registered in the name of the Mortgagee’s nominee thereupon to be held, as so registered, subject to the terms of this IPCo Mortgage.

5.4

Until the occurrence of an Event of Default, the Mortgagee grants to the Mortgagor the power to exercise all voting and other rights attached or related to the Mortgaged Shares mortgaged by the Mortgagor hereunder or any of them for all purposes not inconsistent with the terms of the IPCo Promissory Note, the Framework Agreement and this IPCo Mortgage together with the right to receive and retain all cash dividends paid on or in respect of the Mortgaged Shares or any of them in excess of amounts necessary to pay the Secured Obligations when due, and the Mortgagee shall from time to time execute and deliver to the Mortgagor such proxies, mandates and other documents and take such other actions as the Mortgagor may reasonably require from time to time to enable it to exercise the said powers, rights and entitlements.

6.	PRESERVATION OF SECURITY

6.1	It is hereby agreed and declared that:

6.1.1	the security created by this IPCo Mortgage shall be held by the Mortgagee as a continuing security for the payment and discharge of the Secured Obligations and the security so

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created shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Obligations;

6.1.2

the security so created shall be in addition to and shall not in any way be prejudiced or affected by any other present or future contractual or other right or remedy or any guarantee or other Security Interest held by or available to the Mortgagee providing collateral for the Secured Obligations;

6.1.3	the Mortgagee shall not be bound to enforce any other security before enforcing the security created by this IPCo Mortgage;

6.1.4

no delay or omission on the part of the Mortgagee in exercising any right, power or remedy under this IPCo Mortgage shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers and remedies provided by Laws and may be exercised from time to time and as often as the Mortgagee may deem expedient; and

6.1.5	any waiver by the Mortgagee of any terms of this IPCo Mortgage shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

6.2

Any settlement or discharge under this IPCo Mortgage between the Mortgagee and the Mortgagor shall be subject to the condition subsequent that no security or payment to the Mortgagee by the Mortgagor or any other Person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Mortgagee shall be entitled to recover from the Mortgagor on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

6.3

The rights of the Mortgagee under this IPCo Mortgage and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including without limitation, and whether or not known to or discoverable by Alibaba, the Mortgagor, the Mortgagee or any other Person:

6.3.1	any time or waiver granted to or composition with the Mortgagor or any other Person under any other Transaction Document or otherwise;

6.3.2

the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Mortgagor or any other Person under any other Transaction Document or otherwise;

6.3.3	any legal limitation, disability, incapacity or other circumstances relating to the Mortgagor or any other Person under any other Transaction Document or otherwise;

6.3.4	any amendment or supplement to any Transaction Document or any other document or security;

6.3.5	the dissolution, liquidation, amalgamation, merger, consolidation, reconstruction or reorganization of any Person; or

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6.3.6	the unenforceability, invalidity or frustration of any obligations of the Mortgagor or any other Person under any Transaction Document or any other document or security in any jurisdiction.

6.4

Until the Secured Obligations have been unconditionally satisfied and discharged in full, the Mortgagor shall not by virtue of any payment made hereunder or otherwise on account of the Secured Obligations or by virtue of any enforcement by the Mortgagee of its rights under, or the security constituted by, this IPCo Mortgage:

6.4.1	exercise any rights of subrogation in relation to any rights, security or moneys held or received or receivable by the Mortgagee;

6.4.2	exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement;

6.4.3	exercise any right of set-off or counterclaim against any such co-surety;

6.4.4	receive, claim or have the benefit of any payment, distribution, security or indemnity from any such co-surety; or

6.4.5	unless so directed by the Mortgagee (when the Mortgagor will prove in accordance with such directions), claim as a creditor of any such co-surety in competition with the Mortgagee.

The Mortgagor shall hold in trust for the Mortgagee and forthwith pay or transfer (as appropriate) to the Mortgagee any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

6.5

Until the occurrence of an Event of Default, the Mortgagee may at any time keep in a separate account or accounts (without liability to pay interest thereon) in the name of the Mortgagee for as long as it may think fit, any moneys received, recovered or realized under this IPCo Mortgage without being under any obligation to apply the same or any part thereof in or towards the discharge of such Secured Obligations.

7.	ENFORCEMENT OF SECURITY

7.1	Upon the occurrence of an Event of Default, the security hereby constituted shall become immediately enforceable and immediately thereafter the Mortgagee, without further notice to the Mortgagor:

7.1.1

may solely and exclusively exercise all voting and/or other rights and/or powers and/or discretions attaching or pertaining to the Mortgaged Property or any part thereof for all purposes not inconsistent with the Transaction Documents and may exercise such voting and/or other rights and/or powers and/or discretions in such manner as the Mortgagee may think fit; and/or

7.1.2

may receive and retain all dividends, interest or other moneys or Assets accruing on or in respect of the Mortgaged Property or any part thereof, such dividends, interest or other moneys or Assets to be held by the Mortgagee, until applied in the manner described in Section 7.5, as additional security mortgaged under and subject to the terms of this IPCo Mortgage and any such dividends, interest or other moneys or Assets received by the

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Mortgagor after such time shall be held in trust by the Mortgagor for the Mortgagee and paid or transferred to the Mortgagee on demand; and/or

7.1.3

may (i) if the Fair Market Value of the Mortgaged Property is less than the amount of the Secured Obligations, deem the Mortgaged Property to have been transferred to the Mortgagee absolutely and the Mortgagor shall immediately pay the balance of the Secured Obligations as if it was the principal obligor or (ii) if the Fair Market Value of the Mortgaged Property is greater than the amount of the Secured Obligations, deem an amount of the Mortgaged Property having a Fair Market Value equal to the Secured Obligations to have been transferred to the Mortgagee absolutely with the remainder of the Mortgaged Property being released and transferred to the Mortgagor free of this IPCo Mortgage; and/or

7.1.4

may sell or otherwise dispose of the Mortgaged Property or any part thereof by such method, at such place and upon such terms as the Mortgagee may determine, and apply the proceeds of such sale or disposition in satisfaction of all or a portion of the Secured Obligations, and if such proceeds are in excess of the amount of the Secured Obligations, the remainder shall be released and transferred to the Mortgagor free of this IPCo Mortgage; and/or

7.1.5	may revoke any proxies, mandates and other documents executed and delivered pursuant to Section 5.4.

7.2	[Reserved]

7.3

The Mortgagee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this IPCo Mortgage or to make any claim or to take any action to collect any moneys assigned by this IPCo Mortgage or to enforce any rights or benefits assigned to the Mortgagee by this IPCo Mortgage or to which the Mortgagee may at any time be entitled hereunder.

7.4

Upon any sale of the Mortgaged Property or any part thereof by the Mortgagee the purchaser shall not be bound to see or enquire whether the Mortgagee’s power of sale has become exercisable in the manner provided in this IPCo Mortgage and the sale shall be deemed to be within the power of the Mortgagee, and the receipt of the Mortgagee of the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

7.5

All moneys received by the Mortgagee pursuant to this IPCo Mortgage shall be held by it upon trust in the first place to pay or make good all such expenses, liabilities, losses, costs, duties, fees, mortgages or other moneys whatsoever as may have been paid or incurred by the Mortgagee in exercising any of the powers specified or otherwise referred to in this IPCo Mortgage and the balance shall be applied in the following manner:

7.5.1	FIRSTLY: in or towards satisfaction of any amounts in respect of the balance of the Secured Obligations as are then due and payable, in such order or application as the Mortgagee shall think fit;

7.5.2

SECONDLY: in retention of an amount equal to any part or parts of the Secured Obligations as are not then due and payable but which (in the reasonable opinion of the Mortgagee) will or may become due and payable in the future and, upon the same

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becoming due and payable, in or towards satisfaction thereof in accordance with the foregoing provisions of this Section 7.5 (provided, that, when assessing Secured Obligations that may become due and payable in the future, the Mortgagee shall exclude contingent de minimis liabilities of any Credit Party that are not then outstanding for expense reimbursements and indemnification obligations under any Note Documents); and

7.5.3	THIRDLY: the surplus (if any) shall be paid to the Mortgagor or to whomsoever else may be entitled thereto.

7.6

Neither the Mortgagee nor its agents, managers, officers, employees, delegates and advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise, or failure to exercise, of any rights, powers and discretions hereunder in the absence of gross negligence or dishonesty.

8.	FURTHER ASSURANCES

The Mortgagor shall execute all and any such documents and do all such assurances, acts and things as the Mortgagee in its reasonable discretion may require for:

8.1	perfecting, protecting or ensuring the priority of the security hereby created (or intended to be created);

8.2	preserving or protecting any of the rights of the Mortgagee under this IPCo Mortgage;

8.3

ensuring that the security constituted by this IPCo Mortgage and the covenants and obligations of the Mortgagor under this IPCo Mortgage shall enure to the benefit of any permitted assignee of the Mortgagee;

8.4	facilitating the appropriation or realization of the Mortgaged Property or any part thereof; or

8.5	the exercise of any power, authority or discretion vested in the Mortgagee under this IPCo Mortgage,

in any such case, forthwith upon demand by the Mortgagee.

9.	INDEMNITIES

9.1

The Mortgagor will indemnify and hold harmless the Mortgagee, Alibaba and each agent or attorney appointed under or pursuant to this IPCo Mortgage from and against any and all expenses, claims, liabilities, losses, taxes, costs, duties and fees suffered, incurred or made by the Mortgagee, Alibaba or such agent or attorney:

9.1.1	in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to this IPCo Mortgage;

9.1.2	in the preservation or enforcement of the Mortgagee’s rights under this IPCo Mortgage or the priority thereof; or

9.1.3	in the release of any part of the Mortgaged Property from the security created by this IPCo Mortgage,

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and the Mortgagee or such agent or attorney may retain and pay all sums in respect of the same out of money received under the powers conferred by this IPCo Mortgage.

9.2

If, under any applicable Laws, and whether pursuant to a judgment being made or registered against the Mortgagor or the bankruptcy or liquidation of the Mortgagor or for any other reason any payment under or in connection with this IPCo Mortgage is made in a currency (the “Payment Currency”) other than the currency in which such payment is due under or in connection with this IPCo Mortgage (the “Contractual Currency”), then to the extent that the amount of such payment actually received by the Mortgagee when converted into the Contractual Currency at the rate of exchange, falls short of the amount due under or in connection with this IPCo Mortgage, the Mortgagor, as a separate and independent obligation, shall indemnify and hold harmless the Mortgagee against the amount of such shortfall. For the purposes of this Section 9.2, “rate of exchange” means the rate at which the Mortgagee is able on or about the date of such payment to purchase the Contractual Currency with the Payment Currency and shall take into account any premium and other costs of exchange with respect thereto.

10.	POWER OF ATTORNEY

The Mortgagor, by way of first priority security and in order to more fully secure the performance of its obligations hereunder pursuant to the Powers of Attorney Law (1996 Revision), hereby irrevocably appoints the Mortgagee and the Persons deriving title under it jointly and also severally to be its attorney to execute and complete in favour of the Mortgagee or its nominees or of any purchaser any documents which the Mortgagee may from time to time require for perfecting its title to or for vesting any of the Assets and property hereby Mortgaged or assigned in the Mortgagee or its nominees or in any purchaser and to give effectual discharges for payments, to take and institute on non payment (if the Mortgagee in its sole discretion so decides) all steps and proceedings in the name of the Mortgagor or of the Mortgagee for the recovery of such moneys, property and Assets hereby mortgaged and to agree accounts and make allowances and give time or other indulgence to any surety or other Person liable and otherwise generally for it and in its name and on its behalf and as its act and deed or otherwise to execute, seal and deliver and otherwise perfect and do any such legal assignments and other assurances, mortgages, authorities and documents over the moneys, property and Assets hereby mortgaged, and all such deeds, instruments, acts and things (including, without limitation, those referred to in Section 8) which may be required for the full exercise of all or any of the powers conferred or which may be deemed proper on or in connection with and to give proper effect to the intent of this IPCo Mortgage and any of the purposes aforesaid; provided, that unless and until an Event of Default has occurred, the Mortgagee may not exercise any right or power pursuant to this appointment, other than the making of notice filings with respect to this IPCo Mortgage and ensuring that Section 4.4 is satisfied. The power hereby conferred shall be a general power of attorney and the Mortgagor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which any such attorney may execute or do. In relation to the power referred to herein, the exercise by the Mortgagee of such power shall be conclusive evidence of its right to exercise the same.

11.	EXPENSES

The Mortgagor shall pay promptly all stamp, documentary and other like duties and taxes to which this IPCo Mortgage may be subject or give rise and shall indemnify the Mortgagee on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of the Mortgagor to pay any such duties or taxes.

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12.	NOTICES

Any notice required to be given hereunder shall be in writing in the English language and shall be served by sending the same by prepaid recorded post, facsimile or by delivering the same by hand to the address of the Party or Parties in question as set out below (or such other address as such Party or Parties shall notify the other Parties of in accordance with this Section 12). Any notice sent by post as provided in this Section 12 shall be deemed to have been served five Business Days after dispatch and any notice sent by facsimile as provided in this Section 12 shall be deemed to have been served at the time of dispatch and in proving the service of the same it will be sufficient to prove in the case of a letter that such letter was properly stamped, addressed and placed in the post; and in the case of a facsimile that such facsimile was duly dispatched to a current facsimile number of the addressee.

To Mortgagor:
APN Ltd.
c/o Alibaba Group Services Limited
24th Floor, Jubilee
18 Fenwick Street
Wanchai
Hong Kong
Attention: General Counsel
	Facsimile No:	+852 2215 5200

with a copy (not notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention: Josh Feltman
	Facsimile No:	+1-212-403-2109

To Mortgagee:
[—]
[Address]
[Address]
	Attention:	[—]
	Facsimile No:	[—]

with a copy (not notice) to:

To Yahoo!:
Yahoo! Inc.
701 First Avenue
Sunnyvale, CA 94089
	Attention:	General Counsel
	Facsimile No:	(408) 349-3650

with a copy (not notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue, Suite 1100
Palo Alto, CA 94301
	Attention:	Kenton J. King
Leif B. King

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	Facsimile No:	+1-650-470-4570

with a copy (not notice) to:

To Softbank:
SOFTBANK CORP.
1-9-1 Higashi Shinbashi, Minato-ku,
Tokyo 105-7303, Japan
	Attention:	Mr. Katsumasa Niki, Finance
	Facsimile No:	+81-3-6215-5001

with a copy (not notice) to:
Morrison & Foerster LLP
Shin-Marunouchi Building 29F, 1-5-1 Marunouchi, Chiyoda-ku
Tokyo 100-6529, Japan
	Attention:	Kenneth Siegel
	Facsimile No:	+81-3-3214-6512

13.	ASSIGNMENTS

13.1

This IPCo Mortgage shall be binding upon the Mortgagor and shall inure to the benefit of the Mortgagee, in each case including each of their respective successors, nominees and (subject as hereinafter provided) assigns, and references in this IPCo Mortgage to any of them shall be construed accordingly.

13.2	The Mortgagor shall not assign or transfer all or any part of its rights and/or obligations under this IPCo Mortgage.

13.3

The Mortgagee may, without the consent of Mortgagor, assign or transfer all or any part of its rights or obligations under this IPCo Mortgage to any assignee or transferee that is acting as security agent for and on behalf of Alibaba. The Mortgagee shall notify the Mortgagor promptly following any such assignment or transfer.

14.	MISCELLANEOUS

14.1

The Mortgagee, at any time and from time to time, may delegate by power of attorney or in any other manner to any Person or Persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Mortgagee under this IPCo Mortgage in relation to the Mortgaged Property or any part thereof. Any such delegation may be made upon such terms and be subject to such regulations as the Mortgagee may think fit. The Mortgagee shall not be in any way liable or responsible to the Mortgagor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate provided the Mortgagee has acted reasonably in selecting such delegate.

14.2

If any of the clauses, conditions, covenants or restrictions of this IPCo Mortgage or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then such clause, condition, covenant or restriction shall apply with such deletion or modification as may be necessary to make it valid and effective.

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14.3

This IPCo Mortgage (together with any documents referred to herein) constitutes the whole agreement between the Parties relating to its subject matter and no variations hereof shall be effective unless made in writing and signed by each of the Parties.

14.4	The headings in this IPCo Mortgage are inserted for convenience only and shall not affect the construction of this IPCo Mortgage.

14.5

This IPCo Mortgage may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

15.	LAW AND JURISDICTION

This IPCo Mortgage shall be governed by and construed in accordance with the laws of the Cayman Islands and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the Cayman Islands, provided that nothing in this Section 15 shall affect the right of the Mortgagee to serve process in any manner permitted by Law or limit the right of the Mortgagee to take proceedings with respect to this IPCo Mortgage against the Mortgagor in any jurisdiction nor shall the taking of proceedings with respect to this IPCo Mortgage in any jurisdiction preclude the Mortgagee from taking proceedings with respect to this IPCo Mortgage in any other jurisdiction, whether concurrently or not.

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IN WITNESS whereof the parties hereto have caused this IPCo Mortgage to be duly executed as a Deed the day and year first before written.

The Common Seal of	)
the Mortgagor	)
was hereunto affixed	)
in the presence of:	)

The Common Seal of	)
the Mortgagee	)
was hereunto affixed	)
in the presence of:	)

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Schedule 1

MORTGAGED SHARES

Mortgagor	Shares of Alibaba to be Mortgaged

APN Ltd.	50,000,000 ordinary shares (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations, reclassifications and the like)

Schedule 2

DULY EXECUTED SHARE TRANSFERS

Schedule 3

FORM OF NOTICE TO REGISTERED AGENT

Schedule 2

INSTRUMENT OF TRANSFER

FOR VALUE RECEIVED	[—]	(amount)

APN Ltd.	(transferor)

hereby sells, assigns and transfers unto	[—], as security agent for and on behalf of Alibaba Group Holding Limited	(transferee)

of	[—]	(address)

50,000,000 ordinary shares		(number of shares)

in the capital of	Alibaba Group Holding Limited	(name of company)

Dated this              day of                     , 2011

(Witness)	For and on behalf of APN Ltd. (Transferor)

(Witness)	For and on behalf of [—], as security agent for and on behalf of Alibaba Group Holding Limited (Transferee)

Schedule 3

FORM OF NOTICE TO REGISTERED OFFICE

[Registered Office name]

[                                         ], Grand Cayman, Cayman Islands

[DATE]

Dear Sirs,

Re:	Alibaba Group Holding Limited (the “Company”)

1.	We refer to the Company, for whom you provide registered office services and with respect to whom we are your client of record.

2.

Please be advised that with effect from                    2011, [    ] (the “Security Agent”) under a share mortgage entered into by APN Ltd., a company organized under the laws of the Cayman Islands and having its registered address at One Capital Place, 4th Floor, P.O. Box 847, George Town, Grand Cayman, Cayman Islands (the “Mortgagor”) in favour of the Security Agent, should be treated as joint client of record along with ourselves for the purposes of taking instructions in relation to the Company.

3.

Accordingly, please treat the Security Agent as your joint client of record with effect from                                        2011. For avoidance of any doubt, you may take and act on instructions given by the Security Agent without reference to us and in the event of a conflict, instructions received from the Security Agent shall prevail.

4.	For your records, the Security Agent’s contact details are as follows:

[                                         ]

Fax No.:        [                                         ]

Attention:      [                                         ]

5.

Please note that we continue to bear all your reasonable charges in relation to the Company and advise accordingly that the Security Agent assumes no liability to you as registered agent of the Company.

Yours faithfully

Name:
for and on behalf of
Alibaba Group Holding Limited

Exhibit C

Dated this [—] day of [—], 2011

BY:

JACK MA YUN

AND

JOSEPH CHUNG TSAI

IN FAVOUR OF:

[—]

FORM OF LEGAL MORTGAGE OF IPCO SHARES

-i-

THIS LEGAL MORTGAGE OF IPCO SHARES (this “Legal Mortgage of IPCo Shares”) is made on the [—] day of [—], 2011.

BY:

Jack Ma Yun, an individual domiciled at [—], and Joseph Chung Tsai, an individual domiciled at [—] (each, a “Mortgagor” and collectively, the “Mortgagors”);

IN FAVOUR OF:

[—], a company incorporated under the laws of [—] and having its [registered/principal] office at [—] (the “Mortgagee”) acting as security agent for and on behalf of Alibaba (as defined below).

WHEREAS:

(A)

Reference is made to the Secured Promissory Note dated [—], 2011 (the “IPCo Promissory Note”, which expression shall include the IPCo Promissory Note as from time to time amended, varied, altered, restated, novated or replaced) made by APN Ltd., a company incorporated under the laws of the Cayman Islands (“IPCo”), in favour of Alibaba Group Holding Limited, a company incorporated under the laws of the Cayman Islands (“Alibaba”), in the original principal amount of U.S. $500,000,000.

(B)

Reference is further made to the Framework Agreement dated as of July 29, 2011 (the “Framework Agreement”, which expression shall include the agreement constituted by such Framework Agreement as from time to time amended, varied, altered, restated, novated or replaced) among Alibaba, Yahoo! Inc., a Delaware corporation (“Yahoo!”), SOFTBANK CORP., a Japanese corporation (“Softbank”), IPCo, Zhejiang Alibaba E-Commerce Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“HoldCo”), Alipay.com Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“OpCo”), the Mortgagors and the Joinder Parties as defined therein.

(C)

Reference is further made to (1) the Legal Mortgage of Alibaba Shares dated [—], 2011 (the “Legal Mortgage of Alibaba Shares”, which expression shall include the Legal Mortgage of Alibaba Shares as from time to time amended, varied, altered, restated, novated or replaced) made by IPCo in favour of the Mortgagee; and (2) the Fixed and Floating Charge dated the date hereof (the “IPCo Asset Charge”, which expression shall include the IPCo Asset Charge as from time to time amended, varied, altered, restated, novated or replaced) made by IPCo in favour of the Mortgagee.

(D)	The Mortgagors are the only shareholders of IPCo.

(E)

As security for the Secured Obligations (as defined below), the Mortgagors have agreed to mortgage, inter alia, their interest in all of the shares legally and beneficially owned by the Mortgagors in IPCo.

(F)

The authorized share capital of IPCo all of which is issued and outstanding consists of [—] ordinary shares, par value US$[—] per share, all of which (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations, reclassifications and the like) are legally and beneficially owned by the Mortgagors, as set forth in Schedule 1 attached hereto. All outstanding ordinary shares of IPCo are duly authorized, validly issued, fully paid and non-assessable and registered in the name of the respective Mortgagor in the register of members of IPCo.

(G)

It is a condition precedent to the transactions contemplated by the Framework Agreement that the Mortgagors execute this Legal Mortgage of IPCo Shares in favour of the Mortgagee and the same is executed by the Mortgagors in consideration of the transactions contemplated by the Framework Agreement and for other good and valuable consideration (the sufficiency of which the Mortgagors hereby acknowledge).

NOW THIS LEGAL MORTGAGE OF IPCO SHARES WITNESSETH as follows:

1.	INTERPRETATION

1.1	In this Legal Mortgage of IPCo Shares, unless the context otherwise requires, the following words and expressions shall have the following meanings:

“Event of Default”

means (i) Event of Default, as defined in the IPCo Promissory Note or (ii) any failure to satisfy any of the Secured Obligations as and when the same may become due, after giving effect to any applicable cure period.

“Fair Market Value”

means as of a certain date (a) with respect to publicly traded Securities, the trading price of such Securities on such date, as reported by Bloomberg L.P., (b) with respect to cash, the value of such cash in Dollars, as reported by Bloomberg L.P., or (c) with respect to any other Securities or other Assets, the fair market value determined by the Valuation Procedure.

“Mortgaged Property”

means all of the issued shares of IPCo (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations, reclassifications and the like) as described in Recital (F) and all other shares, warrants or other securities of any kind in IPCo from time to time legally or beneficially owned by either Mortgagor or in which either Mortgagor has any interest during the Security Period (together, the “Mortgaged Shares”); all dividends or other distributions, interest and other moneys paid or payable after the date hereof in connection therewith and all interests in and all rights, benefits or advantages accruing at any time to or in respect of all or any of the Mortgaged Shares; any and all other property that may at any time be received or receivable by or otherwise distributed to either Mortgagor in respect of or in substitution for, or in exchange for, or on account of, any of the foregoing, including, without limitation, any shares or other securities resulting from the division, consolidation, change, conversion or reclassification of any of the Mortgaged Shares, or the reorganization, merger or consolidation of IPCo with any other body corporate, or the occurrence of any event which results in the substitution or exchange or cancellation of the Mortgaged Shares; all new stocks, shares, loan capital, securities, bonds and investments (whether or not marketable) in IPCo issued to or

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received by the Mortgagors; and on the accrual, offer, issue or receipt of any Mortgaged Property or other rights accruing or incidental to any present or future Mortgaged Shares that either Mortgagor may receive instead of the Mortgagee, delivery or payment to the Mortgagee of all such rights with respect to accruing property and other rights.

“Mortgaged Shares”	has the meaning assigned thereto in the definition of Mortgaged Property.

“Parties”	means the parties to this Legal Mortgage of IPCo Shares.

“Secured Obligations”

means all obligations and liabilities of the Borrower and each other Credit Party to pay any Liquidity Event Payment, any Impact Payment, any Increase Payment, any Make-Whole Payment, or any payment required to be made under the IPCo Promissory Note, the Legal Mortgage of Alibaba Shares, the IPCo Asset Charge, any Top-Up Mortgage, any Shortfall Security Document or this Legal Mortgage of IPCo Shares, in each case whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred or otherwise.

“Security Interest”	means any charge, mortgage, pledge, lien, right of set off, security interest or other encumbrance howsoever created or arising.

“Security Period”	means the period commencing on the date of execution of this Legal Mortgage of IPCo Shares and terminating upon the Final Payment Date.

“Valuation Procedure”

means the following procedure: the Fair Market Value of the Assets or Securities shall be determined by internationally recognized investment banking firms, one firm appointed by Mortgagee (“Mortgagee Bank”) and one firm appointed by the Mortgagors (“Mortgagor Bank”, together with Mortgagee Bank, the “Initial Banks”), and if a third is necessary as provided below, the Initial Banks shall appoint a third investment bank (“Third Bank”). Each Initial Bank’s determination shall be made and delivered to Mortgagee and the Mortgagors within thirty (30) days following the date on which the second Initial Bank was appointed. If the determinations of the Fair Market Value of the Assets or Securities made by the Initial Banks are within ten percent (10%) of each other (i.e., the difference between the two determined Fair Market Value is equal to or less than ten percent (10%) of the higher determined Fair Market Value), then the average of the Mortgagee Bank-determined Fair Market Value and the Mortgagor Bank-determined Fair Market Value shall be used as the final Fair Market Value of the Assets or Securities. If the determinations of the Fair Market Value of the Assets or Securities made by the Initial Banks are not within ten percent (10%) of each other, then the determination of the Third Bank shall be delivered to Mortgagee and the Mortgagors within thirty (30) days after the

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appointment of the Third Bank. The determination of the Fair Market Value of the Assets or Securities by such Third Bank, together with such determinations provided by the Initial Banks, will be used to determine the final Fair Market Value of the Assets or Securities as follows: (i) if the determination made by the Third Bank falls within the middle third of the range between the determinations made by the two Initial Banks (i.e., if the Third Bank determination is (1) greater than the sum of the lower determined Fair Market Values of the Initial Banks plus one-third (1/3) of the difference between the two determined Fair Market Values of the Initial Banks and (2) less than the sum of the lower determined Fair Market Value of the Initial Banks plus two-thirds (2/3) of the difference between the two determined Fair Market Values of the Initial Banks), then the final Fair Market Value of the Assets or Securities shall be the Fair Market Value determined by the Third Bank; and (ii) if the Fair Market Value of the Assets or Securities determined by the Third Bank falls outside the middle third of the range between the determinations of the Initial Banks, then the final Fair Market Value of the Assets or Securities shall be the Fair Market Value of the Assets or Securities determined by the Initial Bank that is closer to the Fair Market Value of the Assets or Securities determined by the Third Bank.

1.2	In this Legal Mortgage of IPCo Shares:

1.2.1

Save as expressly defined in this Legal Mortgage of IPCo Shares, capitalized terms defined in the Framework Agreement or the IPCo Promissory Note shall have the same meaning in this Legal Mortgage of IPCo Shares;

1.2.2

references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification);

1.2.3

references to sections, clauses and schedules are references to sections, clauses hereof and schedules hereto; references to sub-clauses or paragraphs are, unless otherwise stated, references to sub-clauses of the clauses or paragraphs of the schedule in which the reference appears;

1.2.4	references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine and/or neuter and vice versa;

1.2.5	references to Persons shall include companies, partnerships, associations and bodies of Persons, whether incorporated or unincorporated; and

1.2.6	references to any document are to be construed as references to such document as amended or supplemented from time to time.

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2.	MORTGAGOR REPRESENTATIONS AND WARRANTIES

The Mortgagors hereby represent and warrants to the Mortgagee that:

2.1

the authorized share capital of IPCo consists only of the shares described in Recital (F) hereof and all such shares have been duly and validly issued, are fully paid and are legally and beneficially owned and registered as described in the said recital;

2.2

each Mortgagor is the absolute sole legal and beneficial owner of all of the Mortgaged Shares mortgaged by such Mortgagor hereunder free from any Security Interest (other than those created by this Legal Mortgage of IPCo Shares and the other Transaction Documents);

2.3

each Mortgagor has the necessary capacity, power and authority (i) to be the legal and beneficial owner of the Mortgaged Property mortgaged by such Mortgagor hereunder, (ii) to execute and deliver this Legal Mortgage of IPCo Shares and (iii) to comply with the provisions of, and perform all its obligations under, this Legal Mortgage of IPCo Shares;

2.4

this Legal Mortgage of IPCo Shares constitutes each Mortgagor’s legal, valid and binding obligations enforceable against such Mortgagor in accordance with its terms and is a first priority legal mortgage security interest over the Mortgaged Shares except as such enforcement may be limited by any relevant bankruptcy, insolvency, administration or similar laws affecting creditors’ rights generally or equitable principles, to the extent that such principles may apply in the absence of express contractual provisions;

2.5

the entry into and performance by each Mortgagor of this Legal Mortgage of IPCo Shares does not violate (i) any Laws or (ii) any Contract to which such Mortgagor is a party or which is binding upon such Mortgagor or any of its Assets, except in each case to the extent such violation would not impair the Security Interest intended to be created hereby;

2.6

all consents, licenses, approvals and authorizations required in connection with the entry into, performance, validity and enforceability of this Legal Mortgage of IPCo Shares have been obtained and are in full force and effect, except those the failure to obtain which or have in full force and effect would not impair the Security Interest intended to be created hereby; and

2.7	each Mortgagor has taken all action required for execution, delivery, registration and performance of this Legal Mortgage of IPCo Shares.

3.	[RESERVED]

4.	SECURITY

4.1

In consideration of the transactions contemplated by the Transaction Documents and as a continuing security for the payment and discharge of the Secured Obligations, each Mortgagor as absolute sole legal and beneficial owner hereby mortgages, assigns, transfers, grants and charges and agrees to mortgage, assign, transfer, grant and charge in favour of the Mortgagee by way of a first priority legal mortgage all benefits and rights present and future, actual and contingent accruing in respect of the Mortgaged Property now owned or at any time hereafter acquired by such Mortgagor and all of such Mortgagor’s right, title and interest to and in the Mortgaged Property including (without limitation) all voting and other rights and/or powers and/or discretions attaching or pertaining to the Mortgaged Shares. The Parties hereby acknowledge that

5

the voting rights attached or related to the Mortgaged Shares are subject to the proxy described in Section 5.4 below.

4.2	The Mortgagors hereby agree to deliver, or cause to be delivered, to the Mortgagee, on or prior to the Effective Time, the following in form and substance satisfactory to the Mortgagee:

4.2.1	duly executed share transfers in respect of the Mortgaged Shares in favour of the Mortgagee or its nominees substantially in the form set out in Schedule 2;

4.2.2	all share certificates representing the Mortgaged Shares;

4.2.3

executed but undated letters of resignation and release together with letters of authority to date the same from each of the directors (and alternate directors and officers, if any) of IPCo (other than directors nominated by Softbank or Yahoo!), substantially in the form set out in Schedule 3;

4.2.4

a copy of the letter to be issued to the registered office of IPCo advising the registered office that the Mortgagee or its nominee shall, act as client of record of the registered office in relation to the Mortgaged Shares for the purpose of taking instructions from the applicable Mortgagor and/or IPCo, substantially in the form of Schedule 4 (the “Form of Notice to Registered Office”);

4.2.5	a certified copy of the Register of Members of IPCo recording that the Mortgagee is the holder of the Mortgaged Shares;

4.2.6	certified copies of directors’ resolutions and shareholders’ resolutions of IPCo approving the transfers referred to at 4.2.1 above; and

4.2.7

executed but undated resolutions of the directors of IPCo to approve the resignations of the directors and officers referred to at 4.2.3 above and to approve the appointment of the Mortgagee’s nominees as new directors and officers substantially in the form of Schedule 5 (the “Form of Written Resolution of Directors”).

4.3	[RESERVED].

4.4

The Mortgagors shall, on the accrual, offer, issue or receipt of any Mortgaged Property or other rights accruing or incidental to any present or future Mortgaged Shares that either Mortgagor may receive instead of the Mortgagee, deliver or pay or procure the delivery or payment to the Mortgagee of all such rights in respect of accruing property and other rights, together with such documents listed in Section 4.2 in respect of such accruing property and other rights, as applicable.

4.5

The Mortgagors will procure that there shall be no increase or reduction in the authorized or issued share capital of IPCo without the prior consent in writing of the Mortgagee, and, in the event of any increase in IPCo’s issued share capital with the Mortgagee’s consent will procure the transfer of all such additional issued shares to the Mortgagee, which transfer will be recorded in IPCo’s Register of Members, and the delivery to the Mortgagee of the share certificates representing such additional issued shares.

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4.6

Each Mortgagor hereby covenants that during the Security Period it will remain the beneficial owner of the Mortgaged Property (subject only to the Security Interests hereby created) and that it will not:

4.6.1

create or knowingly suffer the creation of any Security Interests (other than those created by this Legal Mortgage of IPCo Shares) on or in respect of the whole of any part of the Mortgaged Property or any of its interests therein;

4.6.2	Transfer any of its interests in the Mortgaged Property; or

4.6.3	permit any Person other than the Mortgagee or Mortgagee’s nominee to be registered as, or become the holder of, the Mortgaged Property;

in any such case, without the prior consent in writing of the Mortgagee (acting in its sole discretion).

4.7

Each Mortgagor shall remain liable to perform all the obligations assumed by it in relation to the Mortgaged Property and the Mortgagee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by such Mortgagor or the other Mortgagor to perform its obligations in respect thereof.

4.8

Upon the satisfaction and discharge in full of the Secured Obligations (including Secured Obligations in respect of expense reimbursements and indemnification obligations then due and owing, but irrespective of any contingent expense reimbursement or indemnification obligation in respect of which no claim has been made) and following a written request therefor from the Mortgagors, the Mortgagee will release and reconvey the security constituted by this Legal Mortgage of IPCo Shares, including all Mortgaged Property, to the Mortgagors, execute share transfer forms in respect of the Mortgaged Shares in favor of the Mortgagors (or their nominee or otherwise as the Mortgagors shall direct) and execute such further documents and take such other action as may be necessary or reasonably requested by the Mortgagors to transfer the Mortgaged Property to the Mortgagors.

5.	DEALINGS WITH MORTGAGED PROPERTY

5.1

The Mortgagors shall pay all calls, installments or other payments, and shall discharge all other obligations, which may become due in respect of any of the Mortgaged Property, and in an Event of Default, the Mortgagee may if it thinks fit make such payments or discharge such obligations on behalf of the Mortgagors. Any sums so paid by the Mortgagee in respect thereof shall be repayable on demand and pending such repayment shall constitute part of the Secured Obligations.

5.2

The Mortgagee shall not have any duty to ensure that any dividends, interest or other moneys and Assets receivable in respect of the Mortgaged Property are duly and punctually paid, received or collected as and when the same become due and payable or to ensure that the correct amounts (if any) are paid or received on or in respect of the Mortgaged Property or, except to the extent that an agreement to that effect between Mortgagors and Mortgagee is then effective (and subject to applicable reasonably satisfactory payment arrangements being in place), to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property paid, distributed, accruing or offered at any time by way of redemption bonus, rights, preference, or otherwise on or in respect of, any of the Mortgaged Property.

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5.3

Each Mortgagor hereby authorizes the Mortgagee to arrange at any time and from time to time (whether before or after the occurrence of an Event of Default) for the Mortgaged Property or any part thereof to be registered in the name of the Mortgagee’s nominee thereupon to be held, as so registered, subject to the terms of this Legal Mortgage of IPCo Shares.

5.4

Until the occurrence of an Event of Default, the Mortgagee grants to each Mortgagor the power to exercise all voting and other rights attached or related to the Mortgaged Shares mortgaged by such Mortgagor hereunder or any of them for all purposes not inconsistent with the terms of the IPCo Promissory Note, the Framework Agreement and this Legal Mortgage of IPCo Shares, together with the right to receive and retain all cash dividends paid on or in respect of the Mortgaged Shares or any of them in excess of amounts necessary to pay the Secured Obligations when due, and the Mortgagee shall from time to time execute and deliver to such Mortgagor such proxies, mandates and other documents and take such other actions as such Mortgagor may reasonably require from time to time to enable it to exercise the said powers, rights and entitlements; provided, that the Mortgagee shall retain all, and the Mortgagors shall have no, power to exercise all voting and other rights attached to or related to the Mortgaged Shares with respect to the appointment or removal of directors, any modification of the memorandum of association and articles of association of IPCo and the approval of any alteration of the share capital of IPCo, including any issuance of Securities of IPCo or any merger or consolidation of IPCo with any other Person.

6.	PRESERVATION OF SECURITY

6.1	It is hereby agreed and declared that:

6.1.1

the security created by this Legal Mortgage of IPCo Shares shall be held by the Mortgagee as a continuing security for the payment and discharge of the Secured Obligations and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Obligations;

6.1.2

the security so created shall be in addition to and shall not in any way be prejudiced or affected by any other present or future contractual or other right or remedy or any guarantee or other Security Interest held by or available to the Mortgagee providing collateral for the Secured Obligations;

6.1.3	the Mortgagee shall not be bound to enforce any other security before enforcing the security created by this Legal Mortgage of IPCo Shares;

6.1.4

no delay or omission on the part of the Mortgagee in exercising any right, power or remedy under this Legal Mortgage of IPCo Shares shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers and remedies provided by Laws and may be exercised from time to time and as often as the Mortgagee may deem expedient; and

6.1.5	any waiver by the Mortgagee of any terms of this Legal Mortgage of IPCo Shares shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

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6.2

Any settlement or discharge under this Legal Mortgage of IPCo Shares among the Mortgagee and the Mortgagors shall be subject to the condition subsequent that no security or payment to the Mortgagee by IPCo, HoldCo, either Mortgagor or any other Person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Mortgagee shall be entitled to recover from the Mortgagors on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

6.3

The rights of the Mortgagee under this Legal Mortgage of IPCo Shares and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including without limitation, and whether or not known to or discoverable by IPCo, either Mortgagor, the Mortgagee or any other Person:

6.3.1	any time or waiver granted to or composition with either Mortgagor or any other Person under any other Transaction Document or otherwise ;

6.3.2

the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against either Mortgagor or any other Person under any other Transaction Document or otherwise;

6.3.3	any legal limitation, disability, incapacity or other circumstances relating to either Mortgagor or any other Person under any other Transaction Document or otherwise;

6.3.4	any amendment or supplement to any Transaction Document or any other document or security;

6.3.5	the dissolution, liquidation, amalgamation, merger, consolidation, reconstruction or reorganization of any Person; or

6.3.6	the unenforceability, invalidity or frustration of any obligations of either Mortgagor or any other Person under any Transaction Document or any other document or security in any jurisdiction.

6.4

Until the Secured Obligations have been unconditionally satisfied and discharged in full, neither Mortgagor shall by virtue of any payment made hereunder or otherwise on account of the Secured Obligations or by virtue of any enforcement by the Mortgagee of its rights under, or the security constituted by, this Legal Mortgage of IPCo Shares:

6.4.1	exercise any rights of subrogation in relation to any rights, security or moneys held or received or receivable by the Mortgagee;

6.4.2	exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement;

6.4.3	exercise any right of set-off or counterclaim against any such co-surety;

6.4.4	receive, claim or have the benefit of any payment, distribution, security or indemnity from any such co-surety; or

9

6.4.5	unless so directed by the Mortgagee (when the applicable Mortgagor will prove in accordance with such directions), claim as a creditor of any such co-surety in competition with the Mortgagee.

Each Mortgagor shall hold in trust for the Mortgagee and forthwith pay or transfer (as appropriate) to the Mortgagee any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

6.5

Until the occurrence of an Event of Default, the Mortgagee may at any time keep in a separate account or accounts (without liability to pay interest thereon) in the name of the Mortgagee for as long as it may think fit, any moneys received, recovered or realized under this Legal Mortgage of IPCo Shares without being under any obligation to apply the same or any part thereof in or towards the discharge of such Secured Obligations.

7.	ENFORCEMENT OF SECURITY

7.1	Upon the occurrence of an Event of Default, the security hereby constituted shall become immediately enforceable and immediately thereafter the Mortgagee, without further notice to the Mortgagors:

7.1.1

may solely and exclusively exercise all voting and/or other rights and/or powers and/or discretions attaching or pertaining to the Mortgaged Property or any part thereof for all purposes not inconsistent with the Transaction Documents and may exercise such voting and/or other rights and/or powers and/or discretions in such manner as the Mortgagee may think fit; and/or

7.1.2

may receive and retain all dividends, interest or other moneys or Assets accruing on or in respect of the Mortgaged Property or any part thereof, such dividends, interest or other moneys or Assets to be held by the Mortgagee, until applied in the manner described in Section 7.5, as additional security mortgaged under and subject to the terms of this Legal Mortgage of IPCo Shares and any such dividends, interest or other moneys or Assets received by either Mortgagor after such time shall be held in trust by such Mortgagor for the Mortgagee and paid or transferred to the Mortgagee on demand; and/or

7.1.3

may (i) if the Fair Market Value of the Mortgaged Property is less than the amount of the Secured Obligations, deem the Mortgaged Property to have been transferred to the Mortgagee absolutely and the Mortgagors shall immediately pay the balance of the Secured Obligations as if they were the principal obligors or (ii) if the Fair Market Value of the Mortgaged Property is greater than the amount of the Secured Obligations, deem an amount of the Mortgaged Property having a Fair Market Value equal to the Secured Obligations to have been transferred to the Mortgagee absolutely with the remainder of the Mortgaged Property being released and transferred to the Mortgagors free of this Legal Mortgage of IPCo Shares; and/or

7.1.4

may sell or otherwise dispose of the Mortgaged Property or any part thereof by such method, at such place and upon such terms as the Mortgagee may determine, and apply the proceeds of such sale or disposition in satisfaction of all or a portion of the Secured Obligations, and if such proceeds are in excess of the amount of the Secured Obligations, the remainder shall be released and transferred to the Mortgagors (for ratable allocation between them in accordance with the Mortgaged Shares pledged by them) free of this IPCo Mortgage; and/or

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7.1.5	may revoke any proxies, mandates and other documents executed and delivered pursuant to Section 5.4.

7.2	Other than following an Event of Default, Mortgagee shall not use or exercise the letters referred to in Section 4.2.3 or the resolutions referred to in Section 4.2.7.

7.3

The Mortgagee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Legal Mortgage of IPCo Shares or to make any claim or to take any action to collect any moneys assigned by this Legal Mortgage of IPCo Shares or to enforce any rights or benefits assigned to the Mortgagee by this Legal Mortgage of IPCo Shares or to which the Mortgagee may at any time be entitled hereunder.

7.4

Upon any sale of the Mortgaged Property or any part thereof by the Mortgagee the purchaser shall not be bound to see or enquire whether the Mortgagee’s power of sale has become exercisable in the manner provided in this Legal Mortgage of IPCo Shares and the sale shall be deemed to be within the power of the Mortgagee, and the receipt of the Mortgagee of the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

7.5

All moneys received by the Mortgagee pursuant to this Legal Mortgage of IPCo Shares shall be held by it upon trust in the first place to pay or make good all such expenses, liabilities, losses, costs, duties, fees, mortgages or other moneys whatsoever as may have been paid or incurred by the Mortgagee in exercising any of the powers specified or otherwise referred to in this Legal Mortgage of IPCo Shares and the balance shall be applied in the following manner:

7.5.1	FIRSTLY: in or towards satisfaction of any amounts in respect of the balance of the Secured Obligations as are then due and payable, in such order or application as the Mortgagee shall think fit;

7.5.2

SECONDLY: in retention of an amount equal to any part or parts of the Secured Obligations as are not then due and payable but which (in the reasonable opinion of the Mortgagee) will or may become due and payable in the future and, upon the same becoming due and payable, in or towards satisfaction thereof in accordance with the foregoing provisions of this Section 7.5 (provided, that, when assessing Secured Obligations that may become due and payable in the future, the Mortgagee shall exclude contingent de minimis liabilities of any Credit Party that are not then outstanding for expense reimbursements and indemnification obligations under any Note Documents); and

7.5.3	THIRDLY: the surplus (if any) shall be paid to the Mortgagors ratably in accordance with the number of Mortgaged Shares pledged by them or to whomsoever else may be entitled thereto.

7.6

Neither the Mortgagee nor its agents, managers, officers, employees, delegates and advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise, or failure to exercise, of any rights, powers and discretions hereunder in the absence of gross negligence or dishonesty.

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8.	FURTHER ASSURANCES

Each Mortgagor shall execute all and any such documents and do all such assurances, acts and things as the Mortgagee in its reasonable discretion may require for:

8.1	perfecting, protecting or ensuring the priority of the security hereby created (or intended to be created);

8.2	preserving or protecting any of the rights of the Mortgagee under this Legal Mortgage of IPCo Shares;

8.3

ensuring that the security constituted by this Legal Mortgage of IPCo Shares and the covenants and obligations of each Mortgagor under this Legal Mortgage of IPCo Shares shall enure to the benefit of any permitted assignee of the Mortgagee;

8.4	facilitating the appropriation or realization of the Mortgaged Property or any part thereof; or

8.5	the exercise of any power, authority or discretion vested in the Mortgagee under this Legal Mortgage of IPCo Shares,

in any such case, forthwith upon demand by the Mortgagee.

9.	INDEMNITIES

9.1

The Mortgagors will jointly and severally, indemnify and hold harmless the Mortgagee, Alibaba and each agent or attorney appointed under or pursuant to this Legal Mortgage of IPCo Shares from and against any and all expenses, claims, liabilities, losses, taxes, costs, duties and fees suffered, incurred or made by the Mortgagee, Alibaba or such agent or attorney:

9.1.1	in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to this Legal Mortgage of IPCo Shares;

9.1.2	in the preservation or enforcement of the Mortgagee’s rights under this Legal Mortgage of IPCo Shares or the priority thereof; or

9.1.3	in the release of any part of the Mortgaged Property from the security created by this Legal Mortgage of IPCo Shares,

and the Mortgagee or such agent or attorney may retain and pay all sums in respect of the same out of money received under the powers conferred by this Legal Mortgage of IPCo Shares.

9.2

If, under any applicable Laws, and whether pursuant to a judgment being made or registered against either Mortgagor or the bankruptcy or liquidation of either Mortgagor or for any other reason any payment under or in connection with this Legal Mortgage of IPCo Shares is made in a currency (the “Payment Currency”) other than the currency in which such payment is due under or in connection with this Legal Mortgage of IPCo Shares (the “Contractual Currency”), then to the extent that the amount of such payment actually received by the Mortgagee when converted into the Contractual Currency at the rate of exchange, falls short of the amount due under or in connection with this Legal Mortgage of IPCo Shares, the Mortgagors, as a separate and independent obligation, shall jointly and severally indemnify and hold harmless the Mortgagee against the amount of such shortfall. For the purposes of this Section 9.2, “rate of exchange” means the rate at which the Mortgagee is able on or about the date of such payment to purchase

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the Contractual Currency with the Payment Currency and shall take into account any premium and other costs of exchange with respect thereto.

10.	POWER OF ATTORNEY

Each Mortgagor, by way of first priority security and in order to more fully secure the performance of its obligations hereunder pursuant to the Powers of Attorney Law (1996 Revision), hereby irrevocably appoints the Mortgagee and the Persons deriving title under it jointly and also severally to be its attorney to execute and complete in favour of the Mortgagee or its nominees or of any purchaser any documents which the Mortgagee may from time to time require for perfecting its title to or for vesting any of the Assets and property hereby Mortgaged or assigned in the Mortgagee or its nominees or in any purchaser and to give effectual discharges for payments, to take and institute on non payment (if the Mortgagee in its sole discretion so decides) all steps and proceedings in the name of such Mortgagor or of the Mortgagee for the recovery of such moneys, property and Assets hereby mortgaged and to agree accounts and make allowances and give time or other indulgence to any surety or other Person liable and otherwise generally for it and in its name and on its behalf and as its act and deed or otherwise to execute, seal and deliver and otherwise perfect and do any such legal assignments and other assurances, mortgages, authorities and documents over the moneys, property and Assets hereby mortgaged, and all such deeds, instruments, acts and things (including, without limitation, those referred to in Section 8) which may be required for the full exercise of all or any of the powers conferred or which may be deemed proper on or in connection with and to give proper effect to the intent of this Legal Mortgage of IPCo Shares and any of the purposes aforesaid; provided that unless and until an Event of Default has occurred, the Mortgagee may not exercise any right or power pursuant to this appointment, other than the making of notice filings with respect to this IPCo Mortgage and ensuring that Section 4.4 is satisfied. The power hereby conferred shall be a general power of attorney and each Mortgagor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which any such attorney may execute or do. In relation to the power referred to herein, the exercise by the Mortgagee of such power shall be conclusive evidence of its right to exercise the same.

11.	EXPENSES

The Mortgagors shall pay promptly all stamp, documentary and other like duties and taxes to which this Legal Mortgage of IPCo Shares may be subject or give rise and shall, jointly and severally, indemnify the Mortgagee on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of either Mortgagor to pay any such duties or taxes.

12.	NOTICES

Any notice required to be given hereunder shall be in writing in the English language and shall be served by sending the same by prepaid recorded post, facsimile or by delivering the same by hand to the address of the Party or Parties in question as set out below (or such other address as such Party or Parties shall notify the other Parties of in accordance with this Section 12). Any notice sent by post as provided in this Section 12 shall be deemed to have been served five Business Days after dispatch and any notice sent by facsimile as provided in this Section 12 shall be deemed to have been served at the time of dispatch and in proving the service of the same it will be sufficient to prove in the case of a letter that such letter was properly stamped, addressed and placed in the post; and in the case of a facsimile that such facsimile was duly dispatched to a current facsimile number of the addressee.

To Mortgagors:
Jack Ma Yun

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c/o Alibaba Group Services Limited
24th Floor, Jubilee
18 Fenwick Street
Wanchai
Hong Kong
Attention: General Counsel
Facsimile No.: +852 2215 5200

Joseph Chung Tsai
c/o Alibaba Group Services Limited
24th Floor Jubilee
18 Fenwick Street
Wanchai
Hong Kong
Attention: General Counsel
Facsimile No.: +852 2215 5200

with a copy (not notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention: Josh Feltman
Facsimile No: +1-212-403-2109

To Mortgagee:
[—]
[Address]
[Address]
Attention: [—]
Facsimile No: [—]

with a copy (not notice) to:

To Yahoo!:
Yahoo! Inc.
701 First Avenue
Sunnyvale, CA 94089
Attention: General Counsel
Facsimile No: (408) 349-3650

with a copy (not notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue, Suite 1100
Palo Alto, CA 94301
Attention: Kenton J. King
Leif B. King
Facsimile No: +1-650-470-4570

with a copy (not notice) to:

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To Softbank:
SOFTBANK CORP.
1-9-1 Higashi Shinbashi, Minato-ku,
Tokyo 105-7303, Japan
Attention: Mr. Katsumasa Niki, Finance
Facsimile No: +81-3-6215-5001

with a copy (not notice) to:
Morrison & Foerster LLP
Shin-Marunouchi Building 29F, 1-5-1 Marunouchi, Chiyoda-ku
Tokyo 100-6529, Japan
Attention: Kenneth Siegel
Facsimile No: +81-3-3214-6512

13.	ASSIGNMENTS

13.1

This Legal Mortgage of IPCo Shares shall be binding upon each of the Mortgagors and shall inure to the benefit of the Mortgagee, in each case including each of their respective successors, nominees and (subject as hereinafter provided) assigns, and references in this Legal Mortgage of IPCo Shares to any of them shall be construed accordingly.

13.2	Neither Mortgagor shall assign or transfer all or any part of its rights and/or obligations under this Legal Mortgage of IPCo Shares.

13.3

The Mortgagee may, without either Mortgagor’s consent, assign or transfer all or any part of its rights or obligations under this Legal Mortgage of IPCo Shares to any assignee or transferee that is acting as security agent for and on behalf of Alibaba. The Mortgagee shall notify each Mortgagor promptly following any such assignment or transfer.

14.	MISCELLANEOUS

14.1

The Mortgagee, at any time and from time to time, may delegate by power of attorney or in any other manner to any Person or Persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Mortgagee under this Legal Mortgage of IPCo Shares in relation to the Mortgaged Property or any part thereof. Any such delegation may be made upon such terms and be subject to such regulations as the Mortgagee may think fit. The Mortgagee shall not be in any way liable or responsible to the Mortgagor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate provided the Mortgagee has acted reasonably in selecting such delegate.

14.2

If any of the clauses, conditions, covenants or restrictions of this Legal Mortgage of IPCo Shares or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then such clause, condition, covenant or restriction shall apply with such deletion or modification as may be necessary to make it valid and effective.

14.3

This Legal Mortgage of IPCo Shares (together with any documents referred to herein) constitutes the whole agreement among the Parties relating to its subject matter and no variations hereof shall be effective unless made in writing and signed by each of the Parties.

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14.4	The headings in this Legal Mortgage of IPCo Shares are inserted for convenience only and shall not affect the construction of this Legal Mortgage of IPCo Shares.

14.5

This Legal Mortgage of IPCo Shares may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

15.	LAW AND JURISDICTION

This Legal Mortgage of IPCo Shares shall be governed by and construed in accordance with the laws of the Cayman Islands and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the Cayman Islands, provided that nothing in this Section 15 shall affect the right of the Mortgagee to serve process in any manner permitted by Law or limit the right of the Mortgagee to take proceedings with respect to this Legal Mortgage of IPCo Shares against either Mortgagor in any jurisdiction nor shall the taking of proceedings with respect to this Legal Mortgage of IPCo Shares in any jurisdiction preclude the Mortgagee from taking proceedings with respect to this Legal Mortgage of IPCo Shares in any other jurisdiction, whether concurrently or not.

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IN WITNESS whereof the parties hereto have caused this Legal Mortgage of IPCo Shares to be duly executed as a Deed the day and year first before written.

Executed as a Deed by Jack Ma Yun in the presence of
Jack Ma Yun
Witness

Executed as a Deed by Joseph Chung Tsai in the presence of
Joseph Chung Tsai
Witness

The Common Seal of	)
the Mortgagee	)
was hereunto affixed	)
in the presence of:	)

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Schedule 1

MORTGAGED SHARES

Mortgagor	Shares of IPCo to be Mortgaged

Jack Ma Yun	[—] ordinary shares (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations, reclassifications and the like)

Joseph Chung Tsai	[—] ordinary shares (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations, reclassifications and the like)

Schedule 2

DULY EXECUTED SHARE TRANSFERS

Schedule 3

EXECUTED BUT UNDATED LETTERS OF RESIGNATION AND RELEASE WITH

LETTER OF AUTHORITY

Schedule 4

FORM OF NOTICE TO REGISTERED AGENT

Schedule 5

FORM OF WRITTEN RESOLUTION OF DIRECTORS

Schedule 2

INSTRUMENT OF TRANSFER

FOR VALUE RECEIVED	[—]	(amount)

Jack Ma Yun	(transferor)

hereby sells, assigns and transfers unto	[—], acting as security agent for and on behalf of Alibaba Group Holding Limited	(transferee)

of	[—]	(address)

[—]		(number of shares)

in the capital of	APN Ltd.	(name of company)

Dated this              day of                     , 2011

(Witness)	Jack Ma Yun (Transferor)

(Witness)	For and on behalf of [—], acting as security agent for and on behalf of Alibaba Group Holding Limited (Transferee)

INSTRUMENT OF TRANSFER

FOR VALUE RECEIVED	[—]	(amount)

Joseph Chung Tsai	(transferor)

hereby sells, assigns and transfers unto	[—], acting as security agent for and on behalf of Alibaba Group Holding Limited	(transferee)

of	[—]	(address)

[—]		(number of shares)

in the capital of	APN Ltd.	(name of company)

Dated this              day of                     , 2011

(Witness)	Joseph Chung Tsai (Transferor)

(Witness)	For and on behalf of [—], acting as security agent for and on behalf of Alibaba Group Holding Limited (Transferee)

Schedule 3

FORM OF LETTER OF RESIGNATION

To:	The Directors and Secretary

APN Ltd.

One Capital Place, 4th Floor,

P. O. Box 847, George Town

Grand Cayman

Cayman Islands

Date:

Dear Sirs

Letter of Resignation – APN Ltd.

I hereby resign as a [director]/[officer]/[alternate director] of APN Ltd. (the “Company”) and confirm that I have no claims against the Company for loss of office, arrears or pay or otherwise howsoever. I irrevocably release the Company from all and any claims which I have or might have against it.

This resignation is to be effective the date hereof.

Yours faithfully,

FORM OF DIRECTORS’ LETTER OF AUTHORITY

Date:

[Name and Address of Mortgagee]

Dear Sirs

Resignation Letter - Directorship of APN Ltd. (the “Company”)

Please find enclosed a signed but undated letter from me resigning my position as a [director]/[officer]/[alternate director] of the Company.

I hereby irrevocably authorise you to date the letter at any time after you are notified by Alibaba Group Holding Limited or its successor and assign that an Event of Default has occurred (as defined in the Secured Promissory Note made by the Company in favour of Alibaba Group Holding Limited as of [        ] 2011) and send it to the Company’s registered office thereby terminating my [directorship][officership] of the Company without compensation for loss of office. I acknowledge and agree that your discretion to act in this regard is to be exercised solely in the interests of the parties relating to the Legal Mortgage of IPCo Shares dated [        ] 2011 granted or to be granted shares in the Company.

I confirm that you may delegate the authority conferred by this letter to any of your successors and assigns as Mortgagee in relation to the Legal Mortgage of IPCo Shares.

Yours faithfully

Schedule 4

FORM OF NOTICE TO REGISTERED OFFICE

[Registered Office name]

[                                         ], Grand Cayman, Cayman Islands

[DATE]

Dear Sirs,

Re:	APN Ltd. (the “Company”)

1.	We refer to the Company, for whom you provide registered office services and with respect to whom we are your client of record.

2.

Please be advised that with effect from                    2011, [    ] (the “Security Agent”) under a share mortgage entered into by Jack Ma Yun and Joseph Chung Tsai (the “Mortgagors”) in favour of the Security Agent, should be treated as joint client of record along with ourselves for the purposes of taking instructions in relation to the Company.

3.

Accordingly, please treat the Security Agent as your joint client of record with effect from                                2011. For avoidance of any doubt, you may take and act on instructions given by the Security Agent without reference to us and in the event of a conflict, instructions received from the Security Agent shall prevail.

4.	For your records, the Security Agent’s contact details are as follows:

[                                         ]

Fax No.:        [                                         ]

Attention:      [                                         ]

5.	Please note that we continue to bear all your reasonable charges in relation to the Company and advise accordingly that the Security Agent assumes no liability to you as registered agent of the Company.

Yours faithfully

Name:

for and on behalf of

APN Ltd.

Schedule 5

FORM OF WRITTEN RESOLUTIONS OF DIRECTORS

WRITTEN RESOLUTIONS OF ALL THE DIRECTORS

OF APN LTD. DATED [LEFT UNDATED]

APN Ltd. (the “Company”)

Written resolutions of all the directors of the Company were made pursuant to article 29.4 of the articles of association of the Company.

CHANGES IN DIRECTORS

IT IS RESOLVED that:

1.        the following persons be appointed as directors of the Company with immediate effect:

    [List Mortgagee’s Director Nominees - to be left blank]

2.        that the resignation of the following persons as directors of the Company be accepted with immediate effect:

[List Company Directors - to be left blank]

CHANGES IN OFFICERS

IT IS RESOLVED that:

3.        the resignation of the following person(s) as officer(s) of the Company with the positions specified below be accepted with immediate effect:

[List Company Officers - to be left blank]

4.        the following persons be appointed as officer(s) of the Company with the positions specified below with immediate effect:

[List Mortgagee’s Officer Nominees to be left blank]

[Remainder of Page Intentionally Left Blank]

[Name] Director

Date:

[Name] Director

Date:

[Name] Director

Date:

[Name] Director

Date:

Exhibit D

Dated this [—] day of [—], 2011

BY:

IPCO

IN FAVOUR OF:

[—]

FORM OF FIXED AND FLOATING CHARGE

-i-

THIS DEED OF FIXED AND FLOATING CHARGE is made on the [—] day of [—], 2011.

BY:

APN Ltd., a company incorporated under the laws of the Cayman Islands and having its registered office at Trident Trust Company (Cayman) Limited, Fourth Floor, One Capital Place, P.O. Box 817, Grand Cayman, KY1-1103, Cayman Islands (the “Chargor”);

IN FAVOUR OF:

[—], a company incorporated under the laws of [—] and having its [registered/principal] office at [—] (the “Chargee”) acting as security agent for and on behalf of Alibaba (as defined below).

WHEREAS:

(A)

Reference is made to the Secured Promissory Note dated [—], 2011 (the “IPCo Promissory Note”, which expression shall include the IPCo Promissory Note as from time to time amended, varied, altered, restated, novated or replaced) made by the Chargor in favour of Alibaba Group Holding Limited, a company incorporated under the laws of the Cayman Islands (“Alibaba”), in the original principal amount of U.S.$500,000,000.

(B)

Reference is further made to the Framework Agreement dated as of July 29, 2011 (the “Framework Agreement”, which expression shall include the agreement constituted by such Framework Agreement as from time to time amended, varied, altered, restated, novated or replaced) among Yahoo! Inc., a Delaware corporation (“Yahoo!”), SOFTBANK Corp., a Japanese corporation (“Softbank”), Alibaba, Zhijrang Alibaba E-Commerce Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“HoldCo”), Alipay.com Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“OpCo”), the Chargor, Jack MaYun, Joseph Chung Tsai and the Joinder Parties (as defined therein).

(C)

Reference is further made to (1) the Legal Mortgage of IPCo Shares dated the date hereof (the “Legal Mortgage of IPCo Shares”, which expression shall include the Legal Mortgage of IPCo Shares as from time to time amended, varied, altered, restated, novated or replaced) made by Jack MaYun and Joseph Chung Tsai in favour of the Mortgagee (as defined therein); and (2) the IPCo Legal Mortgage of Alibaba Shares dated the date hereof (the “Legal Mortgage of Alibaba Shares”, which expression shall include the Legal Mortgage of Alibaba Shares as from time to time amended, varied, altered, restated, novated or replaced) made by the Chargor in favour of the Mortgagee (as defined therein).

(D)

It is a condition precedent to the transactions contemplated by the Framework Agreement that the Chargor execute this Charge in favour of the Chargee as security for the Secured Obligations (as defined below) and this Charge is executed by the Chargor in consideration of the transactions contemplated by the Framework Agreement and for other good and valuable consideration (the sufficiency of which the Chargor hereby acknowledges).

NOW THIS CHARGE WITNESSES as follows:

1.	INTERPRETATION

1.1	In this Charge, unless the context otherwise requires, the following words and expressions shall have the following meanings:

2

“Alibaba Shares”

means 50,000,000 ordinary shares of Alibaba and all and any other property that may at any time be received or receivable by or otherwise distributed to the Chargor in respect of or in substitution for, or in addition to, or in exchange for, or on account of, any of the foregoing, including, without limitation, any shares or other securities resulting from the division, consolidation, change, conversion or reclassification of any of the Alibaba Shares, or the reorganization, merger or consolidation of Alibaba with any other body corporate, or the occurrence of any event which results in the substitution or exchange or cancellation of the Alibaba Shares from time to time legally or beneficially owned by the Chargor or in which the Chargor has any interest during the Security Period;

“Charge”	means this fixed and floating charge;

“Charged Property”	means all of the property and Assets charged under this Charge in favour of the Chargee;

“Debts”

means all book debts and other debts now or from time to time hereafter due, owing or payable to the Chargor wheresoever situated and all choses in action which give rise or may give rise to book debts or other debts, and the benefits of all rights relating thereto and of obtaining or enforcing payment of the same and including, without limitation, the proceeds of the insurance referred to in clause 6.7(h);

“Event of Default”

means an Event of Default as defined in the IPCo Promissory Note, any default under this Charge, or any failure to satisfy any of the Secured Obligations as and when the same may become due, after giving effect to any applicable cure period.

“Fair Market Value”

means as of a certain date (a) with respect to publicly traded Securities, the trading price of such Securities on such date, as reported by Bloomberg L.P., (b) with respect to cash, the value of such cash in Dollars, as reported by Bloomberg L.P., or (c) with respect to any other Securities or other Assets, the fair market value determined by the Valuation Procedure.

“Land”

means freehold and leasehold land and buildings and erections and, where the context permits, all plant, machinery, fixtures (including trade and tenant fixtures) fittings and other equipment and effects from time to time thereon or on part thereof;

“Parties”	means the parties to this Charge;

“Secured Obligations”

means all obligations and liabilities of the Borrower and each other Credit Party to pay any Liquidity Event Payment, any Impact Payment, any Increase Payment, any Make-Whole Payment, or any payment required to be made under the IPCo Promissory Note, the Legal Mortgage of IPCo Shares, the Legal Mortgage of Alibaba Shares, any Top-Up Mortgage, any Shortfall Security Document or this Charge, in each case whether direct or indirect, absolute or contingent, due or to

3

become due, or now existing or hereafter incurred or otherwise;

“Securities”	means all stocks, shares or other securities now or at any time during the continuance of this Charge belonging to the Chargor in any of its subsidiaries and Affiliates;

“Security Interest”	means any charge, mortgage, pledge, lien, right of set off, security interest or other encumbrance howsoever created or arising;

“Security Period”	means the period commencing on the date of execution of this Charge and terminating upon the Final Payment Date.

“Valuation Procedure”

means the following procedure: the Fair Market Value of the Assets or Securities shall be determined by internationally recognized investment banking firms, one firm appointed by Chargee (“Chargee Bank”) and one firm appointed by Chargor (“Chargor Bank”, together with Chargee Bank, the “Initial Banks”), and if a third is necessary as provided below, the Initial Banks shall appoint a third investment bank (“Third Bank”). Each Initial Bank’s determination shall be made and delivered to Chargee and Chargor within thirty (30) days following the date on which the second Initial Bank was appointed. If the determinations of the Fair Market Value of the Assets or Securities made by the Initial Banks are within ten percent (10%) of each other (i.e., the difference between the two determined Fair Market Value is equal to or less than ten percent (10%) of the higher determined Fair Market Value), then the average of the Chargee Bank-determined Fair Market Value and the Chargor Bank-determined Fair Market Value shall be used as the final Fair Market Value of the Assets or Securities. If the determinations of the Fair Market Value of the Assets or Securities made by the Initial Banks are not within ten percent (10%) of each other, then the determination of the Third Bank shall be delivered to Chargee and Chargor within thirty (30) days after the appointment of the Third Bank. The determination of the Fair Market Value of the Assets or Securities by such Third Bank, together with such determinations provided by the Initial Banks, will be used to determine the final Fair Market Value of the Assets or Securities as follows: (i) if the determination made by the Third Bank falls within the middle third of the range between the determinations made by the two Initial Banks (i.e., if the Third Bank determination is (1) greater than the sum of the lower determined Fair Market Values of the Initial Banks plus one-third (1/3) of the difference between the two determined Fair Market Values of the Initial Banks and (2) less than the sum of the lower determined Fair Market Value of the Initial Banks plus two-thirds (2/3) of the difference between the two determined Fair Market Values of the Initial Banks), then the final Fair Market Value of the Assets or Securities shall be the Fair Market Value determined by the Third Bank; and (ii) if the Fair Market Value of the Assets or Securities determined by the Third Bank falls outside the middle third of the range between the determinations of the Initial Banks, then the final Fair Market Value of the Assets or Securities shall be the Fair Market Value of the Assets or Securities determined by the Initial Bank

4

that is closer to the Fair Market Value of the Assets or Securities determined by the Third Bank.

1.2	In this Charge:

(a)	save as expressly defined in this Charge, capitalized terms defined in the Framework Agreement or the IPCo Promissory Note shall have the same meaning in this Charge;

(b)

references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification);

(c)

references to clauses and schedules are references to clauses hereof and schedules hereto; references to sub-clauses or paragraphs are, unless otherwise stated, references to sub-clauses of the clauses or paragraphs of the schedule in which the reference appears;

(d)	references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine and/or neuter and vice versa;

(e)	references to Persons shall include companies, partnerships, associations and bodies of Persons, whether incorporated or unincorporated;

(f)	references to Assets include property, rights, Debts, Securities and Assets of every description; and

(g)	references to any document are to be construed as references to such document as amended or supplemented from time to time.

2.	CHARGOR COVENANTS

2.1

The Chargor hereby irrevocably and unconditionally covenants with the Chargee that the Chargor will, on reasonable request of the Chargee and at the expense of the Chargor, execute and deliver to the Chargee or to such Person or Persons as the Chargee may nominate such additional charge or charges of the Charged Property (or any part thereof) for the purpose of further securing the payment and discharge of all Secured Obligations, each such additional charge to be in such form as the Chargee may reasonably require.

3.	SECURITY AND CHARGING CLAUSE

3.1

In consideration of the transactions contemplated by the Transaction Documents and as a continuing security for the payment, discharge and performance of the Secured Obligations the Chargor, as absolute sole legal and beneficial owner, hereby charges in favour of the Chargee:

(a)	by way of first fixed charge all Land now or at any time during the continuance of this Charge belonging to the Chargor and all goodwill and uncalled capital of the Chargor both present and future;

(b)	by way of first fixed charge all other fixed Assets now or at any time during the continuance of this Charge belonging to the Chargor not otherwise included in the Land;

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(c)	by way of first fixed and floating charge the Debts;

(d)	by way of first fixed and floating charge the Securities;

(e)

by way of first fixed charge, to the extent that the same can legally be charged, all licences (statutory or otherwise) now or at any time during the continuance of this Charge held in connection with the business of the Chargor or the use of any of the Charged Property and the right to recover and receive all compensation which may at any time become payable to the Chargor in respect thereof;

(f)

by way of first fixed charge, to the extent that the same can legally be charged, all licences and patents (including applications and rights to apply therefor), copyrights, rights in trade marks, whether or not registered, and rights in confidential information now or at any time during the continuance of this Charge belonging to the Chargor;

(g)

by way of floating charge all the undertaking, property and Assets whatsoever now or at any time during the continuance of this Charge belonging to the Chargor not otherwise effectively charged by way of fixed charge pursuant to 3.1(a) through (f) above (inclusive); provided, that the Charged Property shall not include, and the Security Interest created herein shall not cover, (i) the Alibaba Shares, (ii) any Asset, including any license, contract, or confidential information, to the extent, but only to the extent, that the grant or enforcement of a Security Interest in such Asset would result in a violation of any applicable Law, and (iii) any license or contract, to the extent, but only to the extent, that the granting or enforcement of a Security Interest in such license or contract would, under the terms of such license or contract or under applicable Law, result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of, such license or contract (collectively, the “Excluded Assets”).

3.2	As a continuing security for the payment, discharge and performance of the Secured Obligations the Chargor as legal and beneficial owner hereby assigns to the Chargee:

(a)

the benefit of all agreements, warranties, guarantees, insurances and bonds now or from time to time entered into or to be entered into by the Chargor in connection with the whole or any part of the Charged Property; and

(b)

the copyright and rights in the nature of copyright vested in the Chargor from time to time in any plans, drawings, designs and formulae prepared for or in connection with the Charged Property or any of it;

in each case other than Excluded Assets.

3.3

After the occurrence and during the continuance of an Event of Default, the floating charge created pursuant to clause 3.1(g) shall forthwith become enforceable with respect to any item of Charged Property, and shall automatically and immediately crystallise and attach and shall become a fixed charge on all of the Charged Property referred to in clause 3.1(g) then in existence or thereafter acquired or received by, in the possession of, or transferred to, Chargor, in each case without any requirement for further or any action or consent on the part of the Chargee.

3.4

The Chargor hereby covenants that during the Security Period it will remain the legal and the beneficial owner of the Charged Property (subject only to the Security Interests hereby created) and that, other than as permitted or required by the Framework Agreement, it will not:

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(a)

create or knowingly suffer the creation of any Security Interests (other than those created by this Charge) on or in respect of the whole of any part of the Charged Property or any of its interest therein;

(b)	Transfer any of its interest in the Charged Property; or

(c)	permit any Person other than the Chargee or Chargee’s nominee to be registered as, or become the holder of, the Charged Property;

in any such case, without the prior consent in writing of the Chargee (acting in its sole discretion).

3.5

The Chargor shall remain liable to perform all the obligations assumed by it in relation to the Charged Property and the Chargee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Chargor to perform its obligations in respect thereof.

3.6	Upon the satisfaction and discharge in full of the Secured Obligations (including Secured Obligations in respect of expense reimbursements and indemnification obligations then due and owing, but irrespective of any contingent expense reimbursement or indemnification obligation in respect of which no claim has been made) and following a written request therefor from the Chargor, the Chargee will release and reconvey the security constituted by this Charge, including all Charged Property, to Chargor or execute such further documents and take such other action as may be necessary or reasonably requested by the Chargor to transfer the Charged Property to Chargor.

3.7	The undertaking, property and Assets whatsoever now or at any time during the continuance of this Charge that are subject to Clauses 3.1(a) through (g) above (inclusive) shall be used by Chargor solely in accordance with the restrictions set forth in the Transaction Documents.

4.	CHARGOR REPRESENTATIONS AND WARRANTIES

4.1	The Chargor hereby represents and warrants, to the Chargee that:

(a)	the Chargor has the necessary capacity, power and authority to:

(i)	execute and deliver this Charge; and

(ii)	comply with the provisions of, and perform all its obligations under, this Charge;

(b)

this Charge constitutes the Chargor’s legal, valid and binding obligations enforceable against the Chargor in accordance with its terms and is a first priority fixed and/or floating charge, as the case may be, except as such enforcement may be limited by any relevant bankruptcy, insolvency, administration or similar Laws affecting creditors’ rights generally on equitable principles, to the extent that such principles may apply in the absence of express contractual provisions;

(c)	the entry into and performance by the Chargor of this Charge does not violate:

(i)	any Laws,

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(ii)	any Contract to which the Chargor is a party or which is binding upon the Chargor or any of its Assets, or

(iii)	the memorandum of association or articles of association of the Chargor;

except in the case of clause (i) if such violation would not impair the Security Interest intended to be created hereby.

(d)

all consents, licenses, approvals and authorizations required as of the date hereof in connection with the entry into, performance, validity and enforceability of this Charge have been obtained and are in full force and effect, except those the failure to obtain which or have in full force and have effect would not impair the Security Interest intended to be created hereby; and

(e)	the Chargor has taken all corporate and other action required to approve its execution, delivery, registration and performance of this Charge.

5.	DEALINGS WITH CHARGED PROPERTY

5.1

The Chargor shall pay all calls, installments or other payments, and shall discharge all other obligations, which may become due in respect of any of the Charged Property, and in an Event of Default, the Chargee may if it thinks fit make such payments or discharge such obligations on behalf of the Chargor. Any sums so paid by the Chargee in respect thereof shall be repayable on demand and pending such repayment shall constitute part of the Secured Obligations.

5.2

The Chargee shall not have any duty to ensure that any dividends, interest or other moneys and Assets receivable in respect of the Charged Property are duly and punctually paid, received or collected as and when the same become due and payable or, except to the extent that an agreement to that effect between Chargor and Chargee is then effective (and subject to applicable reasonably satisfactory payment arrangements being in place), to ensure that the correct amounts (if any) are paid or received on or in respect of the Charged Property or to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property paid, distributed, accruing or offered at any time by way of redemption bonus, rights, preference, or otherwise on or in respect of, any of the Charged Property.

5.3

The Chargor hereby authorizes the Chargee to arrange at any time and from time to time following the occurrence and during the pendency of an Event of Default for the Charged Property or any part thereof to be registered in the name of the Chargee (or its nominee) thereupon to be held, as so registered, subject to the terms of this Charge.

6.	PRESERVATION OF SECURITY

6.1	It is hereby agreed and declared that:

(a)

the security created by this Charge shall be held by the Chargee as a continuing security for the payment and discharge of the Secured Obligations and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Obligations;

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(b)

the security so created shall be in addition to and shall not merge with or otherwise be prejudiced or affected by any present or future contractual or other right or remedy or any guarantee or other Security Interest held by or available to the Chargee as security for the Secured Obligations;

(c)	the Chargee shall not be bound to enforce any other security before enforcing the security created by this Charge;

(d)

no delay or omission on the part of the Chargee in exercising any right, power or remedy under this Charge shall impair such right, power or remedy or be construed as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies provided in this Charge are cumulative and not exclusive of any rights, powers and remedies provided by Laws and may be exercised from time to time and as often as the Chargee may deem expedient; and

(e)	any waiver by the Chargee of any terms of this Charge shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

6.2

Any settlement or discharge under this Charge between the Chargee and the Chargor shall be subject to the condition subsequent that no security or payment to the Chargee being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Chargee shall be entitled to recover from the Chargor on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

6.3

The rights of the Chargee under this Charge and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including without limitation, and whether or not known to or discoverable by the Chargor, the Chargee or any other Person:

(a)	any time or waiver granted to or composition with the Chargor or any other Person under any other Transaction Document or otherwise;

(b)

the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Chargor or any other Person under any other Transaction Document or otherwise;

(c)	any legal limitation, disability, incapacity or other circumstances relating to the Chargor or any other Person under any other Transaction Document or otherwise;

(d)	any amendment or supplement to any Transaction Document or any other document or security;

(e)	the dissolution, liquidation, amalgamation, merger, consolidation, reconstruction or reorganization of any Person; or

(f)	the unenforceability, invalidity or frustration of any obligations of the Chargor or any other Person under any Transaction Document or any other document or security in any jurisdiction.

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6.4

Until the Secured Obligations have been unconditionally satisfied and discharged in full, the Chargor shall not by virtue of any payment made hereunder or otherwise on account of the Secured Obligations or by virtue of any enforcement by the Chargee of its rights under, or the security constituted by, this Charge:

(a)	exercise any rights of subrogation in relation to any rights, insurance, security or moneys held or received or receivable by the Chargee;

(b)	exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement;

(c)	exercise any right of set-off or counterclaim against any co-surety;

(d)	receive, claim or have the benefit of any payment, distribution, security or indemnity from any co-surety; or

(e)	unless so directed by the Chargee (when the Chargor will prove in accordance with such directions), claim as a creditor of any co-surety in competition with the Chargee.

6.5

The Chargor shall hold in trust for the Chargee and forthwith pay or Transfer (as appropriate) to the Chargee any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

6.6

Until the occurrence of an Event of Default, the Chargee may at any time keep in a separate account or accounts (without liability to pay interest thereon) in the name of the Chargee for as long as it may think fit, any moneys received, recovered or realized under this Charge without being under any obligation to apply the same or any part thereof in or towards the discharge of such Secured Obligations.

7.	ENFORCEMENT OF SECURITY

7.1

Upon the occurrence of an Event of Default the security hereby constituted shall become immediately enforceable and the power of sale and other powers specified in section 75 of the Registered Land Law (applied in respect of Personal property as well as real property) as varied or amended by this Charge shall be immediately exercisable upon and at any time immediately thereafter; and without prejudice to the generality of the foregoing, the Chargee (without further notice to the Chargor):

(a)

may solely and exclusively exercise all voting and/or other rights and/or powers and/or discretions attaching or pertaining to the Charged Property or any part thereof and may exercise such voting and/or rights and/or powers and/or discretions in such manner as the Chargee may think fit; and/or

(b)

may receive and retain all dividends, interest or other moneys or Assets accruing on or in respect of the Charged Property or any part thereof, such dividends, interest or other moneys or Assets to be held by the Chargee, until applied in the manner described in clause 7.3, as additional security charged under and subject to the terms of this Charge and any such dividends, interest or other moneys or Assets received by the Chargor after such time shall be held in trust by the Chargor for the Chargee and paid or Transferred to the Chargee on demand; and/or

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(c)

may (i) if the Fair Market Value of the Charged Property is less than the amount of the Secured Obligations, transfer the Charged Property to the Chargee absolutely and the Chargor shall immediately pay the balance of the Secured Obligations as if it was the principal obligor or (ii) if the Fair Market Value of the Charged Property is greater than the amount of the Secured Obligations, transfer an amount of the Charged Property having a Fair Market Value equal to the Secured Obligations to the Chargee absolutely with the remainder of the Charged Property being released and transferred to the Chargor free of this Charge; and/or

(d)

may sell or otherwise dispose of the Charged Property or any part thereof by such method, at such place and upon such terms as the Chargee may determine, and apply the proceeds of such sale or disposition in satisfaction of all or a portion of the Secured Obligations, and if such proceeds are in excess of the amount of the Secured Obligations, the remainder shall be released and transferred to the Chargor free of this Charge; and/or

(e)

may appoint by instrument any Person or Persons to be a receiver or receivers of the Charged Property (the “Receiver”; it being understood no Receiver shall be appointed unless an Event of Default shall have occurred and be continuing) and remove any Receiver so appointed and appoint another or others in his stead.

7.2

Upon any sale of the Charged Property or any part thereof by the Chargee the purchaser shall not be bound to see or enquire whether the Chargee’s power of sale has become exercisable in the manner provided in this Charge and the sale shall be deemed to be within the power of the Chargee, and the receipt of the Chargee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefore.

7.3

All moneys received by the Chargee pursuant to this Charge shall be held by it upon trust in the first place to pay or make good all such expenses, liabilities, losses, costs, duties, fees, charges or other moneys whatsoever as may have been paid or incurred by the Chargee in exercising any of the powers specified or otherwise referred to in this Charge and the balance shall be applied in the following manner:

(a)

FIRSTLY: in or towards satisfaction of any amounts in respect of the balance of the Secured Obligations as are then accrued due and payable, in such order or application as the Chargee shall think fit;

(b)

SECONDLY: in retention of an amount equal to any part or parts of the Secured Obligations as are not then due and payable but which (in the reasonable opinion of the Chargee) will or may become due and payable in the future and, upon the same becoming due and payable, in or towards satisfaction thereof in accordance with the foregoing provisions of this Clause 7.3 (provided, that, when assessing Secured Obligations that may become due and payable in the future, the Chargee shall exclude contingent de minimis liabilities of any Credit Party that are not then outstanding for expense reimbursements and indemnification obligations under any Note Documents); and

(c)	THIRDLY: the surplus (if any) shall be paid to the Chargor or to whomsoever else may be entitled thereto.

7.4	The Chargee shall not be obliged to make any enquiry as to the nature of sufficiency of any payment received by it under this Charge or to make any claim or to take any action to collect any

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moneys assigned by this Charge or to enforce any rights or benefits assigned to the Chargee by this Charge or to which the Chargee may at any time be entitled hereunder.

7.5

Neither the Chargee nor its agents, managers, officers, employees, delegates or advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise, or failure to exercise, of any rights, powers and discretions hereunder in the absence of fraud, gross negligence or willful misconduct.

7.6

The Chargee shall not by reason of the taking of possession of the whole or any part of the Charged Property or any part thereof be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realisation or for any default or omission for which a mortgagee-in-possession might be liable.

7.7	In addition to all other rights or powers vested in the Chargee hereunder or by statute or otherwise, the Receiver shall have the following powers;

(a)	to take possession of, collect and get in all or any part of the Charged Property;

(b)

in the name of the Chargor or in his own name, to bring, prosecute, enforce, defend and abandon applications, claims, disputes, actions, suits and proceedings in connection with all or any part of the Charged Property and to submit to arbitration, negotiate, compromise and settle any such applications, claims, disputes, actions, suits or proceedings;

(c)	to make any arrangement or compromise on behalf of the Chargor in respect of the Charged Property which he shall think expedient; and

(d)

to do all such other acts and things as may be considered to be incidental or conducive to any of the matters or powers aforesaid and which the Receiver lawfully may or can do as agent for the Chargor.

7.8

Chargor hereby irrevocably and fully waives any and all claims it may at any time have against Chargee, Alibaba, any Receiver or any related party for the acts or omissions of any Receiver, other than claims arising from fraud, gross negligence or willful misconduct.

7.9

Every Receiver shall be entitled to remuneration (to be paid by the Chargor) for his services at a rate to be fixed by agreement between him and the Chargee (or, failing such agreement, to be fixed by the Chargee) appropriate to the work and responsibilities involved, upon the basis of current industry practice.

8.	FURTHER ASSURANCES

8.1	The Chargor shall, forthwith upon demand by the Chargee, provide such assurances and do all acts and things as the Chargee in its reasonable discretion may require for:

(a)	perfecting, protecting or ensuring the priority of the security hereby created (or intended to be created);

(b)	preserving or protecting any of the rights of the Chargee under this Charge;

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(c)	ensuring that the security constituted by this Charge and the covenants and obligations of the Chargor under this Charge shall enure to the benefit of any permitted assignee of the Chargee;

(d)	facilitating the appropriation or realisation of the Charged Property or any part thereof; or

(e)	the exercise of any power, authority or discretion vested in the Chargee under this Charge,

in any such case, in accordance with the rights vested in the Chargee under this Charge.

8.2

The Chargor shall provide such assurances and do all acts and things the Receiver may in his reasonable discretion require for the purpose of exercising the powers (or giving effect to the exercise of the powers) conferred on the Receiver hereunder or any of them and the Chargor hereby irrevocably appoints the Receiver to be the lawful attorney in fact of the Chargor to do any act or thing and to exercise all the powers of the Chargor for the purpose of exercising the powers (or giving effect to the exercise of the powers) conferred on the Receiver hereunder or any of them.

9.	INDEMNITIES

9.1

The Chargor will indemnify and hold harmless the Chargee, the Receiver, Alibaba and each agent, attorney or other Person appointed under or pursuant to this Charge from and against any and all expenses, claims, liabilities, losses, taxes, costs, duties and fees suffered, incurred or made by the Chargee, the Receiver, Alibaba, or such agent or attorney:

(a)	in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to this Charge or by Law in respect of this Charge;

(b)	in the preservation or enforcement of the Chargee’s rights under this Charge or the priority thereof; or

(c)	in the release of any part of the Charged Property from the security created by this Charge,

and the Chargee, the Receiver, Alibaba or such agent or attorney may retain and pay all sums in respect of the same out of money received under the powers conferred by this Charge.

9.2

If, under any applicable Laws, and whether pursuant to a judgment being made or registered against the Chargor or the bankruptcy or liquidation of the Chargor or for any other reason any payment under or in connection with this Charge is made in a currency (the “Payment Currency”) other than the currency in which such payment is due under or in connection with this Charge (the “Contractual Currency”), then to the extent that the amount of such payment actually received by the Chargee when converted into the Contractual Currency at the rate of exchange, falls short of the amount due under or in connection with this Charge, the Chargor, as a separate and independent obligation, shall indemnify and hold harmless the Chargee against the amount of such shortfall. For the purposes of this clause, “rate of exchange” means the rate at which the Chargee is able, on or about the date of such payment, to purchase the Contractual Currency with the Payment Currency and shall take into account any premium and other costs of exchange with respect thereto.

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10.	POWER OF ATTORNEY

10.1

The Chargor, by way of first priority security and in order to more fully secure the performance of its obligations hereunder pursuant to the Powers of Attorney Law (1996 Revision), hereby irrevocably appoints the Chargee and the Persons deriving title under it jointly and also severally to be its attorney to execute and complete in favour of the Chargee or its nominees or of any purchaser any documents which the Chargee may from time to time require for perfecting its title to or for vesting any of the Assets and property hereby charged or assigned in the Chargee or its nominees or in any purchaser and to give effectual discharges for payments, to take and institute on non payment (if the Chargee in its sole discretion so decides) all steps and proceedings in the name of the Chargor or of the Chargee for the recovery of such moneys, property and Assets hereby charged and to agree accounts and make allowances and give time or other indulgence to any surety or other Person liable and otherwise generally for it and in its name and on its behalf and as its act and deed or otherwise to execute, seal and deliver and otherwise perfect and do any such legal assignments and other assurances, charges, authorities and documents over the moneys, property and Assets hereby charged, and all such deeds, instruments, acts and things (including, without limitation, those referred to in clause 8) which may be required for the full exercise of all or any of the powers conferred or which may be deemed proper on or in connection with and to give proper effect to the intent of this Charge and any of the purposes aforesaid; provided, that unless and until an Event of Default has occurred, the Chargee may not exercise any right or power pursuant to this appointment, other than the making of notice filings with respect to this Charge. The power hereby conferred shall be a general power of attorney and the Chargor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which any such attorney may execute or do. In relation to the power referred to herein, the exercise by the Chargee of such power shall be conclusive evidence of its right to exercise the same.

11.	EXPENSES

The Chargor shall pay promptly all stamp, documentary and other like duties and taxes to which this Charge may be subject or give rise and shall indemnify the Chargee on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of the Chargor to pay any such duties or taxes.

12.	NOTICES

Any notice required to be given hereunder shall be in writing in the English language and shall be served by sending the same by prepaid recorded post, facsimile or by delivering the same by hand to the address of the Party or Parties in question as set out below (or such other address as such Party or Parties shall notify the other Parties of in accordance with this clause 12). Any notice sent by post as provided in this clause 12 shall be deemed to have been served five Business Days after dispatch and any notice sent by facsimile as provided in this clause 12 shall be deemed to have been served at the time of dispatch and in proving the service of the same it will be sufficient to prove in the case of a letter that such letter was properly stamped, addressed and placed in the post; and in the case of a facsimile that such facsimile was duly dispatched to a current facsimile number of the addressee.

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To Chargor:

APN Ltd. c/o Alibaba Group Services Limited 24th Floor, Jubilee 18 Fenwick Street Wanchai Hong Kong Attention: General Counsel Facsimile No.: +852 2215 5200

[—]
Facsimile No: [—]
with a copy (not notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention: Josh Feltman
Facsimile No: +1-212-403-2109
To Chargee:

[—]
[Address]
[Address]
Attention: [—]
Facsimile No: [—]

with a copy (not notice) to:

To Yahoo!:
Yahoo! Inc.
701 First Avenue Sunnyvale, CA 94089 Attention: General Counsel Facsimile No: (408) 349-3650

with a copy (not notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue, Suite 1100
Palo Alto, CA 94301
Attention: Kenton J. King
Leif B. King
Facsimile No: +1-650-470-4570

15

with a copy (not notice) to:

To Softbank:
SOFTBANK Corp.
1-9-1 Higashi Shinbashi, Minato-ku
Tokyo 105-7303, Japan
Attention: Mr. Katsumasa Niki, Finance
Facsimile: +81-3-6215-5001

with a copy (not notice) to:
Morrison & Foerster LLP
Shin-Marunouchi Building 29F, 1-5-1 Marunouchi, Chiyoda-ku
Tokyo 100-6529, Japan
Attention: Kenneth Siegel
Facsimile No: +81-3-3214-6512

13.	ASSIGNMENT

13.1

This Charge shall be binding upon the Chargor and shall inure to the benefit of the Chargee, in each case including each of their respective successors and (subject as hereinafter provided) assigns, and references in this Charge to any of them shall be construed accordingly.

13.2	The Chargor shall not assign or Transfer all or any part of its rights and/or obligations under this Charge.

13.3

The Chargee may assign or transfer all or any part of its rights or obligations under this Charge to any permitted assignee or transferee that is acting as security agent for and on behalf of Alibaba. The Chargee shall notify the Chargor promptly following any such assignment or Transfer.

14.	MISCELLANEOUS

14.1

The Chargee, at any time and from time to time, may delegate by power of attorney or in any other manner to any Person or Persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Chargee under this Charge in relation to the Charged Property or any part thereof. Any such delegation may be made upon such terms and be subject to such regulations as the Chargee may think fit. The Chargee shall not be in any way liable or responsible to the Chargor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate provided the Chargee has acted reasonably in selecting such delegate.

14.2

If any of the clauses, conditions, covenants or restrictions of this Charge or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then such clause, condition, covenant or restriction shall apply with such deletion or modification as may be necessary to make it valid and effective.

14.3

This Charge (together with any documents referred to herein) constitutes the whole agreement between the Parties relating to its subject matter and no variations hereof shall be effective unless made in writing and signed by each of the Parties.

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14.4	The headings in this Charge are inserted for convenience only and shall not affect the construction of this Charge.

14.5	This Charge may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

15.	LAW AND JURISDICTION

This Charge shall be governed by and construed in accordance with the laws of the Cayman Islands and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the Cayman Islands, provided that nothing in this clause 15 shall affect the right of the Chargee to serve process in any manner permitted by Law or limit the right of the Chargee to take proceedings with respect to this Charge against the Chargor in any jurisdiction nor shall the taking of proceedings with respect to this Charge in any jurisdiction preclude the Chargee from taking proceedings with respect to this Charge in any other jurisdiction, whether concurrently or not.

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IN WITNESS whereof the parties hereto have caused this Deed to be duly executed and delivered the day and year first before written.

Executed as a Deed	)
By the Chargor	)
Acting by [name of director]	)
)

Executed as a Deed	)
By the Chargee	)
Acting by [name of director]	)
)

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Exhibit E

FORM OF RELEASE AGREEMENT

This RELEASE AGREEMENT, dated as of [—] (this “Agreement”), is entered into by and among Alibaba Group Holding Limited, a company organized under the laws of the Cayman Islands (“Alibaba”), SOFTBANK CORP., a Japanese corporation and shareholder of Alibaba (“Softbank”), Yahoo! Inc., a Delaware corporation and shareholder of Alibaba (“Yahoo!”), Jack Ma Yun (“JMY”), Joseph Chung Tsai (“JT”), Xie Shihuang (“SX”), and 浙江阿里巴巴电子商务有限公司 (Zhejiang Alibaba E-Commerce Co., Ltd.), a limited liability company organized under the laws of the People’s Republic of China (“HoldCo”). Alibaba, Softbank, Yahoo!, JMY, JT, SX and HoldCo are herein referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Alibaba, Softbank, Yahoo!, Alipay.com Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“OpCo”), JMY, JT, SX, HoldCo, and certain other parties named therein have entered into a Framework Agreement dated July 29, 2011 (the “Framework Agreement”);

WHEREAS, the ownership of OpCo was restructured in a series of transactions with the effect that upon the completion of the restructuring transactions 100% of the outstanding shares of OpCo had been transferred from Alibaba or its subsidiaries to HoldCo, a company 80% owned by JMY and 20% by SX, and as part of the restructuring or to effect the restructuring certain assets of the Business were transferred from Alibaba or its subsidiaries to OpCo, and Alibaba made Loans to JMY and SX, in each case pursuant to the Release Transactions, as defined in Exhibit A;

WHEREAS, in connection with the restructuring of OpCo certain Control Agreements (as defined in Exhibit A) were entered into pursuant to which Alibaba continued to effectively control OpCo until the Control Agreement Termination; and

WHEREAS, the board of directors of Alibaba has adopted resolutions substantially in the form attached as Exhibit A to this Agreement ratifying certain actions of Alibaba, Alibaba’s subsidiaries, JT and JMY;

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained herein and in the Framework Agreement, effective at the Effective Time as defined in the Framework Agreement (the “Effective Time”), and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

(a) Definitions. Unless otherwise specifically defined in this Agreement, each capitalized term used but not defined in this Agreement shall have the meaning assigned to such term in the Framework Agreement or in Exhibit A to this Agreement.

ARTICLE II

RELEASES AND COVENANT NOT TO SUE

Section 2.1. Release and Discharge.

(a) Effective as of the Effective Time, Alibaba, Yahoo! and Softbank, for themselves and, to the maximum extent permitted by Law, on behalf of each of their respective former and current officers, directors, executives, employees (including, without limitation, internal legal counsel), subsidiaries, controlled Affiliates, predecessor entities, successors and assigns of any said person or entity (the “Releasing Parties”), hereby knowingly, voluntarily, unequivocally, fully, and, subject in each case to Section 4.13 hereof, unconditionally, irrevocably and forever release and discharge Alibaba, OpCo, HoldCo, JM, JT, SX and each of their respective former and current officers, directors, executives, employees, security holders (including without limitation shareholders), parents, subsidiaries, Affiliates, predecessor entities, accountants, auditors, attorneys, representatives (excluding investment banking firms), heirs, executors, administrators, successors and assigns of any said person or entity (including, without limitation, internal legal counsel) (collectively, the “Released Persons”) from the following (collectively, the “Released Claims”): any and all past or present, direct and/or indirect claims, rights, actions, causes of action, losses, obligations, sums of money due, costs, judgments, suits, damages and charges of whatever kind or nature, known or unknown, disclosed or undisclosed, suspected or unsuspected, contingent or absolute, in law or in equity, whether individual, or in their capacity as shareholders of Alibaba or of any of their respective subsidiaries or controlled Affiliates, asserted or that could have been asserted, under any Law of any jurisdiction anywhere in the world (including without limitation any Law of the United States or any state or territory thereof, any Law of the Peoples Republic of China or any region or territory thereof or the Special Administrative Region of Hong Kong, and any Law of the Cayman Islands) (collectively, “Claims”):

(i) arising from or out of, based upon or related to:

(1) the Release Transactions;

(2) the Control Agreements and Control Agreement Termination, as defined in Exhibit A to this Agreement;

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(3) during the period commencing on the date of the first Release Transaction and continuing until the Effective Time, related party transactions between or among Alibaba, OpCo and their respective subsidiaries and controlled Affiliates effected without the approval, to the extent required, of Alibaba's board of directors, in each case to the extent in the ordinary course of business, consistent with the past practices of Alibaba and OpCo as conducted in the period prior to the first Release Transaction; and

(4) during the period commencing on the date of the first Release Transaction and continuing until the Effective Time, (A) any and all actions taken or not taken by the Released Persons, whether as officers or directors of Alibaba, OpCo or otherwise, to give effect to or to implement any of the transactions or actions set forth in the foregoing clauses (1), (2) or (3), and (B) the nature, substance and timing of any disclosures, communications or statements (or the failure to make any such disclosures, communications or statements) relating to the transactions or actions set forth in the foregoing clauses (1), (2) or (3) to directors, shareholders, auditors or attorneys of Alibaba, to other Releasing Persons or to the public (which in the case of disclosures, communications and statements to the public shall be limited to disclosures, communications and statements published and available to the general public at the Effective Time); or

(ii) arising from or out of, or based upon, the fact of, without more, or the continuation of, without more, ownership or control, from and after the first Release Transaction, by any Released Party, of OpCo, its subsidiaries and controlled Affiliates;

provided, that for the avoidance of doubt, in the case of Claims that relate (A) in part to the matters specified in clauses (i) and (ii) and (B) in part to other matters, the “Released Claims” shall include such Claims only to the extent relating to the matters described in clause (A) and not to the extent relating to the matters described in clause (B).

(b) For avoidance of doubt, with respect to Released Persons who are individuals, the releases provided for in this Section 2.1 shall apply to them in any capacity acting by or on behalf of, any Released Person, including, in their capacity as officer, executive, director, managing partner, principal, member, security holder, trustee or fiduciary for or with respect to any other Released Person.

(c) Any Person released from any claim pursuant to this Section 2.1 may plead this Agreement as a complete defense, discharge and bar to any action, claim or demand, in any court or tribunal anywhere in the world, brought in respect of such released claim in contravention of this Agreement for so long as this Agreement remains in effect.

(d) For the avoidance of doubt, the release and discharge set forth herein shall not be deemed to release any of the Released Parties or Releasing Parties from its obligations under any of the other Transaction Documents.

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Section 2.2. Scope of Release.

(a) The Parties acknowledge and agree that they may be unaware of or may discover facts in addition to or different from those which they now know, anticipate or believe to be true related to or concerning the Released Claims. The Parties know that such presently unknown or unappreciated facts could materially affect the claims or defenses of a Party or Parties. It is nonetheless the intent of the Parties to give a full, complete and final release and discharge of the Released Claims. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete releases with regard to the Released Claims notwithstanding the discovery or existence of any such additional or different claim or fact. To that end, with respect to the Released Claims, the Parties expressly waive and relinquish any and all provisions, rights and benefits conferred by any Law of the United States, the People’s Republic of China, the Hong Kong Special Administrative Region, the Cayman Islands or of any state or territory of the United States or of any other jurisdiction in the world, or principle of common law, under which a general release does not extend to claims which the Parties do not know or suspect to exist in their favor at the time of executing the release, which if known by the Parties might have affected the Parties’ settlement. The Parties expressly waive and relinquish, to the fullest extent permitted by Law, the provisions, rights, and benefits of §1542 of the California Civil Code, or any Law of any other jurisdiction anywhere in the world of similar effect, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(b) “Specified Representations” means the representations and warranties set forth in Sections 4.01, 4.02, 4.03, 4.08, 4.09, 4.10, 4.11, 4.12, 4.20, 5.01, 5.02, 5.03, 5.04, and 5.05 of the Framework Agreement. “Correctness” or “Correct” means correct except for (i) inaccuracies or breaches of which the Independent Directors or the senior executive officers of Yahoo! or Softbank who were involved in the negotiation of the Framework Agreement had Knowledge prior to the Effective Time if such breaches or inaccuracies were sufficient to cause the condition to the obligations of Alibaba, Yahoo! and Softbank in Section 8.03(a) of the Framework Agreement not to be satisfied prior to the Effective Time or were disclosed as exceptions to the certificate delivered by HoldCo pursuant to Section 8.03(a) of the Framework Agreement, or (ii) such inaccuracies or breaches which do not, individually or in the aggregate, substantially decrease (A) the benefits of the Transactions to Alibaba, Yahoo! or Softbank or (B) the value of Alibaba. “Knowledge” shall be evidenced solely by written evidence (including email, and including self-generated writings and writings created by Releasing Persons) demonstrating that such person had knowledge of such inaccuracy or breach.

(c) The Parties acknowledge and agree that the inclusion of this Section 2.2 was separately bargained for and is a material term of this Agreement.

Section 2.3. Covenant Not to Sue. Effective as of the Effective Time, each of Alibaba, Yahoo! and Softbank covenants, on behalf of itself and its respective Releasing Parties, not to initiate, bring, raise, instigate, commence, assert, maintain or prosecute any Released Claim against any Released Person before any court, arbitrator, or other tribunal in any jurisdiction in

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the world, whether as a claim, a cross claim, or counterclaim for so long as this Agreement remains in effect. So long as this Agreement remains in effect, and any Released Person may plead this Agreement as a complete bar, discharge and defense to any Released Claim brought in derogation of this covenant not to sue.

ARTICLE III

COVENANTS

Section 3.1. Non-Assertion. No Party shall, or shall permit any of its Related Parties or Representatives to, directly or indirectly assert that any provision of any Transaction Document is invalid, illegal or unenforceable.

Section 3.2. Non-Disparagement. Other than as a Party may determine is necessary to respond to any legal or regulatory process or proceeding or to give appropriate testimony or file any necessary documents in any legal or regulatory process or proceeding or as may be required by Law, each Party to this Agreement shall not make any public statements or any private statements that disparage, denigrate or malign the other Parties or the Released Persons concerning the subject matter of the Transaction Documents, the Released Claims or the Release Transactions.

ARTICLE IV

MISCELLANEOUS

Section 4.1. Admission. This Agreement constitutes the settlement of disputed claims; it does not and shall not constitute an admission of liability by any of the parties. This Section 4.1 shall survive any termination of this Agreement.

Section 4.2. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy or otherwise) to the other Parties.

Section 4.3. Governing Law. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN.

Section 4.4. Arbitration.

(a) Any dispute, controversy or claim arising out of, relating to, or in connection with this Agreement, or the breach, termination or validity hereof, shall be finally settled exclusively by arbitration. The arbitration shall be administered by, and conducted in accordance with the rules of the International Chamber of Commerce (the “ICC”) in effect at the time of the arbitration, except as they may be modified by mutual agreement of the parties. The seat of the arbitration shall be Singapore, provided, that, the arbitrators may hold hearings in such other

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locations as the arbitrators determine to be most convenient and efficient for all of the parties to such arbitration under the circumstances. The arbitration shall be conducted in the English language.

(b) The arbitration shall be conducted by three arbitrators. The Party (or the Parties, acting jointly, if there are more than one) initiating arbitration (the “Claimant”) shall appoint an arbitrator in its request for arbitration (the “Request”). The other Party (or the other Parties, acting jointly, if there are more than one) to the arbitration (the “Respondent”) shall appoint an arbitrator within thirty (30) days of receipt of the Request and shall notify the Claimant of such appointment in writing. If within thirty (30) days of receipt of the Request by the Respondent, either Party has not appointed an arbitrator, then that arbitrator shall be appointed by the ICC. The first two arbitrators appointed in accordance with this provision shall appoint a third arbitrator within thirty (30) days after the Respondent has notified Claimant of the appointment of the Respondent’s arbitrator or, in the event of a failure by a Party to appoint, within thirty (30) days after the ICC has notified the parties and any arbitrator already appointed of the appointment of an arbitrator on behalf of the Party failing to appoint. When the third arbitrator has accepted the appointment, the two arbitrators making the appointment shall promptly notify the parties of the appointment. If the first two arbitrators appointed fail to appoint a third arbitrator or so to notify the parties within the time period prescribed above, then the ICC shall appoint the third arbitrator and shall promptly notify the parties of the appointment. The third arbitrator shall act as Chair of the tribunal.

(c) The arbitral award shall be in writing, state the reasons for the award, and be final and binding on the parties. The award may include an award of costs, including, without limitation, reasonable attorneys’ fees and disbursements. In addition to monetary damages, the arbitral tribunal shall be empowered to award equitable relief, including, but not limited to, an injunction and specific performance of any obligation under this Agreement. The arbitral tribunal is not empowered to award damages in excess of compensatory damages, and each Party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any dispute, except insofar as a claim is for indemnification for an award of punitive damages awarded against a Party in an action brought against it by an independent third party. The arbitral tribunal shall be authorized in its discretion to grant pre-award and post-award interest at commercial rates. Any costs, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by Laws, be charged against the Party resisting such enforcement. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant Party or its assets.

(d) In order to facilitate the comprehensive resolution of related disputes, and upon request of any Party to the arbitration proceeding, the arbitration tribunal may, within ninety (90) days of its appointment, consolidate the arbitration proceeding with any other arbitration proceeding involving any of the Parties relating to this Agreement. The arbitration tribunal shall not consolidate such arbitrations unless it determines that (i) there are issues of fact or law common to the proceedings, so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) no Party would be prejudiced as a result of such consolidation through undue delay or otherwise. In the event of different rulings on this question by the arbitration tribunal constituted hereunder and any tribunal constituted under these Transaction

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Documents, the ruling of the tribunal constituted under this Agreement will govern, and that tribunal will decide all disputes in the consolidated proceeding.

(e) The Parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed beyond the tribunal, the ICC, the parties, their counsel and any person necessary to the conduct of the proceeding, except as may be lawfully required in judicial proceedings relating to the arbitration or otherwise, or as required by NASDAQ rules or the rules of any other quotation system or exchange on which the disclosing Party’s securities are listed or applicable Laws.

(f) The costs of arbitration shall be borne by the losing Party unless otherwise determined by the arbitration award.

(g) All payments made pursuant to the arbitration decision or award and any judgment entered thereon shall be made in Dollars (or, if a payment in Dollars is not permitted by Law and if mutually agreed upon by the Parties, in PRC currency), free from any deduction, offset or withholding for Taxes.

(h) Notwithstanding this Section 4.4 or any other provision to the contrary in this Agreement, no Party shall be obligated to follow the foregoing arbitration procedures where such Party intends to apply to any court of competent jurisdiction for an interim injunction or similar equitable relief against any other Party, provided there is no unreasonable delay in the prosecution of that application.

Section 4.5. Notices . All notices and other communications hereunder shall be in writing and shall be deemed received (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt if delivered by a nationally recognized courier service (or, the first (1st) Business Day following such receipt if (a) the date is not a Business Day or (b) receipt occurs after 5:00 p.m., local time of the recipient) or (iii) on the date of receipt of transmission by facsimile or electronic mail, provided that it is followed immediately by confirmation by personal delivery or a nationally recognized courier service that is received pursuant to subclause (i) or (ii) (or, the first (1st) Business Day following such receipt if (a) the date is not a Business Day or (b) receipt occurs after 5:00 p.m., local time of the recipient), to the Parties at the following address or facsimile numbers (or at such other address or facsimile number for a Party as shall be specified by like notice):

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To Alibaba:

c/o Alibaba Group Services Limited

24th Floor, Jubilee

18 Fenwick Street

Wanchai

Hong Kong

Attention:    General Counsel

Facsimile No.: +852 2215 5200

To Yahoo!:

Yahoo! Inc.

701 First Avenue

Sunnyvale, CA 94089-0703

Attention:    General Counsel

Facsimile No: +1-408-349-3510

with a copy (not notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite 1100

Palo Alto, CA 94301

Attention:    Kenton J. King

          Leif B. King

Facsimile No.: +1-650-470-4570

To Softbank:

SOFTBANK CORP.

1-9-1 Higashi-shimbashi, Minato-ku

Tokyo 105-7303, Japan

Attention:    Mr. Katsumasa Niki, Finance

Facsimile No:    +81-3-6215-5001

with a copy (not notice) to:

Morrison & Foerster LLP

Shin-Marunouchi Building 29F, 1-5-1 Marunouchi, Chiyoda-ku

Tokyo 100-6529, Japan

Attention:    Kenneth Siegel

Facsimile No: +81-3-3214-6512

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To HoldCo, JMY, JT or SX:

c/o Alibaba Group Services Limited

24th Floor, Jubilee

18 Fenwick Street

Wanchai

Hong Kong

Attention:    General Counsel

Facsimile No.: +852-2215-5200

with a copy (not notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY

Attention:    Mark Gordon

Facsimile No: +1-212-403-2343

Section 4.6. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations in this Agreement shall be assigned (other than by operation of law as a result of a merger or similar transaction) by any of the Parties without the prior written consent of the other Parties. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and, subject to the preceding sentence, assigns.

Section 4.7. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

Section 4.8. Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all other prior (but not subsequent) agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter of this Agreement and thereof; provided, however, that the obligations of the Parties set forth in the Framework Agreement shall not be superseded and shall remain in full force and effect. Each party hereto acknowledges and agrees that each of the non-Party Released Persons are express third party beneficiaries of the releases of such non-Party Released Persons contained in Sections 2.1 and 2.2 and covenants not to sue contained in Section 2.3 of this Agreement and are entitled to enforce rights under such sections to the same extent that such non-Party Released Persons could enforce such rights if they were a party to this Agreement. Except as provided in the preceding sentence, there are no third party beneficiaries to this Agreement, and this Agreement is not otherwise intended to and shall not otherwise confer upon any Person other than the Parties any rights or remedies in this Agreement.

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Section 4.9. Headings. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever.

Section 4.10. Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall be deemed to mean “and/or.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

Section 4.11. Representation by Counsel; Mutual Drafting. The Parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and have participated jointly in the negotiation and drafting of this Agreement and hereby waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

Section 4.12. Specific Performance. It is understood and agreed by the Parties that a breach of this Agreement would cause actual, immediate and irreparable injury for which there would be no adequate remedy at law and money damages would not be a sufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party therefore shall be entitled, in addition to any other remedy available thereto under this Agreement, at law or in equity, to specific performance and injunctive or other equitable relief as a remedy of any such breach.

Section 4.13. Termination If either of the following occurs:

(a) (i) HoldCo, OpCo, IPCo, JMY, JT, any HoldCo Shareholder or any Related Party or Representative of any of the foregoing asserts in any dispute, controversy or claim arising out of, relating to, or in connection with any Transaction Document, that any provision of any Transaction Document is invalid, illegal or unenforceable and (ii) the ICC or any other arbitral body of competent jurisdiction or any Governmental Authority of competent jurisdiction holds any of the obligations set forth in clauses (x), (y) or (z) of Section 10.13(b) of the Framework Agreement to be invalid, illegal or unenforceable, then unless waived by the Independent Directors (as defined in the Framework Agreement), or

(b) any failure of the Specified Representations to be Correct,

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then in each case, the Independent Directors may terminate this Agreement by written notice to HoldCo, OpCo, JMY and JT; provided that in the case of termination under Section 4.13(b), if the failure of the Specified Representations to be Correct is capable of being cured, HoldCo, OpCo, JMY and JT shall have ninety (90) days in which to cure such failure, and this Agreement shall not terminate prior to the end of such ninety (90) day period (and shall not terminate if such failure is cured during such period); provided further that regardless of whether such ninety (90) day cure period has expired, any Party hereto may assert any Released Claim that would, due to the passage of time, be barred (including due to the expiration of the statute of limitations for such Released Claim) or deemed waived (if not asserted prior to the expiration of such ninety (90) day cure period; provided that any Released Claim so asserted shall be withdrawn if the matter is cured prior to the end of such ninety (90) day cure period.

Upon termination under this Section 4.13, this Agreement shall terminate immediately and shall thereafter be deemed null and void in all jurisdictions as if it had not occurred.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first above written.

/s/

Alibaba Group Holding Limited

/s/

浙江阿里巴巴电子商务有限公司 (Zhejiang Alibaba E-Commerce Co., Ltd.)

/s/

Joseph Chung Tsai

/s/

Jack Ma Yun

/s/

Xie Shihuang

/s/

Yahoo! Inc.

/s/

SOFTBANK CORP.

EXHIBIT A

ALIBABA GROUP HOLDING LIMITED

(THE “COMPANY”)

WRITTEN RESOLUTIONS

OF THE BOARD OF DIRECTORS OF THE COMPANY (THE “DIRECTORS”)

DATED [—]

1.	TRANSFER OF ALIPAY.COM CO., LTD.

1.1	IT IS NOTED that:

(a)	The Company is a company organized under the laws of the Cayman Islands;

(b)	Jack Ma Yun (“JM”) and Joseph Chung Tsai (“JT”) are officers, directors and/or shareholders of the Company, and Xie Shihuang (“SX”) is an employee of the Company;

(c)	The Company is party to that certain Shareholders Agreement, dated as of October 24, 2005, with Yahoo! Inc. (“Yahoo!”), SOFTBANK CORP. (“Softbank”), Yahoo! Holdings (Hong Kong) Ltd., SB China Holdings PTE Ltd., Softbank BB Corp., certain members of management of the Company in their capacity as shareholders of the Company, and certain other shareholders of the Company named therein (as amended, the “Shareholders Agreement”);

(d)	支付宝(中国)网络技术有限公司 （Alipay.com Co., Ltd.） (“OpCo”) is a company organized under the laws of the People’s Republic of China;

(e)	浙江阿里巴巴电子商务有限公司 (Zhejiang Alibaba E-Commerce Co., Ltd.) (“HoldCo”) is a company organized under the laws of the People’s Republic of China;

(f)	Pursuant to agreements dated June 1, 2009 and August 6, 2010, the legal ownership of OpCo was restructured so that 100% of its registered capital was transferred from a subsidiary of the Company to HoldCo, for an aggregate amount of RMB 332 million (collectively, the “Transfers”);

(g)

In connection with the Transfers, on or about June 4, 2009 and on December 15, 2010, JM, SX and 支付宝软件（上海）有限公司 (Alipay Software (Shanghai) Company Ltd.) (a subsidiary of the Company, “Alipay Software”), and HoldCo, entered into agreements supplementing certain existing control agreements among JM, SX, Alipay Software and HoldCo, pursuant to which Alibaba previously effectively controlled HoldCo, and, after giving effect to the Transfers, Alibaba continued to effectively control OpCo through HoldCo and consolidated OpCo’s financial results notwithstanding the Transfers (such existing agreements, together with the supplements thereto, collectively, the “Control Agreements”);

(h)	In a series of transactions, JM and SX borrowed an aggregate amount of RMB 711 million from Alipay Software to recapitalize HoldCo (the “Loans” and, together with the Transfers, the “Release Transactions”); and

(i)	In the first quarter of 2011, Alipay Software, Ltd., HoldCo, JM, and SX, terminated the Control Agreements (the “Control Agreement Termination”) and JM and SX repaid the Loans, and on March 31, 2011, Alibaba notified Yahoo! and Softbank that the financial results of OpCo were deconsolidated.

1.2	IT IS RESOLVED that:

(a)	Each of the Release Transactions, the Control Agreements and the Control Agreement Termination, are hereby approved and ratified by the Directors; and

(b)

Any and all actions of the Company or of any Director, officer, employee, accountant, auditor, attorney or other agent or representative of the Company or any of its subsidiaries taken to give effect to or to implement the Release Transactions, the Control Agreements or the Control Agreement Termination prior to [—][1] are hereby ratified, confirmed, approved and adopted in all respects as fully as if such action(s) had been presented to for approval, and approved by, all the Directors prior to such action being taken.

2.	NULLIFICATION OF RATIFICATION

IT IS RESOLVED that if the Release Agreement dated as of [—], by and among the Company, Softbank, Yahoo!, JMY, JT, SX and HoldCo, is terminated pursuant to its terms, then these resolutions, including the ratification of prior actions, shall be deemed null and void ab initio for all purposes, including under the Shareholders Agreement.

[1]	Insert the date of the Closing in this blank.

/s/	/s/

Yahoo! Director	Softbank Director

/s/	/s/

Director	Director

Exhibit F

THE COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

APN Ltd.

(Amended and Restated by Special Resolution Dated [            ], 2011)

1.	The name of the Company is APN Ltd. (the “Company”).

2.

The registered office of the Company will be situated at the offices of Trident Trust Company (Cayman) Limited, Fourth Floor, One Capital Place, PO Box 847, Grand Cayman KY1-1103 Cayman Islands or at such other place in the Cayman Islands as directors of the Company (the “Directors”) may from time to time decide by Unanimous Director Consent (as defined in the Articles of Association of the Company).

3.

[Capitalized terms used and not otherwise defined in this Memorandum of Association shall have the meanings given to them in the Articles of Association of the Company (as from time to time amended, varied, altered, restated, novated or replaced) or the Framework Agreement dated as of July 29, 2011 (the “Framework Agreement”, which expression shall include the agreement constituted by such Framework Agreement as from time to time amended, varied, altered, restated, novated or replaced) among Alibaba Group Holding Limited., a company organized under the laws of the Cayman Islands (“Alibaba”), SOFTBANK CORP., a Japanese corporation (“Softbank”), Yahoo! Inc., a Delaware corporation (“Yahoo!”), Alipay.com Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China, the Company, Zhejiang Alibaba E-Commerce Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China, Jack Ma Yun, Joseph Chung Tsai and the Joinder Parties.][1]

4.	Subject to Section 5 of this Memorandum of Association, the objects for which the Company is established are restricted to the following:

4.1	to hold shares, stock, debentures or other securities of or interest in Alibaba;

4.2	to execute and issue promissory notes, and for that purpose to mortgage or charge the Company’s undertaking, property and uncalled capital or any part thereof, on such terms and conditions as

[1]	Definitions of terms that are cross-referenced to be inserted in full.

may be thought expedient in support of any such obligations binding on the Company whether contingent or otherwise;

4.3

to file or cause to be filed all Tax returns that are required to be filed by the Company and pay all Taxes payable by the Company which have become due pursuant to such Tax returns and pay all other Taxes, charges and assessments imposed upon it or its Assets or in relation to the Company’s franchise, income or businesses which have become due; and

4.4	to do all such things as are incidental to or which the Company may think conducive to the attainment of the above objects or any of them.

5.	Until the Final Payment Date, the objects for which the Company is established are restricted as follows:

5.1	The Company will have no business, Assets or Liabilities other than as expressly specified in the Transaction Documents or customary obligations incidental to the maintenance of its existence;

5.2

The Company will not (i) create, issue, incur, assume, become liable in respect of or suffer to exist any Liabilities except Liabilities pursuant to the Transaction Documents or Liabilities owed to an Affiliate of the Company and incurred by the Company for the sole purpose of prepayment or repayment of the IPCo Promissory Note in accordance with the terms thereof, provided that if the IPCo Promissory Note is not prepaid or repaid in full, such Indebtedness shall be subordinated to the Indebtedness under the IPCo Promissory Note on subordination terms and conditions subject to prior approval by the Independent Directors, (ii) create, incur, assume or suffer to exist any Lien upon any of its Assets other than (A) the Legal Mortgage of Arrow Shares, (B) the IPCo Asset Charge and (C) inchoate Liens imposed by Law incurred in the ordinary course of business (on assets other than the Arrow Shares) not yet due and payable and which do not relate to Indebtedness, (iii) Transfer any of its Assets, directly or indirectly, (iv) declare or make or resolve to declare or make any Distributions, either directly or indirectly, other than payments to Arrow under the IPCo Promissory Note, (v) make any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution to, or purchase any capital stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person except marketable securities, short-term instruments and other cash equivalents and Indebtedness issued or guaranteed by the United States or the PRC, (vi) other than entering into the Transaction Documents, enter into, engage in, or undertake any activity, business or transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Person other than as expressly permitted by the Transaction Documents, (vii) enter into any transaction with an Affiliate other than the Transaction Documents, (viii) employ, directly or indirectly, any Person or (ix) amend or modify its organizational documents, including its Memorandum of Association or Articles of Association, without approval of the Independent Directors.

5.3

Notwithstanding the foregoing, this Section 5 shall not prohibit or otherwise restrict the Company from maintaining its corporate existence in the Cayman Islands or performing its obligations under the Transaction Documents.

6.	The liability of the each of the Members is limited to the amount unpaid on such Member’s shares.

2

7.	The authorised share capital of the Company is Fifty Thousand United States Dollars (US$50,000.00) consisting of 50,000 ordinary shares of a par value of US$1.00 each.

3

Exhibit F

FORM OF

ARTICLES OF ASSOCIATION OF APN Ltd.

CONTENTS

INTERPRETATION	1

REGISTERED AND OTHER OFFICES	6

SHARE RIGHTS	6

ISSUE OF SHARES	6

SHARE CERTIFICATES	6

NON-RECOGNITION OF TRUSTS	7

LIEN ON SHARES	7

CALLS ON SHARES	8

FORFEITURE OF SHARES	9

REGISTER OF MEMBERS	10

TRANSFER OF SHARES	11

TRANSMISSION OF SHARES	12

INCREASE OF CAPITAL	13

ALTERATION OF CAPITAL	13

GENERAL MEETINGS	14

WRITTEN RESOLUTIONS OF MEMBERS	14

APPOINTMENT AND REMOVAL OF DIRECTORS	14

RESIGNATION AND DISQUALIFICATION OF DIRECTORS	15

ALTERNATE DIRECTORS	15

DIRECTORS’ FEES AND EXPENSES	16

DIRECTORS’ INTERESTS	16

POWERS AND DUTIES OF DIRECTORS	17

DELEGATION OF DIRECTORS’ POWERS	17

PROCEEDINGS OF DIRECTORS	18

OFFICERS	19

MINUTES	19

SEALS AND DEEDS	20

DIVIDENDS	21

RESERVES	22

CAPITALISATION OF PROFITS	23

ACCOUNTING RECORDS	23

SERVICE OF NOTICES AND DOCUMENTS	24

WINDING UP	25

INDEMNITY	26

ORGANISATION EXPENSES	26

FINANCIAL YEAR	26

AMENDMENT OF MEMORANDUM AND ARTICLES	26

INDEPENDENT DIRECTOR APPROVAL	27

THE COMPANIES LAW

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

APN Ltd.

(Amended and Restated by Special Resolution Dated [             ] 2011)

INTERPRETATION

1.	The Regulations contained or incorporated in Table A of the First Schedule of the Companies Law (2010 Revision), as amended from time to time, shall not apply to this Company.

2.	2.1	In these Articles, the following terms shall have the meanings set opposite unless the context otherwise requires:

Alibaba	means Alibaba Group Holding Limited, a company incorporated under the laws of the Cayman Islands;

Articles	means these Articles of Association as amended or supplemented from time to time in the manner described herein;

Auditors	means the Auditors (if any) for the time being of the Company;

Company	means the company incorporated in the Cayman Islands under the name of APN Ltd.;

Deal Documents	means the Framework Agreement together with the other Transaction Documents (as defined in the Framework Agreement) described therein to which the Company is a party, together with the schedules, annexes and exhibits thereto;

Directors	means such person or persons as shall be appointed as the directors of the Company for the time being or, as the case may be, the directors assembled as a board;

Electronic Record	has the meaning defined in the Electronic Transactions Law (2003 Revision), as amended from time to time;

Event of Default	means (i) Event of Default as defined in the IPCo Promissory Note or any other Note Document or (ii) any failure to satisfy any of the Secured Obligations.

Final Payment Date	as defined in the Framework Agreement.

Framework Agreement

means an agreement dated as of July 29, 2011 (as from time to time amended, varied, altered, restated, novated or replaced) among the Company, Alibaba, Yahoo! Inc., a Delaware corporation, SOFTBANK CORP., a Japanese corporation, Zhejiang Alibaba E-Commerce Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China, Alipay.com Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China, Jack Ma Yun, Joseph Chung Tsai and the Joinder Parties (as defined therein);

Indemnified Person

means any Director, officer or member of a committee duly constituted under these Articles and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company, and his heirs, executors, administrators, personal representatives or successors or assigns;

Independent Directors	means the Yahoo! Director and the Softbank Director;

IPCo Promissory Note	means an interest free note made by the Company in favour of Alibaba in the original principal amount of US$500,000,000;

Law

means the Cayman Islands Companies Law (2010 Revision), as amended from time to time and where in these Articles any provision of the Law is referred to, the reference is to that provision as modified by any subsequent law for the time being in force;

Management Directors	has the meaning set forth in Article 47;

Member	means a person who is registered in the Register of Members as the holder of any Share in the Company;

Member Written Resolution	a written resolution signed by all Members entitled to vote;

Memorandum of Association	means the Memorandum of Association of the Company for the time being in force;

Month	means a calendar month;

Registered Office	means the registered office for the time being of the Company in the Cayman Islands required under the Law;

Register of Members	means the register of Members to be kept in accordance with the Law;

Softbank Director	has the meaning set forth in Article 47;

Seal	means the common seal of the Company (if any) or any facsimile or official seal (if any) for the use outside of the Cayman Islands;

Secretary	includes a temporary or assistant or deputy secretary and any person appointed by the Directors to perform any of the duties of the secretary of the Company;

Secured Obligations

means all obligations and liabilities of the Company and each other Credit Party, as applicable, to pay any Liquidity Event Payment, any Impact Payment, any Increase Payment, any Make-Whole Payment, or any payment required to be made under the IPCo Promissory Note, the Legal Mortgage of IPCo Shares, the IPCo Asset Charge, any Shortfall Security Document, or the Legal Mortgage of Alibaba Shares, in each case whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred or otherwise but excluding, as of any date, any contingent obligations in respect of expense reimbursements or indemnification as to which no claim has been made as of such date.

Share	means an ordinary voting share in the capital of the Company and includes a fraction of a share;

Special Resolution	means a written resolution signed by all Members entitled to vote and otherwise in accordance with the Law;

Unanimous Director Approval

means the unanimous approval of all the Directors, including all of the Independent Directors; provided however, that upon and during the continuance of an Event of Default, “Unanimous Director Approval” shall only require the consent of the Independent Directors; and

Yahoo! Designee	has the meaning set forth in Article 47.

2.2	[Capitalized terms used but not defined herein shall have the meaning set forth in the Framework Agreement or the IPCo Promissory Note.][1]

2.3	Words importing only the singular number include the plural number and vice-versa.

2.4	Words importing only the masculine gender include the feminine and neuter gender respectively.

2.5	Words importing persons only include companies or associations or bodies of persons whether incorporated or not.

2.6

All reference herein to writing shall include typewriting, printing, lithography, photography, Electronic Record and other modes of representing or reproducing words in a legible and non-transitory form, including in the form of an Electronic Record.

2.7	The word “may” shall be construed as permissive and the word “shall” shall be construed as imperative.

2.8	Unless the context otherwise requires, words and expressions defined in the Law bear the same meanings in these Articles.

2.9	Heading used herein are intended for convenience only and shall not affect the construction of these Articles.

2.10	In the event of any conflict between these Articles and the Memorandum of Association of the Company, the Memorandum of Association of the Company shall govern.

[1]	Definitions of terms that are cross-referenced to be inserted in full.

REGISTERED AND OTHER OFFICES

3.

The Registered Office of the Company shall be at such place in the Cayman Islands as the Directors shall from time to time determine by Unanimous Director Approval. The Company, in addition to its Registered Office, may establish and maintain an office in the Cayman Islands or elsewhere as the Directors may from time to time determine by Unanimous Director Approval.

SHARE RIGHTS

4.

Subject to the provisions of the Law, any Share may, with the sanction of Unanimous Director Approval and a Special Resolution, be issued on the terms that it is, or at the option of the Company or the holder is liable, to be redeemed.

ISSUE OF SHARES

5.

The Shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Law) subject to a Unanimous Director Approval and only in accordance with the Deal Documents offer, allot, issue, grant options over or otherwise dispose of the Shares (including fractions of a Share) to such persons, on such terms and conditions and for such consideration, and at such times as they think fit, but so that no Share shall be issued at a discount, except in accordance with the provisions of the Law.

6.	Shares may only be issued fully paid or credited as fully paid.

SHARE CERTIFICATES

7.

Every person whose name is entered as a Member in the Register of Members shall be entitled, without payment, to a certificate of the Company specifying the Share or Shares held by him and the amount paid up thereon. In the case of a Share or Shares held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

8.

If a share certificate is defaced, lost or destroyed, it may be replaced on payment of such fee, if any, and on such terms, if any, as to evidence and indemnity, and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Directors shall think fit and, in case of defacement, on delivery of the old certificate of the Company.

NON-RECOGNITION OF TRUSTS

9.

Except as required by law, no person shall be recognised by the Company as holding any Share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share (except only as is otherwise provided by these Articles or by law otherwise provided or under an order of a court of competent jurisdiction) or any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder, but the Company may, in accordance with the Law, issue fractions of Shares.

LIEN ON SHARES

10.

The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all moneys (whether presently payable or not) called or payable at a date fixed by or in accordance with the terms of issue of such Share in respect of that Share, and the Company shall also have a first and paramount lien on every Share (other than a fully paid up Share) standing registered in the name of a Member, whether singly or jointly with any other person for all debts and liabilities of a Member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Member or his estate and any other person, whether a Member or not. The Directors by Unanimous Director Approval may at any time, either generally or in any particular case, waive any lien that has arisen or declare any Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien, if any, on a Share shall extend to all dividends payable thereon.

11.

The Company may sell, in such manner as the Directors by Unanimous Director Approval think fit, any Share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been given to the registered holder for the time being of the Share.

12.

The net proceeds of sale by the Company of any Shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the Shares prior to the sale) be paid to the person who was the registered holder of the Share immediately before such sale.

13.

For giving effect to any such sale, the Directors by Unanimous Director Approval may authorise some person to transfer the Share sold to the purchaser thereof. The purchaser shall be registered as the holder of the Share comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings relating to the sale.

CALLS ON SHARES

14.

The Directors by Unanimous Director Approval may from time to time make calls upon the Members in respect of any moneys unpaid on their Shares (whether on account of the par value of the Shares or by way of premium or otherwise) and not, by the terms of issue thereof, made payable at a future date fixed by or in accordance with such terms of issue; and each Member shall (subject to the Company serving upon him at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his Shares. A call may be revoked or postponed as the Directors by Unanimous Director Approval may determine.

15.	A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

16.	The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

17.

If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of the actual payment at such rate as the Directors may determine, but the Directors by Unanimous Director Approval shall be at liberty to waive payment of such interest wholly or in part.

18.

Any sum which, by the terms of issue of a Share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the Share or by way of premium or otherwise, shall for all the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Articles as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

FORFEITURE OF SHARES

19.

If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors by Unanimous Director Approval may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

20.

The notice shall name a further day (not being less than the expiration of fourteen days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made, and shall state that in the event of non payment on or before the day and at the place appointed, the Shares in respect of which the call was made will be liable to be forfeited. The Directors by Unanimous Director Approval may accept the surrender of any Share liable to be forfeited hereunder and, in such case, references to these Articles to forfeiture shall include surrender.

21.

If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Directors by Unanimous Director Approval to that effect. Such forfeiture shall include dividends declared in respect of the forfeited Shares and not actually paid before the forfeiture.

22.	A forfeited Share may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors by Unanimous Director Approval shall think fit, and at any time before a sale, re-allotment or disposition, the forfeiture may be cancelled on such terms as the Directors by Unanimous Director Approval think fit.

23.

A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the Shares with interest thereon at such rate as the Directors by Unanimous Director Approval may determine from the date of forfeiture until payment, but his liability shall cease if and when the Company receives payment in full of all amounts due in respect of the Shares. The Company may enforce payment without being under any obligation to make any allowance for the value of the Shares forfeited.

24.

An affidavit in writing that the deponent is a Director of the Company or the Secretary, and that a Share in the Company has been duly forfeited on the date stated in the affidavit, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share. The Company may receive the consideration, if any, given for the Share on any sale, re-allotment or disposition thereof and may authorise some person to execute a transfer of the Share in favour of the person to whom the Share is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, re-allotment or disposal of the Share.

25.

The provisions of these Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium or otherwise, as if the same had been made payable by virtue of a call duly made and notified.

REGISTER OF MEMBERS

26.

The Directors shall establish and maintain, or cause to be established and maintained, the Register of Members at the Registered Office or at such other place determined by the Directors by Unanimous Director Approval in the manner prescribed by the Law.

27.	Upon becoming a Member of the Company, each member agrees to be bound by the terms of the Deal Documents.

TRANSFER OF SHARES

28.

No Share may at any time be transferred, whether by sale, assignment, gift or otherwise or encumbered by way of the creation of a security interest, charge, lien, pledge, mortgage or similar encumbrance except in accordance with these Articles and the Deal Documents.

29.

The Directors shall register any transfer of Shares that complies with the Deal Documents and shall refuse to register any transfer that does not so comply. Such transfers shall be registered only with the consent of the Independent Directors.

30.

The instrument of transfer of any Share shall be executed by or on behalf of the transferor and unless the Directors by Unanimous Director Approval otherwise determine, the transferee. The transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered in the Register of Members in respect thereof. All instruments of transfer, once registered, may be retained by the Company.

31.

Subject to such of the restrictions contained in these Articles (if any) as may be applicable, Shares shall be transferred in the usual or common form or such other form approved by the Directors by Unanimous Director Approval. After an Event of Default, such transfers shall be transferred only with the consent of the Independent Directors.

32.

The Directors by Unanimous Director Approval may also decline to register any transfer unless the instrument of transfer is accompanied by the certificate for the Shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

33.	If the Directors decline to register a transfer of Shares, they shall, within one Month after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

34.	The Directors by Unanimous Director Approval may also suspend the registration of the transfers during the fourteen days immediately preceding any general meeting of the Members in any year.

TRANSMISSION OF SHARES

35.

In the case of the death of a Member (who is a natural person), the survivor or survivors, where the deceased was a joint holder, and the legal personal representative, where he was sole holder, shall be the only person recognised by the Company as having any title to the Share; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any Share held by him solely or jointly with other persons. For the purpose of this Article, legal personal representative means the person to whom probate or letters of administration has or have been granted in the Cayman Islands or, failing any such person, such other person as the Directors by Unanimous Director Approval may in their absolute discretion determine to be the person recognised by the Company for the purpose of this Article.

36.

Any person becoming entitled to a Share in consequence of the death or bankruptcy of a Member or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Directors as to his entitlement, either be registered himself as a Member in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Member could have made. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to transfer the Shares, he shall signify his election by signing an instrument of transfer of such Shares in favour of his transferee. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of Shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Member or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Member.

37.

A person becoming entitled to a Share in consequence of the death or bankruptcy of the Member shall (upon such evidence being produced as may from time to time be required by the Directors as to his entitlement) be entitled to receive and may give a discharge for any dividends or other monies payable in respect of the Share, but he shall not be entitled in respect of the Share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the Share any of the rights or privileges of a Member until he shall have become registered as the holder thereof. The Directors by Unanimous Director Approval may at any time give notice requiring such person to elect either to be registered himself or to transfer the Share and, if the notice is not complied with within sixty days, the Directors by Unanimous Director Approval may thereafter withhold payment of all dividends and other monies payable in respect of the Shares until the requirements of the notice have been complied with.

INCREASE OF CAPITAL

38.

The Company may from time to time with by Unanimous Director Approval and Member Written Resolution increase its share capital by such sum, to be divided into new Shares of such par value, as the resolution shall prescribe.

39.	All new Shares shall be at the disposal of the Directors in accordance with and subject to Article 5.

40.

The new Shares, shall be subject to the same provisions of these Articles with reference to lien, the payment of calls, lien, forfeiture, transfer, transmission and otherwise as the Shares in the original share capital.

ALTERATION OF CAPITAL

41.	The Company may from time to time by Unanimous Director Approval followed by an Member Written Resolution:

41.1	consolidate and divide all or any of its share capital into Shares of larger par value than its existing Shares;

41.2	sub divide its existing Shares, or any of them, into Shares of smaller par value than is fixed by the Memorandum of Association, subject nevertheless to the provisions of section 13 of the Law; and

41.3	cancel any Shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person.

42.	Provided that the manner of purchase has first been authorised by Unanimous Director Approval and Member Written Resolution, the Company may:

42.1	purchase its own Shares, including any redeemable Shares, and may make payment therefore or for any redemption of Shares in any manner authorised by the Law, including out of capital; and

42.2	reduce its share capital, any capital redemption reserve fund or the share premium account in any manner whatsoever.

GENERAL MEETINGS

43.	The Company shall not hold general meetings but shall pass all matters by Members Written Resolution following, and subject to, prior approval by Unanimous Director Approval.

WRITTEN RESOLUTIONS OF MEMBERS

44.

A Member Written Resolution or a Special Resolution (subject to the provisions of the Law) in writing signed by all the Members including a resolution signed in counterpart by or on behalf of such Members or by way of signed telefax or electronic transmission, shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

45.

For the purposes of this Article, the date of the resolution in writing is the date when the resolution is signed by, or on behalf of, the last Member to sign and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this article, a reference to such date.

46.	A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Law and these Articles.

APPOINTMENT AND REMOVAL OF DIRECTORS

47.	The Company shall be managed by a board of Directors consisting of up to (4) Directors, consisting of:

47.1	the “Softbank Director”, who shall initially be Masayoshi Son;

47.2	the “Yahoo! Director”, who shall initially be Jerry Yang; and

47.3	the “Management Directors”, who shall initially be Jack Ma Yun and Joseph Chung Tsai.

48.	The Management Directors and the Independent Directors, if any, shall be appointed or removed by the Members by Ordinary Resolution.

49.	All Directors, upon election or appointment must provide written acceptance of their appointment, by notice in writing to the Registered Office within thirty days of their appointment.

50.	No Share holding qualification shall be required for Directors.

RESIGNATION AND DISQUALIFICATION OF DIRECTORS

51.	The office of Director shall ipso facto be vacated if the Director:

51.1	resigns his office by notice in writing to the Company; or

51.2	dies, becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Directors resolve that his office is vacated; or

51.3	becomes bankrupt under the laws of any country or makes any arrangement or composition with his creditors generally; or

51.4	ceases to be a Director by virtue of, or becomes prohibited from being a Director by reason of, an order made under any provisions of any law or enactment,

and in such case the Members shall have the sole and exclusive right to appoint such Director’s replacement to the extent not inconsistent with the Deal Documents.

ALTERNATE DIRECTORS

52.

Any Director may in writing appoint another person to be his alternate and remove his alternate so appointed. Any appointment or removal of an alternate by a Director shall be effected by depositing a notice of appointment or removal at the Registered Office, signed by such Director, and such appointment or removal shall become effective on the date of receipt at the Registered Office. Any alternate may be removed by resolution of the Directors. Subject as aforesaid, the alternate shall continue in office until the date on which the relevant Director appointing him ceases to be a Director. An alternate may also be a Director in his own right and may act as alternate to more than one Director.

53.

Every such alternate shall be entitled to receive notice of all meetings of the Directors and to attend, be counted in the quorum and vote at any such meeting as a Director when the Director appointing him is not personally present and, where he is a Director in his own right, to have a separate vote on behalf of the Director he is representing in addition to his own vote and generally to perform all the functions of any Director to whom he is alternate in his absence. Every person acting as an alternate shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Articles relating to Directors and shall alone be responsible to the Company for his acts and defaults, shall be an officer of the Company and shall not be deemed to be the agent of or for any Director for whom he is alternate. An alternate may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. The signature of an alternate to any resolution in writing of the Director or a committee there shall, unless the terms of this appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

DIRECTORS’ FEES AND EXPENSES

54.	The Directors shall not be entitled to any fees, expenses, reimbursement or compensation by the Company.

DIRECTORS’ INTERESTS

55.

No Director or officer shall be disqualified from his office or prevented by such office from holding any office or place of profit under the Company or under any company in which the Company shall be a Member or have any interest, or from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director of officer shall be in any way interested be or be liable to be avoided nor shall any Director or officer so contracting, dealing or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established.

56.

A Director (or his alternate Director in his absence) who discloses his interest as required by this Article shall be counted in the quorum of any relevant meeting which he attends and shall be at liberty to vote in respect of any contract, dealing or transaction in which he is so interested as aforesaid; provided that no Director shall be entitled to vote following an Event of Default, other than the Independent Directors.

57.	The nature of the interest of any Director or officer in any contract, dealing or transaction with or affecting the Company shall be disclosed by him at or prior to its consideration and any vote thereon and a general notice that a Director or officer is a shareholder of any specified firm or company and/or is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure hereunder and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

POWERS AND DUTIES OF DIRECTORS

58.	The business of the Company shall be managed by the Directors subject to and to be carried out in accordance with the Deal Documents. The Directors, by Unanimous Director Approval, may exercise all such powers of the Company as are not, by the Law or these Articles, required to be exercised by the Company by Member Written Resolution or in general meeting, subject, nevertheless, to any clause of these Articles, to the Deal Documents and to the provisions of the Law.

59.	The Directors may not borrow money, mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, issue debentures, debenture stock or other securities and guarantees whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party, except in accordance with the Deal Documents and with a Unanimous Director Approval.

60.	Subject to the Deal Documents, all cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by Unanimous Director Approval determine.

61.	Reserved.

DELEGATION OF DIRECTORS’ POWERS

62.

The Directors may from time to time and at any time by Unanimous Director Approval and by power of attorney appoint any company, firm or person or fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit or as otherwise agreed by the Company in the Deal Documents, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Directors by Unanimous Director Approval may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

PROCEEDINGS OF DIRECTORS

63.

The Directors may meet together (either within or without the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings, as they think fit. Questions arising at any meeting shall be decided by Unanimous Director Approval.

64.

A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time, summon a meeting of Directors by at least five days notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered PROVIDED HOWEVER that notice may be waived by all the Directors (or their alternates) either at, before or retrospectively after the meeting is held PROVIDED FURTHER that notice or waiver thereof may be given by telex, telefax or electronic transmission.

65.

The quorum necessary for the transaction of the business of the Directors shall be three (3) Directors, one of whom shall be the Yahoo! Director, one of whom shall be the Softbank Director and one of whom shall be a Management Director; provided, however, that if there are fewer than two Independent Directors in office, the quorum necessary for the transaction of the business of the Directors shall be two, one of whom shall be the Independent Director and one of whom shall be a Management Director. For the purpose of this Article, an alternate appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present. Any Director who ceases to be a Director at a meeting of the Directors may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

66.

If and so long as their number is reduced below the number fixed by or pursuant to the Articles of the Company as the necessary quorum of Directors, the continuing Directors may act for the purpose of summoning a general meeting of the Company, but for no other purpose.

67.

The Directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

68.

A Unanimous Director Approval in writing signed by all of the Directors for the time being entitled to receive notice of a meeting of the Directors (or by an alternate Director as provided in these Articles), including a resolution signed in counterpart or by way of signed telefax or electronic transmission, shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted resolutions signed by the Independent Directors will be sufficient where these Articles of Association give such Independent Directors the discretion to act or decide on certain matters.

69.

To the extent permitted by law, a meeting of the Directors may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of those Directors participating in the meeting is physically assembled, or, if there is no such group, where the chairman of the meeting then is.

OFFICERS

70.

The Directors by Unanimous Director Approval may appoint a Secretary and such other officers as may from time to time be required upon such terms as to duration of office, remuneration and otherwise as they may think fit. Such Secretary or other officers need not be Directors and in the case of the other officers may be ascribed such titles as the Directors may decide and the Directors may revoke or terminate any such election or appointment. Save as provided in the Law or these Articles, the powers and duties of the officers of the Company shall be such (if any) as are determined from time to time by the Directors by Unanimous Director Approval.

MINUTES

71.	The Directors shall cause minutes to be made and records kept for the purpose of recording:-

71.1	all appointments of officers made by the Directors;

71.2	the names of the Directors and other persons present at each meeting of the Directors and of any committee of the Directors; and

71.3	all resolutions and proceedings at all meetings of the Members of the Company or any class of Members and of the Directors and of committees of Directors; and the chairman of all such meetings or of any meeting confirming the minutes thereof shall sign the same.

SEALS AND DEEDS

72.

If the Directors determine that the Company shall have a Seal, the Directors shall provide for the safe custody of the common Seal and the common Seal of the Company shall not be affixed to any instrument except by the authority of a Unanimous Director Approval, and in the presence of a Director or of the Secretary or of such other person as the Directors by Unanimous Director Approval may appoint for the purpose; and that Director or the Secretary or other person as aforesaid shall sign every instrument to which the common Seal of the Company is so affixed in his presence. Notwithstanding the provisions hereof, annual returns and notices filed under the Law may be executed either as a deed in accordance with the Law or by the common Seal being affixed thereto in either case without the authority of a Unanimous Director Approval.

73.

The Company may maintain a facsimile of any common Seal in such countries or places as the Directors shall appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a Unanimous Director Approval and in the presence of such person or persons as the Directors by Unanimous Director Approval shall for this purpose appoint and such person or persons as aforesaid shall sign every instrument to which the facsimile Seal of the Company is so affixed in his presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the common Seal had been affixed in the presence of and the instrument signed by a Director or the Secretary or such other person as the Directors by Unanimous Director Approval may appoint for the purpose.

74.

In accordance with the Law, the Company may execute any deed or other instrument which would otherwise be required to be executed under Seal by the signature of such deed or instrument as a deed by a Director or by the Secretary of the Company or by such other person as the Directors by Unanimous Director Approval may appoint or by any other person or attorney on behalf of the Company appointed by a deed or other instrument executed as a deed by a Director or the Secretary or such other person as aforesaid.

DIVIDENDS

75.

Subject to a Unanimous Director Approval and the Deal Documents, the Directors may from time to time declare dividends to be paid to the Members according to their rights and interests, including such interim dividends as appear to the Directors to be justified by the position of the Company. Subject to a Unanimous Director Approval and the Deal Documents, the Directors may also pay any fixed cash dividend which is payable on any Shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Directors, justifies such payment.

76.

No dividend shall be paid otherwise than out of profits or out of monies otherwise available for dividend in accordance with the Law. In no event shall any dividends be declared or paid prior to the unconditional satisfaction in full of the Secured Obligations.

77.

All dividends shall be declared and paid according to the amount paid up on the Shares in respect of which the dividend is paid and any dividend on any class of Shares not fully paid shall be declared and paid according to the amounts paid on the Shares of that class, but if and so long as nothing is paid up on any of the Shares in the Company, dividends may be declared and paid according to the number of Shares. No amount paid on a Share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the Share. Dividends may be apportioned and paid pro rata according to the amounts paid-up on the Shares during any portion or portions of the period in respect of which the dividend is paid.

78.

The Directors may deduct from any dividend, distribution or other monies payable to a Member by the Company on or in respect of any Shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of Shares of the Company.

79.	If several persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

80.	Any dividend may be paid by cheque or warrant sent through the post to the address of the Member or person entitled thereto in the Register of Members or, in the case of joint holders addressed to the holder whose name stands first in the Register of Members in respect of the Shares at his registered address as appearing on the Register of Members or to such person and such address as the Member or person entitled or such joint holders as the case may be may direct in writing. Every such cheque or warrant shall, unless the holder or joint holders may in writing direct, be made payable to the order of the person to whom it is sent or to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register of Members in respect of such Shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other monies payable or property distributable in respect of the Shares held by such joint holders.

81.

Subject to the Deal Documents the Directors by Unanimous Director Approval may declare that any dividend or distribution is paid wholly or partly by the distribution of specific assets and, in particular, of paid up shares, debentures or debenture stock of any other company or in any one or more of such ways, and where any difficulty arises in regard to such dividend or distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates or ignore fractions altogether and may fix the value for dividend or distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to secure equality of distribution, and may vest any such specific assets in trustees as may seem expedient to the Directors.

82.

No dividend or other distribution or other monies payable by the Company on or in respect of any Share shall bear interest against the Company. All unclaimed dividends or distributions may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. Any dividend or distribution unclaimed by a Member six years after the dividend or distribution payment date shall be forfeited and revert to the Company.

RESERVES

83.

Subject to the Deal Documents, the Directors may by Unanimous Director Approval, before declaring any dividend, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of a Unanimous Director Approval, be applicable for meeting contingencies, or for equalising dividends, or for any other purpose of the Company, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors may by Unanimous Director Approval from time to time think fit. The Directors may also without placing the same to reserve carry forward any sums which they think it prudent not to distribute.

CAPITALISATION OF PROFITS

84.

Subject to the Deal Documents, the Directors by Unanimous Director Approval may capitalise any sum standing to the credit of any of the Company's reserve accounts which are available for distribution (including its share premium account and capital redemption reserve fund, subject to the Law) or any sum standing to the credit of the profit and loss account or otherwise available for distribution and to appropriate such sums to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid.

85.

Where any difficulty arises in regard to any distribution under the last preceding Article, the Directors by Unanimous Director Approval may settle the same as they think expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Directors. The Directors by Unanimous Director Approval may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

ACCOUNTING RECORDS

86.

The Directors shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions and otherwise in accordance with the Law and the Deal Documents.

87.

The accounting records shall be kept at the Registered Office or at such other place or places as the Directors by Unanimous Director Approval think fit, and shall at all times be open to inspection by the Directors. No Member (who is not also a Director) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by Unanimous Director Approval.

88.	From time to time the Directors by Unanimous Director Approval may determine (or revoke, alter or amend any such determination):

88.1	that the accounts of the Company be audited and the appointment of the Auditors; and

88.2

that there be prepared and sent to each Member and other person entitled thereto (including pursuant to the Deal Documents) a profit and loss account, a balance sheet, group accounts and/or reports for such period and on such terms as they may determine.

SERVICE OF NOTICES AND DOCUMENTS

89.

Any notice or other document (including a share certificate) or communication may be given to any Member by the Company either personally or by sending it by courier, post, telex, telefax or email to him to his registered address, or (if he has no registered address) to the address, if any, supplied by him to the Company for the giving of notices to him. Any notice shall be deemed to be effected

89.1	if delivered personally or sent by courier, by properly addressing and prepaying a letter containing the notice; and to have been effected, in the case of a notice of a meeting, when delivered;

89.2

if sent by post, by properly addressing, prepaying, and posting a letter containing the notice (by airmail if available) and to have been effected, in the case of a notice of a meeting, at the expiration of three days after it was posted; and

89.3	if sent by telex, telefax or email by properly addressing and sending such notice through the appropriate transmitting medium and to have been effected on the day the same is sent.

90.	A notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder named first in the Register of Members in respect of the Share.

91.

A notice may be given by the Company to the person entitled to a Share in consequence of the death or bankruptcy of a Member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

92.	ALL NOTICES BY THE COMPANY TO ANY MEMBER, OR BY ANY MEMBER TO THE COMPANY, SHALL BE COPIED TO THE INDEPENDENT DIRECTORS IN ORDER TO BE EFFECTIVE.

WINDING UP

93.

If the Company shall be wound up, but in any event subject to the terms of the Deal Documents, the liquidator may, with the sanction of a Unanimous Director Approval and a Special Resolution of the Company and any other sanction required by the Law, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any Shares or other securities whereon there is any liability.

94.

If the Company shall be wound up and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid up capital, but in any event subject to the terms of the Deal Documents, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up, on the Shares held by them respectively. And if in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the Members in proportion to the capital paid up at the commencement of the winding up on the Shares held by them respectively.

INDEMNITY

95.	Subject to the Deal Documents:

95.1	no Indemnified Person shall be liable to the Company for acts, defaults or omissions of any other Indemnified Person.

95.2

each Member and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Company; provided however, that such waiver shall not apply to any claims or rights of action arising out of the wilful neglect or default of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled.

ORGANISATION EXPENSES

96.	The preliminary and organisation expenses incurred in forming the Company shall be paid by the Members.

FINANCIAL YEAR

97.

Unless the Directors otherwise prescribe by Unanimous Director Approval, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

AMENDMENT OF MEMORANDUM AND ARTICLES

98.

Subject to and insofar as permitted by the provisions of the Law and the Deal Documents, the Company may from time to time by Unanimous Director Approval and a Special Resolution alter or amend its Memorandum of Association or these Articles in whole or in part; provided, however that no such amendment shall affect the rights attaching to any class of Shares without the consent or sanction of a Unanimous Director Approval. The Memorandum of Association and the Articles may be amended after the Final Payment Date by Special Resolution alone.

99.

In the event of an inconsistency between the terms of the Deal Documents and the Articles of Association, the terms of the Deal Documents shall prevail (in so far as is permissible under the Law) and the Members agree to exercise their rights to vote in favour of a Special Resolution to amend these Articles in order to remedy any such inconsistency.

INDEPENDENT DIRECTOR APPROVAL

100.	Notwithstanding anything herein to the contrary, the Company shall not, without Unanimous Director Consent:

100.1	have any business, Assets or Liabilities other than as expressly specified in the Framework Agreement and the Transaction Documents;

100.2

create, issue, incur, assume, become liable in respect of or suffer to exist any Liabilities except Liabilities pursuant to the Transaction Documents or Liabilities owed to an Affiliate of the Company and incurred by the Company for the sole purpose of prepayment or repayment of the IPCo Promissory Note in accordance with the terms thereof, provided that if the IPCo Promissory Note is not prepaid or repaid in full, such Indebtedness shall be subordinated to the Indebtedness under the IPCo Promissory Note on subordination terms and conditions subject to prior approval by the Independent Directors;

100.3

create, incur, assume or suffer to exist any Lien upon any of its assets other than (A) the Legal Mortgage of Alibaba Shares, (B) the IPCo Asset Charge and (C) inchoate Liens imposed by Law incurred in the ordinary course of business (on assets other than the Alibaba Shares) not yet due and payable and which do not relate to Indebtedness;

100.4	Transfer any of its Assets, directly or indirectly,

100.5	declare or make or resolve to declare or make any Distributions, either directly or indirectly, other than payments to Alibaba under the IPCo Promissory Note;

100.6

make any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution to, or purchase any capital stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person except marketable securities, short-term instruments and other cash equivalents and Indebtedness issued or guaranteed by the United States or the PRC;

100.7

other than entering into the Transaction Documents, enter into, engage in, or undertake any activity, business or transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Person other than as expressly permitted by the Transaction Documents;

100.8	enter into any transaction with an Affiliate other than the Transaction Documents;

100.9	employ, directly or indirectly, any Person;

100.10	amend or modify its organizational documents, including its Memorandum of Association or Articles of Association or other organizational documents;

100.11	materially change, amend or modify the scope of the Company’s operations, business or powers;

100.12

enter into any transaction or series of related transactions involving the disposition, sale or other transfer of the assets (including securities of subsidiaries) or properties of the Company or any of its subsidiaries;

100.13	issue any Shares;

100.14	increase or decrease the number of Directors;

100.15

pursuant to or within the meaning of any law relating to insolvency or relief of debtors, (1) commence a voluntary case or proceeding; (2) consent to the entry of an order for relief against it in an involuntary case; (3) consent to the appointment of a trustee, receiver, assignee, liquidator, or similar official; (4) make an assignment for the benefit of its creditors; or (5) admit in writing its inability to pay its debts as they become due; or

100.16	declare or pay any dividend or make any distribution on or with respect to any Shares.

provided, that, this Article 100 shall not prohibit or otherwise restrict the Company from maintaining its existence or performing its obligations under the Transaction Documents.

Exhibit G

FORM OF ALIBABA BOARD RESOLUTIONS

APPROVAL OF ALIBABA INDEPENDENT ACTIONS BY INDEPENDENT

DIRECTORS UNDER SECTION 7.11 OF THE FRAMEWORK AGREEMENT

(a)

THAT “Alibaba Independent Actions” means: (1) under the Framework Agreement and under each other Transaction Document (other than the Commercial Agreement, the Intellectual Property License and Software Technology Services Agreement and the Shared Services Agreement), all actions, consents, determinations, decisions, directions, approvals, enforcement of rights, authorizations, registrations, declarations and filings to be taken or made by the Company, or that are specified to be made or approved by the Independent Directors, and (2) under the Commercial Agreement, the Intellectual Property License and Software Technology Services Agreement and the Shared Services Agreement, all actions, consents, determinations, decisions, directions, approvals, enforcement of rights, authorizations, registrations, declarations and filings specified in such agreements to be taken by, or with the unanimous approval of, the Independent Directors.

(b)

THAT for so long as the Framework Agreement or any of the other Transaction Documents remain in effect, all Alibaba Independent Actions shall be taken or made solely by the unanimous decision of the Independent Directors.

(c)

THAT all Alibaba Independent Actions shall be determined by the Independent Directors either at a meeting (a “Transaction Meeting”) or, solely in accordance with the last three sentences of resolution (d), by written consent, in each case in accordance with the procedures set forth in these resolutions.

(d)

THAT a Transaction Meeting may be called by any Independent Director or any of the Directors by giving written notice (a “Meeting Notice”) to each Independent Director and each of the Directors, all of whom shall be invited to participate in such Transaction Meeting. The Meeting Notice shall specify the date of the meeting, which date shall not be earlier than three (3) Business Days after the date of the Meeting Notice, the time of the meeting, and the place of the meeting. The Meeting Notice shall also specify the purpose of such Transaction Meeting and the proposed Alibaba Independent Action(s) to be determined and enclose any relevant written materials. The Transaction Meeting shall be held on the date and at such time and place as specified in the Meeting Notice; provided that the meeting may be delayed to an alternate date and time and place if requested by any Director so long as the Independent Directors and other Directors are able to mutually agree on an alternate date and time and place for the Transaction Meeting which is no later than ten (10) Business Days following the date of Transaction Meeting set forth in the Meeting Notice. If a Transaction Meeting is not held within ten (10) Business Days of the date specified in the Meeting Notice due to the action or inaction by any of the Directors (other than an Independent Director), then the Independent Directors or sole Independent Director, as applicable, may act by unanimous written consent without a

Transaction Meeting with respect to the Alibaba Independent Action(s) set forth in the Meeting Notice. Notwithstanding anything herein to the contrary, the Independent Directors may act by unanimous written consent without a Transaction Meeting if, in the Independent Directors’ judgment, immediate action is required under the circumstances in order to avoid material harm or loss to the Company, provided that prior to taking such action by unanimous written consent, the Independent Directors advise the Directors of such Alibaba Independent Action(s) and the rationale for taking such Alibaba Independent Action(s) without a Transaction Meeting. Prior to any action by written consent, the Independent Directors shall make reasonable efforts to discuss the matter to be acted upon with any Director who makes themselves available for such discussion in a timely manner under the circumstances.

(e)

THAT all Meeting Notices shall be deemed to have been received (i) if by personal delivery, on the day delivered, (ii) if by courier services or overnight mail or delivery, on the day delivered, and (iii) if by facsimile or electronic mail, on the day on which such facsimile or electronic mail was received, provided that it is followed immediately by confirmation by personal delivery, courier service or overnight mail.

(f)

THAT all Meeting Notices shall be delivered to the addresses set forth in Section 10.01 of the Framework Agreement, and such addresses may be updated with the secretary of the Company from time to time by the Independent Directors and the Directors. A Meeting Notice need not be given to any Independent Director or any Director who signs a waiver of such Meeting Notice or a consent to holding the Transaction Meeting, whether before or after the Transaction Meeting, or who attends (by whatever permitted means) the Transaction Meeting without protesting, prior to its commencement, the validity of the Meeting Notice to such Independent Director or such Director.

(g)

THAT an Independent Director or other Director may participate in any Transaction Meeting by means of telephone, video conference or similar communication equipment by way of which all persons participating in such Transaction Meeting can hear each other and such participation shall be deemed to constitute presence in person at the Transaction Meeting.

(h)

THAT the unanimous decision of the Independent Directors or sole Independent Director, as applicable, taken at a duly called Transaction Meeting or, solely in accordance with the last three sentences of resolution (d), by the unanimous written consent of such Independent Directors or sole Independent Director, as applicable, shall be binding on the Company, the other Parties (as defined in the Framework Agreement) or any third-party with respect to such Alibaba Independent Action(s). The Company shall promptly implement the decision of the Independent Directors (acting unanimously) or sole Independent Director, as applicable, with respect to any Alibaba Independent Action. Any purported Alibaba Independent Action taken by the Company (including by the Directors or management) other than as described in these resolutions shall be invalid, null and void and of no effect whatsoever.

(i)

THAT for the avoidance of doubt, these resolutions and the resolution referred to in Exhibit G of the Framework Agreement shall have no effect on any actions of the Company or the Directors other than with respect to the Alibaba Independent Actions.

(j)

THAT for so long as the Framework Agreement or any of the other Transaction Documents remain in effect, resolutions (a) through (j) above shall not be revoked, rescinded, varied or amended without the unanimous consent of the Independent Directors or sole Independent Director, as applicable, and the Directors.

Exhibit H

上海 Shanghai·北京 Beijing·深圳 Shenzhen

http://www.fangdalaw.com

中国上海市南京西路1515号	电子邮件	E-mail:	email@fangdalaw.com
嘉里中心20楼	电 话	Tel.:	86-21-2208-1166
邮政编码：200040	传 真	Fax:	86-21-5298-5577
	文 号	Ref.:	11CF0165

20/F, Kerry Center 1515 Nanjing West Road Shanghai 200040, PRC

Agreed Form: July 29, 2011

Alibaba Group Holding Limited

Yahoo! Inc.

SOFTBANK CORP.

[Date], 2011

Dear Sirs:

Re: Enforceability of Transaction Documents

We are lawyers qualified in the People’s Republic of China (the “PRC”, which, for the purpose of this opinion, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and are qualified to issue an opinion on PRC Laws (as defined below).

We have been requested by浙江阿里巴巴电子商务有限公司(Zhejiang Alibaba E-Commerce Co., Ltd.) ( “Holdco”) to give this opinion pursuant to Section 8.03(g) of the Framework Agreement entered into by Alibaba Group Holding Limited (“Alibaba”), Yahoo! Inc. (“Yahoo!”), SOFTBANK CORP. (“Softbank”), Holdco, 支付宝（中国）网络技术有限公司(Alipay.com Co., Ltd.) (“Opco”), Jack Ma Yun (“JMY”), (JMY together with Holdco and Opco are collectively referred to as “PRC Parties”) and the other parties on July 29, 2011 (“Framework Agreement”). Capitalized terms used and not defined herein shall, unless otherwise provided herein, have the meanings ascribed to them under the Framework Agreement.

In order to render this opinion, we have examined copies of the contracts and agreements set out in the Schedule I hereto (collectively, the “Transaction Documents”), certificates issued by the officer of Holdco and other documents we considered appropriate (collectively, the “Documents”).

In our examination of these Documents, we have assumed, with your consent, that (a) all Documents submitted to us as copies conform to their originals and all Documents submitted to us as originals are authentic; (b) all signatures, seals and chops on such Documents are genuine; (c) other than the PRC Parties, all parties have the requisite power and authority to enter into the Documents and each of the Documents has been duly authorized, executed, and delivered by the relevant parties; (d) all factual information stated or given in such Documents is true and correct; (e) each of the Documents provided to us has not been revoked, amended, varied or supplemented in any manner; and (f) in response to our due diligence inquiries, requests and investigations for the purpose of this opinion, all the factual information and materials provided to us by Holdco or its Affiliates are true, accurate, complete and not misleading, and that Holdco has not withheld anything that, if disclosed to us, would reasonably cause us to alter this opinion in whole or in part.

Based on the foregoing and subject to the limitations and qualifications below, we are of the opinion that:

1.        Each of the PRC Parties has all necessary power and authority to enter into each of the Transaction Documents to which it/he is a party, to carry out its/his obligations thereunder and to consummate the transactions contemplated thereby. Each of the Transaction Documents has been duly executed and delivered by each of the PRC Parties, where appropriate, constitutes a legal, valid and binding obligation of each PRC Party, enforceable against such PRC Party in accordance with their respective terms. Other than the approvals, filings and registrations set forth in Schedule II hereto (the absence of which shall not affect the validity of the Transaction Documents), the entering into, delivery and performance of the Transactions Documents by each of the PRC Parties, where appropriate, are not subject to any other government approvals, filings and registrations under the PRC Laws.

2.        The execution, delivery and due performance of the Transaction Documents by each of the PRC Parties and the consummation of the transactions contemplated thereby will not (i) contravene any provision of PRC Laws, or (ii) result in any violation of the business license and the articles of association of the Holdco and Opco.

3.        The choice of New York law as the governing law of the Transaction Documents, excluding the Real Estate and Equity Option Agreement, and the choice of PRC law as the governing law of the Real Estate and Equity Option Agreement, are valid choices of law under the laws of the PRC respectively and the courts of the PRC will honor such choice of law. The arbitration clauses in each of the Transaction Documents are valid, binding and enforceable. Any arbitration award granted by the relevant arbitration tribunal based upon the relevant Transaction Documents would be

2

declared enforceable against the relevant PRC Parties by the courts of the PRC, subject to compliance of the relevant civil procedure requirements under PRC Laws.

This opinion is subject to the following qualifications:

(a)        This opinion is, in so far as it relates to the enforceability of a contract, subject to (A) any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally, (B) possible judicial or administrative actions or any PRC Laws affecting creditors’ rights, and (C) judicial discretion with respect to the availability of indemnifications, remedies or defenses, the calculation of damages, the entitlement to attorneys fees and other costs, the waiver of immunity from jurisdiction of any court or from legal process.

(b)        The indemnification obligations of Holdco under Section 12 of the Commercial Agreement and Section 8 of the Intellectual Property License and Software Technology Services Agreement, if involving any payment obligations to an offshore indemnified person, may be deemed as a foreign guarantee under the PRC Laws. Therefore, the effectiveness of such indemnification provisions may be subject to the approval by the State Administration of Foreign Exchange (“SAFE”).

(c)        This opinion relates only to PRC Laws and we express no opinion as to any laws other than PRC Laws. As used herein, “PRC Laws” means all laws, statutes, regulations, orders, decrees, notices, circulars, judicial interpretations and other legislations of the PRC effective and available to the public as of the date hereof and there is no guarantee that any of such PRC Laws will not be changed, amended or revoked in the immediate future or in the longer term with or without retroactive effect. We do not, and do not purport to, opine on the interpretation or application of any accounting principles.

This opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be looked at as a whole and no part should be extracted and referred to independently.

This opinion is solely for the benefit of the persons to whom it is addressed, for the purpose of the transactions contemplated under the Transaction Documents. It may not be relied upon by anyone else or used for any other purpose, in each instance, without our prior written consent.

Yours sincerely,

Fangda Partners

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Schedule I

Transaction Documents

(1)	Framework Agreement dated as of July 29, 2011 among [Alibaba], [Softbank], [Yahoo!], [OpCo], APN Ltd. (“IPCo”), Holdco, [JMY], [JT] and the Joinder Parties.

(2)	IPCo Promissory Note dated as of [ ], 2011 [issued by IPCo to Alibaba].

(3)	Legal Mortgage of Alibaba Shares dated as of [ ], 2011 among [Alibaba and IPCo]

(4)	Legal Mortgage of IPCo Shares dated as of [ ], 2011 among [Alibaba, JMY and JT].

(5)	IPCo Asset Charge dated as of [ ], 2011 among [Alibaba and IPCo].

(6)	Commercial Agreement dated as of July 29, 2011 among Alibaba and OpCo and their respective subsidiaries.

(7)	Intellectual Property License and Software Technology Services Agreement dated as of July 29, 2011 among Alibaba and its subsidiaries and OpCo.

(8)	Shared Services Agreement dated as of July 29, 2011 between Alibaba and OpCo.

(9)	Real Estate and Equity Option Agreement dated as of July 29, 2011 between Alibaba and Holdco.

(10)	Release Agreement dated as of July [ ], 2011 among Alibaba, Yahoo! and Softbank.

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Schedule II

Required Approvals, Filings and Registrations

(1)	Filings and registration with the relevant intellectual property authorities with respect to the licenses of registrable intellectual property rights, including the filing of the trademark licenses with the Trademark Office of the State Administration for Industry & Commerce of the PRC, the patent licenses with the State Intellectual Property Office of the PRC and the copyright licenses with the Copyright Protection Center of PRC;

(2)	Registration of the relevant agreements which involve technology imports with MOFCOM;

(3)	Registration with SAFE with respect to the transfer of certain number of Alibaba shares by [JMY] to [IPCo] pursuant to the Circular Concerning Certain Foreign Exchange Administrative Issues Related to Offshore Special Purpose Vehicles Established by PRC Nationals and Round Trip Investment (“SAFE Circular 75”);

(4)	Registration with SAFE by [JMY] with respect to his investments in [IPCo] pursuant to the Administration Rules on Individuals’ Foreign Exchange and SAFE Circular 75;

(5)	Approval by National Development and Reform Commission or its competent local counterpart with respect to [JMY]’s investment in [IPCo].;

(6)	Registration with SAFE with respect to the Legal Mortgage of [IPCo] Shares, the Legal Mortgage of [Alibaba] Shares, and the [IPCo] Assets Charge pursuant to the Administration Rules on Individuals’ Foreign Exchange and SAFE Circular 75;

(7)	Any tax filings with the relevant PRC tax authorities in connection with the transactions contemplated under the Transaction Documents;

(8)	Any value-added telecom service operating permits required to perform certain contractual obligations under the Commercial Agreement and the Shared Services Agreement; and

(9)

Approvals, filings and registrations under the PRC Laws in connection with transfer of equity interest in the companies incorporated in the PRC, transfer of intellectual property rights registered with the PRC government agencies, transfer of the title of real estate, lease of real estate, any payment by a PRC Party to a non-PRC entities in foreign exchange, perfection of security interest, as contemplated under the Transaction Documents (excluding the agreements

5

under items (2), (3) and (10) in Schedule I).

6

Exhibit I

Our ref RDS\666278\4649393v6	Subject to review and amendment

[to the Company] [to the Addressees named in the Schedule]

[date]

Dear Sirs

APN Ltd.

We have acted as counsel as to Cayman Islands law to APN Ltd. (the “Company”) in connection with certain transactions pursuant to the Framework Agreement dated July 29, 2011 between, amongst others, the Company, Alibaba Group Holding Limited (“Alibaba”), SOFTBANK CORP. (“Softbank”), Yahoo! Inc. (“Yahoo!”), 支付宝（中国）网络技术有限公司(Alipay.com Co., Ltd.) (“OpCo”), 浙江阿里巴巴电子商务有限公司(Zhejiang Alibaba E-Commerce Co., Ltd.) (“HoldCo”), Jack Ma Yun (“JMY”) and Joseph Chung Tsai (“JT”) (the “Framework Agreement”).

1	Documents Reviewed

We have reviewed originals, copies of originals, or conformed copies of the following documents:

1.1	The Certificate of Incorporation dated 28 June 2011 and the Amended and Restated Memorandum and Articles of Association of the Company as adopted by special resolution on [—] 2011.

1.2	The written resolutions of the Board of Directors of the Company dated [—] 2011 (the “Board Resolutions”).

1.3	The written resolutions of the members of the Company dated [—] 2011 (the “Shareholder Resolutions”).

1.4	The Register of Members of the Company dated [—] 2011 certified by [the share registrar of the Company] (the “Company Register of Members”).

1.5	The Register of Members of [Alibaba] dated [—] 2011 certified by [the share registrar of Alibaba] (the “[Alibaba] Register of Members”).

1.6	The Amended and Restated and Memorandum and Articles of Association of [Alibaba] as adopted by special resolution passed on 5 November 2007 on effective on 6 November 2007 (the “Alibaba M&A”).

1.7	A Certificate of Good Standing issued by the Registrar of Companies (the “Certificate of Good Standing”).

1.8	A certificate from a Director of the Company a copy of which is annexed hereto (the “Director’s Certificate”).

1.9	The Framework Agreement.

1.10	The promissory note dated [—] 2011 made by the Company in favour of [Alibaba] (the “IPCo Promissory Note”).

1.11	The fixed and floating charge dated [—] 2011 granted by the Company in favour of [Mortgagee] (the “IPCo Asset Charge”).

1.12	The legal mortgage dated [—] 2011 granted by the Company over certain of its shares of [Alibaba] in favour of [Mortgagee] (the “Legal Mortgage Alibaba Shares”).

1.13

The legal mortgage dated [—] 2011 granted by [JMY] and [JT] (each a “Grantor” and collectively the “Grantors”) over their shares of the Company in favour of [Mortgagee] (the “Legal Mortgage of IPCo Shares”).

The documents referred to in paragraphs 1.9 to 1.12 above are collectively referred to as the “Transaction Documents”. The documents referred to in paragraphs 1.9 to 1.13 above are collectively referred to as the “Opinion Documents”.

2	Assumptions

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion. In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the Director’s Certificate, the Company Register of Members, the Alibaba Register of Members, the Alibaba M&A and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2

2.1

The Opinion Documents have been or will be authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

2.2

The Opinion Documents are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under all relevant laws (other than, with respect to the Company, [JMY] and [JT], the laws of the Cayman Islands).

2.3

The choice of Cayman Islands law as the governing law of the IPCo Promissory Note, the IPCo Asset Charge, the IPCo Legal Mortgage and the Legal Mortgage of IPCo Shares and the choice of the laws of New York as the governing law of the Framework Agreement have been made in good faith.

2.4

Copy documents or conformed copies of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate.

2.5	All signatures, initials and seals are genuine.

2.6

The power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws of the Cayman Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under the Transaction Documents.

2.7

Under all relevant laws (other than the laws of the Cayman Islands), including without prejudice to the generality of the foregoing, the governing law and the law of situs of the property subject to the security interests created pursuant to the IPCo Asset Charge (the “Secured IPCo Property”) the IPCo Asset Charge creates a valid fixed and floating charge over the Secured IPCo Property and any further steps required as a matter of all relevant laws (other than the laws of the Cayman Islands) to perfect such floating charge have been taken.

2.8

Immediately prior to the creation of the IPCo Legal Mortgage, the Company was the beneficial owner of the shares which are the subject of the security interest created by the IPCo Legal Mortgage (the “Secured Alibaba Shares”), and no encumbrances or equities exist in respect of the Secured Alibaba Shares (other than arising by virtue of the laws of the Cayman Islands) and that there is no contractual or other prohibition (other than one arising by virtue of the laws of the Cayman Islands) binding upon the Company preventing the Company from creating the security interest over the Secured Alibaba Shares pursuant to the IPCo Legal Mortgage.

2.9	Alibaba has not received a stop notice under Order 50 r.11 of the Grand Court Rules of the Cayman Islands in respect of the Secured Alibaba Shares.

2.10

Immediately prior to the creation of the Legal Mortgage of IPCo Shares, each of the Grantors was the beneficial owner of the shares which are the subject of the security interest created by the Legal Mortgage of IPCo Shares (the “Secured IPCo Shares”), and no encumbrances or equities exist in respect of the Secured IPCo Shares (other than arising by virtue of the laws of the

3

Cayman Islands) and that there is no contractual or other prohibition (other than arising by virtue of the laws of the Cayman Islands) binding upon either of the Grantors preventing them from creating the security interest over the Secured IPCo Shares pursuant to the Legal Mortgage of IPCo Shares.

2.11

The Secured IPCo Shares have been fully paid and are not subject to any liens or rights of forfeiture under the relevant articles of association and the Company has not received a stop notice under Order 50 r.11 of the Grand Court Rules of the Cayman Islands in respect of the Secured IPCo Shares.

2.12

We have been provided with complete and accurate copies of all minutes of meetings or written resolutions or consents of the shareholders and directors (or any committee thereof) of the Company (which were duly convened, passed and/or (as the case may be) signed and delivered in accordance with the Articles of Association of the Company) and the Certificate of Incorporation, Memorandum and Articles of Association (as adopted on incorporation and as subsequently amended) and statutory registers of the Company.

2.13

Payment obligations of the Company under the Framework Agreement are unsubordinated and undeferred as a contractual matter under the governing law of the Framework Agreement and the parties to the Framework Agreement do not subsequently agree to subordinate or defer their claims.

2.14	The [Alibaba] M&A as adopted by special resolution passed on 5 November 2007 on effective on 6 November 2007 remain in full force and effect and are unamended.

2.15	There is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions hereinafter appearing.

3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

3.2	The Company has full power and authority under its Memorandum and Articles of Association to enter into, execute and perform its obligations under the Transaction Documents.

3.3

The execution and delivery of the Transaction Documents and the performance by the Company of its obligations thereunder do not conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles of Association of the Company, the Alibaba M&A or any law, public rule or regulation applicable to the Company in the Cayman Islands currently in force.

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3.4

The execution, delivery and performance of the Transaction Documents have been authorised by and on behalf of the Company and, assuming the Transaction Documents have been unconditionally delivered the Company, the Transaction Documents have been duly executed and will when delivered on behalf of the Company constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.

3.5

Each of the Opinion Documents to which [JMY] and [JT] is a party constitutes the legal, valid and binding obligations of [JMY] and [JT] (as the case may be), enforceable against [JMY] and [JT] in accordance with its terms under the laws of the Cayman Islands. The execution and delivery of the Legal Mortgage of IPCo Shares and the performance by [JMY] and [JT] of their respective obligations thereunder do not conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles of Association of the Company or any law, public rule or regulation applicable to [JMY] and [JT] in the Cayman Islands currently in force.

3.6

No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

(a)	the creation, execution or delivery of the Opinion Documents by the Company, [JMY] and [JT];

(b)	subject to the payment of the appropriate stamp duty, enforcement of the Opinion Documents against the Company, [JMY] and [JT]; or

(c)	the performance by the Company, [JMY] and [JT] of their respective obligations under any of the Opinion Documents.

3.7

No taxes, fees or charges (other than stamp duty which may be payable if the original Opinion Documents are brought to or executed in the Cayman Islands) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

(a)	the execution or delivery of the Opinion Documents;

(b)	the enforcement of the Opinion Documents; or

(c)	payments made under, or pursuant to, the Opinion Documents.

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

3.8

The courts of the Cayman Islands will observe and give effect to the choice of Cayman Islands law as the governing law of the IPCo Promissory Note, the IPCo Asset Charge, the IPCo Legal Mortgage and the Legal Mortgage of IPCo Shares and the choice of the laws of New York as the governing law of the Framework Agreement.

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3.9

Based solely on our search of the Register of Writs and Other Originating Process (the “Court Register”) maintained by the Clerk of the Court of the Grand Court of the Cayman Islands from the date of incorporation of the Company to [—] 2011 (the “Litigation Search”), the Court Register disclosed no writ, originating summons, originating motion, petition, counterclaim nor third party notice (“Originating Process”) nor any amended Originating Process pending before the Grand Court of the Cayman Islands, in which the Company, [HoldCo], [JMY] or [JT] is a defendant or respondent.

3.10

The courts of the Cayman Islands will recognise and enforce arbitral awards made pursuant to an arbitration agreement in a jurisdiction which is a party to the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the “New York Convention”). Singapore and the Cayman Islands are parties to the New York Convention with the result that an arbitral award made in Singapore pursuant to the Opinion Documents will be recognised and enforced in the Cayman Islands unless the party against whom enforcement is sought can establish one of the defences set out in section 7 of the Foreign Arbitral Awards Enforcement Law (1997 Revision) of the Cayman Islands.

3.11

It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Opinion Documents that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

3.12	The IPCo Asset Charge creates a valid fixed and floating charge over the Secured IPCo Property and no further steps are required as a matter of Cayman Islands law to perfect such security interest.

3.13	The IPCo Legal Mortgage creates a valid legal mortgage over the Secured Alibaba Shares. In relation to the IPCo Legal Mortgage:

(a)	no steps are required as a matter of Cayman Islands law to perfect such security interest or to regulate its ranking in point of priority; and

(b)

the legal mortgage created by the IPCo Legal Mortgage will have priority over any claims by third parties (other than those preferred by Cayman Islands law), including any liquidator or a creditor of the Company, subject in the case of a winding up of the Company in a jurisdiction other than the Cayman islands to any provisions of the laws of that jurisdiction as to priority of claims in a winding up.

3.14	The Legal Mortgage of IPCo Shares creates a valid legal mortgage over the Secured IPCo Shares. In relation to the Legal Mortgage of IPCo Shares:

(a)	no steps are required as a matter of Cayman Islands law to perfect such security interest or to regulate its ranking in point of priority; and

(b)

subject to the insolvency laws applicable to the Grantors, the security interest created by the Legal Mortgage of IPCo Shares will have priority over any claims by third parties (other than those preferred by Cayman Islands law).

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3.15	Based solely on the Director’s Certificate and our review of the Register of Members of the Company, the Secured IPCo Shares have been validly issued as fully paid and non-assessable.

3.16

The obligations of the Company under the Transaction Documents rank and will rank at least pari passu with all its other present and future unsecured obligations (other than those preferred by Cayman Islands law).

3.17

There is no exchange control legislation under Cayman Islands law and accordingly there are no exchange control regulations imposed under Cayman Islands law. The transactions contemplated by the Opinion Documents are not subject to any currency deposit or reserve requirements in the Cayman Islands.

3.18

None of the parties to the Opinion Documents (other than the Company and [Alibaba]) is or will be treated as resident, domiciled or carrying on or transacting business in the Cayman Islands solely by reason of the negotiation, preparation or execution of the Opinion Documents.

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1

The term “enforceable” as used above means that the obligations assumed by the Company under the Transaction Documents, or by [JMY] and [JT] under the Opinion Documents to which they are a party, are of a type which the courts of the Cayman Islands will enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(a)

enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

(b)

enforcement may be limited by general principles of equity. For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

(c)	some claims may become barred under the statutes of limitation or may be or become subject to defences of set off, counterclaim, estoppel and similar defences;

(d)

where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

(e)

the courts of the Cayman Islands have jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments will vary according to the currency of the judgment. If the Company becomes insolvent and is made subject to a liquidation proceeding, the courts of the Cayman Islands will require all debts to be proved in a common currency, which is likely to be the “functional currency” of

7

the Company determined in accordance with applicable accounting principles. Currency indemnity provisions have not been tested, so far as we are aware, in the courts of the Cayman Islands;

(f)	arrangements that constitute penalties will not be enforceable;

(g)

the courts of the Cayman Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Opinion Documents in matters where they determine that such proceedings may be tried in a more appropriate forum;

(h)

we reserve our opinion as to the enforceability of the relevant provisions of the Opinion Documents to the extent that they purport to grant exclusive jurisdiction to the courts of a particular jurisdiction as there may be circumstances in which the courts of the Cayman Islands would accept jurisdiction notwithstanding such provisions; and

(i)

a company cannot, by agreement or in its articles of association, restrict the exercise of a statutory power and there exists doubt as to enforceability of any provision in the Opinion Documents whereby the Company covenants not to exercise powers specifically given to its shareholders by the Companies Law (2010 Revision) of the Cayman Islands, including, without limitation, the power to increase its authorised share capital, amend its memorandum and articles of association, or present a petition to a Cayman Islands court for an order to wind up the Company.

4.2	Applicable court fees will be payable in respect of the enforcement of the Opinion Documents.

4.3	Cayman Islands stamp duty may be payable if the original Opinion Documents are brought to or executed in the Cayman Islands.

4.4	To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies.

4.5

The Company must make an entry in its Register of Mortgages and Charges in respect of all mortgages and charges created by the Company under the Opinion Documents in order to comply with section 54 of the Companies Law (2010 Revision) of the Cayman Islands; failure by the Company to comply with this requirement does not operate to invalidate any mortgage or charge though it may be in the interests of the secured parties that the Company should comply with the statutory requirements.

4.6

The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the Cayman Islands and/or restrictive measures adopted by the European Union Council for Common Foreign and Security Policy extended to the Cayman Islands by the Order of Her Majesty in Council.

4.7	A certificate, determination, calculation or designation of any party to the Opinion Documents as to any matter provided therein might be held by a Cayman Islands court not to be conclusive final

8

and binding if, for example, it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error.

4.8

The Litigation Search of the Court Register would not reveal, amongst other things, an Originating Process filed with the Grand Court which, pursuant to the Grand Court Rules or best practice of the Clerk of the Courts’ office, should have been entered in the Court Register but was not in fact entered in the Court Register (properly or at all).

4.9

In principle the courts of the Cayman Islands will award costs and disbursements in litigation in accordance with the relevant contractual provisions but there remains some uncertainty as to the way in which the rules of the Grand Court will be applied in practice. Whilst it is clear that costs incurred prior to judgment can be recovered in accordance with the contract, it is likely that post-judgment costs (to the extent recoverable at all) will be subject to taxation in accordance with Grand Court Rules Order 62.

4.10

Following the English decision in MacMillan Inc. V Bishopsgate Trust (No. 3) [1995] 1 W.L.R. 978, which would be persuasive although not technically binding in the courts of the Cayman Islands, it is not necessarily the case that, as a matter of Cayman Islands conflict of law rules, priorities of competing interests in shares in a Cayman Islands company will be determined according to the jurisdiction of incorporation of such company, for example, when the register of members is maintained in another jurisdiction.

4.11

All transfers of shares and any alteration in the status of the members of a company that take place after the commencement of the winding up of the company are void unless, in the case of a transfer of shares in a voluntary winding up, the transfer is made to or with the sanction of the liquidator or, in the case of a winding up by, or under the supervision of, the Court, the Court consents.

4.12

The articles of association of [Alibaba] contain restrictions on the transferability of its shares which may affect the ability of [Mortgagee] to realise its security by, for example, selling the Secured Alibaba Shares.

4.13

The articles of association of the Company contain restrictions on the transferability of its shares which may affect the ability of [Mortgagee] to realise its security by, for example, selling the Secured IPCo Shares.

4.14

The courts of the Cayman Islands would not recognise or enforce foreclosure (meaning the assumption by the mortgagee of beneficial ownership of the Secured Alibaba Shares or the Secured IPCo Shares and the extinction of the mortgagor’s equity of redemption therein) against the Secured Alibaba Shares or the Secured IPCo Shares pursuant to any provision in the IPCo Legal Mortgage or the Legal Mortgage of IPCo Shares in the absence of foreclosure proceedings against the relevant mortgagor in the courts of the Cayman Islands, or a judgment in respect of foreclosure proceedings against the mortgagor in the courts of another jurisdiction which the courts of the Cayman Islands are prepared to enforce in accordance with the usual principles applicable to the enforcement of foreign judgments in the Cayman Islands. Without limiting the foregoing, we give no opinion as to the enforceability of section [7.1.4] of the IPCo Legal

9

Mortgage, section [7.1.4] of the Legal Mortgage of IPCo Shares or section [7.1(c)] of the IPCo Asset Charge.

4.15

The interest of the secured party created pursuant to the IPCo Asset Charge, to the extent that it constitutes a floating charge, will rank after (i) any prior legal or perfected equitable interest in the Secured IPCo Property and (ii) any later legal interest in the Secured IPCo Property created in favour of a bona fide purchaser or mortgagee for value without notice of the security interest created pursuant to the IPCo Asset Charge.

4.16	Preferred creditors under the Companies Law (2010 Revision) will rank ahead of unsecured creditors and secured creditors where the secured creditors’ security is in the nature of a floating charge.

4.17

Preferred creditors under Cayman Islands law will rank ahead of unsecured creditors of the Company. Furthermore, all costs, charges and expenses properly incurred in the voluntary winding up of a company, including the remuneration of the liquidators, are payable out of the assets of the company in priority to all other unsecured claims.

4.18	On a winding up of the Company:

(a)

claims by employees working in the Cayman Islands in respect of severance pay (subject to a maximum of 12 weeks final basic wage) are paid in priority to all other debts whether unsecured or secured (and whether that security is fixed or floating);

(b)	the following debts are paid in priority to all unsecured debts or debts secured by a floating charge:

(i)

any sum due by the Company to an employee, whether employed in the Cayman Islands or elsewhere in respect of salaries, wages and gratuities accrued during the four months immediately preceding the liquidation;

(ii)	any sum due and payable by the Company on behalf of an employee in respect of medical health insurance or pension fund contributions;

(iii)	any sum due in respect of severance pay and earned vacation leave where the employee’s contract has been terminated as a result of the winding up;

(iv)	any compensation payable to a workman in respect of injuries incurred at work pursuant to the Workmen’s Compensation Law (1996 Revision); and

(v)

certain taxes due to the Cayman Islands Government comprising customs duties, stamp duty, licence fees, sums payable under the Companies Law (2010 Revision) such as annual return fees, sums payable under the Tourist Accommodation (Taxation) Law (2003 Revision).

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4.19

We reserve our opinion as to the extent to which the courts of the Cayman Islands would, in the event of any relevant illegality, sever the offending provisions and enforce the remainder of the transaction of which such provisions form a part, notwithstanding any express provisions in this regard.

4.20	We make no comment with regard to the references to foreign statutes in the Opinion Documents.

We express no view as to the commercial terms of the Opinion Documents or whether such terms represent the intentions of the parties and make no comment with regard to the representations that may be made by the Company.

This opinion is addressed to and is for the benefit solely of the addressees and may not be relied upon by, or disclosed to, any other person without our prior written consent. This opinion may, however, be disclosed by the addressees hereof to the extent required by law, regulation or any governmental or competent authority or to its legal or other professional advisers, provided that no such party to whom this opinion is disclosed may rely on this opinion without our express written consent.

Yours faithfully

Maples and Calder

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Schedule – Addressees

1	[Alibaba]

2	[Softbank]

3	[Yahoo!]

4	[Collateral Agent]

APN Ltd.

[address]

[date]

To:	Maples and Calder

53rd Floor, The Center

99 Queen’s Road Central

Hong Kong]

Dear Sirs

APN Ltd. (the “Company”)

I,                                         , being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1

The Memorandum and Articles of Association of the Company as adopted or registered on [—] 2011 remain in full force and effect and are unamended [save for the amendments made by special resolution passed on [—] 2011].

2	The Transaction Documents have been unconditionally delivered by a director of the Company pursuant to the Board Resolutions.

3	The Company has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges, or contemplated by the Transaction Documents.

4	The Board Resolutions were signed by all the directors in the manner prescribed in the Articles of Association of the Company.

5	The Shareholder Resolutions were signed by all the members of the Company in the manner prescribed in the Articles of Association of the Company.

6	The issued share capital of the Company is [—] ordinary shares of a par value of [—] each, all of which have been issued and are fully paid up.

7

The shareholders of the Company have not restricted or limited the powers of the directors in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from entering into and performing its obligations under the Transaction Documents.

8	The Board Resolutions were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

9	The directors of the Company at the date of Board Resolutions and at the date hereof were and are as follows: [—].

10

Prior to, at the time of, and immediately following the execution of the Transaction Documents the Company was, or will be, able to pay its debts as they fell, or fall, due and has entered, or will enter, into the Transaction Documents for proper value and not with an intention to defraud or wilfully defeat an obligation owed to any creditor or with a view to giving a creditor a preference.

11

Each director considers the transactions contemplated by the Transaction Documents to be of commercial benefit to the Company and has acted bona fide in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

12

To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

13	The Company has no employees.

I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

Signature:
[Director]

2

Exhibit J

Zhejiang Alibaba E-Commerce Co., Ltd.

Company No. [          ]

(the “Company”)

FORM OF SOLVENCY CERTIFICATE

This solvency certificate is given under Section 8.03(i) of the Framework Agreement, dated as of July 29, 2011 (the “Framework Agreement”), by and among Alibaba Group Holding Limited, a company organized under the laws of the Cayman Islands (“Alibaba”), SOFTBANK CORP., a Japanese corporation and shareholder of Alibaba, Yahoo! Inc., a Delaware corporation and shareholder of Alibaba, Alipay.com Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China, APN Ltd., a company organized under the laws of the Cayman Islands, Zhejiang Alibaba E-Commerce Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China, the Joinder Parties, and solely with respect to the Sections referred to in Section 10.05 therein, Jack Ma Yun and Joseph Chung Tsai. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Framework Agreement.

The undersigned, being the Chief Financial Officer of the Company and the legal representative of the Company, hereby certify for and on behalf of the Company, that (a) I am familiar with the current financial condition of the Company and (b) I have knowledge of and have reviewed the Framework Agreement and the transactions contemplated thereunder (the “Transactions”).

Based on the foregoing and solely in my capacity as Chief Financial Officer of the Company, I certify on behalf of the Company that as of immediately prior to the Closing and as of immediately after the Closing (but in each case excluding any Liability for the Liquidity Event Payment, the Make-Whole Payment, the Impact Payment and the Increase Payment), (i) the property of the Company, at a present fair saleable valuation, exceeds the sum of its Liabilities (including the present value of contingent and unliquidated Liabilities), (ii) the present fair saleable value of the property of the Company exceeds the amount that will be required to pay the Company’s probable Liabilities as they become absolute and matured, (iii) the Company has adequate capital to carry on its business and (iv) the Company does not intend or believe it will incur Liabilities beyond its ability to pay such Liabilities as they mature. In computing the amount of contingent or unliquidated Liabilities at any time, such Liabilities will be computed at the amount which, in light of all the facts and circumstances known at such time, represents the amount that can reasonably be expected to become actual or matured Liabilities. I also make these certifications on behalf of the Company with respect to each of its Subsidiaries.

[Remainder of page intentionally blank]

Dated this      day of              2011

[name of officer]
[Chief Financial Officer]

[name of legal representative]
Legal Representative

Exhibit J

APN Ltd.

Company No. [          ]

(the “Company”)

FORM OF SOLVENCY CERTIFICATE

This solvency certificate is given under Section 8.03(i) of the Framework Agreement, dated as of July 29, 2011 (the “Framework Agreement”), by and among Alibaba Group Holding Limited, a company organized under the laws of the Cayman Islands (“Alibaba”), SOFTBANK CORP., a Japanese corporation and shareholder of Alibaba, Yahoo! Inc., a Delaware corporation and shareholder of Alibaba, Alipay.com Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China, APN Ltd., a company organized under the laws of the Cayman Islands, Zhejiang Alibaba E-Commerce Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China, the Joinder Parties, and solely with respect to the Sections referred to in Section 10.05 therein, Jack Ma Yun and Joseph Chung Tsai. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Framework Agreement.

The undersigned, being the Chief Financial Officer of the Company, hereby certify for and on behalf of the Company, that (a) I am familiar with the current financial condition of the Company and (b) I have knowledge of and have reviewed the Framework Agreement and the transactions contemplated thereunder (the “Transactions”).

Based on the foregoing and solely in my capacity as Chief Financial Officer of the Company , I certify on behalf of the Company that as of immediately prior to the Closing and as of immediately after the Closing (but in each case excluding any Liability for the Liquidity Event Payment, the Make-Whole Payment, the Impact Payment and the Increase Payment), (i) the property of the Company, at a present fair saleable valuation, exceeds the sum of its Liabilities (including the present value of contingent and unliquidated Liabilities), (ii) the present fair saleable value of the property of the Company exceeds the amount that will be required to pay the Company’s probable Liabilities as they become absolute and matured, (iii) the Company has adequate capital to carry on its business and (iv) the Company does not intend or believe it will incur Liabilities beyond its ability to pay such Liabilities as they mature. In computing the amount of contingent or unliquidated Liabilities at any time, such Liabilities will be computed at the amount which, in light of all the facts and circumstances known at such time, represents the amount that can reasonably be expected to become actual or matured Liabilities.

[Remainder of page intentionally blank]

Dated this day of 2011

[name of officer]
[Chief Financial Officer]

Schedule 1.01 - Framework Agreement - Management Group Schedule

Management Group includes members of senior management of Alibaba, its Subsidiaries, and/or members of senior management of Holdco or Opco, other than JMY. The following lists the Management Group members as of the date of the Framework Agreement. JMY may, in his sole discretion from time to time, add more individuals who are members of senior management of Alibaba, its Subsidiaries, and/or members of senior management of Holdco or Opco to the list of Management Group members, up to 100 natural Persons (or their Family Members or Estate Planning Vehicles, which shall be aggregated with their related natural Person for purposes of the 100-Person limit).

Chinese Name	English Name	Employee ID No.	Positions with Alibaba or Subsidiary*	Position with Opco*

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

* Positions within the company may change from time to time.

[***] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Schedule 2.01(a)

Alibaba Restructuring

Prior to the Closing, Alibaba will undertake, and cause its Subsidiaries to undertake, the internal restructuring steps set forth below:

1.	Transfer of call center of支付宝软件(上海)有限公司 (Alipay Software (Shanghai) Co., Ltd.) [Z52] in Chengdu

•

支付宝软件(上海)有限公司 (Alipay Software (Shanghai) Co., Ltd.) [Z52] will transfer to 支付宝(成都)信息技术有限公司(Alipay (Chengdu) Information Technology Co., Ltd.) [Z60] its right, title and interest in and to the assets and shall assume the liabilities related to specified call center operated by支付宝软件(上海)有限公司 (Alipay Software (Shanghai) Co., Ltd.) [Z52].

•

支付宝(成都)信息技术有(Alipay(Chengdu) Information Technology Co., Ltd.) [Z60] will pay consideration in cash equal to the book value for such assets less the book value of such liabilities to 支付宝软件(上海)有限公司 (Alipay Software (Shanghai) Co., Ltd.) [Z52].

2.	Transfer of Pre-Paid Card Merchant Acquisition Business in 浙江口碑网络技术有限公司(Zhejiang Koubei Network Technology Co., Ltd.) [Z57]

•

浙江口碑网络技术有限公司(Zhejiang Koubei Network Technology Co., Ltd.) [T57] will transfer to支付宝(上海)信息技术有限公司 (Alipay (Shanghai) Information Technology Co., Ltd.) [Z59] its right, title and interest in and to the assets and assume liabilities related to a pre-paid card merchant acquisition activities, including related customer contracts.

•

支付宝(上海)信息技术有限公司 (Alipay (Shanghai) Information Technology Co., Ltd.) [Z59] will pay consideration in cash equal to the book value for such assets less the book value of such liabilities to 浙江口碑网络技术有限公司(Zhejiang Koubei Network Technology Co., Ltd.) [T57].

3.	Transfer of equity of支付宝软件(上海)有限公司(Alipay Software (Shanghai) Co., Ltd.) [Z52]

•	AliPay E-Commerce Corp. [Z01] will transfer to 支付宝(成都)信息技术有限公司 [Z53] its right, title and interest in and to the outstanding equity in 支付宝软件(上海)有限公司(Alipay Software (Shanghai) Co., Ltd.) [Z52]

•	OpCo IT will pay consideration in US Dollars equal to the appraised value of such equity to AliPay E-Commerce Corp. [Z01]

Schedule 2.01(b)

Transferred Entity

•	100% of the registered share capital of 支付宝(成都)信息技术有限公司(Alipay (Chengdu) Information Technology Co., Ltd.) [Z60]

Schedule 2.02 (b)

Retained Business Assets

A.	Retained Equity Interests

•	100% registered capital of 支付宝(中国)信息技术有限公司 (Alipay (China) Information Technology Co., Ltd. [Z53] which holds the following equity interests:

•	100% of the registered share capital of 支付宝软件(上海)有限公司 (Alipay Software (Shanghai) Co., Ltd.) [Z52]

•	100% of the registered share capital of支付宝(上海)信息技术有限公司 (Alipay (Shanghai) Information Technology Co., Ltd. ) [Z59]

B.	Other Retained Assets

•	579 trademark registrations and registration applications as set forth under heading 1.1 below.

•	398 issued patents and patents applications as set forth under heading 1.2 below.

•	73 domain name registrations as set forth under heading 1.3 below.

•

Such additional patents and patent applications owned by Alibaba or its Subsidiaries after the date of this Agreement that would fall within the definition of Opco-Exclusive Patents in the Intellectual Property License and Software Technology Services Agreement if such agreement were in effect as of the date of this Agreement

•

Such additional trademarks owned by Alibaba and its Subsidiaries after the date of this Agreement that would be New Opco Trademarks as defined in the Intellectual Property License and Software Technology Services Agreement if such agreement were in effect as of the date of this Agreement

•

Such additional domain names owned by Alibaba and its Subsidiaries after the date of this Agreement that would be New Opco Domain Names in the Intellectual Property License and Software Technology Services Agreement if such agreement were in effect as of the date of this Agreement

1.1. Trademarks

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

1 China alipay 9 4580577 2005.4.4 2008.10.21 4580577 2008.01.21 2018.01.20 Alibaba Group Holding Limited A01 Registered - Certificate received

2 China alipay 9 7463733 2009.6.11 2010.10.20 7463733 2011.01.21 2021.01.20 Alibaba Group Holding Limited A01 Registered - Certificate received

3 China alipay 35 4580578 2005.4.4 2008.07.13 4580578 2008.10.14 2018.10.13 Alibaba Group Holding Limited A01 Registered - Certificate received

4 China alipay 36 4580579 2005.4.4 2008.07.13 4580579 2008.10.14 2018.10.13 Alibaba Group Holding Limited A01 Registered - Certificate received

5 China alipay 38 4580580 2005.4.4 2008.07.13 4580580 2008.10.14 2018.10.13 Alibaba Group Holding Limited A01 Registered - Certificate received

6 China alipay 39 4580576 2005.4.4 2008.07.13 4580576 2008.10.14 2018.10.13 Alibaba Group Holding Limited A01 Registered - Certificate received

7 China alipay 42 4580582 2005.4.4 2008.07.13 4580582 2008.10.14 2018.10.13 Alibaba Group Holding Limited A01 Registered - Certificate received

8 China Alipay logo Alipay 9 7823883 2009.11.10 2010.12.27 7823883 2011.3.28 2021.3.27 Alibaba Group Holding Limited A01 Registered - Certificate received

9 China Alipay logo Alipay 35 7823889 2009.11.10 2010.10.27 7823889 2011.1.28 2021.1.27 Alibaba Group Holding Limited A01 Registered - Certificate received

10 China Alipay logo Alipay 36 7823895 2009.11.10 2010.12.06 7823895 2011.03.07 2021.03.06 Alibaba Group Holding Limited A01 Registered - Certificate received

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

11 China Alipay logo Alipay 38 7826431 2009.11.11 2010.12.06 7826431 2011.03.07 2021.03.06 Alibaba Group Holding Limited A01 Registered - Certificate received

12 China Alipay logo Alipay 42 7826459 2009.11.11 2010.10.27 7826459 2011.1.28 2021.1.27 Alibaba Group Holding Limited A01 Registered - Certificate received

13 China 9 4384835 2004.11.29 2008.11.27 4384835 2009.02.28 2019.02.27 Alibaba Group Holding Limited A01 Registered - Certificate received

14 China 9 7463731 2009.6.11 2010.10.20 7463731 2011.01.21 2021.01.20 Alibaba Group Holding Limited A01 Registered - Certificate received

15 China 35 4384833 2004.11.29 2008.07.06 4384833 2008.10.07 2018.10.06 Alibaba Group Holding Limited A01 Registered - Certificate received

16 China 36 4384851 2004.11.29 2008.07.06 4384851 2008.10.07 2018.10.06 Alibaba Group Holding Limited A01 Registered - Certificate received

17 China 39 4384847 2004.11.29 2008.07.06 4384847 2008.10.07 2018.10.06 Alibaba Group Holding Limited A01 Registered - Certificate received

18 China 42 4384845 2004.11.29 2008.07.06 4384845 2008.10.07 2018.10.06 Alibaba Group Holding Limited A01 Registered - Certificate received

19 China 9 4384834 2004.11.29 2008.11.27 4384834 2009.02.28 2019.02.27 Alibaba Group Holding Limited A01 Registered - Certificate received

20 China 35 4384832 2004.11.29 2008.02.27 4384832 2008.05.28 2018.05.27 Alibaba Group Holding Limited A01 Registered - Certificate received

21 China 36 4384850 2004.11.29 2008.09.06 4384850 2008.12.07 2018.12.06 Alibaba Group Holding Limited A02 Registered - Certificate received

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

22 China 39 4384846 2004.11.29 2008.02.27 4384846 2008.05.28 2018.05.27 Alibaba Group Holding Limited A01 Registered - Certificate received

23 China 42 4384844 2004.11.29 2008.02.27 4384844 2008.05.28 2018.05.27 Alibaba Group Holding Limited A01 Registered - Certificate received

24 China Alipay.com Alipay.com 1 7180962 2009.01.23 2010.5.13 7180962 2010.8.14 2020.08.13 Alibaba Group Holding Limited A01 Registered - Certificate received

25 China Alipay.com Alipay.com 2 7180961 2009.01.23 2010.5.13 7180961 2010.8.14 2020.08.13 Alibaba Group Holding Limited A01 Registered - Certificate received

26 China Alipay.com Alipay.com 3 7180960 2009.01.23 2010.4.20 7180960 2010.7.21 2020.07.20 Alibaba Group Holding Limited A01 Registered - Certificate received

27 China Alipay.com Alipay.com 4 7180959 2009.01.23 2010.5.13 7180959 2010.8.14 2020.08.13 Alibaba Group Holding Limited A01 Registered - Certificate received

28 China Alipay.com Alipay.com 5 7180958 2009.01.23 2010.5.13 7180958 2010.8.14 2020.08.13 Alibaba Group Holding Limited A01 Registered - Certificate received

29 China Alipay.com Alipay.com 6 7180957 2009.01.23 2010.4.27 7180957 2010.7.28 2020.07.27 Alibaba Group Holding Limited A01 Registered - Certificate received

30 China Alipay.com Alipay.com 7 7180956 2009.01.23 2010.4.27 7180956 2010.7.28 2020.07.27 Alibaba Group Holding Limited A01 Registered - Certificate received

31 China Alipay.com Alipay.com 8 7180955 2009.01.23 2010.7.20 7180955 2010.10.21 2020.10.20 Alibaba Group Holding Limited A01 Registered - Certificate received

32 China Alipay.com Alipay.com 9 5273374 2006.4.10 2009.01.27 5273374 2009.4.28 2019.04.27 Alibaba Group Holding Limited A01 Registered - Certificate received

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

33 China Alipay.com Alipay.com 10 7180324 2009.01.23 2010.4.20 7180324 2010.7.21 2020.07.20 Alibaba Group Holding Limited A01 Registered - Certificate received

34 China Alipay.com Alipay.com 11 5273375 2006.4.10 2009.01.27 5273375 2009.4.28 2019.04.27 Alibaba Group Holding Limited A01 Registered - Certificate received

35 China Alipay.com Alipay.com 12 7180323 2009.01.23 2010.4.27 7180323 2010.7.28 2020.07.27 Alibaba Group Holding Limited A01 Registered - Certificate received

36 China Alipay.com Alipay.com 13 7180322 2009.01.23 2010.7.20 7180322 2010.10.21 2020.10.20 Alibaba Group Holding Limited A01 Registered - Certificate received

37 China Alipay.com Alipay.com 14 5273376 2006.4.10 2009.03.20 5273376 2009.06.21 2019.06.20 Alibaba Group Holding Limited A01 Registered - Certificate received

38 China Alipay.com Alipay.com 15 7180321 2009.01.23 2010.7.13 7180321 2010.10.14 2020.10.14 Alibaba Group Holding Limited A01 Registered - Certificate received

39 China Alipay.com Alipay.com 16 5273377 2006.4.10 2009.04.06 5273377 2009.07.07 2019.07.06 Alibaba Group Holding Limited A01 Registered - Certificate received

40 China Alipay.com Alipay.com 17 7180320 2009.01.23 2010.4.20 7180320 2010.7.21 2020.07.20 Alibaba Group Holding Limited A01 Registered - Certificate received

41 China Alipay.com Alipay.com 18 7180319 2009.01.23 2010.8.6 7180319 2010.11.7 2020.11.06 Alibaba Group Holding Limited A01 Registered - Certificate received

42 China Alipay.com Alipay.com 19 7180318 2009.01.23 2010.4.20 7180318 2010.7.21 2020.07.20 Alibaba Group Holding Limited A01 Registered - Certificate received

43 China Alipay.com Alipay.com 20 5273378 2006.4.10 2009.03.20 5273378 2009.06.21 2019.06.20 Alibaba Group Holding Limited A01 Registered - Certificate received

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

44 China Alipay.com Alipay.com 21 7180317 2009.01.23 2010.7.13 7180317 2010.10.14 2020.10.13 Alibaba Group Holding Limited A01 Registered - Certificate received

45 China Alipay.com Alipay.com 22 7180316 2009.01.23 2010.8.6 7180316 2010.11.7 2020.11.06 Alibaba Group Holding Limited A01 Registered - Certificate received

46 China Alipay.com Alipay.com 23 7180315 2009.01.23 2010.8.6 7180315 2010.11.7 2020.11.06 Alibaba Group Holding Limited A01 Registered - Certificate received

47 China Alipay.com Alipay.com 24 5273379 2006.4.10 2009.05.06 5273379 2009.08.07 2019.08.06 Alibaba Group Holding Limited A01 Registered - Certificate received

48 China Alipay.com Alipay.com 25 5273380 2006.4.10 2009.05.13 5273380 2009.08.14 2019.08.13 Alibaba Group Holding Limited A01 Registered - Certificate received

49 China Alipay.com Alipay.com 26 7180954 2009.01.23 2010.07.06 7180954 2010.10.07 2020.10.06 Alibaba Group Holding Limited A01 Registered - Certificate received

50 China Alipay.com Alipay.com 27 7180953 2009.01.23 2010.07.06 7180953 2010.10.07 2020.10.06 Alibaba Group Holding Limited A01 Registered - Certificate received

51 China Alipay.com Alipay.com 28 5273381 2006.4.10 2009.05.20 5273381 2009.08.21 2019.08.20 Alibaba Group Holding Limited A01 Registered - Certificate received

52 China Alipay.com Alipay.com 29 7180952 2009.01.23 2010.06.20 7180952 2010.09.21 2020.09.20 Alibaba Group Holding Limited A01 Registered - Certificate received

53 China Alipay.com Alipay.com 30 7180951 2009.01.23 2010.4.20 7180951 2010.7.21 2020.07.20 Alibaba Group Holding Limited A01 Registered - Certificate received

54 China Alipay.com Alipay.com 31 7180950 2009.01.23 2010.06.20 7180950 2010.09.21 2020.09.20 Alibaba Group Holding Limited A01 Registered - Certificate received

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

55 China Alipay.com Alipay.com 32 5273382 2006.4.10 2009.01.06 5273382 2009.4.7 2019.04.06 Alibaba Group Holding Limited A01 Registered - Certificate received

56 China Alipay.com Alipay.com 33 5273383 2006.4.10 2009.01.06 5273383 2009.4.7 2019.04.06 Alibaba Group Holding Limited A01 Registered - Certificate received

57 China Alipay.com Alipay.com 34 7180949 2009.01.23 2010.06.20 7180949 2010.09.21 2020.09.20 Alibaba Group Holding Limited A01 Registered - Certificate received

58 China Alipay.com Alipay.com 37 7180948 2009.01.23 2010.06.20 7180948 2010.09.21 2020.09.20 Alibaba Group Holding Limited A01 Registered - Certificate received

59 China Alipay.com Alipay.com 40 7180947 2009.01.23 2010.06.20 7180947 2010.09.21 2020.09.20 Alibaba Group Holding Limited A01 Registered - Certificate received

60 China Alipay.com Alipay.com 41 5273372 2006.4.10 2009.12.13 5273372 2010.3.14 2020.03.13 Alibaba Group Holding Limited A01 Registered - Certificate received

61 China Alipay.com Alipay.com 43 7180946 2009.01.23 2010.06.06 7180946 2010.09.07 2020.09.06 Alibaba Group Holding Limited A01 Registered - Certificate received

62 China Alipay.com Alipay.com 44 7180945 2009.01.23 2010.06.06 7180945 2010.09.07 2020.09.06 Alibaba Group Holding Limited A01 Registered - Certificate received

63 China Alipay.com Alipay.com 45 5273373 2006.4.10 2009.06.27 5273373 2009.09.28 2019.09.27 Alibaba Group Holding Limited A01 Registered - Certificate received

64 China 3 4770114 2005.07.11 2008.10.27 4770114 2009.01.28 2019.01.27 Alibaba Group Holding Limited A01 Registered - Certificate received

65 China 9 4770115 2005.07.11 2008.03.06 4770115 2008.06.07 2018.06.06 Alibaba Group Holding Limited A01 Registered - Certificate received

No.	Territory	Mark	Class	Application No.	Filing Date	Priority Claim	Publication date	Registration No.	Registration Date	Renewal Date	Registrant	Registrant's Accounting Code	Status
66	China	图形 (天川妹妹)	16	4770116	2005.07.11		2009.01.06	4770116	2009.4.7	2019.04.06	Alibaba Group Holding Limited	A01	Registered - Certificate received
67	China	图形 (天川妹妹)	18	4770117	2005.07.11		2009.01.13	4770117	2009.4.14	2019.04.13	Alibaba Group Holding Limited	A01	Registered - Certificate received
68	China	图形 (天川妹妹)	25	4770118	2005.07.11		2009.01.13	4770118	2009.4.14	2019.04.13	Alibaba Group Holding Limited	A01	Registered - Certificate received
69	China	图形 (天川妹妹)	28	4770119	2005.07.11		2008.11.13	4770119	2009.02.14	2019.02.13	Alibaba Group Holding Limited	A01	Registered - Certificate received
70	China	图形 (天川妹妹)	35	4772484	2005.07.11		2008.10.27	4772484	2009.01.28	2019.01.27	Alibaba Group Holding Limited	A01	Registered - Certificate received
71	China	图形 (天川妹妹)	36	4772476	2005.07.11		2008.11.27	4772476	2009.02.28	2019.02.27	Alibaba Group Holding Limited	A01	Registered - Certificate received
72	China	图形 (天川妹妹)	39	4772487	2005.07.11		2008.10.27	4772487	2009.01.28	2019.01.27	Alibaba Group Holding Limited	A01	Registered - Certificate received
73	China	图形 (天川妹妹)	38	4772490	2005.07.11		2008.11.27	4772490	2009.02.28	2019.02.27	Alibaba Group Holding Limited	A01	Registered - Certificate received
74	China	图形 (天川妹妹)	41	4770127	2005.07.11		2008.11.13	4770127	2009.02.14	2019.02.13	Alibaba Group Holding Limited	A01	Registered - Certificate received
75	China	图形 (天川妹妹)	42	4770110	2005.07.11		2008.10.27	4770110	2009.01.28	2019.01.27	Alibaba Group Holding Limited	A01	Registered - Certificate received
76	China	一箭通	35	4772483	2005.07.11		2008.11.13	4772483	2009.02.14	2019.02.13	Alibaba Group Holding Limited	A01	Registered - Certificate received

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

66 China 16 4770116 2005.07.11 2009.01.06 4770116 2009.4.7 2019.04.06 Alibaba Group Holding Limited A01 Registered - Certificate received

67 China 18 4770117 2005.07.11 2009.01.13 4770117 2009.4.14 2019.04.13 Alibaba Group Holding Limited A01 Registered - Certificate received

68 China 25 4770118 2005.07.11 2009.01.13 4770118 2009.4.14 2019.04.13 Alibaba Group Holding Limited A01 Registered - Certificate received

69 China 28 4770119 2005.07.11 2008.11.13 4770119 2009.02.14 2019.02.13 Alibaba Group Holding Limited A01 Registered - Certificate received

70 China 35 4772484 2005.07.11 2008.10.27 4772484 2009.01.28 2019.01.27 Alibaba Group Holding Limited A01 Registered - Certificate received

71 China 36 4772476 2005.07.11 2008.11.27 4772476 2009.02.28 2019.02.27 Alibaba Group Holding Limited A01 Registered - Certificate received

72 China 39 4772487 2005.07.11 2008.10.27 4772487 2009.01.28 2019.01.27 Alibaba Group Holding Limited A01 Registered - Certificate received

73 China 38 4772490 2005.07.11 2008.11.27 4772490 2009.02.28 2019.02.27 Alibaba Group Holding Limited A01 Registered - Certificate received

74 China 41 4770127 2005.07.11 2008.11.13 4770127 2009.02.14 2019.02.13 Alibaba Group Holding Limited A01 Registered - Certificate received

75 China 42 4770110 2005.07.11 2008.10.27 4770110 2009.01.28 2019.01.27 Alibaba Group Holding Limited A01 Registered - Certificate received

76 China 35 4772483 2005.07.11 2008.11.13 4772483 2009.02.14 2019.02.13 Alibaba Group Holding Limited A01 Registered - Certificate received

No.	Territory	Mark	Class	Application No.	Filing Date	Priority Claim	Publication date	Registration No.	Registration Date	Renewal Date	Registrant	Registrant's Accounting Code	Status
77	China	一箭通	36	4772480	2005.07.11		2008.11.27	4772480	2009.02.28	2019.02.27	Alibaba Group Holding Limited	A01	Registered - Certificate received
78	China	一箭通	38	4772492	2005.07.11		2008.11.27	4772492	2009.02.28	2019.02.27	Alibaba Group Holding Limited	A01	Registered - Certificate received
79	China	一箭通	39	4772488	2005.07.11		2008.10.27	4772488	2009.01.28	2019.01.27	Alibaba Group Holding Limited	A01	Registered - Certificate received
80	China	一箭通	42	4770112	2005.07.11		2008.11.13	4770112	2009.02.14	2019.02.13	Alibaba Group Holding Limited	A01	Registered - Certificate received
81	China	一箭通	41	4770122	2005.07.11		2008.10.27	4770122	2009.01.28	2019.01.27	Alibaba Group Holding Limited	A01	Registered - Certificate received
82	China	图形（一箭通）	35	4772467	2005.07.11		2009.01.06	4772467	2009.4.7	2019.04.06	Alibaba Group Holding Limited	A01	Registered - Certificate received
83	China	图形（一箭通）	36	4772481	2005.07.11		2008.11.27	4772481	2009.02.28	2019.02.27	Alibaba Group Holding Limited	A01	Registered - Certificate received
84	China	图形（一箭通）	38	4772493	2005.07.11		2008.11.27	4772493	2009.02.28	2019.02.27	Alibaba Group Holding Limited	A01	Registered - Certificate received
85	China	图形（一箭通）	39	4772489	2005.07.11		2008.10.27	4772489	2009.01.28	2019.01.27	Alibaba Group Holding Limited	A01	Registered - Certificate received
86	China	图形（一箭通）	41	4770126	2005.07.11		2008.11.13	4770126	2009.02.14	2019.02.13	Alibaba Group Holding Limited	A01	Registered - Certificate received
87	China	图形（一箭通）	42	4770129	2005.07.11		2008.11.13	4770129	2009.02.14	2019.02.13	Alibaba Group Holding Limited	A01	Registered - Certificate received

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

77 China 36 4772480 2005.07.11 2008.11.27 4772480 2009.02.28 2019.02.27 Alibaba Group Holding Limited A01 Registered - Certificate received

78 China 38 4772492 2005.07.11 2008.11.27 4772492 2009.02.28 2019.02.27 Alibaba Group Holding Limited A01 Registered - Certificate received

79 China 39 4772488 2005.07.11 2008.10.27 4772488 2009.01.28 2019.01.27 Alibaba Group Holding Limited A01 Registered - Certificate received

80 China 42 4770112 2005.07.11 2008.11.13 4770112 2009.02.14 2019.02.13 Alibaba Group Holding Limited A01 Registered - Certificate received

81 China 41 4770122 2005.07.11 2008.10.27 4770122 2009.01.28 2019.01.27 Alibaba Group Holding Limited A01 Registered - Certificate received

82 China 35 4772467 2005.07.11 2009.01.06 4772467 2009.4.7 2019.04.06 Alibaba Group Holding Limited A01 Registered - Certificate received

83 China 36 4772481 2005.07.11 2008.11.27 4772481 2009.02.28 2019.02.27 Alibaba Group Holding Limited A01 Registered - Certificate received

84 China 38 4772493 2005.07.11 2008.11.27 4772493 2009.02.28 2019.02.27 Alibaba Group Holding Limited A01 Registered - Certificate received

85 China 39 4772489 2005.07.11 2008.10.27 4772489 2009.01.28 2019.01.27 Alibaba Group Holding Limited A01 Registered - Certificate received

86 China 41 4770126 2005.07.11 2008.11.13 4770126 2009.02.14 2019.02.13 Alibaba Group Holding Limited A01 Registered - Certificate received

87 China 42 4770129 2005.07.11 2008.11.13 4770129 2009.02.14 2019.02.13 Alibaba Group Holding Limited A01 Registered - Certificate received

No.	Territory	Mark	Class	Application No.	Filing Date	Priority Claim	Publication date	Registration No.	Registration Date	Renewal Date	Registrant	Registrant's Accounting Code	Status
88	China	图形(支付宝盾牌)	9	7082114	2008.11.28						Alibaba Group Holding Limited	A01	Under examination
89	China	图形(支付宝盾牌)	35	4772485	2005.07.11		2008.11.13	4772485	2009.02.14	2019.02.13	Alibaba Group Holding Limited	A01	Registered - Certificate received
90	China	图形(支付宝盾牌)	36	4772479	2005.07.11		2008.11.27	4772479	2009.02.28	2019.02.27	Alibaba Group Holding Limited	A01	Registered - Certificate received
91	China	图形(支付宝盾牌)	38	4772495	2005.07.11		2008.02.27	4772495	2009.02.28	2019.02.27	Alibaba Group Holding Limited	A01	Registered - Certificate received
92	China	图形(支付宝盾牌)	39	4772486	2005.07.11		2008.11.13	4772486	2009.02.14	2019.02.13	Alibaba Group Holding Limited	A01	Registered - Certificate received
93	China	图形(支付宝盾牌)	41	4770125	2005.07.11		2008.11.13	4770125	2009.02.14	2019.02.13	Alibaba Group Holding Limited	A01	Registered - Certificate received
94	China	图形(支付宝盾牌)	42	4770128	2005.07.11		2008.11.13	4770128	2009.02.14	2019.02.13	Alibaba Group Holding Limited	A01	Registered - Certificate received
95	China	支付宝信任标识	9	6230441	2007.8.20		2009.12.20	6230441	2010.3.21	2020.03.20	Alibaba Group Holding Limited	A01	Registered - Certificate received
96	China	支付宝信任标识	35	6230440	2007.8.20		2010.03.13	6230440	2010.6.14	2020.06.13	Alibaba Group Holding Limited	A01	Registered - Certificate received
97	China	支付宝信任标识	36	6230439	2007.8.20		2009.12.27	6230439	2010.3.28	2020.03.27	Alibaba Group Holding Limited	A01	Registered - Certificate received
98	China	支付宝信任标识	38	6230438	2007.8.20		2009.12.27	6230438	2010.3.28	2020.03.27	Alibaba Group Holding Limited	A01	Registered - Certificate received

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

88 China 9 7082114 2008.11.28 Alibaba Group Holding Limited A01 Under examination

89 China 35 4772485 2005.07.11 2008.11.13 4772485 2009.02.14 2019.02.13 Alibaba Group Holding Limited A01 Registered - Certificate received

90 China 36 4772479 2005.07.11 2008.11.27 4772479 2009.02.28 2019.02.27 Alibaba Group Holding Limited A01 Registered - Certificate received

91 China 38 4772495 2005.07.11 2008.02.27 4772495 2009.02.28 2019.02.27 Alibaba Group Holding Limited A01 Registered - Certificate received

92 China 39 4772486 2005.07.11 2008.11.13 4772465 2009.02.14 2019.02.13 Alibaba Group Holding Limited A01 Registered - Certificate received

93 China 41 4770125 2005.07.11 2008.11.13 4770125 2009.02.14 2019.02.13 Alibaba Group Holding Limited A01 Registered - Certificate received

94 China 42 4770128 2005.07.11 2008.11.13 4770128 2009.02.14 2019.02.13 Alibaba Group Holding Limited A01 Registered - Certificate received

95 China 9 6230441 2007.8.20 2009.12.20 6230441 2010.3.21 2020.03.20 Alibaba Group Holding Limited A01 Registered - Certificate received

96 China 35 6230440 2007.8.20 2010.03.13 6230440 2010.6.14 2020.06.13 Alibaba Group Holding Limited A01 Registered - Certificate received

97 China 36 6230439 2007.8.20 2009.12.27 6230439 2010.3.28 2020.03.27 Alibaba Group Holding Limited A01 Registered - Certificate received

98 China 38 6230438 2007.8.20 2009.12.27 6230438 2010.3.28 2020.03.27 Alibaba Group Holding Limited A01 Registered - Certificate received

No.	Territory	Mark	Class	Application No.	Filing Date	Priority Claim	Publication date	Registration No.	Registration Date	Renewal Date	Registrant	Registrant's Accounting Code	Status
99	China	支付宝信任标识	39	6230437	2007.8.20		2010.03.13	6230437	2010.6.14	2020.06.13	Alibaba Group Holding Limited	A01	Registered - Certificate received
100	China	支付宝信任标识	41	6230436	2007.8.20		2010.03.13	6230436	2010.6.14	2020.06.13	Alibaba Group Holding Limited	A01	Registered - Certificate received
101	China	支付宝信任标识	42	6230435	2007.8.20		2010.03.13	6230435	2010.6.14	2020.06.13	Alibaba Group Holding Limited	A01	Registered - Certificate received
102	China	信任商家一支付宝及支付宝信任标识	35	6230434	2007.8.20		2010.06.27	6230434	2010.09.28	2020.09.27	Alibaba Group Holding Limited	A01	Registered - Certificate received
103	China	因为信任所以简单	9	6230432	2007.8.20						Alibaba Group Holding Limited	A01	Abandoned - review failed
104	China	因为信任所以简单	35	6229767	2007.8.20						Alibaba Group Holding Limited	A01	Abandoned - review failed
105	China	因为信任所以简单	36	6229779	2007.8.20						Alibaba Group Holding Limited	A01	Abandoned - review failed
106	China	因为信任所以简单	38	6229778	2007.8.20						Alibaba Group Holding Limited	A01	Abandoned - review failed
107	China	因为信任所以简单	39	6229777	2007.8.20						Alibaba Group Holding Limited	A01	Abandoned - review failed
108	China	因为信任所以简单	41	6229798	2007.8.20						Alibaba Group Holding Limited	A01	Abandoned - review failed
109	China	因为信任所以简单	42	6229797	2007.8.20						Alibaba Group Holding Limited	A01	Abandoned - review failed

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

99 China 39 6230437 2007.8.20 2010.03.13 6230437 2010.6.14 2020.06.13 Alibaba Group Holding Limited A01 Registered - Certificate received

100 China 41 6230436 2007.8.20 2010.03.13 6230436 2010.6.14 2020.06.13 Alibaba Group Holding Limited A01 Registered - Certificate received

101 China 42 6230435 2007.8.20 2010.03.13 6230435 2010.6.14 2020.06.13 Alibaba Group Holding Limited A01 Registered - Certificate received

102 China 35 6230434 2007.8.20 2010.06.27 6230434 2010.09.28 2020.09.27 Alibaba Group Holding Limited A01 Registered - Certificate received

103 China 9 6230432 2007.8.20 Alibaba Group Holding Limited A01 Abandoned - review failed

104 China 35 6229767 2007.8.20 Alibaba Group Holding Limited A01 Abandoned - review failed

105 China 36 6229779 2007.8.20 Alibaba Group Holding Limited A01 Abandoned - review failed

106 China 38 6229778 2007.8.20 Alibaba Group Holding Limited A01 Abandoned - review failed

107 China 39 6229777 2007.8.20 Alibaba Group Holding Limited A01 Abandoned - review failed

108 China 41 6229798 2007.8.20 Alibaba Group Holding Limited A01 Abandoned - review failed

109 China 42 6229797 2007.8.20 Alibaba Group Holding Limited A01 Abandoned - review failed

No.	Territory	Mark	Class	Application No.	Filing Date	Priority Claim	Publication date	Registration No.	Registration Date	Renewal Date	Registrant	Registrant's Accounting Code	Status
110	China	因为信任所以简单及图	9	8948177	2010.12.14						Alibaba Group Holding Limited	A01	Under examination
111	China	因为信任所以简单及图	16	8948176	2010.12.14						Alibaba Group Holding Limited	A01	Under examination
112	China	因为信任所以简单及图	35	6230433	2007.8.20		2010.06.27	6230433	2010.09.28	2020.09.27	Alibaba Group Holding Limited	A01	Registered - Certificate received
113	China	因为信任所以简单及图	36	8948175	2010.12.14						Alibaba Group Holding Limited	A01	Under examination
114	China	因为信任所以简单及图	38	8948174	2010.12.14						Alibaba Group Holding Limited	A01	Under examination
115	China	因为信任所以简单及图	39	8948173	2010.12.14						Alibaba Group Holding Limited	A01	Under examination
116	China	因为信任所以简单及图	41	8948172	2010.12.14						Alibaba Group Holding Limited	A01	Under examination
117	China	因为信任所以简单及图	42	8948171	2010.12.14						Alibaba Group Holding Limited	A01	Under examination
118	China	e融通	35	6321482	2007.10.15		2010.9.20	6321482	2010.12.21	2020.12.20	Alibaba Group Holding Limited	A01	Registered - Certificate received
119	China	e融通	36	6321478	2007.10.15		2011.01.13	6321478	2011.04.14	2021.04.13	Alibaba Group Holding Limited	A01	Registered - Certificate received
120	China	e融通	38	6321477	2007.10.15		2010.03.27	6321477	2010.6.28	2020.06.27	Alibaba Group Holding Limited	A01	Registered - Certificate received

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

110 China 9 8948177 2010.12.14 Alibaba Group Holding Limited A01 Under examination

111 China 16 8948176 2010.12.14 Alibaba Group Holding Limited A01 Under examination

112 China 35 6230433 2007.8.20 2010.06.27 6230433 2010.09.28 2020.09.27 Alibaba Group Holding Limited A01 Registered - Certificate received

113 China 36 8948175 2010.12.14 Alibaba Group Holding Limited A01 Under examination

114 China 38 8948174 2010.12.14 Alibaba Group Holding Limited A01 Under examination

115 China 39 8948173 2010.12.14 Alibaba Group Holding Limited A01 Under examination

116 China 41 8948172 2010.12.14 Alibaba Group Holding Limited A01 Under examination

117 China 42 8948171 2010.12.14 Alibaba Group Holding Limited A01 Under examination

118 China 35 6321482 2007.10.15 2010.9.20 6321482 2010.12.21 2020.12.20 Alibaba Group Holding Limited A01 Registered - Certificate received

119 China 36 6321478 2007.10.15 2011.01.13 6321478 2011.04.14 2021.04.13 Alibaba Group Holding Limited A01 Registered - Certificate received

120 China 38 6321477 2007.10.15 2010.03.27 6321477 2010.6.28 2020.06.27 Alibaba Group Holding Limited A01 Registered - Certificate received

No.	Territory	Mark	Class	Application No.	Filing Date	Priority Claim	Publication date	Registration No.	Registration Date	Renewal Date	Registrant	Registrant's Accounting Code	Status
121	China	e融通	42	6321476	2007.10.15		2010.9.20	6321476	2010.12.21	2020.12.20	Alibaba Group Holding Limited	A01	Registered - Certificate received
122	China	易融通	35	6321475	2007.10.15		2010.9.20	6321475	2010.12.21	2020.12.20	Alibaba Group Holding Limited	A01	Registered - Certificate received
123	China	易融通	36	6321474	2007.10.15		2010.10.20	6321474	2011.1.21	2021.01.20	Alibaba Group Holding Limited	A01	Registered - Certificate received
124	China	易融通	38	6321473	2007.10.15		2010.3.27	6321473	2010.6.28	2020.06.27	Alibaba Group Holding Limited	A01	Registered - Certificate received
125	China	易融通	42	6321472	2007.10.15		2010.03.27				Alibaba Group Holding Limited	A01	Opposed
126	China	支付志	9	6982407	2008.10.06		2010.06.20	6982407	2010.09.21	2020.09.20	Alibaba Group Holding Limited	A01	Registered - Certificate received
127	China	支付志	35	6982406	2008.10.06		2010.06.06	6982406	2010.09.07	2020.09.06	Alibaba Group Holding Limited	A01	Registered - Certificate received
128	China	支付志	38	6982405	2008.10.06		2010.05.20	6982405	2010.08.21	2020.08.20	Alibaba Group Holding Limited	A01	Registered - Certificate received
129	China	支付志	41	6982404	2008.10.06		2010.07.06	6982404	2010.10.07	2020.10.06	Alibaba Group Holding Limited	A01	Registered - Certificate received
130	China	支付志	42	6982403	2008.10.06		2010.07.06	6982403	2010.10.07	2020.10.06	Alibaba Group Holding Limited	A01	Registered - Certificate received
131	China	支付盾	9	7075639	2008.11.25		2010.7.13	7075639	2010.10.14	2020.10.13	Alibaba Group Holding Limited	A01	Registered - Certificate received

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

121 China e 42 6321476 2007.10.15 2010.9.20 6321476 2010.12.21 2020.12.20 Alibaba Group Holding Limited A01 Registered - Certificate received

122 China 35 6321475 2007.10.15 2010.9.20 6321475 2010.12.21 2020.12.20 Alibaba Group Holding Limited A01 Registered - Certificate received

123 China 36 6321474 2007.10.15 2010.10.20 6321474 2011.1.21 2021.01.20 Alibaba Group Holding Limited A01 Registered - Certificate received

124 China 38 6321473 2007.10.15 2010.3.27 6321473 2010.6.28 2020.06.27 Alibaba Group Holding Limited A01 Registered - Certificate received

125 China 42 6321472 2007.10.15 2010.03.27 Alibaba Group Holding Limited A01 Opposed

126 China 9 6982407 2008.10.06 2010.06.20 6982407 2010.09.21 2020.09.20 Alibaba Group Holding Limited A01 Registered - Certificate received

127 China 35 6982406 2008.10.06 2010.06.06 6982406 2010.09.07 2020.09.06 Alibaba Group Holding Limited A01 Registered - Certificate received

128 China 38 6982405 2008.10.06 2010.05.20 6982405 2010.08.21 2020.08.20 Alibaba Group Holding Limited A01 Registered - Certificate received

129 China 41 6982404 2008.10.06 2010.07.06 6982404 2010.10.07 2020.10.06 Alibaba Group Holding Limited A01 Registered - Certificate received

130 China 42 6982403 2008.10.06 2010.07.06 6982403 2010.10.07 2020.10.06 Alibaba Group Holding Limited A01 Registered - Certificate received

131 China 9 7075639 2008.11.25 2010.7.13 7075639 2010.10.14 2020.10.13 Alibaba Group Holding Limited A01 Registered - Certificate received

No.	Territory	Mark	Class	Application No.	Filing Date	Priority Claim	Publication date	Registration No.	Registration Date	Renewal Date	Registrant	Registrant's Accounting Code	Status
132	China	支付盾	35	7075638	2008.11.25		2010.05.27	7075638	2010.08.28	2020.08.27	Alibaba Group Holding Limited	A01	Registered - Certificate received
133	China	支付盾	36	7075637	2008.11.25		2010.05.20	7075637	2010.08.21	2020.08.20	Alibaba Group Holding Limited	A01	Registered - Certificate received
134	China	支付盾	38	7075649	2008.11.25		2010.06.06	7075649	2010.09.07	2020.09.06	Alibaba Group Holding Limited	A01	Registered - Certificate received
135	China	支付盾	41	7075648	2008.11.25		2010.7.27	7075648	2010.10.28	2020.10.27	Alibaba Group Holding Limited	A01	Registered - Certificate received
136	China	支付盾	42	7075647	2008.11.25		2010.7.27	7075647	2010.10.28	2020.10.27	Alibaba Group Holding Limited	A01	Registered - Certificate received
137	China	支付宝城	36	7896285	2009.12.8		2010.12.13	7896285	2011.3.14	2021.3.13	Alibaba Group Holding Limited	A01	Registered - Certificate received
138	China	支付宝创业园	36	7896289	2009.12.8		2010.12.13	7896289	2011.3.14	2021.3.13	Alibaba Group Holding Limited	A01	Registered - Certificate received
139	China	支付宝SOHO	36	7896304	2009.12.8						Alibaba Group Holding Limited	A01	Under examination
140	China	支付宝中心	36	7896312	2009.12.8		2010.12.13	7896312	2011.3.14	2021.3.13	Alibaba Group Holding Limited	A01	Registered - Certificate received
141	China	支付宝广场	36	7896325	2009.12.8		2010.12.13	7896325	2011.3.14	2021.3.13	Alibaba Group Holding Limited	A01	Registered - Certificate received
142	China	宝及盾logo	9	8182245	2010.4.6		2011.1.6	8182245	2011.4.7	2021.4.6	Alibaba Group Holding Limited	A01	Registered - Certificate received

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

132 China 35 7075638 2008.11.25 2010.05.27 7075638 2010.08.28 2020.08.27 Alibaba Group Holding Limited A01 Registered - Certificate received

133 China 36 7075637 2008.11.25 2010.05.20 7075637 2010.08.21 2020.08.20 Alibaba Group Holding Limited A01 Registered - Certificate received

134 China 38 7075549 2008.11.25 2010.06.06 7075649 2010.09.07 2020.09.06 Alibaba Group Holding Limited A01 Registered - Certificate received

135 China 41 7075648 2008.11.25 2010.7.27 7075648 2010.10.28 2020.10.27 Alibaba Group Holding Limited A01 Registered - Certificate received

136 China 42 7075647 2008.11.25 2010.7.27 7075647 2010.10.28 2020.10.27 Alibaba Group Holding Limited A01 Registered - Certificate received

137 China 36 7896285 2009.12.8 2010.12.13 7896285 2011.3.14 2021.3.13 Alibaba Group Holding Limited A01 Registered - Certificate received

138 China 36 7896289 2009.12.8 2010.12.13 7896289 2011.3.14 2021.3.13 Alibaba Group Holding Limited A01 Registered - Certificate received

139 China SOHO 36 7896304 2009.12.8 Alibaba Group Holding Limited A01 Under Examination

140 China 36 7896312 2009.12.8 2010.12.13 7896312 2011.3.14 2021.3.13 Alibaba Group Holding Limited A01 Registered - Certificate received

141 China 36 7896325 2009.12.8 2010.12.13 7896325 2011.3.14 2021.3.13 Alibaba Group Holding Limited A01 Registered - Certificate received

142 China logo 9 8182245 2010.4.6 2011.1.6 8182245 2011.4.7 2021.4.6 Alibaba Group Holding Limited A01 Registered - Certificate received

No.	Territory	Mark	Class	Application No.	Filing Date	Priority Claim	Publication date	Registration No.	Registration Date	Renewal Date	Registrant	Registrant's Accounting Code	Status
143	China	宝及盾logo	16	8182261	2010.4.6						Alibaba Group Holding Limited	A01	Under examination
144	China	宝及盾logo	35	8182279	2010.4.6		2011.1.20	8182279	2011.4.21	2021.4.20	Alibaba Group Holding Limited	A01	Registered - Certificate received
145	China	宝及盾logo	36	8182300	2010.4.6						Alibaba Group Holding Limited	A01	Under examination
146	China	宝及盾logo	38	8182310	2010.4.6						Alibaba Group Holding Limited	A01	Under examination
147	China	宝及盾logo	41	8182325	2010.4.6		2011.1.27	8182325	2011.4.28	2021.4.27	Alibaba Group Holding Limited	A01	Registered - Certificate received
148	China	宝及盾logo	42	8182337	2010.4.6						Alibaba Group Holding Limited	A01	Under examination
149	China	宝令	9	8431139	2010.6.28						Alibaba Group Holding Limited	A01	Under examination
150	China	宝令	16	8431145	2010.6.28						Alibaba Group Holding Limited	A01	Under examination
151	China	宝令	35	8431157	2010.6.28						Alibaba Group Holding Limited	A01	Under examination
152	China	宝令	36	8431167	2010.6.28						Alibaba Group Holding Limited	A01	Under examination
153	China	宝令	38	8431175	2010.6.28						Alibaba Group Holding Limited	A01	Under examination

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

143 China logo 16 8182261 2010.4.6 Alibaba Group Holding Limited A01 Under examination

144 China logo 35 8182279 2010.4.6 2011.1.20 8182279 2011.4.21 2021.4.20 Alibaba Group Holding Limited A01 Registered - Certificate received

145 China logo 36 8182300 2010.4.6 Alibaba Group Holding Limited A01 Under examination

146 China logo 38 8182310 2010.4.6 Alibaba Group Holding Limited A01 Under examination

147 China logo 41 8182325 2010.4.6 2011.1.27 8182325 2011.4.28 2021.4.27 Alibaba Group Holding Limited A01 Registered - Certificate received

148 China logo 42 8182337 2010.4.6 Alibaba Group Holding Limited A01 Under examination

149 China 9 8431139 2010.6.28 Alibaba Group Holding Limited A01 Under examination

150 China 16 8431145 2010.6.28 Alibaba Group Holding Limited A01 Under examination

151 China 35 8431157 2010.6.28 Alibaba Group Holding Limited A01 Under examination

152 China 36 8431167 2010.6.28 Alibaba Group Holding Limited A01 Under examination

153 China 38 8431175 2010.6.28 Alibaba Group Holding Limited A01 Under examination

No.	Territory	Mark	Class	Application No.	Filing Date	Priority Claim	Publication date	Registration No.	Registration Date	Renewal Date	Registrant	Registrant's Accounting Code	Status
154	China	宝令	41	8435527	2010.6.29						Alibaba Group Holding Limited	A01	Under examination
155	China	宝令	42	8435565	2010.6.29						Alibaba Group Holding Limited	A01	Under examination
156	China	心/手图形	9	8486500	2010.07.16						Alibaba Group Holding Limited	A01	Under examination
157	China	心/手图形	16	8486524	2010.07.16						Alibaba Group Holding Limited	A01	Under examination
158	China	心/手图形	35	8486539	2010.07.16						Alibaba Group Holding Limited	A01	Under examination
159	China	心/手图形	36	8486553	2010.07.16						Alibaba Group Holding Limited	A01	Under examination
160	China	心/手图形	38	8486577	2010.07.16						Alibaba Group Holding Limited	A01	Under examination
161	China	心/手图形	39	8486611	2010.07.16						Alibaba Group Holding Limited	A01	Under examination
162	China	心/手图形	41	8486638	2010.07.16						Alibaba Group Holding Limited	A01	Under examination
163	China	心/手图形	42	8486657	2010.07.16						Alibaba Group Holding Limited	A01	Under examination
164	China	生活助 & device	9	8484074	2010.07.15						Alibaba Group Holding Limited	A01	Under examination

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

154 China 41 8435527 2010.6.29 Alibaba Group Holding Limited A01 Under examination

155 China 42 8435565 2010.6.29 Alibaba Group Holding Limited A01 Under examination

156 China 9 8486500 2010.07.16 Alibaba Group Holding Limited A01 Under examination

157 China 16 8486524 2010.07.16 Alibaba Group Holding Limited A01 Under examination

158 China 35 8486539 2010.07.16 Alibaba Group Holding Limited A01 Under examination

159 China 36 8486553 2010.07.16 Alibaba Group Holding Limited A01 Under examination

160 China 38 8486577 2010.07.16 Alibaba Group Holding Limited A01 Under examination

161 China 39 8486611 2010.07.16 Alibaba Group Holding Limited A01 Under examination

162 China 41 8486638 2010.07.16 Alibaba Group Holding Limited A01 Under examination

163 China 42 8486657 2010.07.16 Alibaba Group Holding Limited A01 Under examination

164 China & device 9 8484074 2010.07.15 Alibaba Group Holding Limited A01 Under examination

No.	Territory	Mark	Class	Application No.	Filing Date	Priority Claim	Publication date	Registration No.	Registration Date	Renewal Date	Registrant	Registrant's Accounting Code	Status
165	China	生活助 & device	16	8484085	2010.07.15						Alibaba Group Holding Limited	A01	Under examination
166	China	生活助 & device	35	8484100	2010.07.15						Alibaba Group Holding Limited	A01	Under examination
167	China	生活助 & device	36	8484111	2010.07.15						Alibaba Group Holding Limited	A01	Under examination
168	China	生活助 & device	38	8484126	2010.07.15						Alibaba Group Holding Limited	A01	Under examination
169	China	生活助 & device	39	8484139	2010.07.15						Alibaba Group Holding Limited	A01	Under examination
170	China	生活助 & device	41	8484145	2010.07.15						Alibaba Group Holding Limited	A01	Under examination
171	China	生活助 & device	42	8484177	2010.07.15						Alibaba Group Holding Limited	A01	Under examination
172	China	安全支付(付)LOGO	9	8773636	2010.10.25						Alibaba Group Holding Limited	A01	Under examination
173	China	安全支付(付)LOGO	16	8773655	2010.10.25						Alibaba Group Holding Limited	A01	Under examination
174	China	安全支付(付)LOGO	35	8773701	2010.10.25						Alibaba Group Holding Limited	A01	Under examination
175	China	安全支付(付)LOGO	36	8773737	2010.10.25						Alibaba Group Holding Limited	A01	Under examination

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

165 China & device 16 8484085 2010.07.15 Alibaba Group Holding Limited A01 Under examination

166 China & device 35 8484100 2010.07.15 Alibaba Group Holding Limited A01 Under examination

167 China & device 36 8484111 2010.07.15 Alibaba Group Holding Limited A01 Under examination

168 China & device 38 8484126 2010.07.15 Alibaba Group Holding Limited A01 Under examination

169 China & device 39 8484139 2010.07.15 Alibaba Group Holding Limited A01 Under examination

170 China & device 41 8484145 2010.07.15 Alibaba Group Holding Limited A01 Under examination

171 China & device 42 8484177 2010.07.15 Alibaba Group Holding Limited A01 Under examination

172 China LOGO 9 8773636 2010.10.25 Alibaba Group Holding Limited A01 Under examination

173 China LOGO 16 8773655 2010.10.25 Alibaba Group Holding Limited A01 Under examination

174 China LOGO 35 8773701 2010.10.25 Alibaba Group Holding Limited A01 Under examination

175 China LOGO 36 8773737 2010.10.25 Alibaba Group Holding Limited A01 Under examination

No.	Territory	Mark	Class	Application No.	Filing Date	Priority Claim	Publication date	Registration No.	Registration Date	Renewal Date	Registrant	Registrant's Accounting Code	Status
176	China	安全支付(付)LOGO	38	8773769	2010.10.25						Alibaba Group Holding Limited	A01	Under examination
177	China	安全支付(付)LOGO	39	8773795	2010.10.25						Alibaba Group Holding Limited	A01	Under examination
178	China	安全支付(付)LOGO	41	8773819	2010.10.25						Alibaba Group Holding Limited	A01	Under examination
179	China	安全支付(付)LOGO	42	8773854	2010.10.25						Alibaba Group Holding Limited	A01	Under examination
180	China	安全支付LOGO	9	8778458	2010.10.26						Alibaba Group Holding Limited	A01	Under examination
181	China	安全支付LOGO	16	8778514	2010.10.26						Alibaba Group Holding Limited	A01	Under examination
182	China	安全支付LOGO	35	8778549	2010.10.26						Alibaba Group Holding Limited	A01	Under examination
183	China	安全支付LOGO	36	8778603	2010.10.26						Alibaba Group Holding Limited	A01	Under examination
184	China	安全支付LOGO	38	8778637	2010.10.26						Alibaba Group Holding Limited	A01	Under examination
185	China	安全支付LOGO	39	8778664	2010.10.26						Alibaba Group Holding Limited	A01	Under examination
186	China	安全支付LOGO	41	8778692	2010.10.26						Alibaba Group Holding Limited	A01	Under examination

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

176 China LOGO 38 8773769 2010.10.25 Alibaba Group Holding Limited A01 Under examination

177 China LOGO 39 8773795 2010.10.25 Alibaba Group Holding Limited A01 Under examination

178 China LOGO 41 8773819 2010.10.25 Alibaba Group Holding Limited A01 Under examination

179 China LOGO 42 8773854 2010.10.25 Alibaba Group Holding Limited A01 Under examination

180 China LOGO 9 8778458 2010.10.26 Alibaba Group Holding Limited A01 Under examination

181 China LOGO 16 8778514 2010.10.26 Alibaba Group Holding Limited A01 Under examination

182 China LOGO 35 8778549 2010.10.26 Alibaba Group Holding Limited A01 Under examination

183 China LOGO 36 8778603 2010.10.26 Alibaba Group Holding Limited A01 Under examination

184 China LOGO 38 8778637 2010.10.26 Alibaba Group Holding Limited A01 Under examination

185 China LOGO 39 8778664 2010.10.26 Alibaba Group Holding Limited A01 Under examination

186 China LOGO 41 8778692 2010.10.26 Alibaba Group Holding Limited A01 Under examination

No.	Territory	Mark	Class	Application No.	Filing Date	Priority Claim	Publication date	Registration No.	Registration Date	Renewal Date	Registrant	Registrant's Accounting Code	Status
187	China	安全支付LOGO	42	8778726	2010.10.26						Alibaba Group Holding Limited	A01	Under examination
188	China	支付宝快捷支付	9	9350301	2011.4.18						Alibaba Group Holding Limited	A01	Under examination
189	China	支付宝快捷支付	36	9286204	2011.3.31						Alibaba Group Holding Limited	A01	Under examination
190	China	享卡	9	9376985	2011.4.22						Alibaba Group Holding Limited	A01	Under examination
191	China	享卡	16	9377009	2011.4.22						Alibaba Group Holding Limited	A01	Under examination
192	China	享卡	35	9377040	2011.4.22						Alibaba Group Holding Limited	A01	Under examination
193	China	享卡	36	9377075	2011.4.22						Alibaba Group Holding Limited	A01	Under examination
194	China	享卡	38	9377152	2011.4.22						Alibaba Group Holding Limited	A01	Under examination
195	China	享卡	41	9377182	2011.4.22						Alibaba Group Holding Limited	A01	Under examination
196	China	享卡	42	9377215	2011.4.22						Alibaba Group Holding Limited	A01	Under examination
197	China	支付宝享卡	36	9377096	2011.4.22						Alibaba Group Holding Limited	A01	Under examination

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

187 China LOGO 42 8778726 2010.10.26 Alibaba Group Holding Limited A01 Under examination

188 China 9 9350301 2011.4.18 Alibaba Group Holding Limited A01 Under examination

189 China 36 9286204 2011.3.31 Alibaba Group Holding Limited A01 Under examination

190 China 9 9376985 2011.4.22 Alibaba Group Holding Limited A01 Under examination

191 China 16 9377009 2011.4.22 Alibaba Group Holding Limited A01 Under examination

192 China 35 9377040 2011.4.22 Alibaba Group Holding Limited A01 Under examination

193 China 36 9377075 2011.4.22 Alibaba Group Holding Limited A01 Under examination

194 China 38 9377152 2011.4.22 Alibaba Group Holding Limited A01 Under examination

195 China 41 9377182 2011.4.22 Alibaba Group Holding Limited A01 Under examination

196 China 42 9377215 2011.4.22 Alibaba Group Holding Limited A01 Under examination

197 China 36 9377096 2011.4.22 Alibaba Group Holding Limited A01 Under examination

No.	Territory	Mark	Class	Application No.	Filing Date	Priority Claim	Publication date	Registration No.	Registration Date	Renewal Date	Registrant	Registrant's Accounting Code	Status
198	China	享	36	9353554	2011.4.18						Alibaba Group Holding Limited	A01	Under examination
199	China	积分宝	9	9353294	2011.4.18						Alibaba Group Holding Limited	A01	Under examination
200	China	积分宝	36	9353390	2011.4.18						Alibaba Group Holding Limited	A01	Under examination
201	China	积分宝	38	9353443	2011.4.18						Alibaba Group Holding Limited	A01	Under examination
202	China	积分宝	42	9353491	2011.4.18						Alibaba Group Holding Limited	A01	Under examination
203	China	图形	9	9353312	2011.4.18						Alibaba Group Holding Limited	A01	Under examination
204	China	图形	16	9431891	2011.5.6						Alibaba Group Holding Limited	A01	Under examination
205	China	图形	35	9431909	2011.5.6						Alibaba Group Holding Limited	A01	Under examination
206	China	图形	36	9353407	2011.4.18						Alibaba Group Holding Limited	A01	Under examination
207	China	图形	38	9353454	2011.4.18						Alibaba Group Holding Limited	A01	Under examination
208	China	图形	41	9431939	2011.5.6						Alibaba Group Holding Limited	A01	Under examination

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

198 China 36 9353554 2011.4.18 Alibaba Group Holding Limited A01 Under examination

199 China 9 9353294 2011.4.18 Alibaba Group Holding Limited A01 Under examination

200 China 36 9353390 2011.4.18 Alibaba Group Holding Limited A01 Under examination

201 China 38 9353443 2011.4.18 Alibaba Group Holding Limited A01 Under examination

202 China 42 9353491 2011.4.18 Alibaba Group Holding Limited A01 Under examination

203 China 9 9353312 2011.4.18 Alibaba Group Holding Limited A01 Under examination

204 China 16 9431891 2011.5.6 Alibaba Group Holding Limited A01 Under examination

205 China 35 9431909 2011.5.6 Alibaba Group Holding Limited A01 Under examination

206 China 36 9353407 2011.4.18 Alibaba Group Holding Limited A01 Under examination

207 China 38 9353454 2011.4.18 Alibaba Group Holding Limited A01 Under examination

208 China 41 9431939 2011.5.6 Alibaba Group Holding Limited A01 Under examination

No.	Territory	Mark	Class	Application No.	Filing Date	Priority Claim	Publication date	Registration No.	Registration Date	Renewal Date	Registrant	Registrant's Accounting Code	Status
209	China	图形	42	9353500	2011.4.18						Alibaba Group Holding Limited	A01	Under examination
210	China	Alipay | Pay@ global	9	9350078	2011.4.18						Alibaba Group Holding Limited	A01	Under examination
211	China	Alipay | Pay@ global	36	9385474	2011.4.25						Alibaba Group Holding Limited	A01	Under examination
212	China	支付宝|全球付	9	9350077	2011.4.18						Alibaba Group Holding Limited	A01	Under examination
213	China	支付宝|全球付	36	9385482	2011.4.25						Alibaba Group Holding Limited	A01	Under examination
214	China	支付宝快捷登陆	9	9434430	2011.5.9						Alibaba Group Holding Limited	A01	Under examination
215	China	支付宝快捷登陆	36	9437974	2011.5.9						Alibaba Group Holding Limited	A01	Under examination
216	China	集分宝	9	9431675	2011.5.6						Alibaba Group Holding Limited	A01	Under examination
217	China	集分宝	16	9431712	2011.5.6						Alibaba Group Holding Limited	A01	Under examination
218	China	集分宝	35	9431734	2011.5.6						Alibaba Group Holding Limited	A01	Under examination
219	China	集分宝	36	9431760	2011.5.6						Alibaba Group Holding Limited	A01	Under examination

No. Territory Mark Class Applications No. Filing Date Priority Claim Publication Date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

209 China 42 9353500 2011.4.18 Alibaba Group Holding Limited A01 Under examination

210 China Alipay | Pay@global 9 9350078 2011.4.18 Alibaba Group Holding Limited A01

Under examination

211 China Alipay | Pay@global 36 9385474 2011.4.25 Alibaba Group Holding Limited A01

Under examination

212 China 9 9350077 2011.4.18 Alibaba Group Holding Limited A01 Under examination

213 China 36 9385482 2011.4.25 Alibaba Group Holding Limited A01 Under examination

214 China 9 9434430 2011.5.9 Alibaba Group Holding Limited A01 Under examination

215 China 36 9437974 2011.5.9 Alibaba Group Holding Limited A01 Under examination

216 China 9 9431675 2011.5.6 Alibaba Group Holding Limited A01 Under examination

217 China 16 9431712 2011.5.6 Alibaba Group Holding Limited A01 Under examination

218 China 35 9431734 2011.5.6 Alibaba Group Holding Limited A01 Under examination

219 China 36 9431760 2011.5.6 Alibaba Group Holding Limited A01 Under examination

No.	Territory	Mark	Class	Application No.	Filing Date	Priority Claim	Publication date	Registration No.	Registration Date	Renewal Date	Registrant	Registrant's Accounting Code	Status
220	China	集分宝 集分宝	38	9431787	2011.5.6						Alibaba Group Holding Limited	A01	Under examination
221	China	集分宝 集分宝	41	9431821	2011.5.6						Alibaba Group Holding Limited	A01	Under examination
222	China	集分宝 集分宝	42	9431842	2011.5.6						Alibaba Group Holding Limited	A01	Under examination
223	China	微客	9	9514363	2011.5.25						Alibaba Group Holding Limited	A01	Under examination
224	China	微客	16	9514387	2011.5.25						Alibaba Group Holding Limited	A01	Under examination
225	China	微客	35	9514430	2011.5.25						Alibaba Group Holding Limited	A01	Under examination
226	China	微客	36	9514502	2011.5.25						Alibaba Group Holding Limited	A01	Under examination
227	China	微客	38	9514544	2011.5.25						Alibaba Group Holding Limited	A01	Under examination
228	China	微客	39	9514574	2011.5.25						Alibaba Group Holding Limited	A01	Under examination
229	China	微客	41	9514607	2011.5.25						Alibaba Group Holding Limited	A01	Under examination
230	China	知托付 知托付	9	9530574	2011.5.30						Alibaba Group Holding Limited	A01	Under examination

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

220 China 38 9431787 2011.5.6 Alibaba Group Holding Limited A01 Under examination

221 China 41 9431821 2011.5.6 Alibaba Group Holding Limited A01 Under examination

222 China 42 9431842 2011.5.6 Alibaba Group Holding Limited A01 Under examination

223 China 9 9514363 2011.5.25 Alibaba Group Holding Limited A01 Under examination

224 China 16 9514387 2011.5.25 Alibaba Group Holding Limited A01 Under examination

225 China 35 9514430 2011.5.25 Alibaba Group Holding Limited A01 Under examination

226 China 36 9514502 2011.5.25 Alibaba Group Holding Limited A01 Under examination

227 China 38 9514544 2011.5.25 Alibaba Group Holding Limited A01 Under examination

228 China 39 9514574 2011.5.25 Alibaba Group Holding Limited A01 Under examination

229 China 41 9514607 2011.5.25 Alibaba Group Holding Limited A01 Under examination

230 China 9 9530574 2011.5.30 Alibaba Group Holding Limited A01 Under examination

No.	Territory	Mark	Class	Application No.	Filing Date	Priority Claim	Publication date	Registration No.	Registration Date	Renewal Date	Registrant	Registrant's Accounting Code	Status
231	China	知托付 知托付	16	9530644	2011.5.30						Alibaba Group Holding Limited	A01	Under examination
232	China	知托付 知托付	35	9530698	2011.5.30						Alibaba Group Holding Limited	A01	Under examination
233	China	知托付 知托付	36	9530756	2011.5.30						Alibaba Group Holding Limited	A01	Under examination
234	China	知托付 知托付	38	9530815	2011.5.30						Alibaba Group Holding Limited	A01	Under examination
235	China	知托付 知托付	39	9530852	2011.5.30						Alibaba Group Holding Limited	A01	Under examination
236	China	知托付 知托付	41	9530891	2011.5.30						Alibaba Group Holding Limited	A01	Under examination
237	China	知托付 知托付	42	9530912	2011.5.30						Alibaba Group Holding Limited	A01	Under examination
238	China	[illegible]聚	9	9536581	2011.5.31						Alibaba Group Holding Limited	A01	Under examination
239	China	[illegible]聚	16	9536608	2011.5.31						Alibaba Group Holding Limited	A01	Under examination
240	China	[illegible]聚	35	9536653	2011.5.31						Alibaba Group Holding Limited	A01	Under examination
241	China	[illegible]聚	38	9536680	2011.5.31						Alibaba Group Holding Limited	A01	Under examination

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

231 China 16 9530644 2011.5.30 Alibaba Group Holding Limited A01 Under examination

232 China 35 9530698 2011.5.30 Alibaba Group Holding Limited A01 Under examination

233 China 36 9530756 2011.5.30 Alibaba Group Holding Limited A01 Under examination

234 China 38 9530815 2011.5.30 Alibaba Group Holding Limited A01 Under examination

235 China 39 9530852 2011.5.30 Alibaba Group Holding Limited A01 Under examination

236 China 41 9530891 2011.5.30 Alibaba Group Holding Limited A01 Under examination

237 China 42 9530912 2011.5.30 Alibaba Group Holding Limited A01 Under examination

238 China 9 9536581 2011.5.31 Alibaba Group Holding Limited A01 Under examination

239 China 16 9536608 2011.5.31 Alibaba Group Holding Limited A01 Under examination

240 China 35 9536653 2011.5.31 Alibaba Group Holding Limited A01 Under examination

241 China 38 9536680 2011.5.31 Alibaba Group Holding Limited A01 Under examination

No.	Territory	Mark	Class	Application No.	Filing Date	Priority Claim	Publication date	Registration No.	Registration Date	Renewal Date	Registrant	Registrant's Accounting Code	Status
242	China	聚聚	39	9536710	2011.5.31						Alibaba Group Holding Limited	A01	Under examination
243	China	聚聚	41	9536752	2011.5.31						Alibaba Group Holding Limited	A01	Under examination
244	China	聚聚	42	9536780	2011.5.31						Alibaba Group Holding Limited	A01	Under examination
245	China	支付宝新盾牌	9	9554241	2011.6.3						Alibaba Group Holding Limited	A01	Under examination
246	China	支付宝新盾牌	16	9554295	2011.6.3						Alibaba Group Holding Limited	A01	Under examination
247	China	支付宝新盾牌	35	9554327	2011.6.3						Alibaba Group Holding Limited	A01	Under examination
248	China	支付宝新盾牌	36	9554376	2011.6.3						Alibaba Group Holding Limited	A01	Under examination
249	China	支付宝新盾牌	38	9554419	2011.6.3						Alibaba Group Holding Limited	A01	Under examination
250	China	支付宝新盾牌	41	9554447	2011.6.3						Alibaba Group Holding Limited	A01	Under examination
251	China	支付宝新盾牌	42	9554478	2011.6.3						Alibaba Group Holding Limited	A01	Under examination
252	China	便签支付	9								Alibaba Group Holding Limited	A01	Instructed agent to file

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

242 China 39 9536710 2011.5.31 Alibaba Group Holding Limited A01 Under examination

243 China 41 9536752 2011.5.31 Alibaba Group Holding Limited A01 Under examination

244 China 42 9536780 2011.5.31 Alibaba Group Holding Limited A01 Under examination

245 China 9 9554241 2011.6.3 Alibaba Group Holding Limited A01 Under examination

246 China 16 9554295 2011.6.3 Alibaba Group Holding Limited A01 Under examination

247 China 35 9554327 2011.6.3 Alibaba Group Holding Limited A01 Under examination

248 China 36 9554376 2011.6.3 Alibaba Group Holding Limited A01 Under examination

249 China 38 9554419 2011.6.3 Alibaba Group Holding Limited A01 Under examination

250 China 41 9554447 2011.6.3 Alibaba Group Holding Limited A01 Under examination

251 China 42 9554478 2011.6.3 Alibaba Group Holding Limited A01 Under examination

252 China 9 Alibaba Group Holding Limited A01 Instructed agent to file

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

253 China 36 9634018 2011.6.23 Alibaba Group Holding Limited A01 Under examination

254 China 9 Alibaba Group Holding Limited A01 Instructed agent to file

255 China 36 Alibaba Group Holding Limited A01 Instructed agent to file

256 China 9 Alibaba Group Holding Limited A01 Instructed agent to file

257 China 36 Alibaba Group Holding Limited A01 Instructed agent to file

258 Argentina ALIPAY 9 2597568 2005.06.15 2004.12.23 2152067 2007.04.13 2017.04.13 Alibaba Group Holding Limited A01 Registered - Certificate received

259 Argentina ALIPAY 35 2597569 2005.06.15 2004.12.23 2146370 2007.03.13 2017.03.13 Alibaba Group Holding Limited A01 Registered - Certificate received

260 Argentina ALIPAY 36 2597570 2005.06.15 2004.12.23 2146371 2007.03.13 2017.03.13 Alibaba Group Holding Limited A01 Registered - Certificate received

261 Argentina ALIPAY 38 2597571 2005.06.15 2004.12.23 2146372 2007.03.13 2017.03.13 Alibaba Group Holding Limited A01 Registered - Certificate received

262 Argentina ALIPAY 39 2597572 2005.06.15 2004.12.23 2146373 2007.03.13 2017.03.13 Alibaba Group Holding Limited A01 Registered - Certificate received

263 Argentina ALIPAY 42 2597573 2005.06.15 2004.12.23 2146374 2007.03.13 2017.03.13 Alibaba Group Holding Limited A01 Registered - Certificate received

No. Territory Mark Class Applications No. Filing Date Priority Claim Publication Date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

264 Argentina Alipay Logo 9 2940592 2009.08.28 Alibaba Group Holding Limited A01 Under examination

265 Argentina Alipay Logo 35 2940593 2009.08.28 Alibaba Group Holding Limited A01 Under examination

266 Argentina Alipay Logo 36 2940594 2009.08.28 Alibaba Group Holding Limited A01 Under examination

267 Argentina Alipay Logo 38 2940595 2009.08.28 Alibaba Group Holding Limited A01 Under examination

268 Argentina Alipay Logo 42 2940596 2009.08.28 Alibaba Group Holding Limited A01 Under examination

269 Australia ALIPAY 9, 35, 36, 38, 39, 42 1036345 2004.12.31 78/537541 (US) 2004.12.23 1036345 2004.12.31 2014.12.31 Alibaba Group Holding Limited A01 Registered

270 Australia Alipay Logo (series) 9, 35, 36, 38, 42 1317255 2009.08.25 2011.01.06 1317255 2009.08.25 2019.08.25 Alibaba Group Holding Limited A01 Registered - Certificate received

271 Australia (stylised) 9, 35, 36, 38, 39, 42 1251535 2008.07.10 2010.01.07 1251535 2008.07.10 2018.07.10 Alibaba Group Holding Limited A01 Registered - Certificate received

272 Bangladesh ALIPAY 9 92157 2005.06.19 Alibaba Group Holding Limited A01 Under examination

273 Benelux ALIPAY 9, 35, 36, 37, 38, 42 1079945 2005.06.21 2004.12.23 806652 2006.09.08 2015.06.21 Alibaba Group Holding Limited A01 Registered

274 Bolivia ALIPAY 9 SM-2.127 2005.06.22 2004.12.23 109519 2007.07.03 2017.07.03 Alibaba Group Holding Limited A01 Registered - Certificate received

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

275 Bolivia ALIPAY 35 SM-2,124 2005.06.22 2004.12.23 109508 2007.07.03 2017.07.03 Alibaba Group Holding Limited A01 Registered - Certificate received

276 Bolivia ALIPAY 36 SM-2,126 2005.06.22 2004.12.23 109550 2007.07.03 2017.07.03 Alibaba Group Holding Limited A01 Registered - Certificate received

277 Bolivia ALIPAY 38 SM-2,125 2005.06.22 2004.12.23 109518 2007.07.03 2017.07.03 Alibaba Group Holding Limited A01 Registered - Certificate received

278 Bolivia ALIPAY 39 SM-2,123 2005.06.22 2004.12.23 109531 2007.07.03 2017.07.03 Alibaba Group Holding Limited A01 Registered - Certificate received

279 Bolivia ALIPAY 42 SM-2,122 2005.06.22 2004.12.23 109530 2007.07.03 2017.07.03 Alibaba Group Holding Limited A01 Registered - Certificate received

280 Brazil ALIPAY 9 827529694 2005.06.22 2004.12.23 827529694 2008.06.03 2018.06.03 Alibaba Group Holding Limited A01 Registered - Certificate received

281 Brazil ALIPAY 35 827529481 2005.06.22 2004.12.23 827529481 2008.06.03 2018.06.03 Alibaba Group Holding Limited A01 Registered - Certificate received

282 Brazil ALIPAY 36 827529309 2005.06.22 2004.12.23 827529309 2008.06.03 2018.06.03 Alibaba Group Holding Limited A01 Registered - Certificate received

283 Brazil ALIPAY 38 827529295 2005.06.22 2004.12.23 827529295 2008.06.03 2018.06.03 Alibaba Group Holding Limited A01 Registered - Certificate received

284 Brazil ALIPAY 39 827529287 2005.06.22 2004.12.23 827529287 2008.06.03 2018.06.03 Alibaba Group Holding Limited A01 Registered - Certificate received

285 Brazil ALIPAY 42 827529279 2005.06.22 2004.12.23 827529279 2008.06.03 2018.06.03 Alibaba Group Holding Limited A01 Registered - Certificate received

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

286 Brazil Alipay Logo 9 901913138 2009.09.01 2009.10.13 Alibaba Group Holding Limited A01 Published on 2009.10.13

287 Brazil Alipay Logo 35 901913154 2009.09.01 2009.10.13 Alibaba Group Holding Limited A01 Published on 2009.10.13

288 Brazil Alipay Logo 36 901913189 2009.09.01 2009.10.13 Alibaba Group Holding Limited A01 Published on 2009.10.13

289 Brazil Alipay Logo 38 901913219 2009.09.01 2009.10.13 Alibaba Group Holding Limited A01 Published on 2009.10.13

290 Brazil Alipay Logo 42 901670430 2009.09.01 2009.10.13 Alibaba Group Holding Limited A01 Published on 2009.10.13

291 Cambodia ALIPAY 9 22987/05 2005.07.04 2004.12.23 22225/05 2005.08.22 2011.08.22 (Aff. of Use) 2014.08.22 (Renewal) Alibaba Group Holding Limited A01 Registered

292 Cambodia ALIPAY 35 22988/05 2005.07.04 2004.12.23 22226/05 2005.08.22 2011.08.22 (Aff. of Use) 2014.08.22 (Renewal) Alibaba Group Holding Limited A01 Registered

293 Cambodia ALIPAY 36 22989/05 2005.07.04 2004.12.23 22227/05 2005.08.22 2011.08.22 (Aff. of Use) 2014.08.22 (Renewal) Alibaba Group Holding Limited A01 Registered

294 Cambodia ALIPAY 38 22990/05 2005.07.04 2004.12.23 22228/05 2005.08.22 2011.08.22 (Aff. of Use) 2014.08.22 (Renewal) Alibaba Group Holding Limited A01 Registered

295 Cambodia ALIPAY 39 22991/05 2005.07.04 2004.12.23 22229/05 2005.08.22 2011.08.22 (Aff. of Use) 2014.08.22 (Renewal) Alibaba Group Holding Limited A01 Registered

296 Cambodia ALIPAY 42 22992/05 2005.07.04 2004.12.23 22230/05 2005.08.22 2011.08.22 (Aff. of Use) 2014.08.22 (Renewal) Alibaba Group Holding Limited A01 Registered

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

297 Canada ALIPAY 9, 35, 36, 38, 39, 42 1263520 2005.06.23 2004.12.23 Alibaba Group Holding Limited A01 Under examination

298 Canada Alipay Logo Alipay 9, 35, 36, 38, 42 1447080 2009.08.27 Alibaba Group Holding Limited A01 Under examination

299 Cayman Islands ALIPAY 9, 35, 38, 42 Alibaba Group Holding Limited A01 Proposed; awaiting Issuance of CTM registration

300 Cayman Islands Alipay Logo Alipay 9, 35, 36, 38, 42 Alibaba Group Holding Limited A01 Proposed; awaiting Issuance of CTM registration

301 Chile ALIPAY 9 691668 2005.06.17 2004.12.23 750015 2006.02.08 2016.02.08 Alibaba.com Corporation A01 Registered

302 Chile ALIPAY 35, 36, 38, 39, 42 691669 2005.06.17 2004.12.23 750016 2006.02.08 2016.02.08 Alibaba.com Corporation A01 Registered

303 Chile Alipay Logo Alipay 9 876016 2009.08.28 2010.12.10 Alibaba Group Holding Limited A01 Published on 2010.12.10

304 Chile Alipay Logo 35, 36, 38, 42 876015 2009.08.28 2011.03.04 Alibaba Group Holding Limited A01 Published on 2011.03.04

305 Colombia ALIPAY Alipay 9 5059420 2005.06.17 2004.12.23 310354 2006.01.31 2016.01.31 Alibaba Group Holding Limited A01 Registered

306 Colombia ALIPAY 35 5059422 2005.06.17 2004.12.23 310355 2006.01.31 2016.01.31 Alibaba Group Holding Limited A01 Registered

307 Colombia ALIPAY 36 5059430 2005.06.17 2004.12.23 310357 2006.01.31 2016.01.31 Alibaba Group Holding Limited A01 Registered

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

308 Colombia ALIPAY 38 5059426 2005.06.17 2004.12.23 310356 2006.01.31 2016.01.31 Alibaba Group Holding Limited A01 Registered

309 Colombia ALIPAY 39 5059433 2005.06.17 2004.12.23 310358 2006.01.31 2016.01.31 Alibaba Group Holding Limited A01 Registered

310 Colombia ALIPAY 42 5059437 2005.06.17 2004.12.23 310359 2006.01.31 2016.01.31 Alibaba Group Holding Limited A01 Registered

311 Ecuador ALIPAY 9 158775 2005.06.22 2004.12.23 1777-06 2006.03.29 2016.03.29 Alibaba Group Holding Limited A01 Registered

312 Ecuador ALIPAY 35 158777 2005.06.22 2004.12.23 627-06 2006.03.29 2016.03.29 Alibaba Group Holding Limited A01 Registered

313 Ecuador ALIPAY 36 158778 2005.06.22 2004.12.23 628-06 2006.03.29 2016.03.29 Alibaba Group Holding Limited A01 Registered

314 Ecuador ALIPAY 38 158779 2005.06.22 2004.12.23 629-06 2006.03.29 2016.03.29 Alibaba Group Holding Limited A01 Registered

315 Ecuador ALIPAY 39 158774 2005.06.22 2004.12.23 625-06 2006.03.29 2016.03.29 Alibaba Group Holding Limited A01 Registered

316 Ecuador ALIPAY 42 158776 2005.06.22 2004.12.23 626-06 2006.03.29 2016.03.29 Alibaba Group Holding Limited A01 Registered

317 Egypt ALIPAY 9 176471 2005.06.21 2004.12.23 176471 2008.07.30 2015.06.21 Alibaba Group Holding Limited A01 Registered - Certificate received

318 Egypt ALIPAY 35 176472 2005.06.21 2004.12.23 176472 2008.07.30 2015.06.21 Alibaba Group Holding Limited A01 Registered - Certificate received

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

319 Egypt ALIPAY 36 176473 2005.06.21 2004.12.23 176473 2008.07.30 2015.06.21 Alibaba Group Holding Limited A01 Registered - Certificate received

320 Egypt ALIPAY 38 176474 2005.06.21 2004.12.23 176474 2008.07.30 2015.06.21 Alibaba Group Holding Limited A01 Registered - Certificate received

321 Egypt ALIPAY 39 176475 2005.06.21 2004.12.23 176475 2008.07.30 2015.06.21 Alibaba Group Holding Limited A01 Registered - Certificate received

322 Egypt ALIPAY 42 176476 2005.06.21 2004.12.23 176476 2008.07.30 2015.06.21 Alibaba Group Holding Limited A01 Registered - Certificate received

323 European Union (CTM) ALIPAY 9, 35, 36, 38, 42 4469052 2005.06.03 2004.12.23 2005.12.05 004469052 2010.11.26 2015.06.03 Alibaba Group Holding Limited A01 Registered - Certificate received

324 European Union (CTM) Alipay Logo Alipay 9, 35, 36, 38, 42 8513475 2009.08.27 2009.10.19 008513475 2010.02.01 2019.08.27 Alibaba Group Holding Limited A01 Registered - Certificate received

325 European Union (CTM) Alipay.com 9, 35, 36, 38, 39, 42 7045529 2008.07.08 2008.10.06 Alibaba.com Corporation A01 Published on 2008.10.06

326 Hong Kong Alipay Logo (series) a. Alipay b. Alipay 9, 35, 42 301409607AA 2009.08.19 2010.07.30 301409607AA 2009.08.19 2019.08.18 Alibaba Group Holding Limited A01 Registered - Certificate received

327 Hong Kong Alipay Logo (series) a. Alipay b. Alipay 36, 38 301409607AB 2009.08.19 2010.05.07 301409507AB 2009.08.19 2019.08.18 Alibaba Group Holding Limited A01 Registered - Certificate received

328 Hong Kong ALIPAY Logo a. b. 41 300942732AB 2007.08.28 300942732AB 2007.08.28 2017.08.27 Alibaba Group Holding Limited A01 Registered - Certificate received

329 Hong Kong ALIPAY Logo a. b. 9, 35, 36, 38, 39, 42 300942732AA 2007.08.28 300942732aa 2007.08.28 2017.08.27 Alibaba Group Holding Limited A01 Registered - Certificate received

No.	Territory	Mark	Class	Application No.	Filing Date	Priority Claim	Publication date	Registration No.	Registration Date	Renewal Date	Registrant	Registrant's Accounting Code	Status
330	Hong Kong	ALIPAY信任使者 Logo with Slogan	35	300942750	2007.08.28			300942750	2007.08.28	2017.08.27	Alibaba Group Holding Limited	A01	Registered - Certificate received
331	Hong Kong	因为信任所以简单 / 因為信任所以簡單	9, 35, 36, 38, 39, 41, 42	300942741	2007.08.28			300942741	2007.08.28	2017.08.27	Alibaba Group Holding Limited	A01	Registered - Certificate received
332	Hong Kong	支付保	9, 35, 36, 38, 39, 42	300310067	2004.10.29			300310067	2004.10.29	2014.10.29	Alibaba Group Holding Limited	A01	Registered - Certificate received
333	Hong Kong	支付寶 & 盾Device	9, 35, 36, 38, 42	300295533	2004.10.04			300295533	2004.10.04	2014.10.04	Alibaba Group Holding Limited	A01	Registered - Certificate received
334	Hong Kong	支付寶 & 盾Device	39	300299971	2004.10.12			300299971	2004.10.12	2014.10.12	Alibaba Group Holding Limited	A01	Registered - Certificate received
335	Hong Kong	支付宝 Alipay.com & Logo	36, 39	301029212AA	2008.01.10		2008.03.06	301029212AA	2008.01.10	2018.01.09	Alibaba Group Holding Limited	A01	Registered - Certificate received
336	Hong Kong	支付宝 Alipay.com & Logo	9, 35, 38 & 42	301029212AB	2008.01.10		2010.11.19	301029212AB	2008.01.10	2018.01.09	Alibaba Group Holding Limited	A01	Registered - Certificate received
337	Hong Kong	支付宝ALI PAY	9, 35, 36, 38, 39, 42,	300337978	2004.12.15			300337978	2004.12.15	2014.12.14	Alibaba Group Holding Limited	A01	Registered - Certificate received
338	Hong Kong	支付宝ALIPAY	9, 35, 36, 38, 39, 42,	300337969	2004.12.15			300337969	2004.12.15	2014.12.14	Alibaba Group Holding Limited	A01	Registered - Certificate received
339	Hong Kong	支付寶 支付宝 (in series) • 支付寶 • 支付宝	9, 35, 36, 38, 39, 42	300299962 (9, 35, 36, 38,42) 300295542 (39)	2004.10.04 (9, 35, 36, 38, 42) 2004.10.12 (39)			300299962AA	2004.10.12	2014.10.12	Alibaba Group Holding Limited	A01	Registered - Certificate received
340	Hong Kong	支付宝城 / 支付寶城 • 支付宝城 • 支付寶城	36	301476333	2009.11.16		2009.12.31	301476333	2009.11.16	2019.11.15	Alibaba Group Holding Limited	A01	Registered - Certificate received

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

330 Hong Kong ALIPAY Logo with Slogan 35 300942750 2007.08.28 300942750 2007.08.28 2017.08.27 Alibaba Group Holding Limited A01 Registered - Certificate received

331 Hong Kong 9, 35, 36, 38, 39, 41, 42 300942741 2007.08.28 300942741 2007.08.28 2017.08.27 Alibaba Group Holding Limited A01 Registered - Certificate received

332 Hong Kong 9, 35, 36, 38, 39, 42 300310067 2004.10.29 300310067 2004.10.29 2014.10.29 Alibaba Group Holding Limited A01 Registered - Certificate received

333 Hong Kong & Device 9, 35, 36, 38, 42 300295533 2004.10.04 300295533 2004.10.04 2014.10.04 Alibaba Group Holding Limited A01 Registered - Certificate received

334 Hong Kong & Device 39 300299971 2004.10.12 300299971 2004.10.12 2014.10.12 Alibaba Group Holding Limited A01 Registered - Certificate received

335 Hong Kong Alipay.com & Logo 36, 39 301029212AA 2008.01.10 2008.03.06 301029212AA 2008.01.10 2018.01.09 Alibaba Group Holding Limited A01 Registered - Certificate received

336 Hong Kong Alipay.com & Logo 9, 35, 38 & 42 301029212AB 2008.01.10 2010.11.19 301029212AB 2008.01.10 2018.01.09 Alibaba Group Holding Limited A01 Registered - Certificate received

337 Hong Kong ALIPAY 9, 35, 36, 38, 39, 42, 300337978 2004.12.15 300337978 2004.12.15 2014.12.14 Alibaba Group Holding Limited A01 Registered - Certificate received

338 Hong Kong ALIPAY 9, 35, 36, 38, 39, 42, 300337969 2004.12.15 300337969 2004.12.15 2014.12.14 Alibaba Group Holding Limited A01 Registered - Certificate received

339 Hong Kong (in series) 9, 35, 36, 38, 39, 42 300299962 (9, 35, 36, 38, 42) 300295542 (39) 2004.10.04 (9, 35, 36, 38, 42) 2004.10.12 (39) 300299962AA 2004.10.12 2014.10.12 Alibaba Group Holding Limited A01 Registered - Certificate received

340 Hong Kong 36 301476333 2009.11.16 2009.12.31 301476333 2009.11.16 2019.11.15 Alibaba Group Holding Limited A01 Registered - Certificate received

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

341 Hong Kong / a. b. 36 301476342 2009.11.16 2009.12.31 301476342 2009.11.16 2019.11.15 Alibaba Group Holding Limited A01 Registered - Certificate received

342 Hong Kong SOHO/ SOHO a. b. c. d. 36 301476351 2009.11.16 2009.12.31 301476351 2009.11.16 2019.11.15 Alibaba Group Holding Limited A01 Registered - Certificate received

343 Hong Kong / a. b. 36 301476360 2009.11.16 2009.12.31 301476360 2009.11.16 2019.11.15 Alibaba Group Holding Limited A01 Registered - Certificate received

344 Hong Kong / a. b. 36 301476379 2009.11.16 2009.12.31 301476379 2009.11.16 2019.11.15 Alibaba Group Holding Limited A01 Registered - Certificate received

345 India ALIPAY 39 1330782 2005.01.07 78/537541 (US) 2004.12.23 Alibaba.com Corporation A01 Under examination

346 India ALIPAY 9, 35, 36, 38, 42 1330289 2005.01.05 749970 2005.01.05 2015.01.05 Alibaba.com Corporation A01 Registered - Certificate returned for correction

347 India Alipay Logo (series) a. Alipay b. Alipay 9, 35, 36, 38, 42 1854662 2009.08.25 2010.10.29 Alibaba Group Holding Limited A01 Published on 2010.10.29, opposition period will expire on 2011.02.28

348 Indonesia ALI PAY 9 D00.2005.022 41.02257 2005.01.27 IDM000092669 2006.10.17 2015.01.27 Alibaba.com Corporation A01 Registered - Certificate received

349 Indonesia ALI PAY 35 J00.2005.0224 2.02258 2005.01.27 IDM000092670 2006.10.17 2015.01.27 Alibaba.com Corporation A01 Registered - Certificate received

350 Indonesia ALI PAY 36 J00.2005.0224 3.02259 2005.01.27 IDM000092671 2006.10.17 2015.01.27 Alibaba.com Corporation A01 Registered - Certificate received

351 Indonesia ALI PAY 38 J00.2005.0224 4.02260 2005.01.27 IDM000092672 2006.10.17 2015.01.27 Alibaba.com Corporation A01 Registered - Certificate received

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

352 Indonesia ALI PAY 39 J00.2005.02245.02261 2005.01.27 IDM000092673 2006.10.17 2015.01.27 Alibaba.com Corporation A01 Registered - Certificate received

353 Indonesia ALI PAY 42 J00.2005.02246.02262 2005.01.27 IDM000092674 2006.10.17 2015.01.27 Alibaba.com Corporation A01 Registered - Certificate received

354 Indonesia ALIPAY 9 D00.2005.02235.02251 2005.01.27 78/537541 (US) 2004.12.23 IDM000096721 2005.11.10 2015.03.04 Alibaba.com Corporation A01 Registered - Certificate received

355 Indonesia ALIPAY 35 J00.2005.02236.02252 2005.01.27 78/537541 (US) 2004.12.23 IDM000096722 2005.11.10 2015.03.04 Alibaba.com Corporation A01 Registered - Certificate received

356 Indonesia ALIPAY 36 J00.2005.02237.02253 2005.01.27 78/537541 (US) 2004.12.23 IDM000096723 2005.11.10 2015.03.04 Alibaba.com Corporation A01 Registered - Certificate received

357 Indonesia ALIPAY 38 J00.2005.02238.02254 2005.01.27 78/537541 (US) 2004.12.23 IDM000096724 2005.11.10 2015.03.04 Alibaba.com Corporation A01 Registered - Certificate received

358 Indonesia ALIPAY 39 J00.2005.02239.02255 2005.01.27 78/537541 (US) 2004.12.23 IDM000096725 2005.11.10 2015.03.04 Alibaba.com Corporation A01 Registered - Certificate received

359 Indonesia ALIPAY 42 J00.2005.02240.02256 2005.01.27 78/537541 (US) 2004.12.23 IDM000096726 2005.11.10 2015.03.04 Alibaba.com Corporation A01 Registered - Certificate received

360 Indonesia Alipay Logo Alipay 9, 35, 36 D00 2010 0161 2010.05.04 Alibaba Group Holding Limited A01 Received filing report

361 Indonesia Alipay Logo Alipay 38, 42 J00 2010 0161 2010.05.04 Alibaba Group Holding Limited A01 Received filing report

362 Iran ALIPAY 9, 35, 36, 38, 39, 42 84031957 2005.06.21 2004.12.23 147791 2005.06.21 2015.06.21 Alibaba Group Holding Limited A01 Registered - Certificate received

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

363 Israel ALIPAY 9 181328 2005.06.16 2004.12.23 181328 2015.06.16 2015.06.16 Alibaba Group Holding Limited A01 Registered

364 Israel ALIPAY 35 181329 2005.06.16 2004.12.23 181329 2015.06.16 2015.06.16 Alibaba Group Holding Limited A01 Registered

365 Israel ALIPAY 36 181330 2005.06.16 2004.12.23 181330 2015.06.16 2015.06.16 Alibaba Group Holding Limited A01 Registered

366 Israel ALIPAY 38 181331 2005.06.16 2004.12.23 181331 2015.06.16 2015.06.16 Alibaba Group Holding Limited A01 Registered

367 Israel ALIPAY 39 181332 2005.06.16 2004.12.23 181332 2015.06.16 2015.06.16 Alibaba Group Holding Limited A01 Registered

368 Israel ALIPAY 42 181333 2005.06.16 2004.12.23 181333 2015.06.16 2015.06.16 Alibaba Group Holding Limited A01 Registered

369 Japan ALI PAY 9, 35, 36, 38, 39, 42 2005-5904 4885554 2005.08.05 2015.08.05 Alibaba Group Holding Limited A01 Registered

370 Japan ALIPAY 9, 35, 36, 38, 39, 42 2005-5903 78/537541 (US) 2004.12.23 4885553 2005.08.05 2015.08.05 Alibaba Group Holding Limited A01 Registered

371 Japan Alipay logo Alipay 9, 35, 36, 38, 42 2009-067863 2009.09.04 5289504 2009.12.18 2019.12.18 Alibaba Group Holding Limited A01 Registered - Certificate received

372 Japan Alipay.com & Logo Alipay.com 9, 35, 36, 38, 39, 42 2008-2795 2008.01.18 2009.06.09 5227522 2009.05.01 2019.05.01 Alibaba Group Holding Limited A01 Registered - Certificate received

373 Macau Alipay Logo Alipay 9 N/44696 2009.08.26 2009.11.04 N/44696 2010.01.25 2017.01.25 Alibaba Group Holding Limited A01 Registered - Certificate received

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

374 Macau Alipay Logo ALipay 35 N/44697 2009.08.26 2009.11.04 N/44697 2010.01.25 2017.01.25 Alibaba Group Holding Limited A01 Registered - Certificate received

375 Macau Alipay Logo ALipay 36 N/44698 2009.08.26 2009.11.04 N/44698 2010.01.25 2017.01.25 Alibaba Group Holding Limited A01 Registered - Certificate received

376 Macau Alipay Logo ALipay 38 N/44699 2009.08.26 2009.11.04 N/44699 2010.01.25 2017.01.25 Alibaba Group Holding Limited A01 Registered - Certificate received

377 Macau Alipay Logo ALipay 42 N/44700 2009.08.26 2009.11.04 N/44700 2010.01.25 2017.01.25 Alibaba Group Holding Limited A01 Registered - Certificate received

378 Macau Alipay.com Alipay.com 9 N/42957 2009.05.15 2009.08.05 N/42957 2009.10.29 2016.10.29 Alibaba Group Holding Limited A01 Registered - Certificate received

379 Macau Alipay.com Alipay.com 35 N/42958 2009.05.15 2009.08.05 N/42958 2009.10.29 2016.10.29 Alibaba Group Holding Limited A01 Registered - Certificate received

380 Macau Alipay.com Alipay.com 36 N/42959 2009.05.15 2009.08.05 N/42959 2009.10.29 2016.10.29 Alibaba Group Holding Limited A01 Registered - Certificate received

381 Macau Alipay.com Alipay.com 38 N/42960 2009.05.15 2009.08.05 N/42960 2009.10.29 2016.10.29 Alibaba Group Holding Limited A01 Registered - Certificate received

382 Macau Alipay.com Alipay.com 42 N/42961 2009.05.15 2009.08.05 N/42961 2009.10.29 2016.10.29 Alibaba Group Holding Limited A01 Registered - Certificate received

383 Malaysia ALIPAY ALI PAY 9 05000235 2005.01.05 78/537541 (US) 2004.12.23 2010.07.22 05000235 2004.12.23 2014.12.23 Alibaba Group Holding Limited A01 Registered - Certificate received

384 Malaysia ALIPAY ALI PAY 35 05000231 2005.01.05 78/537541 (US) 2004.12.23 05000231 2004.12.23 2014.12.23 Alibaba Group Holding Limited A01 Registered - Certificate received

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

385 Malaysia ALIPAY 36 05000236 2005.01.05 78/537541 (US) 2004.12.23 2009.12.03 05000236 2004.12.23 2014.12.23 Alibaba Group Holding Limited A01 Registered - Certificate received

386 Malaysia ALIPAY ALI PAY 38 05000237 2005.01.05 78/537541 (US) 2004.12.23 Alibaba Group Holding Limited A01 Under Examination

387 Malaysia ALIPAY 39 05000233 2005.01.05 78/537541 (US) 2004.12.23 05000233 2004.12.23 2014.12.23 Alibaba Group Holding Limited A01 Registered - Certificate received

388 Malaysia ALIPAY ALIPAY 42 05000234 2005.01.05 78/537541 (US) 2004.12.23 5000234 2004.12.23 2014.12.23 Alibaba Group Holding Limited A01 Registered - Certificate received

389 Malaysia Alipay Logo (series) Alipay Alipay 9 09014584 2009.08.25 2011.01.20 09014584 2009.08.26 2019.08.26 Alibaba Group Holding Limited A01 Registered - Certificate received

390 Malaysia Alipay Logo (series) Alipay Alipay 35 09014585 2009.08.26 2011.03.31 Alibaba Group Holding Limited A01 Published on 2011.03.31,opposition period will expire on 2011.05.31

391 Malaysia Alipay Logo (series) Alipay Alipay 36 09014586 2009.08.26 Alibaba Group Holding Limited A01 Received fling report

392 Malaysia Alipay Logo (series) Alipay Alipay 38 09014587 2009.08.26 Alibaba Group Holding Limited A01 Received fling report

393 Malaysia Alipay Logo (series) Alipay Alipay 42 09014588 2009.08.26 2011.03.17 Alibaba Group Holding Limited A01 Published on 2011.03.17

394 Mexico ALIPAY 9 724291 2005.06.22 2004.12.23 898049 2005.06.22 2015.06.22 Alibaba Group Holding Limited A01 Registered

395 Mexico ALIPAY 35 724292 2005.06.22 2004.12.23 910520 2005.06.22 2015.06.22 Alibaba Group Holding Limited A01 Registered

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

396 Mexico ALIPAY 36 724293 2005.06.22 2004.12.23 900612 2005.06.22 2015.06.22 Alibaba Group Holding Limited A01 Registered

397 Mexico ALIPAY 38 724294 2005.06.22 2004.12.23 909561 2005.06.22 2015.06.22 Alibaba Group Holding Limited A01 Registered

398 Mexico ALIPAY 39 724295 2005.06.22 2004.12.23 900613 2005.06.22 2015.06.22 Alibaba Group Holding Limited A01 Registered

399 Mexico ALIPAY 42 724296 2005.06.22 2004.12.23 946341 2005.06.22 2015.06.22 Alibaba Group Holding Limited A01 Registered

400 Mexico Alipay Logo Alipay 9 1030746 2009.09.02 1127704 2009.10.27 2019.09.02 Alibaba Group Holding Limited A01 Registered - Certificate received

401 Mexico Alipay Logo Alipay 35 1030748 2009.09.02 1191806 2009.09.02 2019.09.02 Alibaba Group Holding Limited A01 Registered - Certificate received

402 Mexico Alipay Logo Alipay 36 1030749 2009.09.02 1158233 2010.05.17 2019.09.02 Alibaba Group Holding Limited A01 Registered - Certificate received

403 Mexico Alipay Logo Alipay 38 1030751 2009.09.02 1,136,851 2010.01.07 2019.09.02 Alibaba Group Holding Limited A01 Registered - Certificate received

404 Mexico Alipay Logo Alipay 42 1030752 2009.09.02 1158234 2010.05.17 2019.09.02 Alibaba Group Holding Limited A01 Registered - Certificate received

405 Mongolia ALIPAY 9,35,36,38,39,42 5810 2005.06.21 5350 2005.06.21 2015.06.21 Alibaba Group Holding Limited A01 Registered

406 New Zealand ALIPAY ALI PAY 9,35,36,38,39,42 723717 2005.01.10 78/537541 (US) 2004.12.23 Alibaba Group Holding Limited A01 Under Examination

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

407 New Zealand Alipay Logo (series) a. Alipay b. Alipay 9,35,36,38,42 812614 2009.09.11 2009.12.24 812614 2010.04.08 2019.09.11 Alibaba Group Holding Limited A01 Registered - Certificate received

408 Nigeria ALIPAY 9 102624 2005.07.15 69335 2005.07.15 2012.07.15 Alibaba Group Holding Limited A01 Registered

409 Nigeria ALIPAY 16 102625 2005.07.15 67864 2005.07.15 2012.07.15 Alibaba Group Holding Limited A01 Registered

410 Nigeria ALIPAY 35 174482/07 2007.05.22 Alibaba Group Holding Limited A01 Under examination

411 Nigeria ALIPAY 36 174480/07 2007.06.01 75961 2007.06.01 2014.06.01 Alibaba Group Holding Limited A01 Registered - Certificate received

412 Nigeria ALIPAY 38 174484/07 2009.06.01 75963 2007.06.01 2014.06.01 Alibaba Group Holding Limited A01 Registered - Certificate received

413 Nigeria ALIPAY 42 174483/07 2007.06.01 75964 2007.06.01 2014.06.01 Alibaba Group Holding Limited A01 Registered - Certificate received

414 Norway ALIPAY 9,35,36,38,39,42 2005/05,909 2005.06.16 2004.12.23 237590 2007.02.01 2017.02.01 Alibaba Group Holding Limited A01 Registered - Certificate received

415 Pakistan ALIPAY 9 204561 2005.01.03 78/537541 (US) 2004.12.23 Alibaba.com Corporation A01 Accepted, will be registered

416 Pakistan ALIPAY 35 204560 2005.01.03 78/537541 (US) 2004.12.23 2010.08.16 Alibaba Group Holding Limited A01 Accepted, will be registered

417 Pakistan ALIPAY 36 204559 2005.01.03 78/537541 (US) 2004.12.23 Alibaba.com Corporation A01 Accepted, will be registered

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

418 Pakistan ALIPAY 38 204558 2005.01.03 78/537541 (US) 2004.12.23 Alibaba.com Corporation A01 Accepted, will be registered

419 Pakistan ALIPAY 39 204556 2005.01.03 78/537541 (US) 2004.12.23 2008.12.29 Alibaba.com Corporation A01 Published on 2008.12.29, opposition period will expire on 2009.02.28

420 Pakistan ALIPAY 42 204557 2005.01.03 78/537541 (US) 2004.12.23 2008.12.29 Alibaba.com Corporation A01 Published on 2008.12.29, opposition period will expire on 2009.02.28

421 Pakistan Alipay Logo (series) a. Alipay b. Alipay 9 271499 2009.08.26 Alibaba Group Holding Limited A01 Accepted, will be published.

422 Pakistan Alipay Logo (series) a. Alipay b. Alipay 35 271500 2009.08.26 Alibaba Group Holding Limited A01 Accepted, will be published.

423 Pakistan Alipay Logo (series) a. Alipay b. Alipay 36 271501 2009.08.26 Alibaba Group Holding Limited A01 Accepted, will be published.

424 Pakistan Alipay Logo (series) a. Alipay b. Alipay 38 271502 2009.08.26 Alibaba Group Holding Limited A01 Accepted, will be published.

425 Pakistan Alipay Logo (series) a. Alipay b. Alipay 42 271503 2009.08.26 Alibaba Group Holding Limited A01 Accepted, will be published.

426 Peru ALIPAY 9 245615 2005.06.16 2004.12.23 00112307 2006.02.14 2016.02.14 Alibaba Group Holding Limited A01 Registered

427 Peru ALIPAY 35 245902 2005.06.20 2004.12.23 40830 2006.02.17 2016.02.17 Alibaba Group Holding Limited A01 Registered

428 Peru ALIPAY 36 245616 2005.06.16 2004.12.23 40736 2006.02.14 2016.02.14 Alibaba Group Holding Limited A01 Registered

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

429 Peru ALIPAY 38 245756 2005.06.17 2004.12.23 40685 2006.02.09 2016.02.09 Alibaba Group Holding Limited A01 Registered

430 Peru ALIPAY 39 245617 2005.06.16 2004.12.23 40709 2006.02.13 2016.02.13 Alibaba Group Holding Limited A01 Registered

431 Peru ALIPAY 42 245757 2005.06.17 2004.12.23 40737 2006.02.15 2016.02.16 Alibaba Group Holding Limited A01 Registered

432 Peru Alipay Logo Alipay 9 397989 2009.08.31 00159061 2009.12.04 2019.12.04 Alibaba Group Holding Limited A01 Registered - Certificate received

433 Peru Alipay Logo Alipay 35 397987 2009.08.31 00060794 2010.03.02 2020.03.02 Alibaba Group Holding Limited A01 Registered - Certificate received

434 Peru Alipay Logo Alipay 36 397986 2009.08.31 2010.01.28 00061056 2010.03.22 2020.03.22 Alibaba Group Holding Limited A01 Registered - Certificate received

435 Peru Alipay Logo Alipay 38 397985 2009.08.31 2009.12.05 00061168 2010.03.31 2020.03.31 Alibaba Group Holding Limited A01 Registered - Certificate received

436 Peru Alipay Logo Alipay 42 397988 2009.08.31 00060652 2020.02.19 2020.02.19 Alibaba Group Holding Limited A01 Registered - Certificate received

437 Philippines ALIPAY 9,35,36,38,39,42 4-2005-000675 2005.01.21 78/537541 (US) 2004.12.23 4-2005-000675 2007.07.09 2017.07.09 Alibaba.com Corporation A01 Registered - Certificate received

438 Philippines Alipay Logo Alipay 9,35,36,38,42 04-2011-00584 2011.05.20 Alibaba Group Holding Limited A01 Receiving filing report

439 Romania ALIPAY 9,35,36,38,39,42 2005/06,826 2005.06.15 69470 2005.06.15 2015.06.15 Alibaba Group Holding Limited A01 Registered - Certificate received

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

440 Romania Alipay Logo ALipay 9, 35, 36, 38, 42 2009/06729 2009.09.01 Alibaba Group Holding Limited A01 Abandoned

441 Russian Federation ALIPAY 35 2007/703090 2007.02.08 Alibaba Group Holding Limited A01 Abandoned

442 Russian Federation ALIPAY 9, 36, 38, 39, 42 2005/714,147 2005.06.14 339753 2007.12.18 2015.06.14 Alibaba Group Holding Limited A01 Registered - Certificate received

443 Russian Federation Alipay Logo ALipay 9, 36, 38, 42 2009/720,943 2009.08.26 Alibaba Group Holding Limited A01 Accepted, will be registered

444 Russian Federation Alipay Logo ALipay 35 2010/739,054 2010.12.03 Alibaba Group Holding Limited A01 Under examination

445 Saudi Arabia ALIPAY 9 99913 2005.09.21 863/75 2006.09.06 2015.06.03 Alibaba Group Holding Limited A01 Registered - Certificate received

446 Saudi Arabia ALIPAY 35 99914 2005.09.21 863/76 2006.09.06 2015.06.03 Alibaba Group Holding Limited A01 Registered - Certificate received

447 Saudi Arabia ALIPAY 36 99915 2005.09.21 863/77 2006.09.06 2015.06.03 Alibaba Group Holding Limited A01 Registered - Certificate received

448 Saudi Arabia ALIPAY 38 99916 2005.09.21 863/78 2006.09.06 2015.06.03 Alibaba Group Holding Limited A01 Registered - Certificate received

449 Saudi Arabia ALIPAY 39 99917 2005.09.21 909/8 2007.04.11 2015.06.03 Alibaba Group Holding Limited A01 Registered - Certificate received

450 Saudi Arabia ALIPAY 42 99918 2005.09.21 909/9 2007.04.11 2015.06.03 Alibaba Group Holding Limited A01 Registered - Certificate received

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

451 Singapore ALIPAY 9 T04/22022J 2004.12.15 T04/22022J 2004.12.15 2014.12.15 Alibaba Group Holding Limited A01 Registered - Certificate received

452 Singapore ALIPAY 35 T04/22025E 2004.12.15 T04/22025E 2004.12.15 2014.12.15 Alibaba Group Holding Limited A01 Registered - Certificate received

453 Singapore ALIPAY 36 T04/22027A 2004.12.15 T04/22027A 2004.12.15 2014.12.15 Alibaba Group Holding Limited A01 Registered - Certificate received

454 Singapore ALIPAY 38 T04/22032H 2004.12.15 T04/22032H 2004.12.15 2014.12.15 Alibaba Group Holding Limited A01 Registered - Certificate received

455 Singapore ALIPAY 39 T04/22033F 2004.12.15 T04/22033F 2004.12.15 2014.12.15 Alibaba Group Holding Limited A01 Registered - Certificate received

456 Singapore ALIPAY 42 T04/22034D 2004.12.15 T04/22034D 2004.12.15 2014.12.15 Alibaba Group Holding Limited A01 Registered - Certificate received

457 Singapore ALIPAY 9 T04/22040I 2004.12.15 T04/22040I 2004.12.15 2014.12.15 Alibaba Group Holding Limited A01 Registered - Certificate received

458 Singapore ALIPAY 35 T04/22041G 2004.12.15 T04/22041G 2004.12.15 2014.12.15 Alibaba Group Holding Limited A01 Registered

459 Singapore ALIPAY 36 T04/22042E 2004.12.15 T04/22042E 2004.12.15 2014.12.15 Alibaba Group Holding Limited A01 Registered - Certificate received

460 Singapore ALIPAY 38 T04/22043C 2004.12.15 T04/22043C 2004.12.15 2014.12.15 Alibaba Group Holding Limited A01 Registered - Certificate received

461 Singapore ALIPAY 39 T04/22044A 2004.12.15 T04/22044A 2004.12.15 2014.12.15 Alibaba Group Holding Limited A01 Registered - Certificate received

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

462 Singapore ALIPAY 42 T04/22045Z 2004.12.15 T04/22045Z 2004.12.15 2014.12.15 Alibaba Group Holding Limited A01 Registered - Certificate received

463 Singapore Alipay Logo (series) ALipay ALipay 9, 35, 36, 38, 42 T09/09634Z 2009.08.27 2010.05.07 T09/09634Z 2009.08.27 2019.08.27 Alibaba Group Holding Limited A01 Registered - Certificate received

464 Singapore Alipay.com & Logo 9, 35, 36, 38, 39 & 42 T08/00419J 2008.01.11 T08/00419J 2008.01.11 2018.01.11 Alibaba Group Holding Limited A01 Registered - Certificate received

465 Singapore ALIPAY Logo 9 T07/18035A 2007.08.31 T07/18035A 2007.08.31 2017.08.31 Alibaba Group Holding Limited A01 Registered - Certificate received

466 Singapore ALIPAY Logo 35 T07/18036Z 2007.08.31 T0718036Z 2007.08.31 2017.08.31 Alibaba Group Holding Limited A01 Registered - Certificate received

467 Singapore ALIPAY Logo 36 T07/18037H 2007.08.31 T0718037H 2007.08.31 2017.08.31 Alibaba Group Holding Limited A01 Registered - Certificate received

468 Singapore ALIPAY Logo 38 T07/18038F 2007.08.31 T0718038F 2007.08.31 2017.08.31 Alibaba Group Holding Limited A01 Registered - Certificate received

469 Singapore ALIPAY Logo 39 T07/18039D 2007.08.31 T07/18039D 2007.08.31 2017.08.31 Alibaba Group Holding Limited A01 Registered - Certificate received

470 Singapore ALIPAY Logo 41 T07/18040H 2007.08.31 T07/18040H 2007.08.31 2017.08.31 Alibaba Group Holding Limited A01 Registered - Certificate received

471 Singapore ALIPAY Logo 42 T07/18041F 2007.08.31 T07/18041F 2007.08.31 2017.08.31 Alibaba Group Holding Limited A01 Registered - Certificate received

472 Singapore ALIPAY Logo with Slogan 35 T07/18507H 2007.08.31 T07/18507H 2007.08.31 2017.08.31 Alibaba Group Holding Limited A01 Registered - Certificate received

No.	Territory	Mark	Class	Application No.	Filing Date	Priority Claim	Publication date	Registration No.	Registration Date	Renewal Date	Registrant	Registrant's Accounting Code	Status
473	Singapore	因为信任所以简单/ 因為信任所以簡單	9	T07/18508F	2007.08.31			T07/18508F	2007.08.31	2017.08.31	Alibaba Group Holding Limited	A01	Registered - Certificate received
474	Singapore	因为信任所以简单/ 因為信任所以簡單	35	T07/18509D	2007.08.31			T07/18509D	2007.08.31	2017.08.31	Alibaba Group Holding Limited	A01	Registered - Certificate received
475	Singapore	因为信任所以简单/ 因為信任所以簡單	36	T07/18510H	2007.08.31			T07/18510H	2007.08.31	2017.08.31	Alibaba Group Holding Limited	A01	Registered - Certificate received
476	Singapore	因为信任所以简单/ 因為信任所以簡單	38	T07/18511F	2007.08.31			T07/18511F	2007.08.31	2017.08.31	Alibaba Group Holding Limited	A01	Registered - Certificate received
477	Singapore	因为信任所以简单/ 因為信任所以簡單	39	T07/18512D	2007.08.31			T0718512D	2007.08.31	2017.08.31	Alibaba Group Holding Limited	A01	Registered - Certificate received
478	Singapore	因为信任所以简单/ 因為信任所以簡單	41	T07/18513B	2007.08.31			T07/18513B	2007.08.31	2017.08.31	Alibaba Group Holding Limited	A01	Registered - Certificate received
479	Singapore	因为信任所以简单/ 因為信任所以簡單	42	T07/18514J	2007.08.31			T07/18514J	2007.08.31	2017.08.31	Alibaba Group Holding Limited	A01	Registered - Certificate received
480	Singapore	支付保	9	T04/18869F	2004.10.29			T04/18869F	2004.10.29	2014.10.29	Alibaba Group Holding Limited	A01	Registered - Certificate received
481	Singapore	支付保	35	T04/18870Z	2004.10.29			T04/18870Z	2004.10.29	2014.10.29	Alibaba Group Holding Limited	A01	Registered - Certificate received
482	Singapore	支付保	36	T04/18871H	2004.10.29			T04/18871H	2004.10.29	2014.10.29	Alibaba Group Holding Limited	A01	Registered - Certificate received
483	Singapore	支付保	38	T04/18872F	2004.10.29			T04/18872F	2004.10.29	2014.10.29	Alibaba Group Holding Limited	A01	Registered - Certificate received

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

473 Singapore 9 T07/18508F 2007.08.31 T07/18508F 2007.08.31 2017.08.31 Alibaba Group Holding Limited A01 Registered - Certificate received

474 Singapore 35 T07/18509D 2007.08.31 T07/18509D 2007.08.31 2017.08.31 Alibaba Group Holding Limited A01 Registered - Certificate received

475 Singapore 36 T07/18510H 2007.08.31 T07/18510H 2007.08.31 2017.08.31 Alibaba Group Holding Limited A01 Registered - Certificate received

476 Singapore 38 T07/18511F 2007.08.31 T07/18511F 2007.08.31 2017.08.31 Alibaba Group Holding Limited A01 Registered - Certificate received

477 Singapore 39 T07/18512D 2007.08.31 T0718512D 2007.08.31 2017.08.31 Alibaba Group Holding Limited A01 Registered - Certificate received

478 Singapore 41 T07/18513B 2007.08.31 T07/18513B 2007.08.31 2017.08.31 Alibaba Group Holding Limited A01 Registered - Certificate received

479 Singapore 42 T07/18514J 2007.08.31 T07/18514J 2007.08.31 2017.08.31 Alibaba Group Holding Limited A01 Registered - Certificate received

480 Singapore 9 T04/18869F 2004.10.29 T04/18869F 2004.10.29 2014.10.29 Alibaba Group Holding Limited A01 Registered - Certificate received

481 Singapore 35 T04/18870Z 2004.10.29 T04/18870Z 2004.10.29 2014.10.29 Alibaba Group Holding Limited A01 Registered - Certificate received

482 Singapore 36 T04/18871H 2004.10.29 T04/18871H 2004.10.29 2014.10.29 Alibaba Group Holding Limited A01 Registered - Certificate received

483 Singapore 38 T04/18872F 2004.10.29 T04/18872F 2004.10.29 2014.10.29 Alibaba Group Holding Limited A01 Registered - Certificate received

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

484 Singapore 39 T04/18873D 2004.10.29 T04/18873D 2004.10.29 2014.10.29 Alibaba Group Holding Limited A01 Registered - Certificate received

485 Singapore 42 T04/18874B 2004.10.29 T04/18874B 2004.10.29 2014.10.29 Alibaba Group Holding Limited A01 Registered - Certificate received

486 Singapore 35 T04/17817H 2004.10.19 T04/17817H 2004.10.19 2014.10.19 Alibaba Group Holding Limited A01 Registered - Certificate received

487 Singapore 36 T04/17818F 2004.10.19 T04/17818F 2004.10.19 2014.10.19 Alibaba Group Holding Limited A01 Registered - Certificate received

488 Singapore 38 T04/17819D 2004.10.19 T04/17819D 2004.10.19 2014.10.19 Alibaba Group Holding Limited A01 Registered - Certificate received

489 Singapore 39 T04/17820H 2004.10.19 T04/17820H 2004.10.19 2014.10.19 Alibaba Group Holding Limited A01 Registered - Certificate received

490 Singapore 42 T04/17821F 2004.10.19 T04/17821F 2004.10.19 2014.10.19 Alibaba Group Holding Limited A01 Registered - Certificate received

491 Singapore 9 T04/17816Z 2004.10.19 T04/17816Z 2004.10.19 2014.10.19 Alibaba Group Holding Limited A01 Registered - Certificate received

492 South Africa ALIPAY 9 05/11,693 2005.06.14 2007.09.26 2005/11693 2009.09.10 2015.06.14 Alibaba Group Holding Limited A01 Registered - Certificate received

493 South Africa ALIPAY 35 05/11,694 2005.06.14 2007.09.26 Alibaba.com Corporation A01 Published on 2007.09.25; Awaiting certificate

494 South Africa ALIPAY 36 05/11,695 2005.06.14 2007.09.26 2005/11695 2009.09.10 2015.06.14 Alibaba.com Corporation A01 Registered - Certificate received

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

495 South Africa ALIPAY 38 2005/11696 2005.06.14 2005/11696 2005.06.14 2015.06.14 Alibaba.com Corporation A01 Registered - Certificate received

496 South Africa ALIPAY 39 05/11,697 2005.06.14 2007.09.26 2005/11697 2009.09.10 2015.06.14 Alibaba Group Holding Limited A01 Registered - Certificate received

497 South Africa ALIPAY 42 05/111,688 2005.06.14 2007.09.26 2005/11698 2009.09.10 2015.06.14 Alibaba Group Holding Limited A01 Registered - Certificate received

498 South Africa Alipay Logo ALipay 9 09/16563 2009.08.27 Alibaba Group Holding Limited A01 Received filing report

499 South Africa Alipay Logo ALipay 35 09/16564 2009.08.27 2011.02.23 Alibaba Group Holding Limited A01 Published on 2011.02.23

500 South Africa Alipay Logo ALipay 36 09/16565 2009.08.27 2011.02.23 Alibaba Group Holding Limited A01 Published on 2011.02.23

501 South Africa Alipay Logo ALipay 38 09/16565 2009.08.27 2011.02.23 Alibaba Group Holding Limited A01 Published on 2011.02.23

502 South Africa Alipay Logo ALipay 42 09/16567 2009.08.27 Alibaba Group Holding Limited A01 Received filing report

503 South Korea ALIPAY 9 40-2005-0000197 2005.01.04 78/537541 (US) 2004.12.23 0546254 2006.01.06 2016.01.06 Alibaba.com Corporation A01 Registered

504 South Korea ALIPAY 35 41-2005-0000084 2005.01.04 78/537541 (US) 2004.12.23 0119831 2005.08.12 2015.08.12 Alibaba.com Corporation A01 Registered

505 South Korea ALIPAY 36 41-2005-0000085 2005.01.04 78/537541 (US) 2004.12.23 41-0134150 2006.06.29 2016.06.29 Alibaba.com Corporation A01 Registered

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

506 South Korea ALIPAY 38 41-2005-0000086 2005.01.04 78/537541 (US) 2004.12.23 41-0129662 2006.03.23 2016.03.23 Alibaba.com Corporation A01 Registered

507 South Korea ALIPAY 39 41-2005-0000087 2005.01.04 78/537541 (US) 2004.12.23 0119258 2005.07.29 2015.07.29 Alibaba.com Corporation A01 Registered

508 South Korea ALIPAY 42 41-2005-0000089 2005.01.04 78/537541 (US) 2004.12.23 0128104 2006.02.20 2016.02.20 Alibaba.com Corporation A01 Registered

509 South Korea Alipay Logo (series) ALipay ALipay 9 2009-40916 2009.08.25 2010.10.18 40-0849703 2011.01.12 2021.01.12 Alibaba Group Holding Limited A01 Registered - Certificate received

510 South Korea Alipay Logo (series) ALipay ALipay 35 2009-19650 2009.08.25 2010.10.22 41-0205732 2011.01.12 2021.01.12 Alibaba Group Holding Limited A01 Registered - Certificate received

511 South Korea Alipay Logo (series) ALipay ALipay 36 2009-19697 2009.08.25 2010.11.11 41-0206651 2011.02.09 2021.02.09 Alibaba Group Holding Limited A01 Registered - Certificate received

512 South Korea Alipay Logo (series) ALipay ALipay 38 2009-19658 2009.08.25 2010.11.11 41-0206650 2011.02.09 2021.02.09 Alibaba Group Holding Limited A01 Registered - Certificate received

513 South Korea Alipay Logo (series) ALipay ALipay 42 2009-19671 2009.08.25 2010.10.22 41-0205726 2011.01.12 2021.01.12 Alibaba Group Holding Limited A01 Registered - Certificate received

514 Sri Lanka ALIPAY 9 125905 2005.06.17 Alibaba.com Corporation A01 Under examination

515 Sri Lanka ALIPAY 35 125904 2005.06.17 Alibaba.com Corporation A01 Under examination

516 Sri Lanka ALIPAY 36 125903 2005.06.17 Alibaba.com Corporation A01 Under examination

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

517 Sri Lanka ALIPAY 38 125902 2005.06.17 2010.02.19 125902 2004.12.23 2014.12.23 Alibaba Group Holding Limited A01 Registered - Certificate received

518 Sri Lanka ALIPAY 39 125901 2005.06.17 Alibaba.com Corporation A01 Under examination

519 Sri Lanka ALIPAY 42 125900 2005.06.17 Alibaba.com Corporation A01 Under examination

520 Switzerland ALIPAY 9, 35, 36, 38, 39, 42 55,034/2005 2005.06.20 543475 2005.06.20 2015.06.20 Alibaba.com Corporation A01 Registered - Certificate received

521 Switzerland Alipay Logo ALipay 9, 35, 36, 38, 42 59408/09 2009.08.27 597573 2010.03.08 2019.08.27 Alibaba Group Holding Limited A01 Registered - Certificate received

522 Taiwan ALI PAY 9 (93) 58743 2004.12.16 1199767 2006.03.16 Alibaba Group Holding Limited A01 Abandoned - Opposed by All Corporation. Unfavourable decision issued

523 Taiwan ALI PAY 35 (93) 58744 2004.12.16 1178344 2005.10.16 2015.10.15 Alibaba Group Holding Limited A01 Registered - Certificate received

524 Taiwan ALI PAY 36 (93) 58745 2004.12.16 1176366 2005.10.01 2015.09.30 Alibaba Group Holding Limited A01 Registered - Certificate received

525 Taiwan ALI PAY 38 (93) 58746 2004.12.16 1178519 2005.10.16 2015.10.15 Alibaba Group Holding Limited A01 Registered - Certificate received

526 Taiwan ALI PAY 39 (93) 58748 2004.12.16 1167651 2005.08.01 2015.07.31 Alibaba Group Holding Limited A01 Registered - Certificate received

527 Taiwan ALI PAY 42 (93) 58747 2004.12.16 1178695 2005.10.16 2015.10.15 Alibaba Group Holding Limited A01 Registered - Certificate received

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

528 Taiwan ALIPAY 9 (93) 58749 2004.12.16 1177315 2005.10.16 2015.10.15 Alibaba Group Holding Limited A01 Registered - Certificate received

529 Taiwan ALIPAY 35 (93) 58750 2004.12.16 1178345 2005.10.16 2015.10.15 Alibaba Group Holding Limited A01 Registered - Certificate received

530 Taiwan ALIPAY 36 (93) 58751 2004.12.16 2005.10.01 1176367 2005.10.01 2015.09.30 Alibaba Group Holding Limited A01 Registered - Certificate received

531 Taiwan ALIPAY 38 (93) 58752 2004.12.16 1178520 2005.10.16 2015.10.15 Alibaba Group Holding Limited A01 Registered - Certificate received

532 Taiwan ALIPAY 39 (93) 58754 2004.12.16 1167652 2005.08.01 2015.07.31 Alibaba Group Holding Limited A01 Registered - Certificate received

533 Taiwan ALIPAY 42 (93) 52553 2004.11.12 1178673 2005.10.16 2015.10.15 Alibaba Group Holding Limited A01 Registered - Certificate received

534 Taiwan Alipay Logo ALipay 9, 35, 36, 38, 42 090836888 2009.08.25 2010.07.01 1418191 2010.07.01 2020.06.30 Alibaba Group Holding Limited A01 Registered - Certificate received

535 Taiwan Alipay.com & Logo Alipay.com 9, 35, 36, 38, 39, 42 097010866 2008.03.12 1355058 2009.03.16 2019.03.15 Alibaba Group Holding Limited A01 Registered - Certificate received

536 Taiwan ALIPAY Logo 9, 35, 36, 38, 39, 41, 42 (96) 042510 2007.09.05 2008.12.01 1340948 2008.12.01 2018.11.30 Alibaba Group Holding Limited A01 Registered - Certificate received

537 Taiwan ALIPAY Logo with Slogan 35 (96) 042515 2007.09.05 1340385 2008.12.01 2018.11.30 Alibaba Group Holding Limited A01 Registered - Certificate received

538 Taiwan 9, 35, 36, 38, 39, 41, 42 (96) 042512 2007.09.05 Alibaba Group Holding Limited A01 Under examination

No.	Territory	Mark	Class	Application No.	Filing Date	Priority Claim	Publication date	Registration No.	Registration Date	Renewal Date	Registrant	Registrant's Accounting Code	Status
539	Taiwan	支付保	9	(93) 52552	2004.11.12			1158242	2005.06.16	2015.06.15	Alibaba Group Holding Limited	A01	Registered - Certificate received
540	Taiwan	支付保	35	(93) 52555	2004.11.12			1178299	2005.10.16	2015.10.15	Alibaba Group Holding Limited	A01	Registered - Certificate received
541	Taiwan	支付保	36	(93) 52557	2004.11.12			1178458	2005.10.16	2015.10.15	Alibaba Group Holding Limited	A01	Registered - Certificate received
542	Taiwan	支付保	38	(93) 52558	2004.11.12			1176397	2005.10.01	2015.09.30	Alibaba Group Holding Limited	A01	Registered - Certificate received
543	Taiwan	支付保	39	(94) 2846	2005.01.20			1165075	2005.07.16	2015.07.15	Alibaba Group Holding Limited	A01	Registered - Certificate received
544	Taiwan	支付保	42	(93) 52559	2004.11.12			1176500	2005.10.01	2015.09.30	Alibaba Group Holding Limited	A01	Registered - Certificate received
545	Taiwan	支付宝	9	(93) 52542	2004.11.12			1158241	2005.06.16	2015.06.15	Alibaba Group Holding Limited	A01	Registered - Certificate received
546	Taiwan	支付宝	35	(93) 52544	2004.11.12			1178298	2005.10.16	2015.10.15	Alibaba Group Holding Limited	A01	Registered - Certificate received
547	Taiwan	支付宝	36	(93) 52546	2004.11.12			1219986	2006.07.16	2016.07.15	Alibaba Group Holding Limited	A01	Registered - Certificate received
548	Taiwan	支付宝	38	(93) 52548	2004.11.12			1187690	2005.12.16	2015.12.15	Alibaba Group Holding Limited	A01	Registered - Certificate received
549	Taiwan	支付宝	39	(94) 2845	2005.01.20			1165074	2005.07.16	2015.07.15	Alibaba Group Holding Limited	A01	Registered - Certificate received

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

539 Taiwan 9 (93) 52552 2004.11.12 1158242 2005.06.16 2015.06.15 Alibaba Group Holding Limited A01 Registered - Certificate received

540 Taiwan 35 (93) 52555 2004.11.12 1178299 2005.10.16 2015.10.15 Alibaba Group Holding Limited A01 Registered - Certificate received

541 Taiwan 36 (93) 52557 2004.11.12 1178458 2005.10.16 2015.10.15 Alibaba Group Holding Limited A01 Registered - Certificate received

542 Taiwan 38 (93) 52558 2004.11.12 1176397 2005.10.01 2015.09.30 Alibaba Group Holding Limited A01 Registered - Certificate received

543 Taiwan 39 (94) 2845 2005.01.20 1165075 2005.07.16 2015.07.15 Alibaba Group Holding Limited A01 Registered - Certificate received

544 Taiwan 42 (93) 52559 2004.11.12 1176500 2005.10.01 2015.09.30 Alibaba Group Holding Limited A01 Registered - Certificate received

545 Taiwan 9 (93) 52542 2004.11.12 1158241 2005.06.16 2015.06.15 Alibaba Group Holding Limited A01 Registered - Certificate received

546 Taiwan 35 (93) 52544 2004.11.12 1178298 2005.10.16 2015.10.15 Alibaba Group Holding Limited A01 Registered - Certificate received

547 Taiwan 36 (93) 52546 2004.11.12 1219986 2006.07.16 2016.07.15 Alibaba Group Holding Limited A01 Registered - Certificate received

548 Taiwan 38 (93) 52548 2004.11.12 1187690 2005.12.16 2015.12.15 Alibaba Group Holding Limited A01 Registered - Certificate received

549 Taiwan 39 (94) 2845 2005.01.20 1165074 2005.07.16 2015.07.15 Alibaba Group Holding Limited A01 Registered - Certificate received

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

550 Taiwan 42 (93) 52550 2004.11.12 1178673 2005.10.15 2015.10.15 Alibaba Group Holding Limited A01 Registered - Certificate received

551 Thailand ALIPAY 9 577799 2004.12.30 78/537541 (US) 2004.12.23 Kor240081 2004.12.30 2014.12.30 Alibaba Group Holding Limited A01 Registered - Certificate received

552 Thailand ALIPAY 35 577800 2004.12.30 78/537541 (US) 2004.12.23 Bor28484 2004.12.30 2014.12.30 Alibaba Group Holding Limited A01 Registered - Certificate received

553 Thailand ALIPAY 36 577801 2004.12.30 78/537541 (US) 2004.12.23 Bor28485 2004.12.30 2014.12.30 Alibaba Group Holding Limited A01 Registered - Certificate received

554 Thailand ALIPAY 38 577802 2004.12.30 78/537541 (US) 2004.12.23 Bor28486 2004.12.30 2014.12.30 Alibaba Group Holding Limited A01 Registered - Certificate received

555 Thailand ALIPAY 39 577803 2004.12.30 78/537541 (US) 2004.12.23 Bor29443 2004.12.30 2014.12.30 Alibaba Group Holding Limited A01 Registered - Certificate received

556 Thailand ALIPAY 42 577804 2004.12.30 78/537541 (US) 2004.12.23 Bor28487 2004.12.30 2014.12.30 Alibaba Group Holding Limited A01 Registered - Certificate received

557 Thailand Alipay Logo ALipay 9 754992 2010.01.06 2010.11.05 Kor331788 2010.01.06 2020.01.05 Alibaba Group Holding Limited A01 Registered - Certificate received

558 Thailand Alipay Logo ALipay 35 754993 2010.01.06 Alibaba Group Holding Limited A01 Received filing report

559 Thailand Alipay Logo ALipay 36 754994 2010.01.06 Alibaba Group Holding Limited A01 Received filing report

560 Thailand Alipay Logo ALipay 38 754995 2010.01.06 Alibaba Group Holding Limited A01 Received filing report

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

561 Thailand Alipay Logo ALipay 42 754996 2010.01.06 Alibaba Group Holding Limited A01 Received filing report

562 Turkey ALIPAY 9, 35, 36, 38, 39, 42 05/24,917 2005.06.17 2005/24917 2005.06.17 2015.06.17 Alibaba.com Corporation A01 Registered

563 Turkey Alipay Logo ALipay 9, 35, 36, 38, 42 09/46105 2009.08.28 2009/46105 2009.08.28 2019.08.28 Alibaba Group Holding Limited A01 Registered - Certificate received

564 U.A.E. ALIPAY 9 70616 2005.06.21 2006.06.10 Alibaba.com Corporation A01 Published on 2005.06.10

565 U.A.E. ALIPAY 35 70617 2005.06.21 80982 2005.06.21 2015.06.21 Alibaba.com Corporation A01 Registered - Certificate received

566 U.A.E. ALIPAY 36 70618 2005.06.21 78273 2006.12.17 2015.06.21 Alibaba.com Corporation A01 Registered - Certificate received

567 U.A.E. ALIPAY 38 70619 2005.06.21 60108 2006.05.07 2015.06.21 Alibaba.com Corporation A01 Registered - Certificate received

568 U.A.E. ALIPAY 39 70620 2005.06.21 58989 2015.06.20 2015.06.21 Alibaba.com Corporation A01 Registered - Certificate received

569 U.A.E. ALIPAY 42 70621 2005.06.21 78275 2005.06.21 2015.06.21 Alibaba.com Corporation A01 Registered - Certificate received

570 United States ALIPAY 9, 35, 36, 38, 39, 42 78/537,541 2004.12.23 2009.12.29 3,761,346 2010.03.16 2020.03.16 (Renewal) 2016.03.16 (Declaration of Use) Alibaba Group Holding Limited A01 Registered - Certificate received

571 United States Alipay Logo ALipay 9, 35, 36, 38, 42 77/812448 2009.08.25 2009.08.19 Alibaba Group Holding Limited A01 Accepted - awaiting acceptance of Hong Kong registration

No. Territory Mark Class Application No. Filing Date Priority Claim Publication date Registration No. Registration Date Renewal Date Registrant Registrant’s Accounting Code Status

572 Venezuela ALIPAY 9 13,399-05 2005.06.20 2006.04.17 Alibaba Group Holding Limited A01 Grant of registration published on 2006.04.17; Awaiting Certificate

573 Venezuela ALIPAY 35 13,392-05 2005.06.20 2006.04.17 Alibaba Group Holding Limited A01 Grant of registration published on 2006.04.17; Awaiting Certificate

574 Venezuela ALIPAY 36 13,393-05 2005.06.20 2006.04.17 Alibaba Group Holding Limited A01 Grant of registration published on 2006.04.17; Awaiting Certificate

575 Venezuela ALIPAY 38 13,394-05 2005.06.20 2006.06.19 Alibaba Group Holding Limited A01 Grant of registration published on 2006.06.19; Awaiting Certificate

576 Venezuela ALIPAY 39 13,395-05 2005.06.20 2006.06.19 Alibaba Group Holding Limited A01 Grant of registration published on 2006.06.19; Awaiting Certificate

577 Venezuela ALIPAY 42 13,395-05 2005.06.20 2006.04.17 Alibaba Group Holding Limited A01 Grant of registration published on 2006.04.17; Awaiting Certificate

578 Vietnam ALIPAY 9, 35, 36, 38, 39, 42 4-2005-07612 2005.06.23 78/537541 (US) 2004.12.23 89049 2005.06.23 2015.06.23 Alibaba.com Corporation A01 Registered - Certificate received

579 Vietnam Alipay Logo ALipay 9, 35, 36, 38, 42 4-2009-19054 2009.09.08 Alibaba Group Holding Limited A01 Under examination

1.2. Patents in Alibaba Group Holding Limited [A01]

1.2.1. International Patents in Alibaba Group Holding Limited [A01]

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
1	PCT0009	PCT/CN2007/000351	一种实现即时通讯的方法及系统	2/1/2007	PCT	发明	Alibaba Group Holding Limited	A01	WO2007/093112	已公开	支付宝

2	PCT0009JP	2008-554579	一种实现即时通讯的方法及系统	2/1/2007	日本	发明	Alibaba Group Holding Limited	A01	2009-527036	已公开	支付宝

3	PCT0009EP	07702243.2	一种实现即时通讯的方法及系统	2/1/2007	欧洲	发明	Alibaba Group Holding Limited	A01	EP 1986381 A1	已公开	支付宝

4	PCT0011	PCT/CN2007/000374	一种帐户充值的方法和系统	2/2/2007	PCT	发明	Alibaba Group Holding Limited	A01	WO2007/098673	已公开	支付宝

5	PCT0011JP	2008-556635	一种帐户充值的方法和系统	2/2/2007	日本	发明	Alibaba Group Holding Limited	A01	2009-528602	已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
6	PCT0011EP	07702266.3	一种帐户充值的方法和系统	2/2/2007	欧洲	发明	Alibaba Group Holding Limited	A01	EP 1995689A2	已公开	支付宝

7	PCT0011US	12/281106	一种帐户充值的方法和系统	2/2/2007	美国	发明	Alibaba Group Holding Limited	A01	US 2009/0228378	已公开	支付宝

8	PCT0012	PCT/CN2007/000942	一种可靠的系统间消息通知方法和系统	3/23/2007	PCT	发明	Alibaba Group Holding Limited	A01	WO2007/109986	已公开	支付宝

9	PCT0012JP	2009-501816	一种可靠的系统间消息通知方法和系统	3/23/2007	日本	发明	Alibaba Group Holding Limited	A01	2009-531749	已公开	支付宝

10	PCT0012EP	07720516.9	一种可靠的系统间消息通知方法和系统	3/23/2007	欧洲	发明	Alibaba Group Holding Limited	A01	EP 2007055A2	已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
11	PCT0012US	12/294895	一种可靠的系统间消息通知方法和系统	3/23/2007	美国	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

12	PCT0013	PCT/CN2007/000943	一种对在线业务进行风险监控的方法及系统	3/23/2007	PCT	发明	Alibaba Group Holding Limited	A01	WO2007/109987	已公开	支付宝

13	PCT0013JP	2009-501817	一种对在线业务进行风险监控的方法及系统	3/23/2007	日本	发明	Alibaba Group Holding Limited	A01	2009-531750	已公开	支付宝

14	PCT0013EP	07720517.7	一种对在线业务进行风险监控的方法及系统	3/23/2007	欧洲	发明	Alibaba Group Holding Limited	A01	EP 2012266 A1	已公开	支付宝

15	PCT0013US	12/294901	一种对在线业务进行风险监控的方法及系统	3/23/2007	美国	发明	Alibaba Group Holding Limited	A01	US 2010/0174570 A1	已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
16	PCT0014	PCT/IB2007/051018	一种在系统间实现单次登录的方法及系统	3/22/2007	PCT	发明	Alibaba Group Holding Limited	A01	WO 2007107969A1	已公开	支付宝

17	PCT0014JP	2009-501014	一种在系统间实现单次登录的方法及系统	3/22/2007	日本	发明	Alibaba Group Holding Limited	A01	2009-541817	已公开	支付宝

18	PCT0014EP	07735231.8	一种在系统间实现单次登录的方法及系统	3/22/2007	欧洲	发明	Alibaba Group Holding Limited	A01	EP1997271A0	已公开	支付宝

19	A0014US	11/689333	一种在系统间实现单次登录的方法及系统	3/21/2007	美国	发明	Alibaba Group Holding Limited	A01	US2007/0240206A1	已公开	支付宝

20	PCT0019	PCT/CN2006/000535	自有资源的交互方法以及电子交易信息的处理方法及系统	3/29/2006	PCT	发明	Alibaba Group Holding Limited	A01	WO2006/102841	已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称

21	PCT0019CA	2603441	自有资源的交互方法以及电子交易信息的处理方法及系统	3/29/2006	加拿大	发明	Alibaba Group Holding Limited	A01	CA 2603441 A1	已公开	支付宝

22	PCT0019SG	200708878-4	自有资源的交互方法以及电子交易信息的处理方法及系统	3/26/2009	新加坡	发明	Alibaba Group Holding Limited	A01	135805	已授权	支付宝

23	PCT0019JP	2008-503355	自有资源的交互方法以及电子交易信息的处理方法及系统	3/26/2009	日本	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

24	PCT0019EP	EP06722187.9	自有资源的交互方法以及电子交易信息的处理方法及系统	3/29/2006	欧洲	发明	Alibaba Group Holding Limited	A01	EP1865441A1	已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
25	PCT0019AU	2006228895	自有资源的交互方法以及电子交易信息的处理方法及系统	3/29/2006	澳洲	发明	Alibaba Group Holding Limited	A01	AU-A-2006228895	已公开	支付宝

26	PCT0019US	11/910257	自有资源的交互方法以及电子交易信息的处理方法及系统	3/26/2009	美国	发明	Alibaba Group Holding Limited	A01	US 2008/0262939 A1	已公开	支付宝

27	PCT0019KR	10-2007-7025197	自有资源的交互方法以及电子交易信息的处理方法及系统	3/26/2009	韩国	发明	Alibaba Group Holding Limited	A01	10-2008-0005247	已公开	支付宝

28	PCT0020	PCT/CN2007/000996	一种消息重发方法和系统	3/28/2007	PCT	发明	Alibaba Group Holding Limited	A01	WO2007/112667	已公开	支付宝

29	PCT0020JP	2009-501820	一种消息重发方法和系统	3/28/2007	日本	发明	Alibaba Group Holding Limited	A01	2009-531879	已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
30	PCT0020EP	07720570.6	一种消息重发方法和系统	3/28/2007	欧洲	发明	Alibaba Group Holding Limited	A01	EP 2009830 A1	已公开	支付宝

31	PCT0020US	12/295246	一种消息重发方法和系统	3/28/2007	美国	发明	Alibaba Group Holding Limited	A01	US 2009/0300449A1	已公开	支付宝

32	PCT0048	PCT/US2007/079937	一种实现支付的系统及方法	9/28/2007	PCT	发明	Alibaba Group Holding Limited	A01	WO 2008/042792 A1	已公开	支付宝

33	PCT0048JP	2009-530641	一种实现支付的系统及方法	9/28/2007	日本	发明	Alibaba Group Holding Limited	A01	2010-506262	已公开	支付宝

34	PCT0048EP	07843511.2	一种实现支付的系统及方法	9/28/2007	欧洲	发明	Alibaba Group Holding Limited	A01	EP2070051A0	已公开	支付宝

35	A0048US	11/864676	一种实现支付的系统及方法	9/28/2007	美国	发明	Alibaba Group Holding Limited	A01	US2008/0082434 A1	已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
36	PCT0118	PCT/CN2008/070123	通信终端通过短信息进行安全认证的方法及系统	1/17/2008	PCT	发明	Alibaba Group Holding Limited	A01	WO2008/089684	已公开	支付宝

37	PCT0118JP	2009-546635	通信终端通过短信息进行安全认证的方法及系统	1/17/2008	日本	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

38	PCT0118EP	08700780.3	通信终端通过短信息进行安全认证的方法及系统	1/17/2008	欧洲	发明	Alibaba Group Holding Limited	A01	EP 2128808	已公开	支付宝

39	PCT0118US	12/448967	通信终端通过短信息进行安全认证的方法及系统	1/17/2008	美国	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
40	PCT0127	PCT/CN2008/070004	网站导航系统及网站导航方法	1/2/2008	PCT	发明	Alibaba Group Holding Limited	A01	WO 2008/086740 A1	已公开	支付宝

41	PCT0127JP	2009-544356	网站导航系统及网站导航方法	1/2/2008	日本	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

42	PCT0127US	12/448747	网站导航系统及网站导航方法	1/2/2008	美国	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

43	PCT0135	PCT/US08/52310	一种分布式任务系统和分布式任务管理方法	1/29/2008	PCT	发明	Alibaba Group Holding Limited	A01	WO 2008/094907	已公开	支付宝

44	A0135TW	096149411	一種分佈式任務系統和分佈式任務管理方法	12/21/2007	台湾	发明	Alibaba Group Holding Limited	A01	200928983	已公开	支付宝

45	PCT0135JP	2009-548390	一种分布式任务系统和分布式任务管理方法	1/29/2008	日本	发明	Alibaba Group Holding Limited	A01	2010-517198	已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
46	PCT0135EP	08728462.6	一种分布式任务系统和分布式任务管理方法	1/29/2008	欧洲	发明	Alibaba Group Holding Limited	A01	EP 2108154	已公开	支付宝

47	PCT0135US	11/997351	一种分布式任务系统和分布式任务管理方法	1/29/2008	美国	发明	Alibaba Group Holding Limited	A01	US2010/0146516	已公开	支付宝

48	PCT0137	PCT/US2008/052765	网上支付系统及网上支付方法	2/1/2008	PCT	发明	Alibaba Group Holding Limited	A01	WO 2008/095157 A1	已公开	支付宝

49	A0137TW	096149453	網上支付系統及網上支付方法	12/21/2007	台湾	发明	Alibaba Group Holding Limited	A01	200929031	已公开	支付宝

50	PCT0137JP	2009-548465	网上支付系统及网上支付方法	2/1/2008	日本	发明	Alibaba Group Holding Limited	A01	2010-518492	已受理	支付宝

51	PCT0137EP	08714170.1	网上支付系统及网上支付方法	2/1/2008	欧洲	发明	Alibaba Group Holding Limited	A01	EP 2115684	已受理	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
52	PCT0137US	11/997767	网上支付系统及网上支付方法	2/1/2008	美国	发明	Alibaba Group Holding Limited	A01	US 2010/0223188A1	已公开	支付宝

53	PCT0144	PCT/US2008/056532	利用包含IC卡的身份证进行交易的支付系统及方法	3/11/2008	PCT	发明	Alibaba Group Holding Limited	A01	WO 2008/121507 A1	已公开	支付宝

54	A0144TW	096149460	利用包含IC卡的身份證進行交易的支付系統及方法	12/21/2007	台湾	发明	Alibaba Group Holding Limited	A01	200929032	已公开	支付宝

55	PCT0144JP	2010-501050	利用包含IC卡的身份证进行交易的支付系统及方法	3/11/2008	日本	发明	Alibaba Group Holding Limited	A01	2010-522933	已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
56	PCT0144EP	08731908.3	利用包含IC卡的身份证进行交易的支付系统及方法	3/11/2008	欧洲	发明	Alibaba Group Holding Limited	A01	EP 2130182	已公开	支付宝

57	PCT0144US	12/092064	利用包含IC卡的身份证进行交易的支付系统及方法	3/11/2008	美国	发明	Alibaba Group Holding Limited	A01	US 2010/0241572A1	已公开	支付宝

58	PCT0159	PCT/US2008/064536	一种获取资源的方法、装置及系统	5/22/2008	PCT	发明	Alibaba Group Holding Limited	A01	WO 2008/150725 A1	已公开	支付宝

59	A0159TW	096149448	一種獲取資源的方法、裝置及系統	12/21/2007	台湾	发明	Alibaba Group Holding Limited	A01	200929946	已公开	支付宝

60	PCT0159US	12/094954	一种获取资源的方法、装置及系统	5/22/2008	美国	发明	Alibaba Group Holding Limited	A01	US 2010/0235509 A1	已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
61	PCT0160	PCT/US2008/061600	一种基于群集的数据处理方法和装置	4/25/2008	PCT	发明	Alibaba Group Holding Limited	A01	WO 2008/134527 A1	已公开	支付宝

62	A0160TW	096149445	一種基於群集的數據處理方法和裝置	12/21/2007	台湾	发明	Alibaba Group Holding Limited	A01	200928777	已公开	支付宝

63	PCT0160JP	2010-506526	一种基于群集的数据处理方法和装置	4/25/2008	日本	发明	Alibaba Group Holding Limited	A01	2010-526377	已公开	支付宝

64	PCT0160EP	08746924.3	一种基于群集的数据处理方法和装置	4/25/2008	欧洲	发明	Alibaba Group Holding Limited	A01	EP 2140351	已公开	支付宝

65	PCT0160US	12/091736	一种基于群集的数据处理方法和装置	4/25/2008	美国	发明	Alibaba Group Holding Limited	A01	US 2010/0229026 A1	已受理	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
66	PCT0174	PCT/US2008/066581	利用包含IC卡的身份证进行交易的支付系统及方法	6/11/2008	PCT	发明	Alibaba Group Holding Limited	A01	WO 2008/157184A1	已公开	支付宝

67	A0174TW	097111413	利用包含IC卡的身份證進行交易的支付系統及方法	3/28/2008	中国台湾	发明	Alibaba Group Holding Limited	A01	200941369	已受理	支付宝

68	PCT0174JP	2010-512326	利用包含IC卡的身份证进行交易的支付系统及方法	6/11/2008	日本	发明	Alibaba Group Holding Limited	A01	2010-531014	已公开	支付宝

69	PCT0174EP	08770728.7	利用包含IC卡的身份证进行交易的支付系统及方法	6/11/2008	欧洲	发明	Alibaba Group Holding Limited	A01	EP 2153562	已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
70	PCT0174US	12/097503	利用包含IC卡的身份证进行交易的支付系统及方法	6/11/2008	美国	发明	Alibaba Group Holding Limited	A01	US 2010/0169223A1	已公开	支付宝

71	PCT0179	PCT/US2008/069674	一种在群内支持话题分类的方法、系统和装置	7/10/2008	PCT	发明	Alibaba Group Holding Limited	A01	WO 2009/012117A1	已公开	支付宝

72	A0179TW	097111415	一種在群內支持話題分類的方法、系統和裝置	3/28/2008	台湾	发明	Alibaba Group Holding Limited	A01	200941984	已公开	支付宝

73	PCT0179JP	2010-516244	一种在群内支持话题分类的方法、系统和装置	7/10/2008	日本	发明	Alibaba Group Holding Limited	A01	2010-533906	已受理	支付宝

74	PCT0179EP	08772509.9	一种在群内支持话题分类的方法、系统和装置	7/10/2008	欧洲	发明	Alibaba Group Holding Limited	A01	EP 2168051	已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
75	PCT0179US	12/160595	一种在群内支持话题分类的方法、系统和装置	7/10/2008	美国	发明	Alibaba Group Holding Limited	A01	US 2010/0235758 A1	已公开	支付宝

76	PCT0187	PCT/US2008/070660	一种适用于传统零售模式的电子商务方法、系统和装置	7/21/2008	PCT	发明	Alibaba Group Holding Limited	A01	WO 2009/025948 A1	已公开	支付宝

77	A0187TW	097111414	一種適用於傳統零售模式的電子商務方法、系統和裝置	3/28/2008	台湾	发明	Alibaba Group Holding Limited	A01	200941375	已公开	支付宝

78	PCT0187JP	2010-521069	一种适用于传统零售模式的电子商务方法、系统和装置	7/21/2008	日本	发明	Alibaba Group Holding Limited	A01	2010-537280	已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
79	PCT0187EP	08782140.1	一种适用于传统零售模式的电子商务方法、系统和装置	7/21/2008	欧洲	发明	Alibaba Group Holding Limited	A01	EP 2179388	已公开	支付宝

80	PCT0187US	12/161684	一种适用于传统零售模式的电子商务方法、系统和装置	7/21/2008	美国	发明	Alibaba Group Holding Limited	A01	US 2010/0228627 A1	已公开	支付宝

81	PCT0200	PCT/US2008/081448	一种业务实现系统及方法	10/28/2008	PCT	发明	Alibaba Group Holding Limited	A01	WO 2009/058773A1	已公开	支付宝

82	A0200TW	097135683	業務實現系統及方法	9/17/2008	台湾	发明	Alibaba Group Holding Limited	A01	201013559	已公开	支付宝

83	PCT0200JP	2010-531326	一种业务实现系统及方法	10/28/2008	日本	发明	Alibaba Group Holding Limited	A01	2011-502311A	已公开	支付宝

84	PCT0200EP	08843882.5	一种业务实现系统及方法	10/28/2008	欧洲	发明	Alibaba Group Holding Limited	A01	EP 2208179	已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
85	PCT0200US	12/598617	一种业务实现系统及方法	10/28/2008	美国	发明	Alibaba Group Holding Limited	A01	US 2010/0138347 A1	已公开	支付宝
86	PCT0206	PCT/US2008/084527	一种用户身份验证方法、系统及验证码生成维护子系统	11/24/2008	PCT	发明	Alibaba Group Holding Limited	A01	WO 2009/070529	已公开	支付宝

87	A0206TW	097135674	一種用戶身份驗證方法、系統及驗證碼生成維護子系統	9/17/2008	台湾	发明	Alibaba Group Holding Limited	A01	201014315	已公开	支付宝

88	PCT0206JP	2010-536097	一种用户身份验证方法、系统及验证码生成维护子系统	11/24/2008	日本	发明	Alibaba Group Holding Limited	A01	2011-505100	已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
89	PCT0206EP	08853812.9	一种用户身份验证方法、系统及验证码生成维护子系统	11/24/2008	欧洲	发明	Alibaba Group Holding Limited	A01	EP2215815	已公开	支付宝

90	PCT0206US	12/599037	一种用户身份验证方法、系统及验证码生成维护子系统	11/24/2008	美国	发明	Alibaba Group Holding Limited	A01	US 2010/0135477 A1	已公开	支付宝

91	PCT0237	PCT/US2009/056102	一种离线充值方法及系统	9/4/2009	PCT	发明	Alibaba Group Holding Limited	A01	WO 2010/028289 A1	已公开	支付宝

92	A0237TW	098104220	離線加值方法及系統	2/10/2009	台湾	发明	Alibaba Group Holding Limited	A01	201030650	已公开	支付宝

93	PCT0237JP	2011-526246	一种离线充值方法及系统	9/4/2009	日本	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

94	PCT0237EP	09812317.7	一种离线充值方法及系统	9/4/2009	欧洲	发明	Alibaba Group Holding Limited	A01	EP 2321784	已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
95	PCT0237US	12/600565	一种离线充值方法及系统	9/4/2009	美国	发明	Alibaba Group Holding Limited	A01	US 2011/0145146 A1	已公开	支付宝

96	PCT0245	PCT/US2009/049549	一种缓冲的记账方式	7/2/2009	PCT	发明	Alibaba Group Holding Limited	A01	WO 2010/003079 A1	已公开	支付宝

97	A0245TW	098104229	一种缓冲的记账方式	2/10/2009	台湾	发明	Alibaba Group Holding Limited	A01	201030658	已公开	支付宝

98	PCT0245JP	2011-516880	一种缓冲的记账方式	7/2/2009	日本	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

99	PCT0245EP	09774528.5	一种缓冲的记账方式	7/2/2009	欧洲	发明	Alibaba Group Holding Limited	A01	EP 2297708	已公开	支付宝

100	PCT0245US	12/602638	一种缓冲的记账方式	7/2/2009	美国	发明	Alibaba Group Holding Limited	A01	US2011/0125656A11	已公开	支付宝

101	PCT0251	PCT/US2009/051481	一种并发数据处理方法、装置及一种电子记账系统	7/23/2009	PCT	发明	Alibaba Group Holding Limited	A01	WO 2010/014484 A1	已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
102	A0251TW	098104231	一種併發資料處理方法、裝置及一種電子記帳系統	2/10/2009	台湾	发明	Alibaba Group Holding Limited	A01	201030659	已公开	支付宝

103	PCT0251JP	2011-521201	一种并发数据处理方法、装置及一种电子记账系统	7/23/2009	日本	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

104	PCT0251EP	09803402.8	一种并发数据处理方法、装置及一种电子记账系统	7/23/2009	欧洲	发明	Alibaba Group Holding Limited	A01	EP 2308029	已公开	支付宝

105	PCT0251US	12/602644	一种并发数据处理方法、装置及一种电子记账系统	7/23/2009	美国	发明	Alibaba Group Holding Limited	A01	US 2011/0119675 A1	已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
106	PCT0257	PCT/US2009/048490	利用通信终端进行支付的方法及系统	6/24/2009	PCT	发明	Alibaba Group Holding Limited	A01	WO 2009/158420 A1	已公开	支付宝

107	A0257TW	098110904	利用通信終端進行支付的方法及系統	4/1/2009	台湾	发明	Alibaba Group Holding Limited	A01	201037615	已公开	支付宝

108	PCT0257JP	2011-516612	利用通信终端进行支付的方法及系统	6/24/2009	日本	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

109	PCT0257EP	09770953.9	利用通信终端进行支付的方法及系统	6/24/2009	欧洲	发明	Alibaba Group Holding Limited	A01	EP 2291990	已公开	支付宝

110	PCT0257US	12/600525	利用通信终端进行支付的方法及系统	6/24/2009	美国	发明	Alibaba Group Holding Limited	A01	US 2010/0153249 A1	已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
111	PCT0258	PCT/US2009/049796	一种信息传输方法、系统及装置	7/7/2009	PCT	发明	Alibaba Group Holding Limited	A01	WO 2010/005960 A1	已公开	支付宝

112	A0258TW	098110906	資訊傳輸方法、系統及裝置	4/1/2009	台湾	发明	Alibaba Group Holding Limited	A01	201037553	已公开	支付宝

113	PCT0258JP	2011-517521	一种信息传输方法、系统及装置	7/9/2009	日本	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

114	PCT0258EP	09795059.6	一种信息传输方法、系统及装置	7/9/2009	欧洲	发明	Alibaba Group Holding Limited	A01	EP 2300995	已公开	支付宝

115	PCT0258US	12/663247	一种信息传输方法、系统及装置	7/7/2009	美国	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

116	PCT0263	PCT/US2009/053429	利用多维数进行电子商务卖家评价的技术	8/11/2009	PCT	发明	Alibaba Group Holding Limited	A01	WO 2010/019592 A1	已公开	支付宝

117	A0263TW	098114207	網路評價的系統和方法	4/28/2009	台湾	发明	Alibaba Group Holding Limited	A01	201039260	已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
118	PCT0263JP	2011-523101	利用多维数进行电子商务卖家评价的技术	8/11/2009	日本	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

119	PCT0263EP	09807177.2	利用多维数进行电子商务卖家评价的技术	8/11/2009	欧洲	发明	Alibaba Group Holding Limited	A01	EP 2316103	已公开	支付宝

120	PCT0263US	12/663256	利用多维数进行电子商务卖家评价的技术	8/11/2009	美国	发明	Alibaba Group Holding Limited	A01		已递交申请, 但尚没有收到受理通知书	支付宝

121	PCT0277	PCT/US2009/057011	物流公司货款资金实时清算方法及其系统	9/15/2009	PCT	发明	Alibaba Group Holding Limited	A01	WO 2010/033513 A1	已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
122	A0277TW	098115856	物流公司貨款資金及時清算方法及其系統	5/13/2009	台湾	发明	Alibaba Group Holding Limited	A01	201040857	已公开	支付宝

123	PCT0277JP	2011-527049	物流公司货款资金实时清算方法及其系统	9/15/2009	日本	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

124	PCT0277EP	09815067.5	物流公司货款资金实时清算方法及其系统	9/15/2009	欧洲	发明	Alibaba Group Holding Limited	A01	EP 2329438	已公开	支付宝

125	PCT0277US	12/739103	物流公司货款资金实时清算方法及其系统	9/15/2009	美国	发明	Alibaba Group Holding Limited	A01	US 2011/0161211 A1	已公开	支付宝

126	PCT0280	PCT/US2009/054466	网上交易方法及网上交易系统	8/20/2009	PCT	发明	Alibaba Group Holding Limited	A01	WO 2010/022237	已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
127	A0280TW	098115855	網路交易方法及網路交易系統	5/13/2009	台湾	发明	Alibaba Group Holding Limited	A01	201040863	已公开	支付宝

128	PCT0280JP	2011-523990	网上交易方法及网上交易系统	8/20/2009	日本	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

129	PCT0280EP	09808820.6	网上交易方法及网上交易系统	8/20/2009	欧洲	发明	Alibaba Group Holding Limited	A01	EP 2318983	已公开	支付宝

130	PCT0280US	12/670057	网上交易方法及网上交易系统	8/20/2009	美国	发明	Alibaba Group Holding Limited	A01	US-2010-0287068	已公开	支付宝

131	PCT0282	PCT/US2009/054637	实现境外交易的网上交易方法及网上交易系统	8/21/2009	PCT	发明	Alibaba Group Holding Limited	A01	WO 2010/022344 A1	已公开	支付宝

132	A0282TW	097135672	實現境外交易的網上交易方法及網上交易系統	9/17/2008	台湾	发明	Alibaba Group Holding Limited	A01	201013557	已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
133	PCT0282JP	2011-524030	实现境外交易的网上交易方法及网上交易系统	8/21/2009	日本	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

134	PCT0282EP	09808881.8	实现境外交易的网上交易方法及网上交易系统	8/21/2009	欧洲	发明	Alibaba Group Holding Limited	A01	EP 2318995	已公开	支付宝

135	PCT0282US	12/600797	实现境外交易的网上交易方法及网上交易系统	8/21/2009	美国	发明	Alibaba Group Holding Limited	A01		已递交申请, 但尚没有收到受理通知书	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
136	PCT0325	PCT/US2009/065158	利用中间平台进行网上交易的系统及网上交易方法	11/19/2009	PCT	发明	Alibaba Group Holding Limited	A01	WO 2010/074851 A1	已公开	支付宝

137	A0325TW	098122108	利用中間平台進行網路交易的系統及網路交易方法	6/30/2009	台湾	发明	Alibaba Group Holding Limited	A01	201101218	已公开	支付宝

138	PCT0325EP	09835452.5	利用中间平台进行网上交易的系统及网上交易方法	11/19/2009	欧洲	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

139	PCT0325US	12/863647	利用中间平台进行网上交易的系统及网上交易方法	11/19/2009	美国	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
140	A0327TW	098122110	利用虛擬卡提高支付安全的支付方法、系統及支付平台	6/30/2009	台湾	发明	Alibaba Group Holding Limited	A01	201023067	已公开	支付宝

141	PCT0346	PCT/US2010/029444	一种Ajax网页内容的抓取方法及系统	3/31/2010	PCT	发明	Alibaba Group Holding Limited	A01	WO 2011/114913	已公开	支付宝

142	A0346TW	098119740	Ajax網頁內容的抓取方法及系統	6/12/2009	台湾	发明	Alibaba Group Holding Limited	A01	201044197	已公开	支付宝

143	PCT0346US	12/863320	一种Ajax网页内容的抓取方法及系统	3/31/2010	美国	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

144	PCT0402	PCT/US2010/02261	一种基于电话语音动态口令进行身份识别的处理系统和方法	8/17/2010	PCT	发明	Alibaba Group Holding Limited	A01	WO 2011/022051 A1	已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
145	A0402TW	099106635	網際網路用戶身份驗證的方法, 裝置及系統	3/8/2010	台湾	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

146	A0402US	12/806601	一种基于电话语音动态口令进行身份识别的处理系统和方法	8/16/2010	美国	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

147	PCT0411	PCT/US2010/001627	移动终端中实现支付的方法及移动设备	6/3/2010	PCT	发明	Alibaba Group Holding Limited	A01	WO 2010/144120 A2	已公开	支付宝

148	A0411TW	099106634	移動終端中實現支付的方法及移動設備	3/8/2010	台湾	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
149	A0411US	12/802280	移动终端中实现支付的方法及移动设备	6/2/2010	美国	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

150	PCT0413	PCT/US2010/039763	账户批量实时处理系统及账户批量实时处理方法	6/24/2010	PCT	发明	Alibaba Group Holding Limited	A01	WO 2011/011146A1	已公开	支付宝

151	A0413TW	099106792	賬戶批量即時處理系統及賬戶批量即時處理方法	3/9/2010	台湾	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
152	PCT0413US	13/003934	账户批量实时处理系统及账户批量实时处理方法	6/24/2010	美国	发明	Alibaba Group Holding Limited	A01		已递交申请, 但尚没有收到受理通知书	支付宝

153	PCT0448	PCT/US2010/041905	账户并发处理方法及账户并发处理系统	7/14/2010	PCT	发明	Alibaba Group Holding Limited	A01	WO 2011/016957 A1	已公开	支付宝

154	A0448TW	099106637	賬戶開發處理方法及賬戶開發處理系統	3/8/2010	台湾	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
155	PCT0448US	12/918033	账户并发处理方法及账户并发处理系统	7/14/2010	美国	发明	Alibaba Group Holding Limited	A01		已递交申请, 但尚没有收到受理通知书	支付宝

156	PCT0508	PCT/US2011/000299	一种实现软件系统核心业务功能热部署的技术和方法	2/18/2011	PCT	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

157	A0508TW	099117424	實現軟體系統熱部署的方法及系統	5/31/2010	台湾	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
158	A0508US	12/932065	一种实现软件系统核心业务功能热部署的技术和方法	2/17/2011	美国	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

159	PCT0509	PCT/US2010/003048	支付数据处理方法、系统、支付终端及支付服务器	11/23/2010	PCT	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

160	A0509TW	099106472	支付資料處理方法、系統、支付終端及支付伺服器	3/5/2010	台湾	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

161	A0509US	12/952074	支付数据处理方法、系统、支付终端及支付服务器	11/22/2010	美国	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
162	PCT0510	PCT/US2011/020050	统计电子商务交易数据的方法和统计系统	1/3/2011	PCT	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

163	A0510TW	099117425	統計電子商務交易資料的方法和統計系統	5/31/2010	台湾	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

164	PCT0542	PCT/US2011/42421	對網絡交易用戶的可信度進行評價的方法和系統	6/29/2011	PCT	发明	Alibaba Group Holding Limited	A01		已递交申请, 但尚没有收到受理通知书	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	当前法律状态	机构名称
165	A0542TW	099138174	對網絡交易用戶的可信度進行評價的方法和系統	11/5/2010	台湾	发明	Alibaba Group Holding Limited	A01		已受理	支付宝

1.2.2. China Patents in Alibaba Group Holding Limited [A01]

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
1	A0003	200510123645.5	一种影响数据操作的权参数的处理方法及系统	2005-11-18	中国	发明	Alibaba Group Holding Limited	A01	CN1766897A	CN100476840C	已授权	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
2	A0010	200610072381.X	自有资源的及时交互及电子交易信息的及时处理方法	2006-4-14	中国	发明	Alibaba Group Holding Limited	A01	CN1828660		已公开	支付宝

3	A0012	200610067456.5	一种可靠的系统间消息通知方法和系统	2006-3-27	中国	发明	Alibaba Group Holding Limited	A01	CN1822533A	CN100596050C	已授权	支付宝

4	A0014	200610065558.3	一种在系统间实现单次登录的方法及系统	2006-3-22	中国	发明	Alibaba Group Holding Limited	A01	CN1835438A		驳回复审	支付宝

5	A0016	200610072611.2	一种基于网络的软件注册方法及系统	2006-4-5	中国	发明	Alibaba Group Holding Limited	A01	CN1852205A	CN1852205B	已授权	支付宝

6	A0017	200610100000.4	分成器、收入分成实现系统及收入分成实现方法	2006-7-6	中国	发明	Alibaba Group Holding Limited	A01	CN1916955A		已公开	支付宝

7	A0019	200610065673.0	自有资源的交互方法以及电子交易信息的处理方法	2006-3-23	中国	发明	Alibaba Group Holding Limited	A01	CN1828658A		已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
8	A0020	200610066367.9	一种消息重发方法和系统	2006-3-30	中国	发明	Alibaba Group Holding Limited	A01	CN1829139A	CN100596049C	已授权	支付宝

9	A0022	200610074515.1	自有资源的交互方法、系统以及电子交易信息的处理方法	2006-4-21	中国	发明	Alibaba Group Holding Limited	A01	CN101059855A		已公开	支付宝

10	A0040	200610103595.9	一种涉及多系统的数据处理方法及系统	2006-7-25	中国	发明	Alibaba Group Holding Limited	A01	CN101114367A		已公开	支付宝

11	A0048	200610140664.3	一种实现支付的系统及方法	2006-9-29	中国	发明	Alibaba Group Holding Limited	A01	CN101154283A		已公开	支付宝

12	A0056	200610127718.2	一种访问证书吊销列表的方法、装置和系统	2006-8-30	中国	发明	Alibaba Group Holding Limited	A01	CN 101136098A		已公开	支付宝

13	A0062	200610104285.9	一种身份认证方法及其系统	2006-8-9	中国	发明	Alibaba Group Holding Limited	A01	CN101122985A		已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
14	A0064	200610104029.X	利用包含IC卡的身份证进行交易的支付系统及方法	2006-7-31	中国	发明	Alibaba Group Holding Limited	A01	CN101118628A		已公开	支付宝

15	A0065	200610109950.3	一种检查账户安全性的方法及系统	2006-8-25	中国	发明	Alibaba Group Holding Limited	A01	CN101131760A		已公开	支付宝

16	A0081	200610127888.0	查看与系统功能对应的源代码的方法及系统	2006-9-27	中国	发明	Alibaba Group Holding Limited	A01	CN101154223A		已公开	支付宝

17	A0083	200610140727.5	一种网址导航方法及系统	2006-9-30	中国	发明	Alibaba Group Holding Limited	A01	CN101154224A		已公开	支付宝

18	A0084	200610152351.X	一种安全登录网站的方法和系统	2006-9-26	中国	发明	Alibaba Group Holding Limited	A01	CN101155028A	CN101155028B	已授权	支付宝

19	A0093	200610149942.1	一种动态密码认证的方法及服务端系统	2006-10-19	中国	发明	Alibaba Group Holding Limited	A01	CN101166091A	CN101166091B	已授权	支付宝

20	A0096	200610150422.2	一种电话回拨方法及系统	2006-10-25	中国	发明	Alibaba Group Holding Limited	A01	CN1933459A	CN1933459B	已授权	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
21	A0098	200610140654.X	一种实现支付的系统及方法	2006-9-29	中国	发明	Alibaba Group Holding Limited	A01	CN101154282A		一通	支付宝

22	A0099	200610145927.X	一种网络安全交易方法及系统	2006-11-23	中国	发明	Alibaba Group Holding Limited	A01	CN101192290A		已公开	支付宝

23	A0100	200610138512.X	一种验证信息的方法和装置	2006-11-7	中国	发明	Alibaba Group Holding Limited	A01	CN101179381A	CN101179381B	已授权	支付宝

24	A0103	200610140312.8	有状态会话系统及其实现方法	2006-11-20	中国	发明	Alibaba Group Holding Limited	A01	CN101193089A	CN101193089B	已授权	支付宝

25	A0104	200710000772.5	通过Web表单获得用户交互数据的方法及系统	2007-1-19	中国	发明	Alibaba Group Holding Limited	A01	CN101227451A		已公开	支付宝

26	A0105	200710007517.3	一种获取属性信息内容的方法及系统	2007-1-30	中国	发明	Alibaba Group Holding Limited	A01	CN101236549A		已公开	支付宝

27	A0106	200610161005.8	一种数据库交互处理方法及系统	2006-12-1	中国	发明	Alibaba Group Holding Limited	A01	CN101192228A		已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
28	A0107	200610161006.2	一种同步数据的方法及系统	2006-12-1	中国	发明	Alibaba Group Holding Limited	A01	CN101192229A	CN101192229B	已授权	支付宝

29	A0111	200610161901.4	提供日志服务的方法及系统	2006-12-5	中国	发明	Alibaba Group Holding Limited	A01	CN101197700A	CN100596353C	已授权	支付宝

30	A0112	200710002430.7	网上支付服务器、支付平台及一种网上支付的方法和系统	2007-1-17	中国	发明	Alibaba Group Holding Limited	A01	CN101226616A		已公开	支付宝

31	A0114	200710000773.X	一种基于多平台数据交互处理的方法和系统	2007-1-19	中国	发明	Alibaba Group Holding Limited	A01	CN101226617A		已公开	支付宝

32	A0116	200710002790.7	一种有价数据交换系统	2007-1-30	中国	发明	Alibaba Group Holding Limited	A01	CN101236633A		已公开	支付宝

33	A0118	200710002708.0	通信终端通过短信息进行安全认证的方法及系统	2007-1-23	中国	发明	Alibaba Group Holding Limited	A01	CN101232631A		已公开	支付宝

34	A0119	200710001244.1	一种安全提交用户信息的方法和客户端	2007-1-9	中国	发明	Alibaba Group Holding Limited	A01	CN101222481A	CN101222481B	已授权	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
35	A0122	200610168036.6	一种口令认证方法及认证装置	2006-12-15	中国	发明	Alibaba Group Holding Limited	A01	CN101202619A		已公开	支付宝

36	A0123	200610156452.4	一种电子支付故障检测方法、装置和电子支付系统	2006-12-31	中国	发明	Alibaba Group Holding Limited	A01	CN101211437A		已公开	支付宝

37	A0127	200710002349.9	网站导航系统及网站导航方法	2007-1-4	中国	发明	Alibaba Group Holding Limited	A01	CN101216823A		已公开	支付宝

38	A0133	200710002822.3	一种获取业务逻辑的方法及系统	2007-2-1	中国	发明	Alibaba Group Holding Limited	A01	CN101236490A		已公开	支付宝

39	A0135	200710002961.6	一种分布式任务系统和分布式任务管理方法	2007-1-30	中国	发明	Alibaba Group Holding Limited	A01	CN101236513A		已公开	支付宝

40	A0137	200710006365.5	网上支付系统及网上支付方法	2007-2-1	中国	发明	Alibaba Group Holding Limited	A01	CN101236629		已公开	支付宝

41	A0138	200710003059.6	实时通知事件状态变化的方法和系统	2007-2-2	中国	发明	Alibaba Group Holding Limited	A01	CN101237335A		已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
42	A0144	200710091707.8	利用包含IC卡的身份证进行交易的支付系统及方法	2007-3-29	中国	发明	Alibaba Group Holding Limited	A01	CN101276448A		已公开	支付宝

43	A0152	200710103030.5	自动切换数据源的方法、装置及一种数据源切换器	2007-4-29	中国	发明	Alibaba Group Holding Limited	A01	CN101295304A		已公开	支付宝

44	A0153	200720004773.2	受理机具	2007-3-28	中国	实用新型	Alibaba Group Holding Limited	A01	CN201100893Y	CN201100893Y	已授权	支付宝

45	A0159	200710105896.X	一种获取资源的方法、装置及系统	2007-6-1	中国	发明	Alibaba Group Holding Limited	A01	CN101316226A		已公开	支付宝

46	A0160	200710102649.4	一种基于群集的数据处理方法和装置	2007-4-25	中国	发明	Alibaba Group Holding Limited	A01	CN101296176A	CN101296176B	已授权	支付宝

47	A0162	200710101790.2	网上支付测试系统及网上支付测试方法	2007-5-15	中国	发明	Alibaba Group Holding Limited	A01	CN101308556		已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
48	A0166	200710111927.2	在海量数据下完成账单对账的方法及系统	2007-6-7	中国	发明	Alibaba Group Holding Limited	A01	CN101320458A		已公开	支付宝

49	A0167	200710105753.9	一种保持会话信息和数据库同步的方法和装置	2007-5-29	中国	发明	Alibaba Group Holding Limited	A01	CN101316258		已公开	支付宝

50	A0174	200710112394.X	利用包含IC卡的身份证进行交易的支付系统及方法	2007-6-13	中国	发明	Alibaba Group Holding Limited	A01	CN101324942		已公开	支付宝

51	A0175	200720156004.4	身份证读卡器、受理机具和身份认证系统	2007-6-21	中国	实用新型	Alibaba Group Holding Limited	A01	CN201060494Y	CN201060494Y	已授权	支付宝

52	A0179	200710130205.1	一种在群内支持话题分类的方法、系统和装置	2007-7-13	中国	发明	Alibaba Group Holding Limited	A01	CN101345718		已公开	支付宝

53	A0186	200710130790.5	一种收集网页信息的方法及装置	2007-7-25	中国	发明	Alibaba Group Holding Limited	A01	CN101354706		已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
54	A0187	200710143683.6	一种适用于传统零售模式的电子商务方法、系统和装置	2007-8-17	中国	发明	Alibaba Group Holding Limited	A01	CN101369333		已公开	支付宝

55	A0188	200710152144.9	一种多平台的数据标准化处理方法及系统	2007-9-14	中国	发明	Alibaba Group Holding Limited	A01	CN101388096		已公开	支付宝

56	A0189	200710151549.0	一种操作共享资源的方法和设备	2007-9-26	中国	发明	Alibaba Group Holding Limited	A01	CN101399695		已公开	支付宝

57	A0192	200710188309.8	实现流程中断后返回的方法及系统	2007-11-16	中国	发明	Alibaba Group Holding Limited	A01	CN101436284A		已公开	支付宝

58	A0194	200710146346.2	一种Web界面在线评估的方法、系统和装置	2007-9-6	中国	发明	Alibaba Group Holding Limited	A01	CN101383838		已公开	支付宝

59	A0200	200710166034.8	一种业务实现系统及方法	2007-10-30	中国	发明	Alibaba Group Holding Limited	A01	CN101425894		已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
60	A0206	200710194863.7	一种用户身份验证方法、系统及验证码生成维护子系统	2007-11-27	中国	发明	Alibaba Group Holding Limited	A01	CN101447872		已公开	支付宝

61	A0213	200910150746.X	一种合并支付的实现方法、装置及系统	2009-6-30	中国	发明	Alibaba Group Holding Limited	A01	CN101655950		已公开	支付宝

62	A0214	200810177643.8	一种基金买卖的方法和系统	2008-11-20	中国	发明	Alibaba Group Holding Limited	A01	CN101408968A		已公开	支付宝

63	A0215	200810004180.5	一种评估网上用户信用的方法及系统	2008-1-23	中国	发明	Alibaba Group Holding Limited	A01	CN101493913		已公开	支付宝

64	A0216	200810090490.3	一种网上交易系统和银行系统的数据交互处理方法及装置	2008-4-21	中国	发明	Alibaba Group Holding Limited	A01	CN101567071		已公开	支付宝

65	A0217	200810097372.5	一种网络交易支付系统	2008-5-12	中国	发明	Alibaba Group Holding Limited	A01	CN101582145		已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
66	A0218	200710307427.6	一种通过中间平台进行支付的方法及支付系统	2007-12-29	中国	发明	Alibaba Group Holding Limited	A01	CN101470875		已公开	支付宝

67	A0219	200710307426.1	利用中间平台完成交易的方法及系统	2007-12-29	中国	发明	Alibaba Group Holding Limited	A01	CN101470874		已公开	支付宝

68	A0222	200810006835.2	一种生成接口文档的方法、系统和装置	2008-2-2	中国	发明	Alibaba Group Holding Limited	A01	CN101499002		已公开	支付宝

69	A0226	200810094685.5	一种测试应用程序接口的方法和装置	2008-5-7	中国	发明	Alibaba Group Holding Limited	A01	CN101576843A		已公开	支付宝

70	A0237	200810212240.2	一种离线充值方法及系统	2008-9-4	中国	发明	Alibaba Group Holding Limited	A01	CN101667275		已公开	支付宝

71	A0245	200810133018.3	一种缓冲的记账方式	2008-7-4	中国	发明	Alibaba Group Holding Limited	A01	CN101620703		已公开	支付宝

72	A0247	200810133055.4	一种监控多个数据库之间数据一致性的系统和方法	2008-7-8	中国	发明	Alibaba Group Holding Limited	A01	CN101625686		已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
73	A0251	200810134773.3	一种并发数据处理方法、装置及一种电子记账系统	2008-7-29	中国	发明	Alibaba Group Holding Limited	A01	CN101639792		已公开	支付宝

74	A0257	200810128423.6	利用通信终端进行支付的方法及系统	2008-6-25	中国	发明	Alibaba Group Holding Limited	A01	CN101615274		已公开	支付宝

75	A0261	200810145047.1	会员特征数据统计方法及特征数据	2008-7-29	中国	发明	Alibaba Group Holding Limited	A01	CN101639842		已公开	支付宝

76	A0262	200810210895.6	一种用户访问路径的数据采集方法、系统及服务器	2008-8-25	中国	发明	Alibaba Group Holding Limited	A01	CN101662493		已公开	支付宝

77	A0263	200810147003.2	利用多维数进行电子商务卖家评价的技术	2008-8-11	中国	发明	Alibaba Group Holding Limited	A01	CN101650813		已公开	支付宝

78	A0266	200810214083.9	数据仓库中宽表的更新方法和更新系统	2008-8-31	中国	发明	Alibaba Group Holding Limited	A01	CN101661491		已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
79	A0268	200810210577.X	一种多线程日志记录方法及装置	2008-9-2	中国	发明	Alibaba Group Holding Limited	A01	CN101667113		已公开	支付宝

80	A0277	200810212055.3	物流公司货款资金实时清算方法及其系统	2008-9-16	中国	发明	Alibaba Group Holding Limited	A01	CN101676943		已公开	支付宝

81	A0280	200810210077.6	网上交易方法及网上交易系统	2008-8-20	中国	发明	Alibaba Group Holding Limited	A01	CN101655948		已公开	支付宝

82	A0282	200810130988.8	实现境外交易的网上交易方法及网上交易系统	2008-8-21	中国	发明	Alibaba Group Holding Limited	A01	CN101655947		已公开	支付宝

83	A0283	200810161363.8	防止表单只读数据被篡改的方法和系统	2008-9-23	中国	发明	Alibaba Group Holding Limited	A01	CN101685514		已公开	支付宝

84	A0284	200810178438.3	一种调度任务的方法、装置和系统	2008-11-26	中国	发明	Alibaba Group Holding Limited	A01	CN101408852A		已公开	支付宝

85	A0287	200810149035.6	提高目标数据准确性的数据清洗方法及清洗系统	2008-9-18	中国	发明	Alibaba Group Holding Limited	A01	CN101676900		已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
86	A0289	200810168565.5	数据仓库调度方法及调度系统	2008-9-26	中国	发明	Alibaba Group Holding Limited	A01	CN101685452		已公开	支付宝

87	A0290	200810188858.X	提供订购的方法和交互式语音应答平台	2008-12-30	中国	发明	Alibaba Group Holding Limited	A01	CN101452552		已公开	支付宝

88	A0291	200810184309.5	基于网络线上业务的风险规则/模型建立和优化系统及方法	2008-12-24	中国	发明	Alibaba Group Holding Limited	A01	CN101504745		已公开	支付宝

89	A0292	200810172558.2	一种数据库表的管理方法及装置	2008-10-28	中国	发明	Alibaba Group Holding Limited	A01	CN101382949		已公开	支付宝

90	A0293	200810167879.3	一种服务器的检查方法、设备和系统	2008-10-15	中国	发明	Alibaba Group Holding Limited	A01	CN101383735		已公开	支付宝

91	A0295	200910005531.9	交易数据处理方法及系统	2009-1-19	中国	发明	Alibaba Group Holding Limited	A01	CN101477667		已公开	支付宝

92	A0299	200810186546.5	网站访问方法及系统	2008-12-25	中国	发明	Alibaba Group Holding Limited	A01	CN101452483		办理授权登记	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
93	A0300	200810180930.4	一种批量生成测试数据的方法、系统和装置	2008-11-18	中国	发明	Alibaba Group Holding Limited	A01	CN101430661A	CN101430661A	已授权	支付宝

94	A0301	200810177046.5	一种分布式业务系统故障告警的方法、系统和装置	2008-11-19	中国	发明	Alibaba Group Holding Limited	A01	CN101409638		已公开	支付宝

95	A0306	200810169760.X	提高网络账户和密码安全的系统及方法	2008-10-17	中国	发明	Alibaba Group Holding Limited	A01	CN101383709		已公开	支付宝

96	A0312	200910129622.3	基于网络实现资金调动调拨的系统和方法	2009-3-16	中国	发明	Alibaba Group Holding Limited	A01	CN101504756A		已公开	支付宝

97	A0314	200810186592.5	一种分布式任务系统及应用该系统的数据处理方法	2008-12-31	中国	发明	Alibaba Group Holding Limited	A01	CN101464884		已公开	支付宝

98	A0317	200910137335.7	一种分期支付业务的实现方法及系统	2009-4-24	中国	发明	Alibaba Group Holding Limited	A01	CN101599150		已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
99	A0318	200810189148.9	一种不同应用系统间的数据核对方法、装置及系统	2008-12-29	中国	发明	Alibaba Group Holding Limited	A01	CN101458705		已公开	支付宝

100	A0325	200810182976.X	利用中间平台进行网上交易的系统及网上交易方法	2008-12-15	中国	发明	Alibaba Group Holding Limited	A01	CN101414375		已公开	支付宝

101	A0328	200910000912.8	一种更新内存数据的方法、系统和装置	2009-1-21	中国	发明	Alibaba Group Holding Limited	A01	CN101464895		已公开	支付宝

102	A0329	200910140515.0	基于HVPS系统的第三方支付平台缴费系统和方法	2009-4-30	中国	发明	Alibaba Group Holding Limited	A01	CN101540032A		已公开	支付宝

103	A0331	200910137527.8	一种实现ETL调度的方法及系统	2009-4-28	中国	发明	Alibaba Group Holding Limited	A01	CN101533417A		已公开	支付宝

104	A0334	200910002364.2	延期付款/分期付款的网上信贷系统及网上信贷方法	2009-1-5	中国	发明	Alibaba Group Holding Limited	A01	CN101447052		已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
105	A0335	200910203276.9	一种ETL调度的实现方法及装置	2009-6-2	中国	发明	Alibaba Group Holding Limited	A01	CN101567013A		已公开	支付宝

106	A0336	200910000826.7	一种数字证书管理方法、装置和系统	2009-1-19	中国	发明	Alibaba Group Holding Limited	A01	CN101477661		已公开	支付宝

107	A0340	200910149916.2	一种软件测试中的Bug提示方法和装置	2009-6-22	中国	发明	Alibaba Group Holding Limited	A01	CN101582050		已公开	支付宝

108	A0346	200910133630.5	一种Ajax网页内容的抓取方法及系统	2009-4-2	中国	发明	Alibaba Group Holding Limited	A01	CN101515300		已公开	支付宝

109	A0351	200910168835.7	一种跨银行批量付款方法及系统	2009-8-21	中国	发明	Alibaba Group Holding Limited	A01	CN101996368A		已公开	支付宝

110	A0327	200810182977.4	利用虚拟卡提高支付安全的支付方法、系统及支付平台	2008-12-15	中国	发明	Alibaba Group Holding Limited	A01	CN101414370A		已公开	支付宝

111	A0375	200910146267.0	信用卡还款系统及方法	2009-6-19	中国	发明	Alibaba Group Holding Limited	A01	CN101587579		已公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
112	A0401	200910158492.6	数据处理方法及系统、交易处理系统、第三方支付系统	2009-7-10	中国	发明	Alibaba Group Holding Limited	A01	CN101604427		已公开	支付宝

113	A0402	200910165944.3	一种互联网用户身份验证的方法、装置及系统	2009-8-18	中国	发明	Alibaba Group Holding Limited	A01			已受理	支付宝

114	A0403	200910206478.9	一种网站服务器及提高其处理能力的方法及系统	2009-11-3	中国	发明	Alibaba Group Holding Limited	A01			已受理	支付宝

115	A0408	200910164887.7	分布式文件解析方法和解析系统	2009-8-7	中国	发明	Alibaba Group Holding Limited	A01			已受理	支付宝

116	A0411	200910145486.7	移动终端中实现支付的方法及移动设备	2009-6-9	中国	发明	Alibaba Group Holding Limited	A01	CN101576989		已公开	支付宝

117	A0413	200910159659.0	账户批量实时处理系统及账户批量实时处理方法	2009-7-22	中国	发明	Alibaba Group Holding Limited	A01	CN101604437		已公开	支付宝

118	A0448	200910164888.1	账户并发处理方法及账户并发处理系统	2009-8-7	中国	发明	Alibaba Group Holding Limited	A01			已受理	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
119	A0480	200910265969.0	实现业务数据预测的实时处理平台及预测方法	2009-12-21	中国	发明	Alibaba Group Holding Limited	A01			已受理	支付宝

120	A0600	201010217565.7	一种跨网络系统用户的识别方法、装置及系统	2010-7-2	中国	发明	阿里巴巴集团控股有限公司	A01			已受理	支付宝

121	A0599	201010243880.7	事件处理方法及服务器	2010-7-29	中国	发明	阿里巴巴集团控股有限公司	A01			已受理	支付宝

122	A0597	201010553679.9	一种状态机控制方法、装置及状态机系统	2010-11-19	中国	发明	Alibaba Group Holding Limited	A01			已受理	支付宝

123	A0596	201010568912.0	一种状态机协作控制方法、装置及状态机系统	2010-12-1	中国	发明	Alibaba Group Holding Limited	A01			已受理	支付宝

124	A0594	201010147358.9	复合事件处理方法及装置	2010-4-12	中国	发明	Alibaba Group Holding Limited	A01			已受理	支付宝

125	A0575	201010150012.4	一种网上支付鉴权方法、服务及系统	2010-4-15	中国	发明	Alibaba Group Holding Limited	A01			已受理	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
126	A0558	201010138805.4	一种网上支付方法、装置及系统	2010-4-1	中国	发明	Alibaba Group Holding Limited	A01			已受理	支付宝

127	A0510	201010111741.9	统计电子商务交易数据的方法和统计系统	2010-2-11	中国	发明	Alibaba Group Holding Limited	A01			已受理	支付宝

128	A0509	200910225691.4	支付数据处理方法、系统、支付终端及支付服务器	2009-11-27	中国	发明	Alibaba Group Holding Limited	A01			已受理	支付宝

129	A0508	201010114369.7	实现软件系统热部署的方法及系统	2010-2-26	中国	发明	Alibaba Group Holding Limited	A01			已受理	支付宝

130	A0507	201010172054.8	一种安全支付的系统及方法	2010-5-13	中国	发明	Alibaba Group Holding Limited	A01			已受理	支付宝

131	A0499	200910221882.3	SQL语句的检测方法、系统及服务器	2009-11-19	中国	发明	阿里巴巴集团控股有限公司	A01	CN102073640A		已公开	支付宝

132	A0498	201010004284.3	一种生成代码说明文档的方法及装置	2010-1-20	中国	发明	Alibaba Group Holding Limited	A01			已受理	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
133	A0497	201010001479.2	风险控制系统及方法	2010-1-6	中国	发明	Alibaba Group Holding Limited	A01			已受理	支付宝

134	A0491	200910226200.8	一种网上支付方法及系统	2009-11-24	中国	发明	Alibaba Group Holding Limited	A01	CN102073953A		已公开	支付宝

135	A0541	201010240235.X	一种用户身份的验证方法及装置	2010-7-27	中国	发明	Alibaba Group Holding Limited	A01			已受理	支付宝

136	A0542	201010237866.6	对网络交易用户的可信度进行评价的方法和系统	2010-7-23	中国	发明	Alibaba Group Holding Limited	A01			已受理	支付宝

137	A0550	201010155677.4	一种发送消息的方法和系统	2010-4-23	中国	发明	Alibaba Group Holding Limited	A01			已受理	支付宝

138	A0700	201110078425.0	身份认证方法、信息采集设备及身份认证设备	2011-3-30	中国	发明	Alibaba Group Holding Limited	A01			已受理	支付宝

139	A0687	201110099291.0	网址信息提供方法及装置	2011-4-20	中国	发明	Alibaba Group Holding Limited	A01			已受理	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
140	A0705	201110111748.5	信息安全处理的方法、处理服务器及处理客户端	2011-4-29	中国	发明	Alibaba Group Holding Limited	A01			已受理	支付宝

1.2.3. Hong Kong Patents in A01

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
1	A0012HK	07100970.7	一种可靠的系统间消息通知方法和系统	2007-1-26	香港	发明	Alibaba Group Holding Limited	A01	1095018		第一阶段官方公开	支付宝

2	A0014HK	07102970.3	一种在系统间实现单次登录的方法及系统	2007-3-20	香港	发明	Alibaba Group Holding Limited	A01	1096790		第一阶段官方公开	支付宝

3	A0017HK	07108130.7	分成器、收入分成实现系统及收入分成实现方法	2007-7-26	香港	发明	Alibaba Group Holding Limited	A01	1100714		第一阶段官方公开	支付宝

4	A0019HK	08105521.9	自有资源的交互方法以及电子交易信息的处理方法	2008-5-19	香港	发明	Alibaba Group Holding Limited	A01	1116561		第一阶段官方公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
5	A0022HK	08103820.2	自有资源的交互方法、系统以及电子交易信息的处理方法	2008-4-7	香港	发明	Alibaba Group Holding Limited	A01	1111499		第一阶段官方公开	支付宝

6	A0040HK	08107722.2	一种涉及多系统的数据处理方法及系统	2008-7-14	香港	发明	Alibaba Group Holding Limited	A01	1114441		第一阶段官方公开	支付宝

7	A0048HK	08107426.1	一种实现支付的系统及方法	2008-7-7	香港	发明	Alibaba Group Holding Limited	A01	1113422		第一阶段官方公开	支付宝

8	A0056HK	08107743.7	一种访问证书吊销列表的方法、装置和系统	2008-7-14	香港	发明	Alibaba Group Holding Limited	A01	1114444		第一阶段官方公开	支付宝

9	A0064HK	08107719.7	利用包含IC卡的身份证进行交易的支付系统及方法	2008-7-14	香港	发明	Alibaba Group Holding Limited	A01	1113842		第一阶段官方公开	支付宝

10	A0065HK	08108006.7	一种检查账户安全性的方法及系统	2008-7-21	香港	发明	Alibaba Group Holding Limited	A01	1114932		第一阶段官方公开	支付宝

11	A0081HK	08107731.1	查看与系统功能对应的源代码的方法及系统	2008-7-14	香港	发明	Alibaba Group Holding Limited	A01	1114435		第一阶段官方公开	支付宝

12	A0083HK	08107732.0	一种网址导航方法及系统	2008-7-14	香港	发明	Alibaba Group Holding Limited	A01	1114917		第一阶段官方公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
13	A0084HK	08107733.9	一种安全登录网站的方法和系统	2008-7-14	香港	发明	Alibaba Group Holding Limited	A01	1114483		第一阶段官方公开	支付宝

14	A0093HK	08108674.8	一种动态密码认证的方法及服务端系统	2008-8-7	香港	发明	Alibaba Group Holding Limited	A01	1120172		第一阶段官方公开	支付宝

15	A0096HK	07108131.6	一种电话回拨方法及系统	2007-7-26	香港	发明	Alibaba Group Holding Limited	A01	1100730		第一阶段官方公开	支付宝

16	A0098HK	08107726.8	一种实现支付的系统及方法	2008-7-14	香港	发明	Alibaba Group Holding Limited	A01	1114442		第一阶段官方公开	支付宝

17	A0099HK	08111007.0	一种网络安全交易方法及系统	2008-10-2	香港	发明	Alibaba Group Holding Limited	A01	1117621		第一阶段官方公开	支付宝

18	A0100HK	08108677.5	一种验证信息的方法和装置	2008-8-7	香港	发明	Alibaba Group Holding Limited	A01	1117678		第一阶段官方公开	支付宝

19	A0103HK	08111050.6	有状态会话系统及其实现方法	2008-10-3	香港	发明	Alibaba Group Holding Limited	A01	1117309		第一阶段官方公开	支付宝

20	A0104HK	08113745.3	通过Web表单获得用户交互数据的方法及系统	2008-12-18	香港	发明	Alibaba Group Holding Limited	A01	1122426		第一阶段官方公开	支付宝

21	A0105HK	08114033.2	一种获取属性信息内容的方法及系统	2008-12-29	香港	发明	Alibaba Group Holding Limited	A01	1120139		第一阶段官方公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
22	A0106HK	08111051.5	一种数据库交互处理方法及系统	2008-10-3	香港	发明	Alibaba Group Holding Limited	A01	1118357		第一阶段官方公开	支付宝

23	A0107HK	08111008.9	一种同步数据的方法及系统	2008-10-2	香港	发明	Alibaba Group Holding Limited	A01	1117611		第一阶段官方公开	支付宝

24	A0112HK	08114108.2	网上支付服务器、支付平台及一种网上支付的方法和系统	2008-12-30	香港	发明	Alibaba Group Holding Limited	A01	1120909		第一阶段官方公开	支付宝

25	A0114HK	08114109.1	一种基于多平台数据交互处理的方法和系统	2008-12-30	香港	发明	Alibaba Group Holding Limited	A01	1120910		第一阶段官方公开	支付宝

26	A0116HK	08113740.8	一种有价数据交换系统	2008-12-18	香港	发明	Alibaba Group Holding Limited	A01	1123875		第一阶段官方公开	支付宝

27	A0118HK	08114058.2	通信终端通过短信息进行安全认证的方法及系统	2008-12-30	香港	发明	Alibaba Group Holding Limited	A01	1120982		第一阶段官方公开	支付宝

28	A0119HK	08111366.5	一种安全提交用户信息的方法和客户端	2008-10-15	香港	发明	Alibaba Group Holding Limited	A01	1119322		第一阶段官方公开	支付宝

29	A0123HK	08113737.3	一种电子支付故障检测方法、装置和电子支付系统	2008-12-18	香港	发明	Alibaba Group Holding Limited	A01	1122380		第一阶段官方公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
30	A0127HK	08111367.4	网站导航系统及网站导航方法	2008-10-15	香港	发明	Alibaba Group Holding Limited	A01	1118361		第一阶段官方公开	支付宝

31	A0135HK	08112961.2	一种分布式任务系统和分布式任务管理方法	2008-11-27	香港	发明	Alibaba Group Holding Limited	A01	1119808		第一阶段官方公开	支付宝

32	A0137HK	08113720.2	网上支付系统及网上支付方法	2008-12-17	香港	发明	Alibaba Group Holding Limited	A01	1120905		第一阶段官方公开	支付宝

33	A0138HK	08113743.5	实时通知事件状态变化的方法和系统	2008-12-18	香港	发明	Alibaba Group Holding Limited	A01	1123895		第一阶段官方公开	支付宝

34	A0144HK	08113838.1	利用包含IC卡的身份证进行交易的支付系统及方法	2008-12-22	香港	发明	Alibaba Group Holding Limited	A01	1120150		第一阶段官方公开	支付宝

35	A0152HK	08114107.3	自动切换数据源的方法、装置及一种数据源切换器	2008-12-30	香港	发明	Alibaba Group Holding Limited	A01	1120894		第一阶段官方公开	支付宝

36	A0159HK	09102741.9	一种获取资源的方法、装置及系统	2009-3-23	香港	发明	Alibaba Group Holding Limited	A01	1122435		第一阶段官方公开	支付宝

37	A0160HK	08114056.4	一种基于群集的数据处理方法和装置	2009-1-2	香港	发明	Alibaba Group Holding Limited	A01	1120962		第一阶段官方公开	支付宝

38	A0162HK	09100033.0	网上支付测试系统及网上支付测试方法	2009-1-2	香港	发明	Alibaba Group Holding Limited	A01	1120912		第一阶段官方公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
39	A0166HK	09102569.8	在海量数据下完成账单对账的方法及系统	2009-3-18	香港	发明	Alibaba Group Holding Limited	A01	1122382		第一阶段官方公开	支付宝

40	A0167HK	09102570.5	一种保持会话信息和数据库同步的方法和装置	2009-3-18	香港	发明	Alibaba Group Holding Limited	A01	1122431		第一阶段官方公开	支付宝

41	A0174HK	09102744.6	利用包含IC卡的身份证进行交易的支付系统及方法	2009-3-23	香港	发明	Alibaba Group Holding Limited	A01	1122384		第一阶段官方公开	支付宝

42	A0186HK	09102870.2	一种收集网页信息的方法及装置	2009-3-25	香港	发明	Alibaba Group Holding Limited	A01	1122624		第一阶段官方公开	支付宝

43	A0187HK	09102871.1	一种适用于传统零售模式的电子商务方法、系统和装置	2009-3-25	香港	发明	Alibaba Group Holding Limited	A01	1122636		第一阶段官方公开	支付宝

44	A0188HK	09107951.3	一种多平台的数据标准化处理方法及系统	2009-8-31	香港	发明	Alibaba Group Holding Limited	A01	1128168		第一阶段官方公开	支付宝

45	A0189HK	09108001.1	一种操作共享资源的方法和设备	2009-9-2	香港	发明	Alibaba Group Holding Limited	A01	1129006		第一阶段官方公开	支付宝

46	A0192HK	09110393.3	实现流程中断后返回的方法及系统	2009-11-9	香港	发明	Alibaba Group Holding Limited	A01	1130552		第一阶段官方公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
47	A0194HK	09107952.2	一种Web界面在线评估的方法、系统和装置	2009-8-31	香港	发明	Alibaba Group Holding Limited	A01	1128178		第一阶段官方公开	支付宝

48	A0200HK	09109822.6	一种业务实现系统及方法	2009-10-22	香港	发明	Alibaba Group Holding Limited	A01	1131484		第一阶段官方公开	支付宝

49	A0206HK	09110666.3	一种用户身份验证方法、系统及验证码生成维护子系统	2009-11-13	香港	发明	Alibaba Group Holding Limited	A01	1131293		第一阶段官方公开	支付宝

50	A0213HK	10107394.5	一种合并支付的实现方法、装置及系统	2010-8-3	香港	发明	Alibaba Group Holding Limited	A01	1141123A		第一阶段官方公开	支付宝

51	A0214HK	09109003.7	一种基金买卖的方法和系统	2009-9-29	香港	发明	Alibaba Group Holding Limited	A01	1129254		第一阶段官方公开	支付宝

52	A0215HK	09112098.7	一种评估网上用户信用的方法及系统	2009-12-23	香港	发明	Alibaba Group Holding Limited	A01	1132355A		第一阶段官方公开	支付宝

53	A0218HK	09111856.1	一种通过中间平台进行支付的方法及支付系统	2009-11-17	香港	发明	Alibaba Group Holding Limited	A01	1132070A		第一阶段官方公开	支付宝

54	A0219HK	09111857.0	利用中间平台完成交易的方法及系统	2009-12-17	香港	发明	Alibaba Group Holding Limited	A01	1132071A		第一阶段官方公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
55	A0222HK	10100368.2	一种生成接口文档的方法、系统和装置	2010-1-13	香港	发明	Alibaba Group Holding Limited	A01	1132818A		第一阶段官方公开	支付宝

56	A0226HK	10104498.7	一种测试应用程序接口的方法和装置	2010-5-10	香港	发明	Alibaba Group Holding Limited	A01	1136891A		第一阶段官方公开	支付宝

57	A0237HK	10107405.2	一种离线充值方法及系统	2010-8-3	香港	发明	Alibaba Group Holding Limited	A01	1141126A		第一阶段官方公开	支付宝

58	A0245HK	10105490.2	一种缓冲记账方法及装置	2010-6-3	香港	发明	Alibaba Group Holding Limited	A01	1138932A		第一阶段官方公开	支付宝

59	A0247HK	10105720.4	一种监控多数据库之间数据一致性的方法及系统	2010-6-9	香港	发明	Alibaba Group Holding Limited	A01	1138925A		第一阶段官方公开	支付宝

60	A0251HK	10105835.6	一种并发数据处理方法、装置及一种电子记账系统	2010-6-11	香港	发明	Alibaba Group Holding Limited	A01	1139220A		第一阶段官方公开	支付宝

61	A0257HK	10105489.5	利用通信终端进行支付的方法及系统	2010-6-3	香港	发明	Alibaba Group Holding Limited	A01	1138931A		第一阶段官方公开	支付宝

62	A0261HK	10105836.5	会员特征数据统计方法及特征数据统计系统	2010-6-11	香港	发明	Alibaba Group Holding Limited	A01	1139221A		第一阶段官方公开	支付宝

63	A0262HK	10107399.0	一种用户访问路径的数据采集方法、系统及服务器	2010-8-3	香港	发明	Alibaba Group Holding Limited	A01	1141167A		第一阶段官方公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
64	A0263HK	10107389.2	一种网络评价的系统和方法	2010-8-3	香港	发明	Alibaba Group Holding Limited	A01	1141119A		第一阶段官方公开	支付宝

65	A0266HK	10107400.7	数据仓库中宽表的更新方法和更新系统	2010-8-3	香港	发明	Alibaba Group Holding Limited	A01	1141105A		第一阶段官方公开	支付宝

66	A0268HK	10107407.0	一种多线程日志记录方法及装置	2010-8-3	香港	发明	Alibaba Group Holding Limited	A01	1141106		第一阶段官方公开	支付宝

67	A0280HK	10107401.6	网上交易方法及网上交易系统	2010-8-3	香港	发明	Alibaba Group Holding Limited	A01	1141125A		第一阶段官方公开	支付宝

68	A0282HK	10107390.9	实现境外交易的网上交易方法及网上交易系统	2010-8-3	香港	发明	Alibaba Group Holding Limited	A01	1141120A		第一阶段官方公开	支付宝

69	A0283HK	10107946.8	防止表单只读数据被篡改的方法和系统	2010-8-20	香港	发明	Alibaba Group Holding Limited	A01	1141611A		第一阶段官方公开	支付宝

70	A0284HK	09109002.8	一种调度任务的方法、装置和系统	2009-9-29	香港	发明	Alibaba Group Holding Limited	A01	1129249		第一阶段官方公开	支付宝

71	A0287HK	10107877.1	提高目标数据准确性的数据清洗方法及清洗系统	2010-8-18	香港	发明	Alibaba Group Holding Limited	A01	1141599A		第一阶段官方公开	支付宝

72	A0289HK	10107948.6	数据仓库调度方法及调度系统	2010-8-20	香港	发明	Alibaba Group Holding Limited	A01	1141600A		第一阶段官方公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
73	A0290HK	09110587.9	提供订购的方法和交互式语音应答平台	2009-11-12	香港	发明	Alibaba Group Holding Limited	A01	1130554		第一阶段官方公开	支付宝

74	A0291HK	10100690.1	基于网络线上业务的风险规则模型建立和优化系统及方法	2010-1-22	香港	发明	Alibaba Group Holding Limited	A01	1133725A		第一阶段官方公开	支付宝

75	A0293HK	09107953.1	一种服务器的检查方法、设备和系统	2009-8-31	香港	发明	Alibaba Group Holding Limited	A01	1128179		第一阶段官方公开	支付宝

76	A0295HK	09112056.7	交易数据处理方法及系统	2009-12-22	香港	发明	Alibaba Group Holding Limited	A01	1132821A		第一阶段官方公开	支付宝

77	A0299HK	09110588.8	网站访问方法及系统	2009-11-12	香港	发明	Alibaba Group Holding Limited	A01	1130548		第一阶段官方公开	支付宝

78	A0300HK	09110062.3	一种批量生成测试数据的方法、系统和装置	2009-10-29	香港	发明	Alibaba Group Holding Limited	A01	1130336		第一阶段官方公开	支付宝

79	A0306HK	09107954	提高网络账户和密码安全的系统及方法	2009-8-31	香港	发明	Alibaba Group Holding Limited	A01	1128372		第一阶段官方公开	支付宝

80	A0312HK	10100689.4	基于网络实现资金调动调拨的系统和方法	2010-1-22	香港	发明	Alibaba Group Holding Limited	A01	1133724A		第一阶段官方公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
81	A0317HK	10105039.0	一种分期支付业务的实现方法及系统	2010-5-24	香港	发明	Alibaba Group Holding Limited	A01	1138413A		第一阶段官方公开	支付宝

82	A0318HK	9110589.7	一种不同应用系统间的数据核对方法、装置及系统	2009-11-12	香港	发明	Alibaba Group Holding Limited	A01	1130549		第一阶段官方公开	支付宝

83	A0327HK	09109011.7	利用虚拟卡提高支付安全的支付方法、系统及支付平台	2009-9-29	香港	发明	Alibaba Group Holding Limited	A01	1129256		第一阶段官方公开	支付宝

84	A0329HK	10102996.8	基于HVPS系统的第三方支付平台缴费系统和方法	2010-3-23	香港	发明	Alibaba Group Holding Limited	A01	1134853A		第一阶段官方公开	支付宝

85	A0331HK	10102716.7	一种实现ETL调度的方法及系统	2010-3-16	香港	发明	Alibaba Group Holding Limited	A01	1136060A		第一阶段官方公开	支付宝

86	A0334HK	09110391.5	延期付款/分期付款的网上信贷系统及网上信贷方法	2009-11-9	香港	发明	Alibaba Group Holding Limited	A01	1130551		第一阶段官方公开	支付宝

87	A0335HK	10104106.1	一种ETL调度的实现方法及装置	2010-4-27	香港	发明	Alibaba Group Holding Limited	A01	1137244A		第一阶段官方公开	支付宝

88	A0336HK	09112058.5	一种数字证书管理方法、装置和系统	2009-12-22	香港	发明	Alibaba Group Holding Limited	A01	1132822A		第一阶段公开	支付宝

序号	专利卷号	专利申请号	专利中文名称	申请日	申请国家/地区	专利类型	申请人	会计系统编号	公开号	公告号	当前法律状态	机构名称
89	A0346HK	10101951.3	一种Ajax网页内容的抓取方法及系统	2010-2-24	香港	发明	Alibaba Group Holding Limited	A01	1136053A		第一阶段官方公开	支付宝

90	A0375HK	10104605.7	信用卡还款系统及方法	2010-5-11	香港	发明	Alibaba Group Holding Limited	A01	1137256A		第一阶段官方公开	支付宝

91	A0401HK	10105153.0	数据处理方法及系统、交易处理系统、第三方支付系统	2010-5-26	香港	发明	Alibaba Group Holding Limited	A01	1137558A		第一阶段官方公开	支付宝

92	A0411HK	10104502.1	移动终端中实现支付的方法及移动设备	2010-5-10	香港	发明	Alibaba Group Holding Limited	A01	1136897A		第一阶段官方公开	支付宝

93	A0413HK	10105151.2	账户批量实时处理系统及账户批量实时处理方法	2010-5-26	香港	发明	Alibaba Group Holding Limited	A01	1137557A		第一阶段官方公开	支付宝

1.3. Domain Names in Alibaba Group Holding Limited [A01] and Subsidiaries

Item No.	Domain Type	Domain Name	Registration Date	Expiry Date	Registrant	Registrant’s Accounting Code	Registrar
1	.com.cn	airb2b.com.cn	2008-04-01	2014-04-01	Alibaba (China) Co., Ltd.	A50	MarkMonitor

Item No.	Domain Type	Domain Name	Registration Date	Expiry Date	Registrant	Registrant’s Accounting Code	Registrar
2	.mobi	254729.mobi	2006-09-26	2012-09-26	Alibaba Group Holding Limited	A01	MarkMonitor

3	.com	51chuchai.com	2009-03-17	2013-03-17	Alibaba Group Holding Limited	A01	MarkMonitor

4	.net	alidz.net	2009-11-04	2013-11-04	Alibaba Group Holding Limited	A01	MarkMonitor

5	.asia	alipay.asia	2008-02-03	2012-02-03	Alibaba Group Holding Limited	A01	MarkMonitor

6	.biz	alipay.biz	2004-11-29	2015-11-29	Alibaba Group Holding Limited	A01	MarkMonitor

7	.cn	alipay.cn	2004-12-30	2017-12-30	Alibaba Group Holding Limited	A01	HiChina

8	.com.hk	alipay.com.hk	2006-06-12	2015-06-13	Alibaba Group Services Limited	A05	MarkMonitor

9	.com.my	alipay.com.my	2009-07-01	2013-07-01	Alibaba Group Holding Limited	A01	MarkMonitor

10	.com.pl	alipay.com.pl		2011-12-29	Alibaba Group Holding Limited	A01	MarkMonitor

11	.sg	alipay.com.sg	2009-06-27	2013-06-27	Alibaba Group Holding Limited	A01	MarkMonitor

12	.fr	alipay.fr	2009-07-27	2013-07-27	Alibaba Group Holding Limited	A01	MarkMonitor

13	.hk	alipay.hk	2006-06-12	2014-06-13	Alibaba Group Holding Limited	A01	MarkMonitor

Item No.	Domain Type	Domain Name	Registration Date	Expiry Date	Registrant	Registrant’s Accounting Code	Registrar
14	.info	alipay.info	2004-11-29	2015-11-29	Alibaba Group Holding Limited	A01	MarkMonitor

15	.jp	alipay.jp	2007-10-31	2011-10-31	Alibaba Group Holding Limited	A01	MarkMonitor

16	.me	alipay.me	2008-07-09	2012-07-09	Alibaba Group Holding Limited	A01	MarkMonitor

17	.mobi	alipay.mobi	2006-06-12	2018-06-12	Alibaba Group Holding Limited	A01	MarkMonitor

18	.net	alipay.net	2004-11-29	2015-11-29	Alibaba Group Holding Limited	A01	MarkMonitor

19	.net.cn	alipay.net.cn	2005-02-16	2012-02-16	Alibaba Group Holding Limited	A01	MarkMonitor

20	.org.uk	alipay.org	2004-11-29	2015-11-29	Alibaba Group Holding Limited	A01	MarkMonitor

21	.org.uk	alipay.org.uk	2010-05-18	2012-05-18	Alibaba Group Holding Limited	A01	MarkMonitor

22	.pl	alipay.pl	2009-09-17	2011-09-17	Alibaba Group Holding Limited	A01	MarkMonitor

23	.sg	alipay.sg	2009-06-27	2013-06-27	Alibaba Group Holding Limited	A01	MarkMonitor

24	.tel	alipay.tel	2009-02-20	2014-03-22	Alibaba Group Holding Limited	A01	MarkMonitor

25	.tv	alipay.tv	2004-11-29	2015-11-29	Alibaba Group Holding Limited	A01	MarkMonitor

Item No.	Domain Type	Domain Name	Registration Date	Expiry Date	Registrant	Registrant’s Accounting Code	Registrar
26	.tw	alipay.tw	2009-06-11	2014-06-11	Alibaba Group Holding Limited	A01	MarkMonitor

27	.uk.com	alipay.uk.com	2011-04-14	2013-04-14	Alibaba Group Holding Limited	A01	MarkMonitor

28	.com	alipaycdn.com	2011-03-27	2013-03-27	Alibaba Group Holding Limited	A01	MarkMonitor

29	.com	alipaydev.com	2011-03-03	2013-03-03	Alibaba Group Holding Limited	A01	MarkMonitor

30	.com	alipaydns.com	2011-03-27	2013-03-27	Alibaba Group Holding Limited	A01	MarkMonitor

31	.com	alipayeshop.com	2009-06-10	2014-06-10	Alibaba Group Holding Limited	A01	MarkMonitor

32	.com	alipay-inc.com	2007-11-22	2014-11-22	Alibaba Group Holding Limited	A01	MarkMonitor

33	.asia	alipays.asia	2010-08-31	2013-08-31	Alibaba Group Holding Limited	A01	MarkMonitor

34	.info	alipays.info	2010-08-31	2013-08-31	Alibaba Group Holding Limited	A01	MarkMonitor

35	.net	alipays.net	2010-08-31	2013-08-31	Alibaba Group Holding Limited	A01	MarkMonitor

36	.com	alipaysecurityguard.com	2011-05-05	2012-05-05	Alibaba Group Holding Limited	A01	MarkMonitor

37	.cn	alipaysecurityguard.cn	2011-05-05	2012-05-05	Alibaba Group Services Limited	A05	MarkMonitor

Item No.	Domain Type	Domain Name	Registration Date	Expiry Date	Registrant	Registrant’s Accounting Code	Registrar
38	.com	alipaytech.com	2011-04-23	2015-04-23	Alibaba Group Holding Limited	A01	MarkMonitor

39	.net	alipaytech.net	2011-07-04	2013-07-04	Alibaba Group Holding Limited	A01	MarkMonitor

40	.biz	alipaytech.biz	2011-07-04	2013-07-04	Alibaba Group Holding Limited	A01	MarkMonitor

41	.org	alipaytech.org	2011-07-04	2013-07-04	Alibaba Group Holding Limited	A01	MarkMonitor

42	.com	alisecguard.com	2011-05-05	2012-05-05	Alibaba Group Holding Limited	A01	MarkMonitor

43	.cn	alisecguard.cn	2011-05-05	2012-05-05	Alibaba Group Services Limited	A05	MarkMonitor

44	.jp	aripay.jp	2009-10-31	2011-10-31	Alibaba Group Holding Limited	A01	MarkMonitor

45	.net	caigoutong.net	2010-01-19	2014-01-19	Alibaba Group Holding Limited	A01	MarkMonitor

46	.com	daogou.com	2002-07-15	2013-07-15	Alibaba Group Holding Limited	A01	MarkMonitor

47	.com	epaybox.com	2004-11-16	2015-11-16	Alibaba Group Holding Limited	A01	MarkMonitor

48	.com.cn	epaybox.com.cn	2004-11-18	2014-11-18	Alibaba (China) Co., Ltd.	A50	MarkMonitor

49	.com.cn	mygds.com.cn	2008-04-01	2014-04-01	Alibaba (China) Co., Ltd.	A50	MarkMonitor

Item No.	Domain Type	Domain Name	Registration Date	Expiry Date	Registrant	Registrant’s Accounting Code	Registrar
50	.com	payboa.com	2004-10-08	2014-10-08	Alibaba Group Holding Limited	A01	MarkMonitor

51	.com	xn—ccke5nlc.com アリペイ.com	2010-03-08	2012-03-08	Alibaba Group Holding Limited	A01	MarkMonitor

52	.com	xn—oy2bp6smubg9u.com 알리페이.com	2010-03-05	2012-03-04	Alibaba Group Holding Limited	A01	MarkMonitor

53	.com	xn—p89a69vc5imyc.com 알리결제.com	2010-03-05	2012-03-04	Alibaba Group Holding Limited	A01	MarkMonitor

54	.net	yirongtong.net	2007-10-10	2013-10-10	Alibaba Group Holding Limited	A01	MarkMonitor

55	.com	zhifu.com	2003-08-14	2012-08-14	Alibaba Group Holding Limited	A01	MarkMonitor

56	.jp	zhifu.jp	2007-10-31	2011-10-31	Alibaba Group Holding Limited	A01	MarkMonitor

57	.asia	zhifubao.asia	2008-03-22	2012-03-22	Alibaba Group Holding Limited	A01	MarkMonitor

58	.com	zhifubao.com	2007-08-05	2012-08-05	Alibaba Group Holding Limited	A01	MarkMonitor

59	.jp	zhifubao.jp	2007-10-31	2011-10-31	Alibaba Group Holding Limited	A01	MarkMonitor

60	.com	zhifubaobiao.com	2011-05-05	2012-05-05	Alibaba Group Holding Limited	A01	MarkMonitor

61	.cn	zhifubaobiao.cn	2011-05-05	2012-05-05	Alibaba Group Services Limited	A05	MarkMonitor

Item No.	Domain Type	Domain Name	Registration Date	Expiry Date	Registrant	Registrant’s Accounting Code	Registrar
62	.香港	支付.香港	2011-05-31	2013-05-31	Alibaba Group Holding Limited	A01	MarkMonitor

63	.hk	支付保.hk	2006-12-02	2011-12-02	Alibaba Group Holding Limited	A01	MarkMonitor

64	.公司.hk / .香港	支付保.公司.hk (支付保.公司.香港)	2007-02-02	2012-03-09	Alibaba.com Hong Kong Limited	B01	MarkMonitor

65	.cc	支付宝.cc	2006-03-15	2018-03-15	Alibaba Group Holding Limited	A01	MarkMonitor

66	.com	支付宝.com	2004-10-14	2013-10-14	Alibaba Group Holding Limited	A01	MarkMonitor

67	.hk	支付宝.hk	2006-12-02	2011-12-02	Alibaba Group Holding Limited	A01	MarkMonitor

68	.net	支付宝.net	2004-10-14	2018-10-14	Alibaba Group Holding Limited	A01	MarkMonitor

69	.sg	支付宝.sg	2010-03-24	2012-03-24	Alibaba Group Holding Limited	A01	MarkMonitor

70	.tel	支付宝.tel	2010-06-15	2012-06-14	Alibaba Group Holding Limited	A01	MarkMonitor

71	.公司.hk / .香港	支付宝.公司.hk (支付宝.公司.香港)	2006-12-04	2012-02-01	Alibaba.com Hong Kong Limited	B01	MarkMonitor

72	.tw	支付寶.tw	2009-12-05	2011-12-05	Alibaba Group Holding Limited	A01	MarkMonitor

Schedule 2.04

Assumed Business Liabilities

Any liabilities arising from the litigation described in Section 4.05 of the Disclosure Letter.

Schedule 2.08(a)

Transferred Employees

•

Transfer of approximately 350 employees who are employed in call center activities of 支付宝软件(上海)有限公司 (Alipay Software (Shanghai) Co., Ltd.) [Z52] to 支付宝(成都)信息技术有限公司(Alipay(Chengdu) Information Technology Co., Ltd.) [Z60]

•

Transfer of approximately 110 employees from浙江口碑网络技术有限公司 (Zhejiang Koubei Network Technology Co., Ltd.) [T57] Koubei card business to支付宝(上海)信息技术有限公司 (Alipay (Shanghai) Information Technology Co., Ltd.) [Z59]

Schedule 2.10

Cross-License Terms

General	This term sheet (“Term Sheet”) describes the principal terms for a cross-license agreement (“Cross-License Agreement”) to be entered into between 支付宝（中国）网络技术有限公司 (Alipay.com Co., Ltd.), on behalf of itself and its Subsidiaries (“OpCo”), and Alibaba Group Holding Limited, on behalf of itself and its Subsidiaries (“Alibaba”), to be effective as of the IP Termination Date, pursuant to Section 2.10(c) of the Framework Agreement.

Construction	All defined terms used in this Term Sheet and not otherwise defined in this Term Sheet shall have the meanings ascribed to them in the Framework Agreement or, if not defined in the Framework Agreement, in the Intellectual Property License and Software Technology Services Agreement.

Patent License

Licensed Patents	All patents and patent applications owned or licensable by Alibaba or OpCo as of the IP Termination Date, plus continuations, divisionals, reissues, re-exams and claims of CIPs to the extent fully supported by the patents and patent applications owned or licensable by Alibaba or OpCo as of the IP Termination Date, except that the licensed patents shall not include the patents or patent applications of any Subsidiary or business that does not benefit from the license (as described below).

Licensed Products and Services	License to OpCo: Products and services of the Business License to Alibaba: All products and services

Description of License	Non-exclusive, worldwide, paid-up license to make, use, import, offer to sell, sell and otherwise commercialize licensed products and services. License is not sublicensable (except to Subsidiaries, but excluding any future Subsidiary acquired by Licensee that is (i) with regard to Alibaba, a competitor of OpCo or its Subsidiaries to the extent it is in the Business and (ii) with regard to OpCo, a competitor of Alibaba or its Subsidiaries to the extent it is in the business of Alibaba or its Subsidiaries as of the Effective Time together with any and all logical extensions of the business of Alibaba and its Subsidiaries (other than the Business) but includes the right of each party as licensee (“Licensee”) to have its rights exercised on its behalf (e.g., the right to make includes the right to have made). For purposes of this section, competitor shall be determined without regard to geography. The license of patents will continue until the patents expire.

Assignment; Change of Control

Non-assignable, except to a successor in connection with a merger or consolidation, or transferee in connection with the transfer of assets involving the business of Licensee to which the license relates.

If there is such an assignment by a Licensee, or a change in control of a Licensee, the license (i) shall apply only to the products and services of the Licensee as they exist at the time of the acquisition or change in control and to future versions of such products and services (except that the license shall not cover any new functionality added to such products and services) and only to the volume of revenue of the Licensee at the time of the assignment plus growth of twenty-five (25%) percent per year; and (ii) shall not apply to any business of the assignee or acquirer. The scope of the license shall be unaffected by internal reorganization of the Licensee for tax, corporate or similar reasons.

Effect of Entity Ceasing to be Subsidiary	License to a Subsidiary terminates when the entity is no longer a Subsidiary, but the patents, if any, of the Subsidiary will continue to be licensed to the other party.

Software License

Description of License	To the extent, if any, that either party, immediately after the IP Termination Date, still has copies of software of the other party as authorized under the Intellectual Property License and Software Technology Services Agreement (OpCo-Related Software in the case of OpCo as Licensee and OpCo-Exclusive Software and OpCo Non-Core IP in the case of Alibaba as Licensee) (“Continued-Use Software”), the Licensee shall have a paid-up, non-exclusive, worldwide license to continue using (including reproducing and modifying) such Continued-Use Software. Such license shall include the right of the Licensee to have its rights exercised on its behalf.

Assignment; Change of Control

Non-assignable, except to a successor in connection with a merger or consolidation, or transferee in connection with the transfer of assets involving the business of the Licensee to which the license relates.

If there is such an assignment by the Licensee, or a change in control of Licensee, the license shall apply only to the business of the Licensee as it exists at the time of the acquisition or change in control.

Effect of Entity Ceasing to be Subsidiary	License to a Subsidiary terminates when the entity is no longer a Subsidiary.

Schedule 6.04

Litigation

Since May 31, 2011, eight stockholder derivative lawsuits have been filed in State or Federal court in California purportedly on behalf of Yahoo! stockholders against certain officers and directors of the Company and third parties alleging breaches of fiduciary duties, corporate waste, mismanagement, abuse of control, unjust enrichment, misappropriation of corporate assets, or contribution and seeking to recover damages, equitable or injunctive relief, disgorgement, and corporate governance changes in connection with Alibaba Group Holding Limited’s (“Alibaba”) restructuring of its payment processing subsidiary Alipay and related disclosures. The following actions were filed in Santa Clara County Superior Court: Cinotto v. Bartz, et al., (May 31, 2011); Lassoff v. Bartz, et al., (June 9, 2011); Zucker v. Bartz, et al., (July 6, 2011); Koo v. Bartz, et al. (July 14, 2011). On June 24, 2011, the Santa Clara County Superior Court consolidated the then-pending actions (Cinotto and Lasoff) under the caption In re Yahoo! Inc. Derivative Shareholder Litigation and sought the assistance of counsel to provide notice of subsequent cases that might properly be consolidated. In addition, the following stockholder derivative lawsuits were filed in the United States District Court for the Northern District of California purportedly on behalf of Yahoo! stockholders: Salzman v. Bartz, et al., (July 1, 2011); Oh v. Bartz, et al., (July 5, 2011); Twaila v. Bartz, et al., (July 6, 2011); Iron Workers Mid-South Pension Fund v. Bartz, et al., (July 6, 2011) (the “California Federal Derivative Litigation). Various motions for consolidation and appointment of lead counsel have been filed in the California Federal Derivative Litigation, but have yet to be acted upon.

On June 6, 2011, a purported shareholder class action, Bonato v. Bartz, et al., was filed in the United States District Court for the Northern District of California against the Company and certain officers and directors for alleged violations of the Securities Exchange Act of 1934 (the “Act”). Plaintiff seeks to represent a class of persons who purchased or otherwise acquired the Company’s common stock between April 19, 2011 and May 13, 2011, and alleges that during that class period, defendants issued false or misleading statements regarding the Company’s business and financial results and failed to disclose that Alibaba transferred ownership of its payments processing subsidiary Alipay at less than market value. The complaint purports to assert claims for relief for violation of Section 10(b) and 20(a) of the Act and for violation of SEC Rule 10b-5, and seeks unspecified damages, injunctive and equitable relief, fees and costs.

Annex A

FORM OF ACCOUNT COLLATERAL PLEDGE AGREEMENT

THIS ACCOUNT COLLATERAL PLEDGE AGREEMENT (this “Agreement”), dated as of [—], is made between Jack Ma Yun (“Pledgor”) and [—], a [—] corporation, as collateral agent for the Lender referred to below (“Secured Party”).

Pursuant to Section 7.15(l) of the Framework Agreement, dated as of July 29, 2011 (the “Framework Agreement”, which expression shall include the Framework Agreement as from time to time amended, varied, altered, restated, novated or replaced), by and among Alibaba Group Holding Limited, a company organized under the laws of the Cayman Islands (“Lender”), SOFTBANK CORP., a Japanese corporation and shareholder of the Lender (“Softbank”), Yahoo! Inc., a Delaware corporation and shareholder of the Lender (“Yahoo!”), Zhejiang Alibaba E-Commerce Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“HoldCo”), Alipay.com Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“OpCo”), Pledgor, Joseph Chung Tsai, APN Ltd., a company organized under the laws of the Cayman Islands (“IPCo”), and the Joinder Parties party thereto, Pledgor and Secured Party hereby agree as follows:

SECTION 1.    Definitions; Interpretation.

(a)            All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Framework Agreement.

(b)            As used in this Agreement, the following terms shall have the following meanings:

“Control Agreement” means any control agreement or other agreement with any bank or securities intermediary granting control with respect to any Pledged Collateral for purposes of UCC Sections 9-104 and 9-106.

“Deposits” means the deposit accounts of Pledgor as identified on Schedule 1, together with any rollovers, renewals or exchanges thereof and other deposit accounts of Pledgor in substitution therefor (including any substitutions pursuant to the last sentence of Section 7.15(l) of the Framework Agreement), and all funds and amounts therein, and all additions thereto.

“Documents” means this Agreement, the Framework Agreement and all other certificates, documents, agreements and instruments delivered to Lender or Secured Party under or in connection with the Framework Agreement.

“Event of Default” has the meaning set forth in Section 6.

“Investment Account” means the securities accounts or investment accounts of Pledgor as identified on Schedule 1, together with any rollovers, renewals, renewals or exchanges thereof and all successor and replacement accounts in substitution therefor (including any substitutions pursuant to the last sentence of Section 7.15(l) of the Framework Agreement), and all funds and amounts therein, and all additions thereto.

“Investment Property” means any and all investment property, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise.

“Obligations” means the liabilities and obligations of HoldCo to Secured Party or the Lender under Section 2.09 of the Framework Agreement and in respect of the Impact Payment payable pursuant to Schedule 7.1 of the Commercial Agreement, including all interest accrued thereon, together with any liabilities and obligations of Pledgor hereunder.

“Pledged Collateral” has the meaning set forth in Section 2.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

(c)            Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(d)            The rules of interpretation set forth in Section 1.02 of the Framework Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

SECTION 2.    Security Interest.

(a)            As security for the payment and performance of the Obligations, Pledgor hereby grants to Secured Party, for itself and for the benefit of the Lender, a security interest in all of Pledgor’s right, title and interest in, to and under (i) any Deposits, (ii) any Investment Accounts, (iii) all interest, and other payments, distributions, instruments and property received or receivable on account of any Deposits or Investment Accounts, (iv) any Investment Property held, maintained or administered in the Investment Accounts, (v) any certificates, instruments and other writings now or hereafter evidencing the Deposits and Investment Accounts, (vi) all rights, interests and claims with respect to the Deposits and Investment Accounts, and (vii) all proceeds, and all supporting obligations, of any and all of the foregoing, wherever located, and whether now existing or hereafter acquired or arising (collectively, the “Pledged Collateral”).

(b)            Pledgor shall (i) execute and deliver to Secured Party, and Pledgor hereby authorizes Secured Party to file (with or without Pledgor’s signature), at any time and from time to time, all such financing statements, continuation financing statements, termination statements and notices which Secured Party may reasonably request, in form reasonably satisfactory to Secured Party, and (ii) take such other action and execute such Control Agreements and other documents as Secured Party may reasonably request to perfect and continue perfected, maintain the priority of or provide notice of the pledge of and security interest in the Pledged Collateral (including any collateral provided in substitution therefor) and to accomplish the purposes of this Agreement, including delivery to or for the account of Secured Party, at the address and to the Person to be designated by Secured Party, any certificates, instruments or other writings evidencing the Pledged Collateral, with any necessary endorsements thereon and other

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instruments of transfer or assignment, all in form and substance satisfactory to Secured Party. Pledgor will cooperate with Secured Party in obtaining control (as defined in the UCC) of the Pledged Collateral. Pledgor will join with Secured Party in notifying any third party who has possession of any Pledged Collateral of Secured Party’s security interest therein and obtaining an acknowledgment from the third party that it is holding the Pledged Collateral subject to the terms and the lien of this Agreement.

(c)            If Pledgor shall become entitled to receive or shall receive in connection with any Deposits or Investment Accounts any payment or other distribution, Pledgor shall hold any such payment or distribution in trust for the benefit of Secured Party, shall segregate it from other property or funds of Pledgor, and shall cause all such payments or distributions, in the exact form received, to be promptly deposited into one of the accounts subject to the lien provided for herein to constitute Pledged Collateral, with any necessary endorsements and other instruments of transfer or assignment, all in form and substance satisfactory to Secured Party, as Secured Party shall request, or if such deposit is not promptly practicable, to otherwise cause such payment or distribution to be validly pledged in favor of, and to the satisfaction of, the Secured Party as security for the Obligations.

(d)            So long as any Obligations remain unpaid and outstanding, Pledgor shall not be entitled to any withdrawals of Pledged Collateral (except in accordance with the last sentence of Section 7.15(l) of the Framework Agreement), and all interest, and other payments, distributions, instruments and property received or receivable on account of any Deposits or Investment Accounts, shall remain and be Pledged Collateral hereunder.

(e)            This Agreement shall create a continuing security interest in the Pledged Collateral which shall remain in effect until terminated in accordance with Section 15 hereof.

SECTION 3.    Administration of the Pledged Collateral.

(a)            Secured Party shall have the right upon the occurrence of an Event of Default, to execute and deliver to any applicable securities intermediary or other Person any entitlement order, to execute and deliver to any applicable securities intermediary or bank any “Notice of Exclusive Control” (or similar notice) or other instructions directing the disposition of Pledged Collateral, to vote and to give consents, ratifications and waivers with respect to the Pledged Collateral and exercise all rights, privileges or options pertaining to the Pledged Collateral, as if Secured Party were the absolute owner thereof; provided that Secured Party shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to Pledgor or any other Person for any failure to do so or delay in doing so.

(b)            Secured Party shall have the right, for and in the name, place and stead of Pledgor, upon and after the occurrence of any Event of Default, to execute any endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral, and to endorse any checks, drafts, money orders and other instruments relating thereto; and to execute any and all such other documents and instruments, and do any and all such acts and things, as Secured Party may deem necessary or desirable to protect, collect, realize upon and preserve the Pledged Collateral, to enforce Secured Party’s rights with respect to the Pledged Collateral and to accomplish the purposes of this Agreement.

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(c)            At any time and from time to time upon and after the occurrence of any Event of Default, Secured Party may cause any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees.

(d)            Except for the accounting for moneys actually received by Secured Party with respect to the Pledged Collateral, neither Secured Party nor Lender shall have any duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Pledged Collateral. Pledgor agrees that neither Secured Party nor Lender shall have any responsibility to Pledgor with respect to any losses sustained on any item of, or investment in, the Pledged Collateral or for any failure to realize any yields desired by Pledgor.

(e)            For the purpose of enabling Secured Party to exercise its rights under this Section 3 or otherwise in connection with this Agreement, Pledgor hereby constitutes and appoints Secured Party (and any of Secured Party’s officers, employees or agents designated by Secured Party) its true and lawful attorney-in-fact, with full power and authority to, upon and after the occurrence of an Event of Default (i) make any withdrawal or renewal or order any transfer of funds with respect to the Pledged Assets, (ii) collect any Pledged Collateral, (iii) execute any assignment, endorsement or other notice, instrument or document, and (iv) do any and all other acts and things for and on behalf of Pledgor, which Secured Party may deem necessary or desirable to protect, collect, realize upon and preserve the Pledged Collateral, to enforce Secured Party’s rights with respect to the Pledged Collateral and to accomplish the purposes hereof. Such appointment is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full. Pledgor ratifies, to the extent permitted by Laws, all that Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 3(e).

SECTION 4.    Representations and Warranties.  Pledgor represents and warrants to Secured Party and Lender that:

(a)            With respect to any Pledged Collateral as of the date hereof, Pledgor is the legal record and beneficial owner thereof, and has good and marketable title thereto, subject to no Lien except for the pledge and security interest created by this Agreement.

(b)            No Control Agreements exist with respect to any Pledged Collateral other than any Control Agreements in favor of Secured Party.

(c)            Pledgor’s principal residence is its address set forth on the signature pages hereof; Pledgor’s exact legal name is as set forth in the first paragraph of this Agreement.

(d)            Pledgor has rights in or the power to transfer the Pledged Collateral.

(e)            This Agreement creates a security interest which is enforceable against the Pledged Collateral in which Pledgor now has rights and will create a security interest which is enforceable against the Pledged Collateral in which Pledgor hereafter acquires rights at the time Pledgor acquires any such rights.

(f)            Pledgor agrees that the foregoing representations and warranties (together with the representation that Secured Party has a perfected Lien on the Pledged Collateral being

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delivered from and after the time of such delivery, subject to no Lien except for the pledge and security interest created by this Agreement, and securing the payment and performance of the Obligations) shall be deemed to have been made by it on the date of each delivery of Pledged Collateral hereunder.

SECTION 5.    Covenants.  So long as any of the Obligations remain unsatisfied, Pledgor agrees that:

(a)            Pledgor will, at its own expense, appear in and defend any action, suit or proceeding which purports to affect its title to, or right or interest in, the Pledged Collateral or the security interest of Secured Party therein and the pledge to Secured Party thereof.

(b)            Pledgor shall give prompt written notice to Secured Party (and in any event not later than 30 days following any change described below in this subsection) of: (i) any change in the location of Pledgor’s principal address; or (ii) any change in his name.

(c)            Except in accordance with the last sentence of Section 7.15(l) of the Framework Agreement, Pledgor will not exchange, sell, convey, transfer, assign or otherwise dispose of or transfer the Pledged Collateral or any right, title or interest therein.

(d)            Pledgor will not create, incur or willingly permit to exist any Liens upon or with respect to the Pledged Collateral, other than the security interest of and pledge to Secured Party created by this Agreement.

(e)            Pledgor will not cast any vote, give or grant any consent, waiver or ratification or take any action with respect to the Pledged Collateral which would have the effect of impairing the position or interest of Secured Party or Lender in respect of the Pledged Collateral or which would be inconsistent with or violate any provision of any Documents.

(f)            Pledgor will not close any Investment Account or terminate any Deposit without obtaining the prior written consent of Secured Party. Pledgor will give Secured Party prompt notice of any change in or to any account number or other identifying information for any Investment Account or Deposit, or any change in the name or address of the securities intermediary for any Investment Account or bank for any Deposit.

SECTION 6.    Events of Default.  Any of the following events which shall occur and be continuing shall constitute an “Event of Default”:

(a)            Pledgor or HoldCo shall fail to pay any of the Obligations when due.

(b)            Any representation or warranty by Pledgor under or in connection with this Agreement or any other Document (other than the Framework Agreement) shall prove to have been incorrect in any material respect when made or deemed made.

(c)            Pledgor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for a period of 10 days from the occurrence thereof (unless such failure is not capable of remedy).

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(d)            Any material impairment in the priority of Secured Party’s Lien hereunder.

(e)            Any levy upon, seizure or attachment of any of the Pledged Collateral.

(f)            Any “Event of Default” (as defined in any other Shortfall Security Document) shall occur and not be cured within five (5) Business Days following its occurrence.

SECTION 7.    Remedies.

(a)            Upon the occurrence of any Event of Default, Secured Party shall have, in addition to all other rights and remedies granted to it in this Agreement or any other Document, all rights and remedies of a secured party under the UCC and other applicable laws, including the sale, collection or other realization on the Pledge Collateral, and may (i) to the extent the Obligations are then due and owing, apply the proceeds thereof to the Obligations then due and owing, and (ii) otherwise, hold such proceeds itself as collateral for the Obligations not yet due and owing. Without limiting the generality of the foregoing, Pledgor agrees that any item of the Pledged Collateral may be sold for cash or on credit or for future delivery without assumption of any credit risk, in any number of lots at the same or different times, at any exchange, brokers’ board or elsewhere, by public or private sale, and at such times and on such terms, as Secured Party shall determine; provided, however, that Pledgor shall be credited with the net proceeds of sale only when such proceeds are finally collected by Secured Party in cash. Secured Party shall give Pledgor such notice of any private or public sales as may be required by the UCC or other applicable Law. Pledgor recognizes that Secured Party may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale. Secured Party and Lender shall have the right upon any such public sale, and, to the extent permitted by Law, upon any such private sale, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Pledgor hereby releases to the extent permitted by law.

(b)            The cash proceeds actually received from the sale or other disposition or collection of Pledged Collateral, and any other amounts received in respect of the Pledged Collateral the application of which is not otherwise provided for herein, shall be applied to the payment of the Obligations as the same become due and payable. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Pledgor or otherwise disposed of in accordance with the UCC or other applicable Law. Pledgor shall remain liable to Secured Party, as Agent and Lender for any deficiency which exists after any sale or other disposition or collection of Pledged Collateral.

(c)            Pledgor acknowledges and agrees that any release or termination of Pledged Collateral, or any sale or other disposition of Pledged Collateral by Secured Party, may result in the liquidation of time deposits constituting all or a portion of the Pledged Collateral, whether or not such time deposits have matured and notwithstanding the fact that such liquidation may give rise to penalties or other breakage costs as a result of an early withdrawal of funds.

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(d)            Pledgor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Pledged Collateral or other collateral or security for the Obligations; (ii) any right to require Secured Party or Lender (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in Secured Party’s or Lender’s power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Pledged Collateral; and (iii) all claims, damages, and demands against Secured Party or Lender arising out of the repossession, retention, sale or application of the proceeds of any sale of the Pledged Collateral, other than those resulting from the gross negligence or willful misconduct of Secured Party or Lender.

(e)            Pledgor waives any right it may have to require Secured Party or any Lender to pursue any third person for any of the Obligations. Secured Party may comply with any applicable state or federal Law requirements in connection with a disposition of the Pledged Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Pledged Collateral. Secured Party may sell the Pledged Collateral without giving any warranties as to the Pledged Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Pledged Collateral. If Secured Party sells any of the Pledged Collateral upon credit, Pledgor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Pledged Collateral, Secured Party may resell the Pledged Collateral and Pledgor shall be credited with the proceeds of the sale.

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SECTION 8.    Notices.  All notices or other communications hereunder shall be in writing (including by facsimile transmission) and mailed (by certified or registered mail), sent or delivered to the respective parties hereto at or to their respective addresses, facsimile numbers or email addresses set forth below their names on the signature pages hereof, or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if delivered by hand, sent by certified or registered mail or sent by an overnight courier service, when received; and (ii) if sent by facsimile transmission or electronic mail, when sent.

SECTION 9.    No Waiver; Cumulative Remedies.  No failure on the part of Secured Party or Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Secured Party or Lender.

SECTION 10. Binding Effect.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by Pledgor, Secured Party, Lender and their respective successors and assigns. Pledgor may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Secured Party and Lender. Any such purported assignment, transfer, hypothecation or other conveyance by Pledgor without the prior express written consent of Secured Party and Lender shall be void.

SECTION 11. Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, except as required by mandatory provisions of Law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Pledged Collateral are governed by the Law of a jurisdiction other than New York.

SECTION 12. Entire Agreement; Amendment.  This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties.

SECTION 13. Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable Laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction. This Section 13 shall be without prejudice and subject to Section 10.13 of the Framework Agreement.

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SECTION 14. Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 15. Termination.  Upon payment and performance in full of all Obligations, the security interests created by this Agreement shall terminate and Secured Party shall promptly execute and deliver to Pledgor such documents and instruments reasonably requested by Pledgor as shall be necessary to evidence termination of all such security interests given by Pledgor to Secured Party hereunder.

SECTION 16. Conflicts.  In the event of any conflict or inconsistency between this Agreement and the Framework Agreement, the terms of this Agreement shall control.

SECTION 17. Costs and Expenses.

(a)           Pledgor agrees to pay on demand all out-of-pocket costs and expenses of Secured Party and Lender, and the reasonable fees and disbursements of counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement, including the protection, sale or collection of, or other realization upon, any of the Pledged Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Pledged Collateral.

(b)           Any amounts payable to Secured Party and the Lender under this Section 17 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, as provided in Section 2.09(d)(v) of the Framework Agreement, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

JACK MA YUN

By:
Title:

Address:

Fax: ( )

[Secured Party]

By:
Title:

Address:

Fax: ( )

10

SCHEDULE 1

to the Account Collateral Pledge Agreement

DEPOSITS

Nature of Deposit and Account No.	Institution and Location

INVESTMENT ACCOUNTS

Account Type and No.	Institution and Location

S-1

Annex B

FORM OF ACCOUNT COLLATERAL PLEDGE AGREEMENT

THIS ACCOUNT COLLATERAL PLEDGE AGREEMENT (this “Agreement”), dated as of [—], is made between Joseph Chung Tsai (“Pledgor”) and [—], a [—] corporation, as collateral agent for the Lender referred to below (“Secured Party”).

Pursuant to Section 7.15(l) of the Framework Agreement, dated as of July 29, 2011 (the “Framework Agreement”, which expression shall include the Framework Agreement as from time to time amended, varied, altered, restated, novated or replaced), by and among Alibaba Group Holding Limited, a company organized under the laws of the Cayman Islands (“Lender”), SOFTBANK CORP., a Japanese corporation and shareholder of the Lender (“Softbank”), Yahoo! Inc., a Delaware corporation and shareholder of the Lender (“Yahoo!”), Zhejiang Alibaba E-Commerce Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“HoldCo”), Alipay.com Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“OpCo”), Jack Ma Yun, Pledgor, APN Ltd., a company organized under the laws of the Cayman Islands (“IPCo”), and the Joinder Parties party thereto, Pledgor and Secured Party hereby agree as follows:

SECTION 1.    Definitions; Interpretation.

(a)            All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Framework Agreement.

(b)            As used in this Agreement, the following terms shall have the following meanings:

“Control Agreement” means any control agreement or other agreement with any bank or securities intermediary granting control with respect to any Pledged Collateral for purposes of UCC Sections 9-104 and 9-106.

“Deposits” means the deposit accounts of Pledgor as identified on Schedule 1, together with any rollovers, renewals or exchanges thereof and other deposit accounts of Pledgor in substitution therefor (including any substitutions pursuant to the last sentence of Section 7.15(l) of the Framework Agreement), and all funds and amounts therein, and all additions thereto.

“Documents” means this Agreement, the Framework Agreement and all other certificates, documents, agreements and instruments delivered to Lender or Secured Party under or in connection with the Framework Agreement.

“Event of Default” has the meaning set forth in Section 6.

“Investment Account” means the securities accounts or investment accounts of Pledgor as identified on Schedule 1, together with any rollovers, renewals, renewals or exchanges thereof and all successor and replacement accounts in substitution therefor (including any substitutions pursuant to the last sentence of Section 7.15(l) of the Framework Agreement), and all funds and amounts therein, and all additions thereto.

“Investment Property” means any and all investment property, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise.

“Obligations” means the liabilities and obligations of HoldCo to Secured Party or the Lender under Section 2.09 of the Framework Agreement and in respect of the Impact Payment payable pursuant to Schedule 7.1 of the Commercial Agreement, including all interest accrued thereon, together with any liabilities and obligations of Pledgor hereunder.

“Pledged Collateral” has the meaning set forth in Section 2.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

(c)            Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(d)            The rules of interpretation set forth in Section 1.02 of the Framework Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

SECTION 2.    Security Interest.

(a)            As security for the payment and performance of the Obligations, Pledgor hereby grants to Secured Party, for itself and for the benefit of the Lender, a security interest in all of Pledgor’s right, title and interest in, to and under (i) any Deposits, (ii) any Investment Accounts, (iii) all interest, and other payments, distributions, instruments and property received or receivable on account of any Deposits or Investment Accounts, (iv) any Investment Property held, maintained or administered in the Investment Accounts, (v) any certificates, instruments and other writings now or hereafter evidencing the Deposits and Investment Accounts, (vi) all rights, interests and claims with respect to the Deposits and Investment Accounts, and (vii) all proceeds, and all supporting obligations, of any and all of the foregoing, wherever located, and whether now existing or hereafter acquired or arising (collectively, the “Pledged Collateral”).

(b)            Pledgor shall (i) execute and deliver to Secured Party, and Pledgor hereby authorizes Secured Party to file (with or without Pledgor’s signature), at any time and from time to time, all such financing statements, continuation financing statements, termination statements and notices which Secured Party may reasonably request, in form reasonably satisfactory to Secured Party, and (ii) take such other action and execute such Control Agreements and other documents as Secured Party may reasonably request to perfect and continue perfected, maintain the priority of or provide notice of the pledge of and security interest in the Pledged Collateral (including any collateral provided in substitution therefor) and to accomplish the purposes of this Agreement, including delivery to or for the account of Secured Party, at the address and to the Person to be designated by Secured Party, any certificates, instruments or other writings evidencing the Pledged Collateral, with any necessary endorsements thereon and other

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instruments of transfer or assignment, all in form and substance satisfactory to Secured Party. Pledgor will cooperate with Secured Party in obtaining control (as defined in the UCC) of the Pledged Collateral. Pledgor will join with Secured Party in notifying any third party who has possession of any Pledged Collateral of Secured Party’s security interest therein and obtaining an acknowledgment from the third party that it is holding the Pledged Collateral subject to the terms and the lien of this Agreement.

(c)            If Pledgor shall become entitled to receive or shall receive in connection with any Deposits or Investment Accounts any payment or other distribution, Pledgor shall hold any such payment or distribution in trust for the benefit of Secured Party, shall segregate it from other property or funds of Pledgor, and shall cause all such payments or distributions, in the exact form received, to be promptly deposited into one of the accounts subject to the lien provided for herein to constitute Pledged Collateral, with any necessary endorsements and other instruments of transfer or assignment, all in form and substance satisfactory to Secured Party, as Secured Party shall request, or if such deposit is not promptly practicable, to otherwise cause such payment or distribution to be validly pledged in favor of, and to the satisfaction of, the Secured Party as security for the Obligations.

(d)            So long as any Obligations remain unpaid and outstanding, Pledgor shall not be entitled to any withdrawals of Pledged Collateral (except in accordance with the last sentence of Section 7.15(l) of the Framework Agreement), and all interest, and other payments, distributions, instruments and property received or receivable on account of any Deposits or Investment Accounts, shall remain and be Pledged Collateral hereunder.

(e)            This Agreement shall create a continuing security interest in the Pledged Collateral which shall remain in effect until terminated in accordance with Section 15 hereof.

SECTION 3.    Administration of the Pledged Collateral.

(a)            Secured Party shall have the right upon the occurrence of an Event of Default, to execute and deliver to any applicable securities intermediary or other Person any entitlement order, to execute and deliver to any applicable securities intermediary or bank any “Notice of Exclusive Control” (or similar notice) or other instructions directing the disposition of Pledged Collateral, to vote and to give consents, ratifications and waivers with respect to the Pledged Collateral and exercise all rights, privileges or options pertaining to the Pledged Collateral, as if Secured Party were the absolute owner thereof; provided that Secured Party shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to Pledgor or any other Person for any failure to do so or delay in doing so.

(b)            Secured Party shall have the right, for and in the name, place and stead of Pledgor, upon and after the occurrence of any Event of Default, to execute any endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral, and to endorse any checks, drafts, money orders and other instruments relating thereto; and to execute any and all such other documents and instruments, and do any and all such acts and things, as Secured Party may deem necessary or desirable to protect, collect, realize upon and preserve the Pledged Collateral, to enforce Secured Party’s rights with respect to the Pledged Collateral and to accomplish the purposes of this Agreement.

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(c)            At any time and from time to time upon and after the occurrence of any Event of Default, Secured Party may cause any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees.

(d)            Except for the accounting for moneys actually received by Secured Party with respect to the Pledged Collateral, neither Secured Party nor Lender shall have any duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Pledged Collateral. Pledgor agrees that neither Secured Party nor Lender shall have any responsibility to Pledgor with respect to any losses sustained on any item of, or investment in, the Pledged Collateral or for any failure to realize any yields desired by Pledgor.

(e)            For the purpose of enabling Secured Party to exercise its rights under this Section 3 or otherwise in connection with this Agreement, Pledgor hereby constitutes and appoints Secured Party (and any of Secured Party’s officers, employees or agents designated by Secured Party) its true and lawful attorney-in-fact, with full power and authority to, upon and after the occurrence of an Event of Default (i) make any withdrawal or renewal or order any transfer of funds with respect to the Pledged Assets, (ii) collect any Pledged Collateral, (iii) execute any assignment, endorsement or other notice, instrument or document, and (iv) do any and all other acts and things for and on behalf of Pledgor, which Secured Party may deem necessary or desirable to protect, collect, realize upon and preserve the Pledged Collateral, to enforce Secured Party’s rights with respect to the Pledged Collateral and to accomplish the purposes hereof. Such appointment is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full. Pledgor ratifies, to the extent permitted by Laws, all that Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 3(e).

SECTION 4.    Representations and Warranties.  Pledgor represents and warrants to Secured Party and Lender that:

(a)            With respect to any Pledged Collateral as of the date hereof, Pledgor is the legal record and beneficial owner thereof, and has good and marketable title thereto, subject to no Lien except for the pledge and security interest created by this Agreement.

(b)            No Control Agreements exist with respect to any Pledged Collateral other than any Control Agreements in favor of Secured Party.

(c)            Pledgor’s principal residence is its address set forth on the signature pages hereof; Pledgor’s exact legal name is as set forth in the first paragraph of this Agreement.

(d)            Pledgor has rights in or the power to transfer the Pledged Collateral.

(e)            This Agreement creates a security interest which is enforceable against the Pledged Collateral in which Pledgor now has rights and will create a security interest which is enforceable against the Pledged Collateral in which Pledgor hereafter acquires rights at the time Pledgor acquires any such rights.

(f)            Pledgor agrees that the foregoing representations and warranties (together with the representation that Secured Party has a perfected Lien on the Pledged Collateral being

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delivered from and after the time of such delivery, subject to no Lien except for the pledge and security interest created by this Agreement, and securing the payment and performance of the Obligations) shall be deemed to have been made by it on the date of each delivery of Pledged Collateral hereunder.

SECTION 5.    Covenants.  So long as any of the Obligations remain unsatisfied, Pledgor agrees that:

(a)            Pledgor will, at its own expense, appear in and defend any action, suit or proceeding which purports to affect its title to, or right or interest in, the Pledged Collateral or the security interest of Secured Party therein and the pledge to Secured Party thereof.

(b)            Pledgor shall give prompt written notice to Secured Party (and in any event not later than 30 days following any change described below in this subsection) of: (i) any change in the location of Pledgor’s principal address; or (ii) any change in his name.

(c)            Except in accordance with the last sentence of Section 7.15(l) of the Framework Agreement, Pledgor will not exchange, sell, convey, transfer, assign or otherwise dispose of or transfer the Pledged Collateral or any right, title or interest therein.

(d)            Pledgor will not create, incur or willingly permit to exist any Liens upon or with respect to the Pledged Collateral, other than the security interest of and pledge to Secured Party created by this Agreement.

(e)            Pledgor will not cast any vote, give or grant any consent, waiver or ratification or take any action with respect to the Pledged Collateral which would have the effect of impairing the position or interest of Secured Party or Lender in respect of the Pledged Collateral or which would be inconsistent with or violate any provision of any Documents.

(f)            Pledgor will not close any Investment Account or terminate any Deposit without obtaining the prior written consent of Secured Party. Pledgor will give Secured Party prompt notice of any change in or to any account number or other identifying information for any Investment Account or Deposit, or any change in the name or address of the securities intermediary for any Investment Account or bank for any Deposit.

SECTION 6.    Events of Default.  Any of the following events which shall occur and be continuing shall constitute an “Event of Default”:

(a)            Pledgor or HoldCo shall fail to pay any of the Obligations when due.

(b)            Any representation or warranty by Pledgor under or in connection with this Agreement or any other Document (other than the Framework Agreement) shall prove to have been incorrect in any material respect when made or deemed made.

(c)            Pledgor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for a period of 10 days from the occurrence thereof (unless such failure is not capable of remedy).

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(d)            Any material impairment in the priority of Secured Party’s Lien hereunder.

(e)            Any levy upon, seizure or attachment of any of the Pledged Collateral.

(f)            Any “Event of Default” (as defined in any other Shortfall Security Document) shall occur and not be cured within five (5) Business Days following its occurrence.

SECTION 7.    Remedies.

(a)            Upon the occurrence of any Event of Default, Secured Party shall have, in addition to all other rights and remedies granted to it in this Agreement or any other Document, all rights and remedies of a secured party under the UCC and other applicable laws, including the sale, collection or other realization on the Pledge Collateral, and may (i) to the extent the Obligations are then due and owing, apply the proceeds thereof to the Obligations then due and owing, and (ii) otherwise, hold such proceeds itself as collateral for the Obligations not yet due and owing. Without limiting the generality of the foregoing, Pledgor agrees that any item of the Pledged Collateral may be sold for cash or on credit or for future delivery without assumption of any credit risk, in any number of lots at the same or different times, at any exchange, brokers’ board or elsewhere, by public or private sale, and at such times and on such terms, as Secured Party shall determine; provided, however, that Pledgor shall be credited with the net proceeds of sale only when such proceeds are finally collected by Secured Party in cash. Secured Party shall give Pledgor such notice of any private or public sales as may be required by the UCC or other applicable Law. Pledgor recognizes that Secured Party may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale. Secured Party and Lender shall have the right upon any such public sale, and, to the extent permitted by Law, upon any such private sale, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Pledgor hereby releases to the extent permitted by law.

(b)            The cash proceeds actually received from the sale or other disposition or collection of Pledged Collateral, and any other amounts received in respect of the Pledged Collateral the application of which is not otherwise provided for herein, shall be applied to the payment of the Obligations as the same become due and payable. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Pledgor or otherwise disposed of in accordance with the UCC or other applicable Law. Pledgor shall remain liable to Secured Party, as Agent and Lender for any deficiency which exists after any sale or other disposition or collection of Pledged Collateral.

(c)            Pledgor acknowledges and agrees that any release or termination of Pledged Collateral, or any sale or other disposition of Pledged Collateral by Secured Party, may result in the liquidation of time deposits constituting all or a portion of the Pledged Collateral, whether or not such time deposits have matured and notwithstanding the fact that such liquidation may give rise to penalties or other breakage costs as a result of an early withdrawal of funds.

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(d)            Pledgor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Pledged Collateral or other collateral or security for the Obligations; (ii) any right to require Secured Party or Lender (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in Secured Party’s or Lender’s power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Pledged Collateral; and (iii) all claims, damages, and demands against Secured Party or Lender arising out of the repossession, retention, sale or application of the proceeds of any sale of the Pledged Collateral, other than those resulting from the gross negligence or willful misconduct of Secured Party or Lender.

(e)            Pledgor waives any right it may have to require Secured Party or any Lender to pursue any third person for any of the Obligations. Secured Party may comply with any applicable state or federal Law requirements in connection with a disposition of the Pledged Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Pledged Collateral. Secured Party may sell the Pledged Collateral without giving any warranties as to the Pledged Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Pledged Collateral. If Secured Party sells any of the Pledged Collateral upon credit, Pledgor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Pledged Collateral, Secured Party may resell the Pledged Collateral and Pledgor shall be credited with the proceeds of the sale.

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SECTION 8.    Notices.  All notices or other communications hereunder shall be in writing (including by facsimile transmission) and mailed (by certified or registered mail), sent or delivered to the respective parties hereto at or to their respective addresses, facsimile numbers or email addresses set forth below their names on the signature pages hereof, or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if delivered by hand, sent by certified or registered mail or sent by an overnight courier service, when received; and (ii) if sent by facsimile transmission or electronic mail, when sent.

SECTION 9.    No Waiver; Cumulative Remedies.  No failure on the part of Secured Party or Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Secured Party or Lender.

SECTION 10. Binding Effect.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by Pledgor, Secured Party, Lender and their respective successors and assigns. Pledgor may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Secured Party and Lender. Any such purported assignment, transfer, hypothecation or other conveyance by Pledgor without the prior express written consent of Secured Party and Lender shall be void.

SECTION 11. Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, except as required by mandatory provisions of Law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Pledged Collateral are governed by the Law of a jurisdiction other than New York.

SECTION 12. Entire Agreement; Amendment.  This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties.

SECTION 13. Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable Laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction. This Section 13 shall be without prejudice and subject to Section 10.13 of the Framework Agreement.

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SECTION 14. Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 15. Termination.  Upon payment and performance in full of all Obligations, the security interests created by this Agreement shall terminate and Secured Party shall promptly execute and deliver to Pledgor such documents and instruments reasonably requested by Pledgor as shall be necessary to evidence termination of all such security interests given by Pledgor to Secured Party hereunder.

SECTION 16. Conflicts.  In the event of any conflict or inconsistency between this Agreement and the Framework Agreement, the terms of this Agreement shall control.

SECTION 17. Costs and Expenses.

(a)          Pledgor agrees to pay on demand all out-of-pocket costs and expenses of Secured Party and Lender, and the reasonable fees and disbursements of counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement, including the protection, sale or collection of, or other realization upon, any of the Pledged Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Pledged Collateral.

(b)          Any amounts payable to Secured Party and the Lender under this Section 17 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, as provided in Section 2.09(d)(v) of the Framework Agreement, mutatis mutandis.

(remainder of page intentionally left blank)

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

JOSEPH CHUNG TSAI

By:
Title:

Address:

Fax: ( )

[Secured Party]

By:
Title:

Address:

Fax: ( )

10

SCHEDULE 1

to the Account Collateral Pledge Agreement

DEPOSITS

Nature of Deposit and Account No.	Institution and Location

INVESTMENT ACCOUNTS

Account Type and No.	Institution and Location

S-1

Annex C

FORM OF JOINDER AGREEMENT

[—] (the “Joinder Party”) is executing and delivering this Joinder Agreement pursuant to the Framework Agreement, dated as of July 29, 2011 (the “Framework Agreement”), by and among Alibaba Group Holding Limited, a company organized under the laws of the Cayman Islands (“Alibaba”), SOFTBANK CORP., a Japanese corporation and shareholder of Alibaba, Yahoo! Inc., a Delaware corporation and shareholder of Alibaba, Alipay.com Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China, APN Ltd., a company organized under the laws of the Cayman Islands, Zhejiang Alibaba E-Commerce Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China, the Joinder Parties, and solely with respect to the Sections referred to in Section 10.05 therein, Jack Ma Yun and Joseph Chung Tsai. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Framework Agreement.

By executing this Joinder Agreement and delivering it to Alibaba, the Joinder Party hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Framework Agreement and the terms of each the Transaction Documents applicable to the Zhejiang Alibaba E-Commerce Co., Ltd. Shareholders in the same manner as if the Joining Party had been an original party thereto. The Joinder Party agrees to refrain from taking any actions that would directly or indirectly (with or without the passage of time) cause the Zhejiang Alibaba E-Commerce Co., Ltd. Shareholders to fail to satisfy such obligations under the Framework Agreement or any Transaction Documents thereto.

Each Party to the Framework Agreement is intended to be a third party beneficiary to this Joinder Agreement and shall be entitled to rely upon, and enforce this Joinder Agreement, to the same extent as if it is a signatory hereto.

[Remainder of Page Intentionally Left Blank]

Accordingly, each of the undersigned has executed this Joinder Agreement as of the          day of                     , 20    .

JOINDER PARTY		ALIBABA GROUP HOLDING LIMITED

By:		By:
	Name:		Name:
	Title:		Title:

ZHEJIANG ALIBABA E-COMMERCE CO., LTD.

By:
Name:
Title:

FORM OF SPOUSAL CONSENT

The undersigned represents that the undersigned is the spouse of:

Name of [Joinder Party]

and that the undersigned is familiar with the terms of the Framework Agreement, dated as of July 29, 2011 (the “Framework Agreement”), by and among Alibaba Group Holding Limited, a company organized under the laws of the Cayman Islands (“Alibaba”), SOFTBANK CORP., a Japanese corporation and shareholder of Alibaba, Yahoo! Inc., a Delaware corporation and shareholder of Alibaba, Alipay.com Co., Ltd., a company organized under the laws of the People’s Republic of China, APN Ltd., a company organized under the laws of the Cayman Islands, Zhejiang Alibaba E-Commerce Co., Ltd., a company organized under the laws of the People’s Republic of China, solely with respect to the Sections referred to in Section 10.05 therein, Jack Ma Yun and Joseph Chung Tsai, and the Joinder Parties. The undersigned hereby agrees that the interest of the undersigned’s spouse in all property which is the subject of such Framework Agreement shall be irrevocably bound by the terms of such Framework Agreement and by any amendment, modification, waiver or termination signed by the undersigned’s spouse. The undersigned further agrees that the undersigned’s interest, including any marital property interest or right to an elective share, in all property which is the subject of such Framework Agreement shall be irrevocably bound by the terms of such Framework Agreement, and that such Framework Agreement shall be binding on the executors, administrators, heirs and assigns of the undersigned. The undersigned further authorizes the undersigned’s spouse to amend, modify or terminate such Framework Agreement, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by the undersigned’s spouse shall be binding on the interest of the undersigned, including any marital property interest or right to an elective share, in all property which is the subject of such Framework Agreement and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.

Dated:                      , 20

Name:

Annex D

Dated this [—] day of [—], [—]

BY:

Jack Ma Yun

AND

Joseph Chung Tsai

IN FAVOUR OF:

[—]

FORM OF SHORTFALL AMOUNT MORTGAGE

-i-

THIS SHORTFALL AMOUNT MORTGAGE (this “Mortgage”) is made on the [—] day of [—], [—].

BY:

Jack Ma Yun, an individual domiciled at [—], and Joseph Chung Tsai, an individual domiciled at [—] (each, a “Mortgagor” and collectively, the “Mortgagors”);

IN FAVOUR OF:

[—], a company incorporated under the laws of [—] and having its [registered/principal] office at [—] (the “Mortgagee”) acting as security agent for and on behalf of Alibaba (as defined below).

WHEREAS:

(A)

Reference is made to the Secured Promissory Note dated [—], 2011 (the “IPCo Promissory Note”, which expression shall include the IPCo Promissory Note as from time to time amended, varied, altered, restated, novated or replaced) made by APN Ltd., a company incorporated under the laws of the Cayman Islands (“IPCo”), in favour of Alibaba Group Holding Limited, a company incorporated under the laws of the Cayman Islands (“Alibaba”), in the original principal amount of U.S. $500,000,000.

(B)

Reference is further made to the Framework Agreement dated as of July 29, 2011 (the “Framework Agreement”, which expression shall include the agreement constituted by such Framework Agreement as from time to time amended, varied, altered, restated, novated or replaced) among Alibaba, Yahoo! Inc., a Delaware corporation (“Yahoo!”), SOFTBANK CORP., a Japanese corporation (“Softbank”), IPCo, Zhejiang Alibaba E-Commerce Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“HoldCo”), Alipay.com Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“OpCo”), the Mortgagors and the Joinder Parties, as defined therein.

(C)

Reference is further made to (1) the Legal Mortgage of IPCo Shares dated [—], 2011 (the “Legal Mortgage of IPCo Shares”, which expression shall include the Legal Mortgage of IPCo Shares as from time to time amended, varied, altered, restated, novated or replaced) made by Jack Ma Yun (“JMY”) and Joseph Chung Tsai (“JT”) in favour of the Mortgagee; (2) the Legal Mortgage of Alibaba Shares dated [—], 2011 (the “Legal Mortgage of Alibaba Shares”, which expression shall include the Legal Mortgage of Alibaba Shares as from time to time amended, varied, altered, restated, novated or replaced) made by IPCo in favour of the Mortgagee; and (3) the Fixed and Floating Charge, dated [—], 2011 (the “IPCo Asset Charge”, which expression shall include the IPCo Asset Charge as from time to time amended, varied, altered, restated, novated or replaced), between IPCo and the Mortgagee.

(D)

A Liquidity Event has occurred, or is expected shortly to occur, and such Liquidity Event has given, or is expected to give, rise to a Shortfall Amount in accordance with Section 7.15(l) of the Framework Agreement.

(E)

As security for the Secured Obligations (as defined below), the Mortgagors have agreed to mortgage, inter alia, their interests in an aggregate of [—] ordinary shares (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations, reclassifications and the like) of Alibaba legally and beneficially owned by the Mortgagors in Alibaba.

(F)

The authorized share capital of Alibaba consists of [—] ordinary shares, par value US$[—] per share, of which not fewer than [—] ordinary shares (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations, reclassifications and the like) are legally and beneficially owned by the Mortgagors, as set forth in Schedule 1 attached hereto. All outstanding ordinary shares of Alibaba mortgaged hereunder are duly authorized, validly issued, fully paid and non-assessable and registered in the name of the respective Mortgagor in the register of members of Alibaba.

(G)

It is a condition precedent to the consummation of the Liquidity Event that the Mortgagors execute this Mortgage in favour of the Mortgagee and the same is executed by the Mortgagors in consideration of the transactions contemplated by the Framework Agreement and for other good and valuable consideration (the sufficiency of which the Mortgagors hereby acknowledge).

NOW THIS MORTGAGE WITNESSETH as follows:

1.	INTERPRETATION

1.1	In this Mortgage, unless the context otherwise requires, the following words and expressions shall have the following meanings:

“Event of Default”	means Event of Default as defined in Section 7.1 of this Mortgage.

“Fair Market Value”

means as of a certain date (a) with respect to publicly traded Securities, the trading price of such Securities on such date, as reported by Bloomberg L.P., (b) with respect to cash, the value of such cash in Dollars, as reported by Bloomberg L.P., or (c) with respect to any other Securities or other Assets, the fair market value determined by the Valuation Procedure.

“Mortgaged Property”

means [—] issued shares of Alibaba (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations, reclassifications and the like) as described in Recital (F) (together, the “Mortgaged Shares”); all dividends or other distributions, interest and other moneys paid or payable after the date hereof in connection therewith and all interests in and all rights, benefits or advantages accruing at any time to or in respect of all or any of the Mortgaged Shares; any and all other property that may at any time be received or receivable by or otherwise distributed to either Mortgagor in respect of or in substitution for, or in exchange for, or on account of, any of the foregoing, including, without limitation, any shares or other securities resulting from the division, consolidation, change, conversion or reclassification of any of the Mortgaged Shares, or the reorganization, merger or consolidation of Alibaba with any other body corporate, or the occurrence of any event which results in the substitution or exchange or cancellation of the Mortgaged Shares; and on the accrual, offer, issue or receipt of any Mortgaged Property or other rights accruing or incidental to any present or future Mortgaged Shares that either Mortgagor may receive instead of the Mortgagee, delivery or payment to the

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Mortgagee of all such rights with respect to accruing property and other rights.

“Mortgaged Shares”	has the meaning assigned thereto in the definition of Mortgaged Property.

“Parties”	means the parties to this Mortgage.

“Secured Obligations”

means all obligations and liabilities of HoldCo to Mortgagee or Alibaba, under Section 2.09 of the Framework Agreement or in respect of the Impact Payment payable pursuant to Schedule 7.1 of the Commercial Agreement, including interest accrued thereon, together with any liabilities and obligations of Mortgagors hereunder.

“Security Interest”	means any charge, mortgage, pledge, lien, right of set off, security interest or other encumbrance howsoever created or arising.

“Security Period”	means the period commencing on the date of execution of this IPCo Mortgage and terminating upon the Final Payment Date.

“Valuation Procedure”

means the following procedure: the Fair Market Value of the Assets or Securities shall be determined by internationally recognized investment banking firms, one firm appointed by Mortgagee (“Mortgagee Bank”) and one firm appointed by the Mortgagors (“Mortgagor Bank”, together with Mortgagee Bank, the “Initial Banks”), and if a third is necessary as provided below, the Initial Banks shall appoint a third investment bank (“Third Bank”). Each Initial Bank’s determination shall be made and delivered to Mortgagee and the Mortgagors within thirty (30) days following the date on which the second Initial Bank was appointed. If the determinations of the Fair Market Value of the Assets or Securities made by the Initial Banks are within ten percent (10%) of each other (i.e., the difference between the two determined Fair Market Value is equal to or less than ten percent (10%) of the higher determined Fair Market Value), then the average of the Mortgagee Bank-determined Fair Market Value and the Mortgagor Bank-determined Fair Market Value shall be used as the final Fair Market Value of the Assets or Securities. If the determinations of the Fair Market Value of the Assets or Securities made by the Initial Banks are not within ten percent (10%) of each other, then the determination of the Third Bank shall be delivered to Mortgagee and the Mortgagors within thirty (30) days after the appointment of the Third Bank. The determination of the Fair Market Value of the Assets or Securities by such Third Bank, together with such determinations provided by the Initial Banks, will be used to determine the final Fair Market Value of the Assets or Securities as follows: (i) if the determination made by the Third Bank falls within the middle third of the range between the determinations

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made by the two Initial Banks (i.e., if the Third Bank determination is (1) greater than the sum of the lower determined Fair Market Values of the Initial Banks plus one-third (1/3) of the difference between the two determined Fair Market Values of the Initial Banks and (2) less than the sum of the lower determined Fair Market Value of the Initial Banks plus two-thirds (2/3) of the difference between the two determined Fair Market Values of the Initial Banks), then the final Fair Market Value of the Assets or Securities shall be the Fair Market Value determined by the Third Bank; and (ii) if the Fair Market Value of the Assets or Securities determined by the Third Bank falls outside the middle third of the range between the determinations of the Initial Banks, then the final Fair Market Value of the Assets or Securities shall be the Fair Market Value of the Assets or Securities determined by the Initial Bank that is closer to the Fair Market Value of the Assets or Securities determined by the Third Bank.

1.2	In this Mortgage:

1.2.1	save as expressly defined in this Mortgage, capitalized terms defined in the Framework Agreement or the IPCo Promissory Note shall have the same meaning in this Mortgage;

1.2.2

references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification);

1.2.3

references to sections, clauses and schedules are references to sections and clauses hereof and schedules hereto; references to sub-clauses or paragraphs are, unless otherwise stated, references to sub-clauses of the clauses or paragraphs of the schedule in which the reference appears;

1.2.4	references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine and/or neuter and vice versa;

1.2.5	references to Persons shall include companies, partnerships, associations and bodies of Persons, whether incorporated or unincorporated; and

1.2.6	references to any document are to be construed as references to such document as amended or supplemented from time to time.

2.	MORTGAGORS REPRESENTATIONS AND WARRANTIES

The Mortgagors hereby represent and warrant to the Mortgagee that:

2.1	[RESERVED];

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2.2

each Mortgagor is the absolute sole legal and beneficial owner of all of the Mortgaged Shares mortgaged by such Mortgagor hereunder free from any Security Interest (other than those created by this Mortgage and the other Transaction Documents);

2.3

each Mortgagor has the necessary capacity, power and authority (i) to be the legal and beneficial owner of the Mortgaged Property mortgaged by such Mortgagor hereunder, (ii) to execute and deliver this Mortgage and (iii) to comply with the provisions of, and perform all its obligations under, this Mortgage;

2.4

this Mortgage constitutes each Mortgagor’s legal, valid and binding obligations enforceable against such Mortgagor in accordance with its terms and is a first priority legal mortgage security interest over the Mortgaged Shares except as such enforcement may be limited by any relevant bankruptcy, insolvency, administration or similar laws affecting creditors’ rights generally or equitable principles, to the extent that such principles may apply in the absence of express contractual provisions;

2.5

the entry into and performance by each Mortgagor of this Mortgage does not violate (i) any Laws, or (ii) any Contract to which such Mortgagor is a party or which is binding upon such Mortgagor or any of its Assets, except in each case if such violation would not impair the Security Interest intended to be created hereby;

2.6

all consents, licenses, approvals and authorizations required in connection with the entry into, performance, validity and enforceability of this Mortgage have been obtained and are in full force and effect, except those the failure to obtain which or have in full force and effect would not impair the Security Interest intended to be created hereby; and

2.7	each Mortgagor has taken all action required for execution, delivery, registration and performance of this Mortgage.

3.	[RESERVED]

4.	SECURITY

4.1

In consideration of the transactions contemplated by the Transaction Documents and as a continuing security for the payment and discharge of the Secured Obligations, each Mortgagor as absolute sole legal and beneficial owner hereby mortgages, assigns, transfers, grants and charges and agrees to mortgage, assign, transfer, grant and charge in favour of the Mortgagee by way of a first priority legal mortgage all benefits and rights, present and future, actual and contingent accruing in respect of the Mortgaged Property now owned or at any time hereafter acquired by such Mortgagor and all of such Mortgagor’s right, title and interest to and in the Mortgaged Property including (without limitation) all voting and other rights and/or powers and/or discretions attaching or pertaining to the Mortgaged Shares. The Parties hereby acknowledge that the voting rights attached or related to the Mortgaged Shares are subject to the proxy described in Section 5.4 below.

4.2	The Mortgagors hereby agree to deliver, or cause to be delivered, to the Mortgagee, on or prior to the date hereof, the following in form and substance satisfactory to the Mortgagee:

4.2.1	duly executed share transfers in respect of the Mortgaged Shares in favour of the Mortgagee or its nominees in the form set out in Schedule 2;

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4.2.2	all share certificates representing the Mortgaged Shares;

4.2.3

a copy of the letter to be issued to the registered office of Alibaba advising the registered office that the Mortgagee or its nominee shall, act as client of record of the registered office in relation to the Mortgaged Shares for the purpose of taking instructions from the applicable Mortgagor and/or Alibaba, substantially in the form of Schedule 3 (Form of Notice to Registered Office);

4.2.4

a certified copy of the Register of Members of Alibaba recording that the Mortgagee is the holder of the Mortgaged Shares and recording the transfer of the Mortgaged Shares by JMY and JT to the Mortgagee pursuant to this Mortgage;

4.2.5	certified copies of directors’ resolutions and shareholders’ resolutions of Alibaba approving the transfers referred to at 4.2.4 above.

4.3	[Reserved]

4.4

The Mortgagors shall, on the accrual, offer, issue or receipt of any Mortgaged Property or other rights accruing or incidental to any present or future Mortgaged Shares that any such Mortgagor may receive instead of the Mortgagee, deliver or pay or procure the delivery or payment to the Mortgagee of all such rights in respect of accruing property and other rights, together with such documents listed in Section 4.2 in respect of such accruing property and other rights, as applicable.

4.5

Each Mortgagor hereby covenants that during the Security Period it will remain the beneficial owner of the Mortgaged Property (subject only to the Security Interests hereby created) and that it will not:

4.5.1

create or knowingly suffer the creation of any Security Interests (other than those created by this Mortgage) on or in respect of the whole of any part of the Mortgaged Property or any of its interests therein;

4.5.2	Transfer any of its interests in the Mortgaged Property; or

4.5.3	permit any Person other than the Mortgagee or Mortgagee’s nominee to be registered as, or become the holder of, the Mortgaged Property;

in any such case, without the prior consent in writing of the Mortgagee (acting in its sole discretion).

4.6

Each Mortgagor shall remain liable to perform all the obligations assumed by it in relation to the Mortgaged Property and the Mortgagee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by such Mortgagor or any other Mortgagor to perform its obligations in respect thereof.

4.7

Upon the satisfaction and discharge in full of the Secured Obligations (including Secured Obligations in respect of expense reimbursements and indemnification obligations then due and owing, but irrespective of any contingent expense reimbursement or indemnification obligation in respect of which no claim has been made) and following a written request therefor from the Mortgagors, the Mortgagee will release and reconvey the security constituted by this Mortgage, including all Mortgaged Property, to the Mortgagors, execute share transfer forms in respect of the Mortgaged Shares in favor of the Mortgagors (or their nominee or otherwise as the Mortgagors

6

shall direct) and execute such further documents and take such other action as may be necessary or reasonably requested by the Mortgagors to transfer the Mortgaged Property to the Mortgagors.

5.	DEALINGS WITH MORTGAGED PROPERTY

5.1

The Mortgagors shall pay all calls, installments or other payments, and shall discharge all other obligations, which may become due in respect of any of the Mortgaged Property, and in an Event of Default, the Mortgagee may if it thinks fit make such payments or discharge such obligations on behalf of the Mortgagors. Any sums so paid by the Mortgagee in respect thereof shall be repayable on demand and pending such repayment shall constitute part of the Secured Obligations.

5.2

The Mortgagee shall not have any duty to ensure that any dividends, interest or other moneys and Assets receivable in respect of the Mortgaged Property are duly and punctually paid, received or collected as and when the same become due and payable or to ensure that the correct amounts (if any) are paid or received on or in respect of the Mortgaged Property or, except to the extent that an agreement to that effect between Mortgagors and Mortgagee is then effective (and subject to applicable reasonably satisfactory payment arrangements being in place), to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property paid, distributed, accruing or offered at any time by way of redemption bonus, rights, preference, or otherwise on or in respect of, any of the Mortgaged Property.

5.3

Each Mortgagor hereby authorizes the Mortgagee to arrange at any time and from time to time (whether before or after the occurrence of an Event of Default) for the Mortgaged Property or any part thereof to be registered in the name of the Mortgagee’s nominee thereupon to be held, as so registered, subject to the terms of this Mortgage.

5.4

Until the occurrence of an Event of Default, the Mortgagee grants to each Mortgagor the power to exercise all voting and other rights attached or related to the Mortgaged Shares mortgaged by such Mortgagor hereunder or any of them for all purposes not inconsistent with the terms of the IPCo Promissory Note, the Framework Agreement and this Mortgage together with the right to receive and retain all cash dividends paid on or in respect of the Mortgaged Shares or any of them in excess of amounts necessary to pay the Secured Obligations when due, and the Mortgagee shall from time to time execute and deliver to such Mortgagor such proxies, mandates and other documents and take such other actions as such Mortgagor may reasonably require from time to time to enable it to exercise the said powers, rights and entitlements.

6.	PRESERVATION OF SECURITY

6.1	It is hereby agreed and declared that:

6.1.1

the security created by this Mortgage shall be held by the Mortgagee as a continuing security for the payment and discharge of the Secured Obligations and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Obligations;

6.1.2

the security so created shall be in addition to and shall not in any way be prejudiced or affected by any other present or future contractual or other right or remedy or any guarantee or other Security Interest held by or available to the Mortgagee providing collateral for the Secured Obligations;

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6.1.3	the Mortgagee shall not be bound to enforce any other security before enforcing the security created by this Mortgage;

6.1.4

no delay or omission on the part of the Mortgagee in exercising any right, power or remedy under this Mortgage shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers and remedies provided by Laws and may be exercised from time to time and as often as the Mortgagee may deem expedient; and

6.1.5	any waiver by the Mortgagee of any terms of this Mortgage shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

6.2

Any settlement or discharge under this Mortgage among the Mortgagee and the Mortgagors shall be subject to the condition subsequent that no security or payment to the Mortgagee by any Mortgagor or any other Person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Mortgagee shall be entitled to recover from the Mortgagors on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

6.3

The rights of the Mortgagee under this Mortgage and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including without limitation, and whether or not known to or discoverable by Alibaba, any Mortgagor, the Mortgagee or any other Person:

6.3.1	any time or waiver granted to or composition with either Mortgagor or any other Person under any other Transaction Document or otherwise;

6.3.2

the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against either Mortgagor or any other Person under any other Transaction Document or otherwise;

6.3.3	any legal limitation, disability, incapacity or other circumstances relating to either Mortgagor or any other Person under any other Transaction Document or otherwise;

6.3.4	any amendment or supplement to any Transaction Document or any other document or security;

6.3.5	the dissolution, liquidation, amalgamation, merger, consolidation, reconstruction or reorganization of any Person; or

6.3.6	the unenforceability, invalidity or frustration of any obligations of either Mortgagor or any other Person under any Transaction Document or any other document or security in any jurisdiction.

6.4	Until the Secured Obligations have been unconditionally satisfied and discharged in full, neither Mortgagor shall by virtue of any payment made hereunder or otherwise on account of the Secured

8

Obligations or by virtue of any enforcement by the Mortgagee of its rights under, or the security constituted by, this Mortgage:

6.4.1	exercise any rights of subrogation in relation to any rights, security or moneys held or received or receivable by the Mortgagee;

6.4.2	exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement;

6.4.3	exercise any right of set-off or counterclaim against any such co-surety;

6.4.4	receive, claim or have the benefit of any payment, distribution, security or indemnity from any such co-surety; or

6.4.5	unless so directed by the Mortgagee (when the applicable Mortgagor will prove in accordance with such directions), claim as a creditor of any such co-surety in competition with the Mortgagee.

Each Mortgagor shall hold in trust for the Mortgagee and forthwith pay or transfer (as appropriate) to the Mortgagee any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

6.5

Until the occurrence of an Event of Default, the Mortgagee may at any time keep in a separate account or accounts (without liability to pay interest thereon) in the name of the Mortgagee for as long as it may think fit, any moneys received, recovered or realized under this Mortgage without being under any obligation to apply the same or any part thereof in or towards the discharge of such Secured Obligations.

7.	ENFORCEMENT OF SECURITY

7.1	For the purposes of this Mortgage, any of the following events shall constitute an “Event of Default”:

7.1.1	Any of the Mortgagors or HoldCo shall fail to pay any of the Secured Obligations when due.

7.1.2	Any representation or warranty by either Mortgagor under or in connection with this Mortgage shall prove to have been incorrect in any material respect when made or deemed made.

7.1.3

Either Mortgagor fails to perform or observe any other term, covenant or agreement contained in this Mortgage on its part to be performed or observed and any such failure remains unremedied for a period of 10 days from the occurrence thereof (unless such failure is not capable of remedy).

7.1.4	Any levy upon, seizure or attachment of the Mortgaged Property.

7.1.5	Any “Event of Default” (as defined in any other Shortfall Security Document) shall occur and not be cured within five (5) Business Days following its occurrence.

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7.2	Upon the occurrence of an Event of Default, the security hereby constituted shall become immediately enforceable and immediately thereafter the Mortgagee, without further notice to the Mortgagors:

7.2.1

may solely and exclusively exercise all voting and/or other rights and/or powers and/or discretions attaching or pertaining to the Mortgaged Property or any part thereof for all purposes not inconsistent with the Transaction Documents and may exercise such voting and/or other rights and/or powers and/or discretions in such manner as the Mortgagee may think fit; and/or

7.2.2

may receive and retain all dividends, interest or other moneys or Assets accruing on or in respect of the Mortgaged Property or any part thereof, such dividends, interest or other moneys or Assets to be held by the Mortgagee, until applied in the manner described in Section 7.6, as additional security mortgaged under and subject to the terms of this Mortgage and any such dividends, interest or other moneys or Assets received by any Mortgagor after such time shall be held in trust by such Mortgagor for the Mortgagee and paid or transferred to the Mortgagee on demand; and/or

7.2.3

may (i) if the Fair Market Value of the Mortgaged Property is less than the amount of the Secured Obligations, deem the Mortgaged Property to have been transferred to the Mortgagee absolutely and the Mortgagors shall immediately pay the balance of the Secured Obligations as if they were the principal obligors or (ii) if the Fair Market Value of the Mortgaged Property is greater than the amount of the Secured Obligations, deem an amount of the Mortgaged Property having a Fair Market Value equal to the Secured Obligations to have been transferred to the Mortgagee absolutely with the remainder of the Mortgaged Property being released and transferred to the Mortgagors free of this Mortgage; and/or

7.2.4

may sell or otherwise dispose of the Mortgaged Property or any part thereof by such method, at such place and upon such terms as the Mortgagee may determine, and apply the proceeds of such sale or disposition in satisfaction of all or a portion of the Secured Obligations, and if such proceeds are in excess of the amount of the Secured Obligations, the remainder shall be released and transferred to the Mortgagors (for ratable allocation between them in accordance with the Mortgaged Shares pledged by them hereunder) free of this Mortgage; and/or

7.2.5	may revoke any proxies, mandates and other documents executed and delivered pursuant to Section 5.4.

7.3	[Reserved]

7.4

The Mortgagee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Mortgage or to make any claim or to take any action to collect any moneys assigned by this Mortgage or to enforce any rights or benefits assigned to the Mortgagee by this Mortgage or to which the Mortgagee may at any time be entitled hereunder.

7.5

Upon any sale of the Mortgaged Property or any part thereof by the Mortgagee the purchaser shall not be bound to see or enquire whether the Mortgagee’s power of sale has become exercisable in the manner provided in this Mortgage and the sale shall be deemed to be within the power of the Mortgagee, and the receipt of the Mortgagee of the purchase money shall effectively discharge the

10

purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

7.6

All moneys received by the Mortgagee pursuant to this Mortgage shall be held by it upon trust in the first place to pay or make good all such expenses, liabilities, losses, costs, duties, fees, mortgages or other moneys whatsoever as may have been paid or incurred by the Mortgagee in exercising any of the powers specified or otherwise referred to in this Mortgage and the balance shall be applied in the following manner:

7.6.1	FIRSTLY: in or towards satisfaction of any amounts in respect of the balance of the Secured Obligations as are then due and payable, in such order or application as the Mortgagee shall think fit;

7.6.2

SECONDLY: in retention of an amount equal to any part or parts of the Secured Obligations as are not then due and payable but which (in the reasonable opinion of the Mortgagee) will or may become due and payable in the future and, upon the same becoming due and payable, in or towards satisfaction thereof in accordance with the foregoing provisions of this Section 7.6 (provided, that, when assessing Secured Obligations that may become due and payable in the future, the Mortgagee shall exclude contingent de minimis liabilities of any Credit Party that are not then outstanding for expense reimbursements and indemnification obligations under any Note Documents); and

7.6.3	THIRDLY: the surplus (if any) shall be paid to the Mortgagors ratably in accordance with the Mortgaged Shares pledged by them hereunder, or to whomsoever else may be entitled thereto.

7.7

Neither the Mortgagee nor its agents, managers, officers, employees, delegates and advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise, or failure to exercise, of any rights, powers and discretions hereunder in the absence of gross negligence or dishonesty.

8.	FURTHER ASSURANCES

Each Mortgagor shall execute all and any such documents and do all such assurances, acts and things as the Mortgagee in its reasonable discretion may require for:

8.1	perfecting, protecting or ensuring the priority of the security hereby created (or intended to be created);

8.2	preserving or protecting any of the rights of the Mortgagee under this Mortgage;

8.3	ensuring that the security constituted by this Mortgage and the covenants and obligations of each Mortgagor under this Mortgage shall enure to the benefit of any permitted assignee of the Mortgagee;

8.4	facilitating the appropriation or realization of the Mortgaged Property or any part thereof; or

8.5	the exercise of any power, authority or discretion vested in the Mortgagee under this Mortgage,

in any such case, forthwith upon demand by the Mortgagee.

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9.	INDEMNITIES

9.1

The Mortgagors will, jointly and severally, indemnify and hold harmless the Mortgagee, Alibaba and each agent or attorney appointed under or pursuant to this Mortgage from and against any and all expenses, claims, liabilities, losses, taxes, costs, duties and fees suffered, incurred or made by the Mortgagee, Alibaba or such agent or attorney:

9.1.1	in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to this Mortgage;

9.1.2	in the preservation or enforcement of the Mortgagee’s rights under this Mortgage or the priority thereof; or

9.1.3	in the release of any part of the Mortgaged Property from the security created by this Mortgage,

and the Mortgagee or such agent or attorney may retain and pay all sums in respect of the same out of money received under the powers conferred by this Mortgage.

9.2

If, under any applicable Laws, and whether pursuant to a judgment being made or registered against either Mortgagor or the bankruptcy or liquidation of either Mortgagor or for any other reason any payment under or in connection with this Mortgage is made in a currency (the “Payment Currency”) other than the currency in which such payment is due under or in connection with this Mortgage (the “Contractual Currency”), then to the extent that the amount of such payment actually received by the Mortgagee when converted into the Contractual Currency at the rate of exchange, falls short of the amount due under or in connection with this Mortgage, the Mortgagors, as a separate and independent obligation, shall, jointly and severally, indemnify and hold harmless the Mortgagee against the amount of such shortfall. For the purposes of this Section 9.2, “rate of exchange” means the rate at which the Mortgagee is able on or about the date of such payment to purchase the Contractual Currency with the Payment Currency and shall take into account any premium and other costs of exchange with respect thereto.

10.	POWER OF ATTORNEY

Each Mortgagor, by way of first priority security and in order to more fully secure the performance of its obligations hereunder pursuant to the Powers of Attorney Law (1996 Revision), hereby irrevocably appoints the Mortgagee and the Persons deriving title under it jointly and also severally to be its attorney to execute and complete in favour of the Mortgagee or its nominees or of any purchaser any documents which the Mortgagee may from time to time require for perfecting its title to or for vesting any of the Assets and property hereby Mortgaged or assigned in the Mortgagee or its nominees or in any purchaser and to give effectual discharges for payments, to take and institute on non payment (if the Mortgagee in its sole discretion so decides) all steps and proceedings in the name of such Mortgagor or of the Mortgagee for the recovery of such moneys, property and Assets hereby mortgaged and to agree accounts and make allowances and give time or other indulgence to any surety or other Person liable and otherwise generally for it and in its name and on its behalf and as its act and deed or otherwise to execute, seal and deliver and otherwise perfect and do any such legal assignments and other assurances, mortgages, authorities and documents over the moneys, property and Assets hereby mortgaged, and all such deeds, instruments, acts and things (including, without limitation, those referred to in Section 8) which may be required for the full exercise of all or any of the powers conferred or which may be deemed proper on or in connection with and to give proper effect to the intent of this Mortgage and any of the purposes aforesaid; provided that unless and until an Event of Default has occurred, the Mortgagee may not exercise any right or power pursuant to

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this appointment, other than the making of notice filings with respect to this Mortgage and ensuring that Section 4.4 is satisfied. The power hereby conferred shall be a general power of attorney and each Mortgagor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which any such attorney may execute or do. In relation to the power referred to herein, the exercise by the Mortgagee of such power shall be conclusive evidence of its right to exercise the same.

11.	EXPENSES

The Mortgagors shall pay promptly all stamp, documentary and other like duties and taxes to which this Mortgage may be subject or give rise and shall, jointly and severally, indemnify the Mortgagee on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of any Mortgagor to pay any such duties or taxes.

12.	NOTICES

Any notice required to be given hereunder shall be in writing in the English language and shall be served by sending the same by prepaid recorded post, facsimile or by delivering the same by hand to the address of the Party or Parties in question as set out below (or such other address as such Party or Parties shall notify the other Parties of in accordance with this Section 12). Any notice sent by post as provided in this Section 12 shall be deemed to have been served five Business Days after dispatch and any notice sent by facsimile as provided in this Section 12 shall be deemed to have been served at the time of dispatch and in proving the service of the same it will be sufficient to prove in the case of a letter that such letter was properly stamped, addressed and placed in the post; and in the case of a facsimile that such facsimile was duly dispatched to a current facsimile number of the addressee.

To Mortgagors:
Jack Ma Yun
c/o Alibaba Group Services Limited
24th Floor, Jubilee
18 Fenwick Street
Wanchai
Hong Kong
	Attention:	General Counsel
	Facsimile No.:	+852 2215 5200

Joseph Chung Tsai
c/o Alibaba Group Services Limited
24th Floor, Jubilee
18 Fenwick Street
Wanchai Hong Kong

	Attention:	General Counsel
	Facsimile No.:	+852 2215 5200

with a copy (not notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention: Josh Feltman

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Facsimile No: +1-212-403-2109

To Mortgagee:
[—]
[Address]
[Address]
	Attention:	[—]
	Facsimile No:	[—]

with a copy (not notice) to:
[—]
[Address]
[Address]
	Attention:	[—]
	Facsimile No:	[—]

To Yahoo!:
Yahoo! Inc.
701 First Avenue
Sunnyvale, CA 94089
	Attention:	General Counsel
	Facsimile No:	(408) 349-3650

with a copy (not notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue, Suite 1100
Palo Alto, CA 94301
	Attention:	Kenton J. King
Leif B. King
	Facsimile No:	+1-650-470-4570

with a copy (not notice) to:

To Softbank:
SOFTBANK CORP.
1-9-1 Higashi Shinbashi, Minato-ku
Tokyo 105-7303, Japan
	Attention:	Mr. Katsumasa Niki, Finance
	Facsimile No:	+81-3-6215-5001

with a copy (not notice) to:
Morrison & Foerster LLP
Shin-Marunouchi Building 29F, 1-5-1 Marunouchi, Chiyoda-ku
Tokyo 100-6529, Japan
	Attention:	Kenneth Siegel
	Facsimile No:	+81-3-3214-6512

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13.	ASSIGNMENTS

13.1

This Mortgage shall be binding upon each of the Mortgagors, and shall inure to the benefit of the Mortgagee, in each case including each of their respective successors, nominees and (subject as hereinafter provided) assigns, and references in this Mortgage to any of them shall be construed accordingly.

13.2	Neither Mortgagor shall assign or transfer all or any part of its rights and/or obligations under this Mortgage.

13.3

The Mortgagee may, without either Mortgagor’s consent, assign or transfer all or any part of its rights or obligations under this Mortgage to any assignee or transferee that is acting as security agent for and on behalf of Alibaba. The Mortgagee shall notify each Mortgagor promptly following any such assignment or transfer.

14.	MISCELLANEOUS

14.1

The Mortgagee, at any time and from time to time, may delegate by power of attorney or in any other manner to any Person or Persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Mortgagee under this Mortgage in relation to the Mortgaged Property or any part thereof. Any such delegation may be made upon such terms and be subject to such regulations as the Mortgagee may think fit. The Mortgagee shall not be in any way liable or responsible to either Mortgagor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate provided the Mortgagee has acted reasonably in selecting such delegate.

14.2

If any of the clauses, conditions, covenants or restrictions of this Mortgage or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then such clause, condition, covenant or restriction shall apply with such deletion or modification as may be necessary to make it valid and effective.

14.3

This Mortgage (together with any documents referred to herein) constitutes the whole agreement among the Parties relating to its subject matter and no variations hereof shall be effective unless made in writing and signed by each of the Parties.

14.4	The headings in this Mortgage are inserted for convenience only and shall not affect the construction of this Mortgage.

14.5	This Mortgage may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

15.	LAW AND JURISDICTION

This Mortgage shall be governed by and construed in accordance with the laws of the Cayman Islands and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the Cayman Islands, provided that nothing in this Section 15 shall affect the right of the Mortgagee to serve process in any manner permitted by Law or limit the right of the Mortgagee to take proceedings with respect to this Mortgage against either Mortgagor in any jurisdiction nor shall the taking of proceedings with respect to this Mortgage in any jurisdiction preclude the Mortgagee from taking proceedings with respect to this

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Mortgage in any other jurisdiction, whether concurrently or not.

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IN WITNESS whereof the parties hereto have caused this Mortgage to be duly executed as a Deed the day and year first before written.

Executed as a Deed by Jack Ma Yun in the
presence of
Witness	Jack Ma Yun

Executed as a Deed by Joseph Chung Tsai in
the presence of
Witness	Joseph Chung Tsai

The Common Seal of	)
the Mortgagee	)
was hereunto affixed	)
in the presence of:	)

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Schedule 1

MORTGAGED SHARES

Mortgagor	Shares to be Mortgaged

Jack Ma Yun	[—] ordinary shares (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations, reclassifications and the like)

Joseph Chung Tsai	[—] ordinary shares (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations, reclassifications and the like)

Schedule 2

DULY EXECUTED SHARE TRANSFERS

Schedule 3

FORM OF NOTICE TO REGISTERED AGENT

Schedule 2

INSTRUMENT OF TRANSFER

FOR VALUE	[—]	(amount)
RECEIVED

Jack Ma Yun		(transferor)

hereby sells, assigns and transfers unto	[—], as security agent for and on behalf of Alibaba Group Holding Limited	(transferee)

of	[—]	(address)

[—] ordinary shares		(number of shares)

in the capital of	Alibaba Group Holding Limited	(name of company)

Dated this              day of                     , 2011

(Witness)	Jack Ma Yun (Transferor)

(Witness)	For and on behalf of [—], as security agent for and on behalf of Alibaba Group Holding Limited (Transferee)

INSTRUMENT OF TRANSFER

FOR VALUE	[—]	(amount)
RECEIVED

Joseph Chung Tsai		(transferor)

hereby sells, assigns and transfers unto	[—], as security agent for and on behalf of Alibaba Group Holding Limited	(transferee)

of	[—]	(address)

[—] ordinary shares		(number of shares)

in the capital of	Alibaba Group Holding Limited	(name of company)

Dated this              day of                     , 2011

(Witness)	Joseph Chung Tsai (Transferor)

(Witness)	For and on behalf of [—], as security agent for and on behalf of Alibaba Group Holding Limited (Transferee)

Schedule 3

FORM OF NOTICE TO REGISTERED OFFICE

[Registered Office name]

[                                         ], Grand Cayman, Cayman Islands

[DATE]

Dear Sirs,

Re:	Alibaba Group Holding Limited (the “Company”)

1.	We refer to the Company, for whom you provide registered office services and with respect to whom we are your client of record.

2.

Please be advised that with effect from              20[—], [    ] (the “Security Agent”) under a share mortgage entered into by Jack Ma Yun and Joseph Chung Tsai (the “Mortgagors”) in favour of the Security Agent, should be treated as joint client of record along with ourselves for the purposes of taking instructions in relation to the Company.

3.

Accordingly, please treat the Security Agent as your joint client of record with effect from                      20[—]. For avoidance of any doubt, you may take and act on instructions given by the Security Agent without reference to us and in the event of a conflict, instructions received from the Security Agent shall prevail.

4.	For your records, the Security Agent's contact details are as follows:

[                                         ]

Fax No.:          [                                         ]

Attention:        [                                         ]

5.

Please note that we continue to bear all your reasonable charges in relation to the Company and advise accordingly that the Security Agent assumes no liability to you as registered agent of the Company.

Yours faithfully

Name:
for and on behalf of Jack Ma Yun and Joseph Chung Tsai